 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-227651

Proxy Statement/Prospectus
MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT
Dear Shareholder:
On June 19, 2018, the boards of directors of SB One Bancorp, or SB One, and Enterprise Bank N.J., or Enterprise, each unanimously approved a merger agreement between SB One and Enterprise, pursuant to which Enterprise will merge with and into SB One Bank, a New Jersey-chartered commercial bank and wholly owned subsidiary of SB One, with SB One Bank surviving the merger.
Enterprise is holding a special meeting for its shareholders to vote on the proposals necessary to complete the merger. The merger cannot be completed unless the holders of at least two-thirds of the shares of Enterprise common stock outstanding and entitled to vote at the shareholder meeting vote to adopt and approve the merger agreement. The board of directors of Enterprise unanimously recommends that all shareholders vote “FOR” adoption and approval of the merger agreement.
The special meeting of shareholders will be held at the headquarters of Enterprise, located at 490 Boulevard, Kenilworth, NJ 07033 on December 20, 2018, at 8:30 a.m., local time.
If the merger is completed, Enterprise shareholders will receive 0.4538 shares of SB One common stock for each share of Enterprise common stock they own on the effective date of the merger. Enterprise shareholders will also receive cash in lieu of any fractional shares they would have otherwise received in the merger. SB One has registered 1,648,797 shares of its common stock for issuance to Enterprise shareholders, which represents the estimated maximum number of shares of SB One common stock that may be issued upon the completion of the merger described herein. Although the number of shares of SB One common stock that holders of Enterprise common stock will be entitled to receive is fixed, the market value of the stock consideration will fluctuate with the market price of SB One common stock and will not be known at the time Enterprise shareholders vote on the merger. However, as described in more detail elsewhere in this proxy statement/prospectus, under the terms of the merger agreement, if the ratio of  (i) the average closing price of SB One common stock over the 20 consecutive full trading days prior to, and including, the 10th day before the closing of the merger to (ii) the closing price of SB One common stock on the last trading day preceding the first public announcement of the merger is both (1) less than 80% and (2) 20 percentage points less than the comparable ratio for the NASDAQ Bank Index, Enterprise would have a right to terminate the merger agreement, unless SB One elects to increase the exchange ratio such that the implied value of the exchange ratio would be equivalent to the minimum implied value that would have avoided triggering this termination right, which would result in additional shares of SB One common stock being issued. The closing price of SB One common stock on June 19, 2018, the last trading day preceding the first public announcement of the merger, was $30.35 per share. In order for this termination right to be triggered, the average closing price of SB One common stock over the measurement period will need to be less than $24.28 per share and SB One common stock will need to have underperformed the NASDAQ Bank Index over the measurement period by at least 20 percentage points.
SB One common stock is listed on the NASDAQ Global Market under the symbol “SBBX” and Enterprise common stock is quoted on the OTC under the symbol “ENBN”. On June 19, 2018, which was the last trading day preceding the public announcement of the proposed merger, the closing price of SB One common stock was $30.35 per share, which after giving effect to the exchange ratio has an implied value of  $13.77 per share. On November 1, 2018, which was the most recent practicable trading day before the printing of this proxy statement/prospectus, the closing price of SB One common stock was $23.81, which after giving effect to the exchange ratio, has an implied value of approximately $10.81 per share. The market prices of SB One and Enterprise will fluctuate between now and the closing of the merger. We urge you to obtain current market quotations for both SB One and Enterprise common stock.
Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the shareholder meeting, please take the time to vote by completing and mailing the enclosed proxy card as soon as possible to make sure your shares are represented at the shareholder meeting. If you hold shares through a bank or broker, please use the voting instructions you have received from your bank or broker. If you submit a properly signed proxy card without indicating how you want to vote, your proxy will be counted as a vote “FOR” each of the proposals being voted on at the shareholder meeting. The failure to vote by submitting your proxy or attending the shareholder meeting and voting in person will have the same effect as a vote against adoption and approval of the merger agreement.
The accompanying document serves as the proxy statement for the special meeting of Enterprise, and as the prospectus for the shares of SB One common stock to be issued in connection with the merger. This proxy statement/prospectus describes the shareholder meeting, the merger, the documents related to the merger and other related matters. Enterprise has sent you this proxy statement/prospectus and the proxy card because its board of directors is soliciting your proxy to vote at the shareholder meeting. Please carefully review and consider this proxy statement/prospectus. Please give particular attention to the discussion under the heading “Risk Factors” beginning on page 28 for risk factors relating to the merger which you should consider.
We look forward to the successful completion of the merger.
Sincerely,
Donald J. Haake
Enterprise Bank N.J.
President and Chief Executive Officer
Neither the Securities and Exchange Commission nor any state securities commission or bank regulatory agency has approved or disapproved of the securities to be issued in the merger or determined if the attached proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.
The shares of SB One common stock to be issued in the merger are not savings accounts, deposits or other obligations of any bank or savings association and are not insured by any federal or state governmental agency.
This proxy statement/prospectus is dated November 5, 2018, and is first being mailed to Enterprise shareholders on or about November 6, 2018.

490 Boulevard
Kenilworth, NJ 07033
(877) 604-5705
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 20, 2018
A special meeting of shareholders of Enterprise Bank N.J., or Enterprise, will be held at the headquarters of Enterprise, located at 490 Boulevard, Kenilworth, NJ 07033 on December 20, 2018, at 8:30 a.m., local time, for the following purposes:
1.
to consider and vote on a proposal to approve the Agreement and Plan of Merger, or the merger agreement, by and among SB One Bancorp, or SB One, SB One Bank, a New Jersey-chartered commercial bank and wholly owned subsidiary of SB One, and Enterprise, dated as of June 19, 2018, pursuant to which Enterprise will merge with and into SB One Bank with SB One Bank surviving the merger; and

2.
to consider and vote on a proposal to approve one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are insufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to approve the merger agreement.

The merger agreement and proposed merger of Enterprise with and into SB One Bank are more fully described in the attached proxy statement/prospectus, which you should read carefully and in its entirety before voting. A copy of the merger agreement is included as Annex A to the attached proxy statement/prospectus.
The board of directors of Enterprise has established the close of business on November 2, 2018 as the record date for the special meeting. Only record holders of Enterprise common stock as of the close of business on that date will be entitled to notice of and to vote at the special meeting or any adjournment or postponement of that meeting. A list of shareholders entitled to vote at the special meeting will be available for inspection at the special meeting and before the special meeting, during the period beginning two business days after notice of the meeting is given and upon written request by any Enterprise shareholder. The affirmative vote of holders of at least two-thirds of the shares of Enterprise common stock outstanding and entitled to vote at the special meeting is required to approve the merger agreement.
Your vote is important, regardless of the number of shares that you own. Please complete, sign and return the enclosed proxy card promptly in the enclosed postage-paid envelope. Voting by proxy will not prevent you from voting in person at the special meeting, but will assure that your vote is counted if you are unable to attend. You may revoke your proxy at any time before the meeting. If your shares are held in the name of a bank, broker or other nominee, please follow the instructions furnished to you by such record holder with these materials. If you do not vote in person or by proxy, the effect will be a vote “AGAINST” approval of the merger agreement.
The Enterprise board of directors unanimously recommends that you vote “FOR” approval of the merger agreement and “FOR” the adjournment proposal as described above.
By Order of the Board of Directors,
Donald J. Haake
President and Chief Executive Officer
Kenilworth, New Jersey
November 5, 2018

ADDITIONAL INFORMATION
The accompanying proxy statement/prospectus incorporates by reference important business and financial information about SB One from documents that are not included in or delivered with the proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference into this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:
SB One Bancorp
100 Enterprise Drive, Suite 700
Rockaway, New Jersey 07866
Attention: Linda Kuipers
(844) 256-7328
www.sbone.bank
(“About — Investor Relations” tab)
To obtain timely delivery, you must request the information no later than December 13, 2018.
For a more detailed description of the information incorporated by reference into the accompanying proxy statement/prospectus and how you may obtain it, see “Where You Can Find More Information” beginning on page 117.
The accompanying proxy statement/prospectus provides a detailed description of the merger and the merger agreement. We urge you to read the proxy statement/prospectus, including any documents incorporated by reference into the proxy statement/prospectus, and its annexes carefully and in their entirety. If you have any questions concerning the merger, the other meeting matters or the proxy statement/prospectus, or need assistance voting your shares, please contact Donald J. Haake, President and CEO of Enterprise, at the address or telephone number listed below:
490 Boulevard
Kenilworth, NJ 07033
(877) 604-5705
Please do not send your stock certificates at this time. Shareholders will be sent separate instructions regarding the surrender of their stock certificates.

ABOUT THIS DOCUMENT
This proxy statement/prospectus, which forms part of a registration statement on Form S-4 (Registration Statement No. 333-227651) filed by SB One with the SEC, constitutes a prospectus of SB One for purposes of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the SB One common stock to be issued to Enterprise shareholders in exchange for shares of Enterprise common stock pursuant to the merger agreement, as such agreement may be amended or modified from time to time. This proxy statement/prospectus also constitutes a proxy statement for Enterprise. In addition, it constitutes a notice of special meeting with respect to the special meeting.
You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated November 5, 2018, and you should not assume that the information contained in, or incorporated by reference into, this proxy statement/prospectus is accurate as of any date other than that date (or, in the case of documents incorporated by reference, their respective dates). Neither the mailing of this proxy statement/prospectus to Enterprise’s shareholders nor the issuance by SB One of shares of SB One common stock pursuant to the merger agreement will create any implication to the contrary.
This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or to any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Information contained in this proxy statement/prospectus regarding SB One has been provided by SB One and information contained in this proxy statement/prospectus regarding Enterprise has been provided by Enterprise.

i

ii

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SHAREHOLDER MEETING
The following questions and answers are intended to address briefly some commonly asked questions regarding the merger and the shareholder meeting. These questions and answers may not address all questions that may be important to you as a shareholder. To better understand these matters, and for a description of the legal terms governing the merger, you should carefully read this entire proxy statement/prospectus, including the annexes, as well as the documents that have been incorporated by reference into this proxy statement/prospectus.
Q:
Why am I receiving this proxy statement/prospectus?

A:
SB One and Enterprise have agreed to the acquisition of Enterprise by SB One under the terms of the merger agreement that is described in this proxy statement/prospectus. A copy of the merger agreement is attached to this proxy statement/prospectus as Annex A. In order to complete the merger, Enterprise shareholders must adopt and approve the merger agreement. Enterprise will hold a special meeting of shareholders to obtain this approval. This proxy statement/prospectus contains important information about the merger, the merger agreement, the Enterprise shareholder meeting and other related matters, and you should read it carefully. The enclosed voting materials for the shareholder meeting allow you to vote your shares of common stock without attending the Enterprise shareholder meeting in person.

We are delivering this proxy statement/prospectus to you as both a proxy statement Enterprise and a prospectus of SB One. It is a proxy statement because the board of directors of Enterprise is soliciting proxies from their shareholders. Your proxy will be used at the shareholder meeting or at any adjournment or postponement of the shareholder meeting. It is also a prospectus because SB One will issue SB One common stock to Enterprise shareholders as consideration in the merger, and this prospectus contains information about that common stock.
Q:
What will happen in the merger?

A:
In the proposed merger, Enterprise will merge with and into SB One Bank, a New Jersey-chartered commercial bank and wholly owned subsidiary of SB One, with SB One Bank surviving the merger. Shares of SB One will continue to trade on The NASDAQ Stock Market, or NASDAQ, with the NASDAQ trading symbol “SBBX”.

Q:
What will I receive in the merger?

A:
If the merger is completed, Enterprise shareholders will be entitled to receive 0.4538 shares of SB One common stock for each outstanding share of Enterprise common stock held at the time of the merger.

The value of the stock consideration is dependent upon the value of SB One common stock and therefore will fluctuate with the market price of SB One common stock. Accordingly, any change in the price of SB One common stock prior to the merger will affect the market value of the stock consideration that Enterprise shareholders will receive as a result of the merger.
Following the merger, SB One common stock will continue to trade on the NASDAQ Global Market under the symbol “SBBX”.
Q:
Will I receive any fractional shares of SB One common stock as part of the merger consideration?

A:
No. SB One will not issue any fractional shares of SB One common stock in the merger. Instead, SB One will pay you the cash value of a fractional share (without interest) in an amount determined by multiplying the fractional share interest to which you would otherwise be entitled by the average of the closing sales prices of one share of SB One common stock on NASDAQ for the 5 trading days ending on the third business day immediately preceding the closing date, rounded to the nearest whole cent.

Q:
What are the material U.S. federal income tax consequences of the merger to U.S. holders of shares of Enterprise common stock?

A:
The merger is intended to qualify for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, or the Code.

Accordingly, Enterprise shareholders generally will not recognize any gain or loss on the conversion of shares of Enterprise common stock solely into shares of SB One common stock. However, an Enterprise shareholder generally will be subject to tax on cash received in lieu of any fractional share of SB One common stock that an Enterprise shareholder would otherwise be entitled to receive. See “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 85.
Q:
Will I be able to trade the shares of SB One common stock that I receive in the merger?

A:
You may freely trade the shares of SB One common stock issued in the merger, unless you are an “affiliate” of SB One as defined by Rule 144 under the Securities Act of 1933, as amended. Affiliates consist of individuals or entities that control, are controlled by or are under the common control with SB One, and include the executive officers and directors of SB One after the merger and may include significant shareholders of SB One.

Q:
What are the conditions to completion of the merger?

A:
The obligations of SB One and Enterprise to complete the merger are subject to the satisfaction or waiver of certain closing conditions contained in the merger agreement, including the receipt of required regulatory approvals and tax opinions, and the adoption and approval of the merger agreement by the shareholders of Enterprise.

Q:
When do you expect the merger to be completed?

A:
We will complete the merger when all of the conditions to completion contained in the merger agreement are satisfied or waived, including obtaining required regulatory approvals and the adoption and approval of the merger agreement by Enterprise shareholders at the shareholder meeting. While we expect the merger to be completed in the fourth quarter of 2018, because fulfillment of some of the conditions to completion of the merger is not entirely within our control, we cannot assure you of the actual timing.

Q:
What shareholder approvals are required to complete the merger?

A:
The merger cannot be completed unless the holders of at least two-thirds of the shares of Enterprise common stock outstanding and entitled to vote at the shareholder meeting vote to adopt and approve the merger agreement.

Q:
Are there any shareholders already committed to voting in favor of the merger agreement?

A:
Yes. Each of the directors of Enterprise has entered into a voting agreement with SB One requiring each of them to vote all shares of Enterprise common stock owned by such person in favor of approval of the merger agreement. As of the record date, these directors held 2,167,135 shares of Enterprise common stock, which represented approximately 63% of the outstanding shares of Enterprise common stock.

Q:
When and where is the shareholder meeting?

A:
The special meeting will be held at the headquarters of Enterprise, located at 490 Boulevard, Kenilworth, NJ 07033 on December 20, 2018, at 8:30 a.m., local time.

Q:
What will happen at the shareholder meeting?

A:
At the shareholder meeting, Enterprise shareholders will consider and vote on the proposal to adopt and approve the merger agreement. If, at the time of the shareholder meeting, there are insufficient votes for the shareholders to adopt and approve the merger agreement, you may be asked to consider and vote on a proposal to adjourn the shareholder meeting, so that additional proxies may be collected.

Q:
Who is entitled to vote at the shareholder meeting?

A:
All holders of Enterprise common stock who held shares at the close of business on November 2, 2018, which is the record date for the special meeting of shareholders, are entitled to receive notice of and to vote at the special meeting. Each holder of Enterprise common stock is entitled to one vote for each share of Enterprise common stock owned as of the record date.

Q:
What constitutes a quorum for the shareholder meeting?

A:
The quorum requirement for the shareholder meeting is the presence in person or by proxy of a majority of the total number of outstanding shares of common stock entitled to vote.

Q:
How does the board of directors of Enterprise recommend I vote?

A:
After careful consideration, the Enterprise board of directors unanimously recommends that all shareholders vote “FOR” adoption and approval of the merger agreement, and “FOR” the adjournment proposal, if necessary.

Q:
Are there any risks that I should consider in deciding whether to vote for adoption and approval of the merger agreement?

A:
Yes. You should read and carefully consider the risk factors set forth in the section in this proxy statement/prospectus entitled “Risk Factors,” beginning on page 28, as well as the other information contained in or incorporated by reference into this proxy statement/prospectus, including the matters addressed in the section of this proxy statement/prospectus entitled “Information Regarding Forward-Looking Statements” on page 33.

Q:
What do I need to do now?

A:
You should carefully read and consider the information contained in or incorporated by reference into this proxy statement/prospectus, including its annexes. It contains important information about the merger, the merger agreement, SB One and Enterprise. After you have read and considered this information, you should complete and sign your proxy card and return it in the enclosed postage-paid envelope as soon as possible so that your shares will be represented and voted at you the shareholder meeting.

Q:
How may I vote my shares for the shareholder meeting proposals presented in this proxy statement/prospectus?

A:
You may vote by completing, signing, dating and returning the proxy card in the enclosed postage-paid envelope as soon as possible. This will enable your shares to be represented and voted at the shareholder meeting. If you attend the meeting, you may deliver your completed proxy card in person or may vote by completing a ballot that will be available at the meeting. If your shares are registered in “street name” in the name of a broker or other nominee and you wish to vote at the meeting, you will need to obtain a legal proxy from your bank or brokerage firm. Please consult the voting form sent to you by your bank or broker to determine how to obtain a legal proxy in order to vote in person at the meeting.

Q:
If my shares are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee automatically vote my shares for me?

A:
No. Your broker, bank or other nominee will not vote your shares unless you provide instructions to your broker, bank or other nominee on how to vote. You should instruct your broker, bank or other nominee to vote your shares by following the instructions provided by the broker, bank or nominee with this proxy statement/prospectus.

Q:
How will my shares be represented at the shareholder meeting?

A:
At the shareholder meeting, the individuals named in your proxy card will vote your shares in the manner you requested if you properly signed and submitted your proxy. If you sign your proxy card and return it without indicating how you would like to vote your shares, your proxy will be voted: (1) “FOR” the adoption and approval of the merger agreement; and (2) “FOR” the approval of the adjournment of the shareholder meeting, if necessary, to solicit additional proxies if there are insufficient votes to adopt and approve the merger agreement at the time of the shareholder meeting.

Q:
What if I fail to submit my proxy card or to instruct my broker, bank or other nominee?

A:
If you fail to properly submit your proxy card or to instruct your broker, bank or other nominee to vote your shares of Enterprise common stock, and you do not attend the shareholder meeting and vote your shares in person, your shares will not be voted. This will have the same effect as a vote “AGAINST” adoption and approval of the merger agreement, but will have no impact on the outcome of the other proposal.

Q:
Can I attend the shareholder meeting and vote my shares in person?

A:
Yes. Although the Enterprise board of directors requests that you return the proxy card accompanying this proxy statement/prospectus, all shareholders are invited to attend the shareholder meeting. Shareholders of record on November 2, 2018 can vote in person at the special meeting. If your shares are held by a broker, bank or other nominee, then you are not the shareholder of record and you must bring to the shareholder meeting appropriate documentation from your broker, bank or other nominee to enable you to vote at the shareholder meeting.

Q:
Can I change my vote after I have submitted my proxy?

A:
Yes. If you do not hold your shares in “street name,” there are three ways you can change your vote at any time after you have submitted your proxy and before your proxy is voted at the shareholder meeting:

•
you may deliver a written notice bearing a date later than the date of your proxy card to the President and CEO at the address listed below, stating that you revoke your proxy;

•
you may submit a new signed proxy card bearing a later date; or

•
you may attend the shareholder meeting and vote in person, although attendance at the shareholder meeting will not, by itself, revoke a proxy.

You should send any notice of revocation to:
Enterprise Bank N.J.
490 Boulevard
Kenilworth, NJ 07044
Attention: Donald J. Haake, President and CEO
If you have instructed a bank, broker or other nominee to vote your shares, you must follow the directions you receive from your bank, broker or other nominee to change your voting instructions.
Q:
What happens if I sell my shares after the record date but before the shareholder meeting?

A:
The record date of the shareholder meeting is earlier than the date of the shareholder meeting and the date that the merger is expected to be completed. If you sell or otherwise transfer your shares after the record date, but before the date of the shareholder meeting, you will retain your right to vote at the shareholder meeting, but you will not have the right to receive the merger consideration to be received by shareholders in the merger. In order to receive the merger consideration, a shareholder must hold his or her shares through completion of the merger.

Q:
What do I do if I receive more than one proxy statement/prospectus or set of voting instructions?

A:
If you hold shares directly as a record holder and also in “street name” or otherwise through a nominee, you may receive more than one proxy statement/prospectus and/or set of voting instructions relating to the shareholder meeting. These should each be voted and/or returned separately in order to ensure that all of your shares are voted.

Q:
Are shareholders entitled to seek appraisal or dissenters’ rights if they do not vote in favor of the approval of the merger agreement?

A:
Yes. Shareholders will have the right to dissent from the merger if they properly follow the requirements of applicable New Jersey law.

Q:
Should shareholders send in their stock certificates now?

A:
No. After the effective time of the merger, shareholders will receive a letter of transmittal and instructions for surrendering their stock certificates. In the meantime, you should retain your stock certificates because they are still valid. Please do not send in your stock certificates with your proxy card.

Q:
Where can I find more information about the companies?

A:
You can find more information about SB One and Enterprise from the various sources described under “Where You Can Find More Information” beginning on page 117.

Q:
Whom should I call with questions?

A:
If you have any questions concerning the merger, the other meeting matters or the proxy statement/prospectus, or need assistance voting your shares, please contact Donald J. Haake, President and CEO of Enterprise, at the address or telephone number listed below:

490 Boulevard
Kenilworth, NJ 07033
(877) 604-5705

SUMMARY
This summary highlights selected information from this proxy statement/prospectus. It does not contain all of the information that may be important to you. We urge you to read carefully the entire document and the other documents to which this proxy statement/prospectus refers in order to fully understand the merger and the related transactions. See “Where You Can Find More Information” beginning on Page 117. Each item in this summary refers to the page of this proxy statement/prospectus on which that subject is discussed in more detail.
The Companies (Page 35)
SB One Bancorp
SB One, formerly Sussex Bancorp, is a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the “BHC Act”) and was incorporated under the laws of the State of New Jersey in January 1996. SB One is the parent company of SB One Bank. The only significant asset of SB One Bancorp is its investment in SB One Bank.
SB One Bank
SB One Bank, formerly Sussex Bank, is a commercial bank formed under the laws of the State of New Jersey in 1975 and is regulated by the New Jersey Department of Banking and Insurance (the “Department”) and the Federal Deposit Insurance Corporation (the “FDIC”). SB One Bank’s wholly owned subsidiaries are SCB Investment Company, Inc., ClassicLake Enterprises, LLC, GFR Maywood, LLC, PPD Holding Company, LLC, Community Investing Company, Inc. and SB One Insurance Agency, Inc. (“SB One Insurance”). SCB Investment Company, Inc. and Community Investing Company, Inc. hold portions of SB One Bank’s investment portfolio. ClassicLake Enterprises, LLC, GFR Maywood, LLC and PPD Holding Company, LLC hold certain foreclosed properties. SB One Insurance provides insurance agency services mostly through the sale of property and casualty insurance policies.
SB One Bank’s service area primarily consists of Sussex, Morris and Bergen Counties in New Jersey and Queens County, New York; although SB One Bank makes loans throughout New Jersey and the New York metropolitan markets. SB One Bank operates from its corporate office in Rockaway, New Jersey, its fourteen branch offices located in Andover, Augusta, Fair Lawn, Franklin, Hackettstown, Maywood, Montague, Newton, Oradell, Rochelle Park, Sparta, Vernon, and Wantage, New Jersey, and in Astoria, New York, its regional office and corporate center in Wantage, New Jersey and its insurance agency offices in Augusta and Oradell, New Jersey. On December 18, 2013, SB One Bank permanently closed the Warwick, New York branch location, and during the first and third quarters of 2014, SB One Bank opened a corporate office and a regional office and corporate center in Rockaway and Wantage, New Jersey, respectively. SB One Bank opened a new branch location in Astoria, New York during the first quarter of 2015. On March 5, 2016, SB One Bank opened a new branch location which includes a regional lending office in Oradell, New Jersey in Bergen County. On April 1, 2016, SB One Bank permanently closed its regional lending and insurance agency offices in Rochelle Park, New Jersey, and transferred such lending and insurance activities to the Oradell branch. On April 29, 2016, SB One Bank permanently closed the Port Jervis, New York branch location. On January 4, 2018, SB One Bank completed the merger with Community Bank of Bergen County, NJ. The merger with Community Bank of Bergen County, NJ enhances and expands SB One Bank’s presence in Bergen County, New Jersey with the addition of 3 full service branch locations in that county, which will complement SB One Bank’s existing location in Oradell, New Jersey. In addition, SB One Bank provides online banking services through its website located at www.sbone.bank.
At June 30, 2018, SB One had $1.4 billion in assets, $1.1 billion in deposits and $148.8 million of shareholders’ equity.
SB One’s principal executive offices are located at 100 Enterprise Drive, Suite 700, Rockaway, New Jersey 07866, its phone number is (844) 256-7328 and its website is www.sbone.bank. Information that is included in this website does not constitute part of this proxy statement/prospectus.

Enterprise Bank N.J.
Enterprise was founded in 2002 as a New Jersey chartered commercial bank. In 2006, Enterprise converted to a national bank, and in 2015, Enterprise converted back to a New Jersey charter. Enterprise is regulated by the Department and the FDIC. Enterprise operates out of its main office in Kenilworth, Union County, New Jersey and its branch offices in Edison, in Middlesex County, and Bloomfield and Newark, in Essex County, New Jersey. Enterprise offers traditional community bank loan and deposit products, with an emphasis on real estate lending.
At June 30, 2018, Enterprise had $262.2 million in assets, $189.3 million in deposits and $31.5 million of shareholders’ equity.
Enterprise’s principal executive offices are located at 490 Boulevard, Kenilworth, New Jersey 07033, its phone number is (877) 604-5705 and its website is www.enterprisebank.net. Information that is included in this website does not constitute part of this proxy statement/prospectus.
The Special Meeting of Shareholders of Enterprise
Date, Time and Place of the Special Meeting (Page 64)
Enterprise will hold its special meeting of shareholders at the headquarters of Enterprise, located at 490 Boulevard, Kenilworth, NJ 07033 on December 20, 2018, at 8:30 a.m., local time.
Purpose of the Special Meeting (Page 64)
At the special meeting, you will be asked to vote on proposals to:
1.
adopt and approve the merger agreement; and

2.
approve one or more adjournments of the special meeting, if necessary.

Recommendation of Enterprise Board of Directors (Page 64)
The Enterprise board of directors unanimously recommends that you vote “FOR” adoption and approval of the merger agreement, and “FOR” approval of the proposal to adjourn the special meeting.
Record Date; Outstanding Shares; Shares Entitled to Vote (Page 64)
Only holders of record of Enterprise common stock at the close of business on the record date of November 2, 2018 are entitled to notice of and to vote at the special meeting. As of the record date, there were 3,441,161 shares of Enterprise common stock outstanding, held of record by approximately 115 shareholders.
Quorum; Vote Required (Page 64)
A quorum of Enterprise shareholders is necessary to hold a valid meeting. If the holders of at least a majority of the total number of outstanding shares of Enterprise common stock entitled to vote are represented in person or by proxy at the special meeting, a quorum will exist. Enterprise will include proxies marked as abstentions and broker non-votes in determining the presence of a quorum at the special meeting.
The affirmative vote of holders of at least two-thirds of the shares of Enterprise common stock outstanding and entitled to vote at the special meeting is required to approve the merger agreement. The affirmative vote of holders of at least a majority of votes cast at the special meeting is required to approve the proposal to adjourn the special meeting.
Share Ownership of Management; Voting Agreements (Page 64)
As of the record date, the directors and executive officers of Enterprise and their affiliates collectively owned 2,167,135 shares of Enterprise common stock, or approximately 63% of Enterprise’s outstanding shares.

Each of the directors of Enterprise has entered into a voting agreement with SB One, requiring each of them to vote all shares of Enterprise common stock beneficially owned by such person in favor of approval of the merger agreement. As of the record date, these directors held 2,167,135 shares of Enterprise common stock, which represented approximately 63% of the outstanding shares of Enterprise common stock.
The Merger and the Merger Agreement
The proposed merger is of Enterprise with and into SB One Bank, with SB One Bank as the surviving bank in the merger. The merger agreement is attached to this proxy statement/prospectus as Annex A. Please carefully read the merger agreement as it is the legal document that governs the merger.
Structure of the Merger (Page 90)
In the proposed merger, Enterprise will merge with and into SB One Bank, a New Jersey-chartered commercial bank and wholly owned subsidiary of SB One, with SB One Bank surviving the merger. Shares of SB One will continue to trade on NASDAQ with the NASDAQ trading symbol “SBBX”. Upon completion of the merger, the separate existence of Enterprise will terminate.
Consideration to be Received in the Merger (Page 91)
Upon completion of the merger, each outstanding share of Enterprise common stock will be converted into the right to receive 0.4538 shares of SB One common stock. No fractional shares of SB One common stock will be issued to any holder of Enterprise common stock upon completion of the merger. For each fractional share that would otherwise be issued, SB One will pay each shareholder cash (without interest) in an amount determined by multiplying the fractional share interest to which such shareholder would otherwise be entitled by the average of the closing sales prices of one share of SB One common stock on NASDAQ for the 5 trading days ending on the third business day immediately preceding the effective time, rounded to the nearest whole cent.
Treatment of Enterprise’s Stock Option Plans (Page 91)
Under the terms of the merger agreement, each option to purchase shares of Enterprise common stock issued by Enterprise and outstanding at the effective time of the merger pursuant to the Enterprise National Bank N.J. 2006 Employee Stock Option Plan, the Enterprise National Bank N.J. 2006 Director Stock Option Plan, the Enterprise Bank NJ 2016 Stock Option Plan A or the Enterprise Bank NJ 2016 Stock Option Plan B shall become fully vested to the extent not vested as of such date and be cancelled. In exchange for the cancellation of each option, the holder of such option shall be paid in cash an amount equal to the product of  (x) the number of shares of Enterprise common stock subject to such option at the effective time multiplied by (y) $13.75 less the exercise price per share of such option, less any required tax withholdings. In the event that the exercise price of an option is greater than the cash payment to be made pursuant to the foregoing formula, then Enterprise shall take such actions as may be reasonably necessary or appropriate to cause, at the effective time, such option to be canceled without any payment made in exchange therefor.
Opinion of FinPro Capital Advisors, Inc., Financial Advisor to Enterprise (Page 72)
On June 19, 2018, FinPro Capital Advisors, Inc., or FCA, rendered to the Enterprise board of directors its oral opinion, subsequently confirmed in writing that, as of such date, the exchange ratio in the merger was fair to Enterprise shareholders from a financial point of view. The full text of FCA’s written opinion, which sets forth the assumptions made, matters considered and qualifications and limitations on the review undertaken in connection with the opinion, is attached to this proxy statement/prospectus as Annex B. Enterprise shareholders are urged to read the opinion in its entirety. FCA’s opinion speaks only as of the date of the opinion. The opinion is directed to the Enterprise board of directors and is limited to the fairness, from a financial point of view, to the shareholders of Enterprise with regard to the exchange ratio employed in the merger. FCA does not express an opinion as to the underlying decision by Enterprise to engage in the merger or the relative merits of the merger compared to other strategic alternatives that may be available to Enterprise. FCA’s opinion is not a recommendation to any Enterprise shareholder as to how such shareholder should vote at the special meeting with respect to the merger agreement or any other matter.

Interests of Enterprise’s Directors and Executive Officers in the Merger (Page 83)
In considering the information contained in this proxy statement/prospectus, you should be aware that Enterprise’s directors and certain executive officers have financial interests in the merger that are different from, or in addition to, the interests of Enterprise shareholders generally. These interests include, among other things:
•
the right to receive cash payments in exchange for cancellation of outstanding stock options;

•
the right of certain executive officers to receive cash payments in exchange for the termination of their existing employment agreements;

•
the right of certain other executive officers to receive cash severance and continued employee benefits under certain circumstances;

•
the right to continued indemnification and liability insurance coverage by SB One after the merger for acts or omissions occurring before the merger; and

•
the right to two seats on SB One’s board of directors, and any related compensation for such services.

Also, SB One and SB One Bank entered into an employment agreement with Donald J. Haake regarding his continuing roles with SB One and SB One Bank following the merger. See the section of this proxy statement/prospectus entitled “The Merger — Interests of Enterprise’s Directors and Executive Officers in the Merger” beginning on page 83 for a discussion of these financial interests.
SB One and SB One Bank’s Boards of Directors After the Merger (Page 85)
Immediately following the effective time of the merger, SB One will expand the size of its board of directors by two seats and designate two members of the Enterprise board, to be selected by SB One upon consultation with Enterprise, to serve as members of SB One’s board of directors. Each of the designees must meet the qualifications for directors as set forth in SB One’s bylaws. The designees will serve on the SB One board until the next annual meeting, at which time they will each be nominated for a three-year term. The designees will also be appointed to the board of directors of SB One Bank, effective immediately following the effective time of the merger.
No Solicitation of Alternative Transactions (Page 96)
The merger agreement restricts Enterprise’s ability to solicit or engage in discussions or negotiations with a third party regarding a proposal to acquire a significant interest in Enterprise. However, if Enterprise receives a bona fide unsolicited written acquisition proposal from a third party that its board of directors believes in good faith is or is reasonably likely to lead to a proposal (a) on terms which the Enterprise board determines in good faith, after consultation with its financial advisor, to be more favorable from a financial point of view to Enterprise’s shareholders than the transactions contemplated by the merger agreement, and (b) that constitutes a transaction that, in the Enterprise board’s good faith judgment, is reasonably likely to be consummated on the terms set forth, taking into account all legal, financial, regulatory and other aspects of such proposal, Enterprise may furnish non-public information to that third party and engage in negotiations regarding an acquisition proposal with that third party, subject to specified conditions in the merger agreement, if its board determines in good faith, after consultation with its outside legal counsel, that such action would be required in order for directors of Enterprise to comply with their fiduciary duties under applicable law.
Conditions to Completion of the Merger (Page 99)
As more fully described in this proxy statement/prospectus and the merger agreement, the completion of the merger depends on a number of conditions being satisfied or waived, including:
•
shareholders of Enterprise having approved the merger agreement;

•
SB One and Enterprise having obtained all regulatory approvals required to consummate the transactions contemplated by the merger agreement and all related statutory waiting periods having expired;

•
the absence of any judgment, order, injunction or decree, or any statute, rule or regulation enacted, entered, promulgated or enforced, preventing, prohibiting or making illegal the consummation of any of the transactions contemplated by the merger agreement;

•
SB One and Enterprise having each received a legal opinion from their respective counsel regarding treatment of the merger as a “reorganization” for federal income tax purposes;

•
the representations and warranties of each of SB One and Enterprise in the merger agreement being accurate, subject to exceptions that would not have a material adverse effect;

•
SB One and Enterprise having each performed in all material respects all obligations required to be performed by it; and

•
the shares of SB One common stock to be issued in the merger having been approved for listing on the NASDAQ stock market.

Termination of the Merger Agreement (Page 101)
SB One and Enterprise can mutually agree to terminate the merger agreement before the merger has been completed if the boards of directors of each so determines by vote of a majority of the members of their respective boards, and either company can terminate the merger agreement if:
•
any regulatory approval required for consummation of the merger and the other transactions contemplated by the merger agreement has been denied by final, nonappealable action of any regulatory authority, or an application for regulatory approval has been permanently withdrawn at the request of a governmental authority;

•
the required approval of the merger agreement by the Enterprise shareholders is not obtained;

•
the other party materially breaches any of its representations, warranties, covenants or other agreements set forth in the merger agreement (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement), which breach is not cured within 30 days of written notice of the breach, or by its nature cannot be cured prior to the closing of the merger, and such breach would entitle the non-breaching party not to consummate the merger; or

•
the merger is not consummated by December 31, 2018, unless the failure to consummate the merger by such date is due to a material breach of the merger agreement by the terminating party.

In addition, SB One may terminate the merger agreement if:
•
Enterprise materially breaching the non-solicitation provisions in the merger agreement;

•
the Enterprise board of directors:

•
failing to recommend approval of the merger agreement, or withdrawing, modifying or changing such recommendation in a manner adverse to SB One’s interests; or

•
recommending, proposing or publicly announcing its intention to recommend or propose to engage in an acquisition transaction with any person other than SB One or any of its subsidiaries; or

•
Enterprise fails to call, give notice of, convene and hold its special meeting.

In addition, Enterprise may terminate the merger agreement if:
•
the Enterprise board of directors so determines by a majority vote of the members of the entire board, at any time during the five-day period commencing on the 10th day prior to the closing date of the merger (or the immediately preceding trading day if shares of SB One common stock are not trading on NASDAQ on such 10th day), which is referred to as the determination date, if both of the following conditions are satisfied:

•
the quotient obtained by dividing (i) the average of the daily closing prices for shares of SB One common stock for the 20 consecutive full trading days on which such shares are traded on NASDAQ (as reported by Bloomberg or, if not reported thereby, any other authoritative source) ending at the close of trading on the determination date by (ii) the closing price of a share of SB One common stock on NASDAQ (as reported by Bloomberg or, if not reported thereby, any other authoritative source) on the last trading day immediately preceding the date of the first public announcement of entry into the merger agreement, which is referred to as the SB One ratio, is less than 0.80; and
•
the SB One ratio is less than the quotient obtained by dividing (A) the average of the closing prices of the NASDAQ Bank Index for the 20 consecutive full trading days ending on the trading day prior to the determination date by (B) the closing price of the NASDAQ Bank Index on the last trading day immediately preceding the date of the first public announcement of entry into the merger agreement, and subtracting 0.20 from the quotient.

The closing price of SB One common stock on June 19, 2018, the last trading day preceding the first public announcement of the merger, was $30.35 per share. In order for the termination right described immediately above to be triggered, the average closing price of SB One common stock over the measurement period will need to be less than $24.28 per share and SB One common stock will need to have underperformed the NASDAQ Bank Index over the measurement period by at least 20 percentage points. If the Enterprise board of directors exercises this termination right, SB One will have the option to increase the merger consideration such that the implied value of the exchange ratio would be equivalent to the minimum implied value that would have avoided triggering the termination right described above. If SB One elects to increase the merger consideration pursuant to the preceding sentence, no termination will occur.
Termination Fee (Page 103)
Enterprise has agreed to pay SB One a termination fee of  $1,916,000 if:
•
SB One or Enterprise terminates the merger agreement as a result of:

•
Enterprise materially breaches the non-solicitation provisions in the merger agreement;

•
the Enterprise board of directors:

•
failing to recommend approval of the merger agreement, or withdrawing, modifying or changing such recommendation in a manner adverse to SB One’s interests; or

•
recommending, proposing or publicly announcing its intention to recommend or propose to engage in an acquisition transaction with any person other than SB One or any of its subsidiaries; or

•
Enterprise enters into a definitive agreement relating to an acquisition proposal or consummates an acquisition proposal within 18 months following the termination of the merger agreement by SB One as a result of a willful breach of any representation, warranty, covenant or other agreement by Enterprise after an acquisition proposal has been publicly announced or otherwise made known to Enterprise.

Waiver or Amendment of Merger Agreement Provisions (Page 103)
Prior to the effective time of the merger, any provision of the merger agreement may be waived by the party benefited by the provision, or amended or modified by a written agreement between SB One and Enterprise. However, after the Enterprise special meeting, no amendment will be made which by law requires further approval by the shareholders of Enterprise without obtaining such approval.
Material U.S. Federal Income Tax Consequences of the Merger (Page 85)
The merger is intended to qualify for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code. Accordingly, Enterprise shareholders generally will not recognize any gain or loss on the conversion of shares of Enterprise common stock solely into shares of SB One common stock. However, an Enterprise shareholder generally will be subject to tax on cash received in lieu of any fractional share of SB One common stock that an Enterprise shareholder would otherwise be entitled to receive.

Regulatory Approvals Required for the Merger (Page 87)
To complete the merger, various approvals or consents must be obtained from state and federal governmental authorities, including the New Jersey Department of Banking and Insurance, and the Federal Deposit Insurance Corporation, or the FDIC. The U.S. Department of Justice is able to provide input into the approval process of federal banking agencies to challenge the merger on antitrust grounds. SB One and Enterprise have filed or will file all required applications, notices and waiver requests to obtain the regulatory approvals and non-objections necessary to consummate the merger. SB One and Enterprise cannot predict whether the required regulatory approvals will be obtained, when they will be received or whether such approvals will be subject to any conditions.
Accounting Treatment of the Merger (Page 88)
The merger will be accounted for using the acquisition method of accounting with SB One treated as the acquirer. Under this method of accounting, Enterprise’s assets and liabilities will be recorded by SB One at their respective fair values as of the closing date of the merger and added to those of SB One. Any excess of purchase price over the net fair values of Enterprise’s assets and liabilities will be recorded as goodwill. Any excess of the fair value of Enterprise’s net assets over the purchase price will be recognized in earnings by SB One on the closing date of the merger.
Dissenters’ Rights (Page 88)
Enterprise shareholders will have the right to dissent from the merger if they properly follow the requirements of applicable New Jersey law.
Listing of SB One Common Stock to be Issued in the Merger (Page 89)
SB One common stock is listed on the NASDAQ Global Market under the trading symbol “SBBX”. Following the merger, the shares of SB One common stock will continue to trade on the NASDAQ Global Market under the symbol “SBBX”.
Differences Between Rights of SB One and Enterprise Shareholders (Page 104)
As a result of the merger, holders of Enterprise common stock will become holders of SB One common stock. Following the merger, Enterprise shareholders will have different rights as shareholders of SB One due to the different provisions of the governing documents of SB One and Enterprise. For additional information regarding the different rights as shareholders of SB One than as shareholders of Enterprise, see “Comparison of Shareholder Rights” beginning on page 104.
Risk Factors (Page 28)
You should consider all the information contained in or incorporated by reference into this proxy statement/prospectus in deciding how to vote for the proposals presented in the proxy statement/prospectus. In particular, you should consider the factors described under “Risk Factors.”

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF SB ONE BANCORP
The following tables set forth selected historical financial and other data of SB One for the periods and at the dates indicated. The financial data as of and for the years ended December 31, 2017 and 2016 has been derived from the audited consolidated financial statements and notes thereto of SB One incorporated by reference elsewhere in this proxy statement/prospectus. The information as of and for the years ended December 31, 2015, 2014 and 2013 is derived from SB One’s audited consolidated financial statements which are not included in this proxy statement/prospectus. The financial data as of and for the six months ended June 30, 2018 and 2017 has been derived from SB One’s unaudited consolidated financial statements. In the opinion of management of SB One, all adjustments, consisting of normal recurring adjustments necessary for a fair presentation of the results of operations for the unaudited periods, have been made. The selected operating data presented below for the six months ended June 30, 2018 and 2017 is not necessarily indicative of the results that may be expected for future periods.
	As of and for the six months ended June 30,		As of and for the Year Ended December 31
(Dollars in thousands, except per share data)	2018	2017	2017	2016	2015	2014	2013
SUMMARY OF INCOME:
Interest income	$26,878	$16,810	$35,699	$29,160	$23,644	$21,300	$19,642
Interest expense	5,125	3,166	6,611	4,762	3,568	3,294	3,201
Net interest income	21,753	13,644	29,088	24,398	20,076	18,006	16,441
Provision for loan losses	906	787	1,586	1,291	636	1,537	2,745
Noninterest income excluding gains on investment securities	5,702	4,218	8,294	7,385	6,182	5,672	5,700
Net gain on sales of securities	36	77	(9)	444	271	289	393
Noninterest expenses	21,174	12,503	25,617	22,585	20,553	18,829	18,228
Income before income tax expense	5,411	4,649	10,170	8,351	5,340	3,601	1,561
Income tax provision	1,111	1,434	4,479	2,828	1,640	1,001	133
Net income available to common shareholders	$4,300	$3,215	$5,691	$5,523	$3,700	$2,600	$1,428
PER SHARE DATA: WEIGHTED AVERAGE NUMBER OF SHARES:(1)
Basic	7,800,886	4,755,018	5,359,430	4,619,124	4,559,316	4,541,305	3,781,562
Diluted	7,851,909	4,794,669	5,404,381	4,651,108	4,591,822	4,580,350	3,816,904
Basic earnings per share	$0.55	$0.68	$1.06	$1.20	$0.81	$0.57	$0.38
Diluted earnings per share	0.55	0.67	1.05	1.19	0.81	0.57	0.37
Cash dividends(2)	0.135	0.10	0.22	0.16	0.16	0.09	—
Book value per common share	18.77	15.27	15.59	12.67	11.61	10.99	10.03
Tangible book value per share(3)	15.48	14.81	15.13	12.08	11.00	10.38	9.42
BALANCE SHEET:
Investment securities available for sale	$174,525	$98,067	$98,730	$88,611	$93,776	$77,976	$90,676
Investment securities held to maturity	5,418	8,654	5,304	11,618	6,834	6,006	6,074
Loans, net	1,128,282	765,114	813,365	688,561	537,833	466,332	386,981
Goodwill and intangible assets	26,048	2,820	2,820	2,820	2,820	2,820	2,820
Total assets	1,437,302	928,827	979,383	848,728	684,503	595,915	533,911
Total deposits	1,061,599	710,487	762,491	660,921	517,856	458,270	430,297
Term borrowings	187,940	94,150	90,350	95,805	95,650	69,500	41,000
Total stockholders’ equity	148,823	92,267	94,193	60,072	53,941	51,229	46,425
Average assets	1,370,889	878,632	914,747	770,470	627,298	559,885	529,152
Average stockholders’ equity	145,827	64,109	79,329	57,518	52,715	49,494	42,382

	As of and for the six months ended June 30,		As of and for the Year Ended December 31
(Dollars in thousands, except per share data)	2018	2017	2017	2016	2015	2014	2013
PERFORMANCE RATIOS
Return on average assets	0.63%	0.73%	0.62%	0.72%	0.59%	0.46%	0.27%
Return on average stockholders’ equity	5.90%	10.03%	7.17%	9.6%	7.02%	5.25%	3.37%
Average equity/average assets	10.64%	7.30%	8.67%	7.47%	8.40%	8.84%	8.01%
Efficiency ratio(4)	77.02%	69.70%	68.54%	70.08%	77.47%	78.56%	80.89%
Net interest margin, tax equivalent basis(5)	3.49%	3.34%	3.39%	3.37%	3.45%	3.49%	3.41%
Loans to Deposits	106.28%	107.69%	106.67%	104.18%	103.86%	101.76%	89.93%
CAPITAL RATIOS:(6)
Common Equity to Asset Ratio	10.35%	9.93%	9.62%	7.08%	7.88%	8.60%	8.70%
Tier I capital to average assets	10.62%	12.64%	11.86%	10.41%	9.45%	10.19%	10.38%
Tier I capital to total risk-weighted assets	12.87%	14.59%	14.26%	12.87%	11.74%	12.79%	14.21%
Total capital to total risk-weighted assets	13.60%	15.51%	15.17%	13.86%	12.79%	14.02%	15.47%
Common equity Tier I capital to total risk-weighted assets	12.87%	14.59%	14.26%	12.87%	11.74%	N/A	N/A
CALCULATION OF TANGIBLE BOOK PER COMMON SHARE:(3)
Total common stockholders’ equity at end of period – GAAP	$148,823	$92,267	$94,193	$60,072	$53,941	$51,229	$46,425
Less:
Goodwill and intangible assets	(26,048)	(2,820)	(2,820)	(2,820)	(2,820)	(2,820)	(2,820)
Total tangible common stockholders’ equity at end of period – Non-GAAP	122,775	89,447	91,373	57,252	51,121	48,409	43,605
Shares outstanding at end of period	7,929,613	6,041,002	6,040,564	4,741,068	4,646,238	4,662,606	4,629,113
Book value per share – GAAP	$18.77	$15.27	$15.59	$12.67	$11.61	$10.99	$10.03
Tangible book value per share – Non GAAP	$15.48	$14.81	$15.13	$12.08	$11.00	$10.38	$9.42
NET INTEREST MARGIN, TAX EQUIVALENT CALCULATION:(5)
Interest income (GAAP)
Loans receivable, including fees	$24,462	$15,474	$32,953	$26,862	$21,497	$19,512	$18,007
Interest bearing deposits	46	22	35	23	9	11	16
Securities – taxable	1,540	685	1,437	1,443	1,239	854	603
Securities – tax exempt	830	629	1,274	832	899	923	1,016
Total Interest Income (GAAP)	26,878	16,810	35,699	29,160	23,644	21,300	19,642
Tax equivalent adjustments Securities – tax exempt	423	318	644	415	449	439	519
Total Tax equivalent adjustments	423	318	644	415	449	439	519
Interest income – tax equivalent
Loans receivable, including fees	$24,462	$15,474	$32,953	$26,862	$21,497	$19,512	$18,007
Interest bearing deposits	46	22	35	23	9	11	16
Securities – taxable	1,540	685	1,437	1,443	1,239	854	603
Securities – tax exempt	1,253	947	1,918	1,247	1,348	1,362	1,535
Total Interest Income – tax equivalent	27,301	17,128	36,343	29,575	24,093	21,739	20,161
Total Interest Expense (GAAP)	(5,125)	(3,166)	(6,611)	(4,762)	(3,568)	(3,294)	(3,201)
Tax-Equivalent net interest income	$22,176	$13,962	$29,732	$24,813	$20,525	$18,445	$16,960
Net Interest Income (GAAP)	$21,753	$13,644	$29,088	$24,398	$20,076	$18,006	$16,441
Yields and costs:
Yield on securities tax-exempt – tax equivalent	4.22%	4.09%	4.13%	3.85%	4.00%	4.38%	4.99%
Yield on interest earning assets – tax equivalent	4.29%	4.10%	4.15%	4.02%	4.05%	4.11%	4.05%
Cost of interest bearing liabilities (GAAP)	1.03%	0.94%	0.96%	0.81%	0.74%	0.75%	0.75%
Net Interest margin (GAAP)	3.42%	3.27%	3.32%	3.31%	3.37%	3.41%	3.31%
Net Interest margin, tax equivalent basis	3.49%	3.34%	3.39%	3.37%	3.45%	3.49%	3.41%

(1)
The weighted average number of shares outstanding was computed based on the average number of shares outstanding during each period as adjusted for subsequent stock dividends.

(2)
Cash dividends per common share are based on the actual number of common shares outstanding on the dates of record as adjusted for subsequent stock dividends, if any.

(3)
Calculation of tangible book value per common share.

(4)
Efficiency ratio is total other expenses divided by net interest income and total other income.

(5)
Net interest margin, tax equivalent basis calculation.

(6)
SB One Bank capital ratios.

Non-GAAP Financial Measures
This document contains certain non-GAAP financial measures in addition to results presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with SB One’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included in the table above under the headings “Calculation of Tangible Book Per Common Share” and “Net Interest Margin, Tax Equivalent Calculation”. In all cases, it should be understood that non-GAAP measures do not depict amounts that accrue directly to the benefit of shareholders. An item which management excludes when computing non-GAAP adjusted earnings can be of substantial importance to SB One’s results for any particular quarter or year. SB One’s non-GAAP information set forth is not necessarily comparable to non-GAAP information which may be presented by other companies. Each non-GAAP measure used by SB One in this proxy statement/prospectus as supplemental financial data should be considered in conjunction with SB One’s GAAP financial information.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF ENTERPRISE BANK N.J.
The following tables set forth selected historical financial and other data of Enterprise for the periods and at the dates indicated. The financial data as of and for the years ended December 31, 2017 and 2016 has been derived from the audited consolidated financial statements and notes thereto of Enterprise included elsewhere in this proxy statement/prospectus. The information as of and for the years ended December 31, 2015, 2014 and 2013 is derived from Enterprise’s audited consolidated financial statements which are not included in this proxy statement/prospectus. The financial data as of and for the six months ended June 30, 2018 and 2017 has been derived from Enterprise’s unaudited consolidated financial statements included elsewhere in this proxy statement/prospectus. In the opinion of management of Enterprise, all adjustments, consisting of normal recurring adjustments necessary for a fair presentation of the results of operations for the unaudited periods, have been made. The selected operating data presented below for the six months ended June 30, 2018 and 2017 is not necessarily indicative of the results that may be expected for future periods.
	As of and for the six months ended June 30,		As of and for the Year Ended December 31
(Dollars in thousands, except per share data)	2018	2017	2017	2016	2015	2014	2013
SUMMARY OF INCOME:
Interest income	$5,984	$5,041	$10,398	$9,469	$8,458	$7,542	$6,437
Interest expense	1,213	867	1,822	1,593	1,226	1,085	980
Net interest income	4,771	4,174	8,576	7,876	7,232	6,457	5,457
Provision for loan losses	299	98	249	240	363	232	271
Noninterest income excluding gains on investment securities	92	110	226	238	162	159	143
Gains on sales of investment securities	—	—	—	—	—	—	—
Noninterest expenses	2,611	2,407	5,008	4,639	4,364	3,998	3,976
Income before income tax expense	1,953	1,779	3,545	3,235	2,667	2,386	1,353
Income tax provision	538	716	1,953	1,306	1,084	979	572
Net income available to common shareholders	$1,415	$1,063	$1,592	$1,929	$1,583	$1,407	$781
PER SHARE DATA: WEIGHTED AVERAGE NUMBER OF SHARES:(1)
Basic	3,273,991	3,255,815	3,259,493	3,162,838	2,892,014	2,890,095	2,891,615
Diluted	3,419,668	3,453,909	3,456,504	3,345,940	3,038,491	2,991,948	2,940,522
Basic earnings per share	$0.43	$0.33	$0.49	$0.61	$0.55	$0.49	$0.28
Diluted earnings per share	0.41	0.31	0.46	0.58	0.52	0.47	0.27
Cash dividends(2)	—	—	—	—	—	—	—
Book value per common share	9.32	8.90	9.06	8.61	7.98	7.41	6.83
Tangible book value per share – Non GAAP	9.32	8.90	9.06	8.61	7.98	7.41	6.83
BALANCE SHEET:
Investment securities available for sale	$2,132	$2,947	$2,531	$3,335	$4,276	$5,359	$6,434
Investment securities held to maturity	451	542	489	609	1,273	1,493	1,638
Loans, net	246,567	202,250	214,918	186,067	176,624	143,350	123,410
Goodwill and intangible assets	—	—	—	—	—	—	—
Total assets	262,226	226,536	232,916	209,908	192,808	157,844	139,307
Total deposits	189,254	179,674	182,411	163,985	151,733	121,359	109,120
Term borrowings	40,255	16,991	20,140	17,875	15,400	14,500	10,000
Total stockholders’ equity	31,519	29,034	29,613	27,548	25,122	21,418	19,810
Average assets	245,801	217,147	221,386	202,932	176,579	153,690	133,061
Average stockholders’ equity	30,553	28,518	28,959	26,126	22,210	20,653	19,000
PERFORMANCE RATIOS:
Return on average assets	1.15%	0.98%	0.72%	0.95%	0.90%	0.92%	0.59%
Return on average stockholders’ equity	9.26%	7.45%	5.50%	7.38%	7.13%	6.81%	4.11%
Average equity/average assets	12.43%	13.13%	13.08%	12.87%	12.58%	13.44%	14.28%
Efficiency ratio(3)	53.69%	56.19%	56.90%	57.17%	58.34%	59.53%	71.00%
Net interest margin	3.99%	4.03%	4.00%	4.01%	4.17%	4.19%	4.22%
Loans to Deposits	130.28%	112.56%	117.82%	113.47%	116.40%	118.12%	113.10%

	As of and for the six months ended June 30,		As of and for the Year Ended December 31
(Dollars in thousands, except per share data)	2018	2017	2017	2016	2015	2014	2013
CAPITAL RATIOS:
Common Equity to Asset ratio	12.02%	12.82%	12.71%	13.12%	13.03%	13.57%	14.22%
Tier I capital to average assets	12.48%	13.04%	8.45%	7.85%	7.91%	7.49%	14.28%
Tier I capital to total risk-weighted assets	14.06%	15.14%	14.67%	15.10%	14.57%	15.74%	15.49%
Total capital to total risk-weighted assets	15.31%	16.39%	15.94%	16.35%	15.80%	16.99%	16.69%
Common equity Tier 1 capital to total risk-weighted assets	14.06%	15.14%	14.67%	15.10%	14.57%	N/A	N/A
CALCULATION OF TANGIBLE BOOK PER COMMON SHARE:
Total common stockholders’ equity at end of period – GAAP	$31,519	$29,034	$29,613	$27,548	$25,122	$21,418	$19,810
Less:
Goodwill and intangible assets	—	—	—	—	—	—	—
Total tangible common stockholders’ equity at end of period – Non-GAAP	$31,519	$29,034	$29,613	$27,548	$25,122	$21,418	$19,810
Shares outstanding at end of period	3,383,411	3,262,661	3,268,411	3,197,811	3,147,811	2,889,894	2,899,094
Book value per share – GAAP	$9.32	$8.90	$9.06	$8.61	$7.98	$7.41	$6.83
Tangible book value per share – Non-GAAP	$9.32	$8.90	$9.06	$8.61	$7.98	$7.41	$6.83

(1)
The weighted average number of shares outstanding was computed based on the average number of shares outstanding during each period.

(2)
Cash dividends per common share are based on the actual number of common shares outstanding on the dates of record.

(3)
Efficiency ratio is total other expenses divided by net interest income and total other income.

Non-GAAP Financial Measures
This document contains certain non-GAAP financial measures in addition to results presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with Enterprise’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included in the table above under the headings “Calculation of Tangible Book Per Common Share” and “Net Interest Margin, Tax Equivalent Calculation”. In all cases, it should be understood that non-GAAP measures do not depict amounts that accrue directly to the benefit of shareholders. An item which management excludes when computing non-GAAP adjusted earnings can be of substantial importance to Enterprise’s results for any particular quarter or year. Enterprise’s non-GAAP information set forth is not necessarily comparable to non-GAAP information which may be presented by other companies. Each non-GAAP measure used by Enterprise in this proxy statement/prospectus as supplemental financial data should be considered in conjunction with Enterprise’s GAAP financial information.

SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA FOR SB ONE BANCORP
The following selected unaudited pro forma condensed combined financial data is based on the historical financial data of SB One and Enterprise, and has been prepared to illustrate the effects of the merger. It also gives effect to the completion of the acquisition of Community Bank of Bergen County, NJ (“Community”) by SB One, which was completed on January 4, 2018. It is based on certain assumptions that SB One and Enterprise believe are reasonable, which are described in the notes to the unaudited pro forma condensed combined financial statements included in this proxy statement/prospectus. The selected unaudited pro forma condensed combined financial data does not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the merger.
The results of operations data below is presented using the acquisition method of accounting, as if the merger was completed on January 1, 2017 and the balance sheet data below is presented as if the merger was completed on June 30, 2018.
Certain reclassifications were made to Enterprise’s and Community’s historical financial information to conform to SB One’s presentation of financial information. This data should be read in conjunction with the SB One historical consolidated financial statements and accompanying notes in SB One’s Quarterly Reports on Form 10-Q as of and for the six months ended June 30, 2018, and SB One’s Annual Report on Form 10-K as of and for the year ended December 31, 2017, the Enterprise historical financial statements and accompanying notes included in this proxy statement/prospectus and Community’s historical financial statements and accompanying notes included in SB One’s Current Report on Form 8-K filed October 1, 2018, which is incorporated by reference into this proxy statement/prospectus.
SB One has not performed the detailed valuation analysis necessary to determine the fair market values of Enterprise’s assets to be acquired and liabilities to be assumed. Accordingly, the unaudited pro forma condensed combined financial data does not include an allocation of the purchase price, unless otherwise specified. The pro forma adjustments included in this proxy statement/prospectus are subject to change depending on changes in interest rates and the components of assets and liabilities, and as additional information becomes available and additional analyses are performed. The final allocation of the purchase price will be determined after the merger is completed and after completion of thorough analyses to determine the fair value of Enterprise’s tangible and identifiable intangible assets and liabilities as of the date the merger is completed. Increases or decreases in the fair values of the net assets as compared with the information shown in the unaudited pro forma condensed combined financial data may change the amount of the purchase price allocated to goodwill and other assets and liabilities, and may impact SB One’s statement of operations due to adjustments in yield and/or amortization of the adjusted assets or liabilities. Any changes to Enterprise’s shareholders’ equity, including results of operations and certain balance sheet changes from June 30, 2018 through the date the merger is completed, will also change the purchase price allocation, which may include the recording of a lower or higher amount of goodwill. The final adjustments may be materially different from the unaudited pro forma adjustments presented in this proxy statement/prospectus.
SB One anticipates that the merger with Enterprise will provide financial benefits that include reduced operating expenses. The pro forma information does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical benefits would have been had the two companies been combined during these periods.
The unaudited pro forma shareholders’ equity and net income are qualified by the statements set forth under this caption and should not be considered indicative of the market value of SB One common stock or the actual or future results of operations of SB One for any period. Actual results may be materially different than the pro forma information presented.
See also the unaudited pro forma condensed combined financial statements and notes thereto beginning on page 109.

Pro Forma Balance Sheet
June 30, 2018 (dollars in thousands)	SB One	Enterprise	Acquisition adjustments	Post merger Pro forma
Cash and cash Equivalents	$18,896	$6,978	$(5,527)(a)	$20,347
Interest bearing time deposits with other banks	200	—	—	200
Investment securities available for sale	174,525	2,132	—	176,657
Investment securities held to maturity	5,418	451	(3)(b)	5,866
Other bank stock, at cost	10,066	2,065	—	12,131
Loans, net	1,128,282	246,567	(3,516)(c)(d)(e)	1,371,333
Premises and equipment, net	18,734	486	—	19,220
Foreclosed real estate	3,414	1,250	—	4,664
Accrued interest receivable	3,906	864	—	4,770
Goodwill	24,838	—	8,576(i)	33,414
Other Intangibles	1,210	—	1,221(f)	2,431
Bank-owned life insurance	30,390	—	—	30,390
Other Assets	17,423	1,433	2,235(l)	21,091
Total Assets	$1,437,302	$262,226	$2,986	$1,702,514
Non-interest bearing	$232,862	$31,616	$—	$264,478
Interest bearing	828,737	157,638	700(g)	987,075
Total Deposits	1,061,599	189,254	700(g)	1,251,553
Short-term borrowings	157,940	8,275	28(h)	166,243
Long-term borrowings	30,000	31,980	109(h)	62,089
Subordinated Debt	27,853	—	—	27,853
Other Liabilities	11,087	1,198	—	12,285
Total Liabilities	1,288,479	230,707	837	1,520,023
Preferred Stock & Surplus	—	—	—	—
Common Stock and Surplus	117,500	24,927	8,741(a)(j)(l)	151,168
Deferred compensation obligation under Rabbi Trust	1,582	—	—	1,582
Retained Earnings	30,763	6,552	(6,552)(j)	30,763
Accumulated Oth Comp Inc	560	40	(40)(j)	560
Stock held by Rabbi Trust	(1,582)	—	—	(1,582)
Total Equity	148,823	31,519	2,149	182,491
Total Liabilities and Equity	$1,437,302	$262,226	$2,986	$1,702,514
Per share information:
Shares outstanding	7,929,613	3,383,411	(1,848,019)(j)	9,465,005
Book value per common share	$18.77(m)	$9.32(m)		$19.28(m)

Pro Forma Income Statement
For 12 month period ending December 31, 2017 (dollars in thousands)	SB One	Community	Community Acquisition adjustments	Post Community merger Pro forma	Enterprise	Enterprise Acquisition adjustments	Post merger Pro forma
Interest Income	$35,699	$12,682	$1,102(o)	$49,483	$10,398	$2,457(b)(c)(d)	$62,338
Interest Expense	6,611	2,135	(377)(p)	8,369	1,822	(837)(g)(h)	9,354
NET INTEREST INCOME	29,088	10,547	1,479	41,114	8,576	3,294	52,984
Provision For Loan Losses	1,586	—	—	1,586	249	—	1,835
Net Interest Income after Provision for Loan Losses	27,502	10,547	1,479	39,528	8,327	3,294	51,149
OTHER INCOME

Service fees on deposit accounts	1,123	543	—	1,666	94	—	1,760
Bank-owned life insurance	522	192	—	714	—	—	714
Insurance commissions and fees	5,326	—	—	5,326	—	—	5,326
Investment brokerage fees	24	—	—	24	—	—	24
Net gain on sales of securities	(9)	—	—	(9)	—	—	(9)
Net loss on disposal of premises and equipment	7	(35)	—	(28)	—	—	(28)
Other	1,292	232	—	1,525	132	—	1,657
Total Noninterest Income	8,285	932	—	9,218	226	—	9,444
OTHER EXPENSE

Salaries and employee benefits	14,773	4,489	—	19,262	2,764	—	22,026
Occupancy, net	1,880	571	62(q)	2,513	367	—	2,880
Other expenses	7,777	4,402	(1,755)(r)(t)	10,425	1,877	222(f)	12,524
Total Noninterest Expense	25,617	9,462	(1,693)	33,387	5,008	222	38,617
Net Income Before Taxes	10,170	2,017	3,172	15,359	3,545	3,072	21,976
EXPENSE FOR INCOME TAXES	4,479	1,451	978(l)	6,908	1,953	1,252(l)	10,113
Net Income After Taxes	$5,691	$566	$2,194	$8,451	$1,592	$1,820	$11,863
Net Income to Common Shares	$5,691	$566	$2,194	$8,451	$1,592	$1,820	$11,863
Earnings per share, basic	$1.06	$0.29		$1.17	$0.49		$1.35(n)
Earnings per share, diluted	$1.05	$0.29		$1.16	$0.46		$1.35(n)
Average basic shares outstanding	5,359,430	1,918,851	(57,566)(s)	7,220,715	3,259,493	(1,724,101)(j)	8,756,107
Average diluted shares outstanding	5,404,381	1,924,489	(57,726)(s)	7,270,839	3,456,504	(1,921,112)(j)	8,806,231

Pro Forma Income Statement
For 6 month period ending June 30, 2018 (dollars in thousands)	SB One	Community	Community Acquisition adjustments	Post Community merger Pro forma	Enterprise	Enterprise Acquisition adjustments	Post merger Pro forma
INTEREST INCOME

Total Interest Income	$26,878	$132	$12(o)	$27,023	$5,984	$1,228(b)(c)(d)	$34,235
Total Interest Expense	5,125	24	4(p)	5,145	1,213	—(g)(h)	6,358
NET INTEREST INCOME	21,753	108	16	21,878	4,771	1,228	27,877
Provision For Loan Losses	906	—	—	906	299	—	1,205
Net Interest Income after Provision for Loan Losses	20,847	108	16	20,972	4,472	1,228	26,672
OTHER INCOME

Service fees on deposit accounts	639	7	—	646	31	—	677
Bank-owned life insurance	373	2	—	375	—	—	375
Insurance commissions and fees	3,734	—	—	3,734	—	—	3,734
Investment brokerage fees	63	—	—	63	—	—	63
Net gain on sales of securities	36	—	—	36	—	—	36
Net loss on disposal of premises and equipment	9	—	—	9	—	—	9
Other	884	3	—	887	61	—	948
Total Noninterest Income	5,738	12	—	5,750	92	—	5,842
OTHER EXPENSE

Salaries and employee benefits	10,469	39	—	10,508	1,295	—	11,803
Occupancy, net	1,329	6	1(q)	1,336	212	—	1,548
Other expenses	9,376	59	(1,671)(r)(t)	7,764	919	(85)(f)(k)	8,783
Total Noninterest Expense	21,174	105	(1,670)	19,609	2,611	(85)	22,135
Net Income Before Taxes	5,411	15	1,686	7,112	1,953	1,313	10,378
EXPENSE FOR INCOME TAXES	1,111	3	438(l)	1,552	538	369(l)	2,459
Net Income After Taxes	$4,300	$12	$1,248	$5,560	$1,415	$944	$7,919
Net Income to Common Shares	$4,300	$12	$1,248	$5,560	$1,415	$944	$7,919
Earnings per share, basic	$0.55	$0.58		$0.71	$0.43		$0.85(n)
Earnings per share, diluted	$0.55	$0.57		$0.71	$0.41		$0.84(n)
Average basic shares outstanding	7,800,886	21,029	(631)(s)	7,821,284	3,273,991	(1,738,599)(j)	9,356,676
Average diluted shares outstanding	7,851,909	21,087	(633)(s)	7,872,363	3,419,668	(1,884,276)(j)	9,407,755

(a)
The adjustment includes the assumption that the cost for Investment Banking and Legal Advisors will be $1.2 million and that $2.3 million will be paid to holders of in-the-money Enterprise stock options.

Also, included in the adjustment is the assumption that compensation will made to Enterprise’s employees in the form of severance pay, cash payouts for those who are bound by change in control agreements and other expenses estimated at $2.0 million.
(b)
The pro forma adjustment to investment securities of negative $3 thousand is based on an estimated 0.14% of Securities.

(c)
The pro forma adjustment to loans includes a negative $5.7 million credit component, which will be amortized over an estimated 2.6 years. The credit component fair value adjustment to loans, net is based on an estimated 2.3% of loans receivable, net of any unearned income.

(d)
The pro forma adjustment to loans includes a negative $699 thousand interest component, which will be amortized over an estimated 2.6 years. The estimated loan portfolio interest component adjustment is estimated to be 0.28% of loans receivable, net of any unearned income.

(e)
The pro forma adjustment to loans also includes the reversal of Enterprise’s allowance for loan losses of  $2.9 million.

(f)
Represents the recognition of the fair value of the core deposit intangible, which is estimated to be $1.2 million and will be amortized over 10 years using the sum of the years’ digits method. The amount of core deposit intangible is estimated at 1.25% of core deposits.

(g)
Represents the fair value adjustment of the deposit portfolio due to interest estimated to be $700 thousand and will be amortized over 8 months using the level yield method.

(h)
Represents the fair value adjustment of the borrowings portfolio due to interest estimated to be $137 thousand and will be amortized over 12 months using the level yield method.

(i)
Total goodwill due to the merger is calculated as follows (in thousands):

Total purchase price of Enterprise	$37,841
Less: Enterprise Equity	(31,519)
Estimated adjustments to reflect assets acquired at fair value
Securities	(3)
Loans:
Interest rate mark	(699)
Credit mark	(5,687)
Allowance for loan losses	2,870
Core deposit intangible	1,221
Deferred Tax Asset	881
Estimated adjustments to reflect liabilities acquired at fair value
Fair value of deposits	(700)
Fair value of borrowings	(137)
Total adjustments	2,254
Goodwill resulting from the merger	$8,576

Any change in the price of SB One common stock would change the purchase price allocated to goodwill. The following table presents the sensitivity of the purchase price and resulting goodwill to changes in the price of SB One common stock of  $23.14, the price of SB One common stock on October 23, 2018:
	Purchase Price	Estimated Goodwill
Up 20%	$42,635	$15,682
Up 10%	39,082	12,129
As presented in pro forma financial information	35,529	8,576
Down 10%	31,976	5,023
Down 20%	28,423	1,470
(j)
The merger agreement provides that each outstanding share of Enterprise stock will be exchanged for 0.4538 shares of SB One common stock.

The purchase price consideration in SB One common stock is as follows (in thousands):
Enterprise shares outstanding, June 30, 2018	3,383,411
Percent of Enterprise common shares to be converted to SB One	100%
Enterprise shares settled for stock	3,383,411
Exchange ratio	0.4538
SB One stock to be issued	1,535,392
Market price per share of SB One common stock on October 23, 2018	$23.14
Total market value of SB One common stock to be issued	$35,529
Payment of Enterprise options in the money	$2,312
Total purchase price of Enterprise	$37,841
Proforma adjustment to capital
Fair value of SB One shares to be issued, including stock options	$37,841
Elimination of Enterprise’s equity	(31,519)
After tax acquisition expenses SB One	(4,173)
Total stockholders’ equity adjustment for acquisition	$2,149

(k)
Merger related expense incurred by Enterprise of  $185,000.

(l)
Effective Tax Rate on pre-tax amounts are calculated at 40.75% for the 12 months ended December 31, 2017 and 28.11% for the 6 months ended June 30, 2018. Other assets includes deferred tax assets of $881 thousand related to the fair value adjustment and Tax receivable amount of  $1.4 million related to merger expenses of  $3.2 million.

(m)
Book value is calculated by dividing Total Equity by shares outstanding.

(n)
Earnings per share is calculated by dividing post merger pro forma net income by post merger weighted average shares.

(o)
The pro forma adjustment to Community loans includes a positive $324 thousand interest component and a negative $4.9 million credit component of the loan fair value, which will be amortized over an average life of approximately 2.8 years using the level yield method.

(p)
Represents the fair value adjustment of the Community deposit portfolio due to interest of $1.0 million which will be amortized over 2 years using the level yield method.

(q)
Represents the pro forma fair value adjustment to Community real estate of  $3.5 million which will be amortized over an estimated 39 years using the straight line method.

(r)
Represents the recognition of the fair value of the core deposit intangible on Community deposits, which is estimated to be $1.3 million and will be amortized over 10 years using the sum of the years’ digits method.

(s)
In the Community acquisition, each outstanding share of Community stock was exchanged for 0.97 shares of SB One common stock.

Community shares outstanding, December 31, 2017	1,931,049
Percent of Enterprise common shares converted to SB One	100%
Community shares settled for stock	1,931,049
Exchange ratio	0.97
SB One stock issued	1,873,118

For average shares outstanding the 0.97 exchange ratio is applied.
(t)
The adjustment includes the cost for Investment Banking and Legal Advisors of  $1.1 million and other expenses of approximately $599 thousand.

UNAUDITED COMPARATIVE PER SHARE DATA
The table below summarizes selected per share data about SB One and Enterprise. SB One share data is presented on a pro forma basis to reflect the proposed merger with Enterprise as if the merger had become effective at the end of the period presented, in the case of balance sheet information, and at the beginning of the period presented, in the case of income statement information. SB One expects to issue approximately 1,648,797 shares of its common stock in the merger.
The data in the table should be read together with the financial information and the financial statements of SB One and Enterprise incorporated by reference into and included in this proxy statement/prospectus. The pro forma per share data or combined results of operations per share data is presented as an illustration only. The data does not necessarily indicate the combined financial position per share or combined results of operations per share that would have been reported if the merger had occurred when indicated, nor is the data a forecast of the combined financial position or combined results of operations for any future period. No pro forma adjustments have been included in this proxy statement/prospectus to reflect potential effects of merger integration expenses, cost savings or operational synergies which may be obtained by combining the operations of SB One and Enterprise, or the costs of combining the companies and their operations.
	Unaudited Comparative Per Common Share Data
	SB One	Enterprise	SB One Pro Forma Combined(1)	Enterprise Pro Forma Equivalent Per Share(2)
Basic Earnings
Year ended December 31, 2017	$1.06	$0.49	$1.35	$0.61
Six months ended June 30, 2018	$0.55	$0.43	$0.85	$0.38
Diluted Earnings
Year ended December 31, 2017	$1.05	$0.46	$1.35	$0.61
Six months ended June 30, 2018	$0.55	$0.41	$0.84	$0.38
Cash Dividends Paid
Year ended December 31, 2017	$0.22	$—	$0.16	$0.07
Six months ended June 30, 2018	$0.135	$—	$0.10	$0.05
Book Value
December 31, 2017	$15.59	$9.06	$15.45	$7.01
June 30, 2018	$18.77	$9.32	$19.28	$8.75

(1)
Pro forma combined dividends per share represent SB One’s historical dividends per share.

(2)
The pro forma equivalent per share is based upon the pro forma combined amounts multiplied by the exchange ratio of 0.4538.

COMPARATIVE MARKET PRICE DATA AND DIVIDEND INFORMATION
SB One common stock is listed and traded on the NASDAQ Global Market under the symbol “SBBX”, and Enterprise common stock is quoted on the OTC under the symbol “ENBN”. The following table sets forth, for the calendar quarters indicated, the high and low sales prices per share of SB One and Enterprise common stock, as reported on NASDAQ and the OTC, respectively. The table also sets forth the quarterly cash dividends per share declared by SB One and Enterprise with respect to their common stock. On November 1, 2018, the last practicable trading day prior to the date of this proxy statement/prospectus, there were 7,959,489 shares of SB One common stock outstanding, which were held by 590 shareholders of record, and 3,441,161 shares of Enterprise common stock outstanding, which were held by 115 shareholders of record.
	SB One			Enterprise
For the calendar quarterly period ended:	High	Low	Dividends Declared	High	Low	Dividends Declared(1)
2018
March 31, 2018	$32.85	$26.50	$0.075	$10.25	$9.75	—
June 30, 2018	31.10	29.10	0.075	13.20	9.00	—
September 30, 2018	30.40	24.90	0.075	13.31	11.40	—
December 31, 2018 (through November 1, 2018)	25.49	21.70	—	11.27	10.35	—
2017
March 31, 2017	$26.45	$19.55	$0.04	$9.30	$9.00	—
June 30, 2017	28.55	23.18	0.06	9.30	9.05	—
September 30, 2017	25.65	19.75	0.06	9.30	9.00	—
December 31, 2017	28.00	23.60	0.06	10.70	9.20	—
2016
March 31, 2016	$13.45	$11.43	$0.04	$7.35	$6.41	—
June 30, 2016	14.00	12.20	0.04	7.55	6.50	—
September 30, 2016	16.95	13.33	0.04	9.50	7.00	—
December 31, 2016	21.95	16.33	0.04	10.00	9.00	—

(1)
Does not include any stock dividends that Enterprise has paid during the time periods addressed in this table.

The following table presents the last reported sale price per share of SB One and Enterprise common stock, as reported on NASDAQ and quoted on the OTC, respectively, on June 19, 2018, the last full trading day prior to the public announcement of the proposed merger, and on November 1, 2018, the last practicable trading day prior to the date of this proxy statement/prospectus. The following table also presents the equivalent per share value of SB One common stock that Enterprise shareholders would receive for each share of their Enterprise common stock if the merger was completed on those dates:
	SB One Common Stock	Enterprise Common Stock	Equivalent Value Per Share of Enterprise Common Stock(1)
June 19, 2018	$30.35	$10.20	$13.77
November 1, 2018	$23.81	$10.74	$10.81

(1)
Calculated by multiplying the closing price of SB One common stock as of the specified date by the exchange ratio of 0.4538.

The market value of SB One common stock to be issued in exchange for shares of Enterprise common stock upon the completion of the merger will not be known at the time of the Enterprise shareholder meeting. The above tables show only historical comparisons. Because the market prices of SB One common stock and Enterprise common stock will likely fluctuate prior to the merger, these comparisons may not provide meaningful information to Enterprise shareholders in determining whether to adopt and approve the merger agreement. Shareholders are encouraged to obtain current market quotations for SB One common stock and Enterprise common stock, and to review carefully the other information contained in this proxy statement/prospectus or incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 117.
The holders of SB One common stock receive dividends as and when declared by SB One’s board of directors out of statutory surplus or from net profits. Following the completion of the merger, subject to approval and declaration by SB One’s board of directors, SB One expects to continue paying quarterly cash dividends on a basis consistent with past practice. The current annualized rate of distribution on a share of SB One common stock is $0.30 per share. Following the merger, SB One is targeting to maintain its current dividend payout ratio on a combined company basis. However, the payment of dividends by SB One is subject to numerous factors, and no assurance can be given that SB One will pay dividends following the completion of the merger or that dividends will not be reduced in the future.
Prior to completion of the merger, the merger agreement does not permit Enterprise to pay cash dividends.

RISK FACTORS
In addition to the other information contained in or incorporated by reference into this proxy statement/prospectus, including the matters addressed under the caption “Information Regarding Forward-Looking Statements” on page 33, you should carefully consider the following risk factors in deciding whether to vote for adoption and approval of the merger agreement.
Risks Related to the Merger
The value of the merger consideration will vary with changes in SB One’s stock price.
Upon completion of the merger, all of the outstanding shares of Enterprise common stock will be converted into shares of SB One common stock. The ratio at which the shares will be converted is fixed at 0.4538 shares of SB One common stock for each share of Enterprise common stock. There will be no adjustment in the exchange ratio for changes in the market price of either Enterprise common stock or SB One common stock. Any change in the price of SB One common stock will affect the aggregate value Enterprise shareholders will receive in the merger. Stock price changes may result from a variety of factors, including changes in businesses, operations and prospects, regulatory considerations, and general market and economic conditions. Many of these factors are beyond our control. Accordingly, at the time of the shareholder meeting, shareholders will not know the value of the stock consideration they will receive in the merger.
Shareholders may be unable to timely sell shares after completion of the merger.
There will be a time period between the completion of the merger and the time at which former Enterprise shareholders actually receive their shares of SB One common stock. Until shares are received, former Enterprise shareholders may not be able to sell their SB One shares in the open market and, therefore, may not be able to avoid losses resulting from any decrease, or secure gains resulting from any increase, in the trading price of SB One common stock during this period.
The market price of SB One common stock after the merger may be affected by factors different from those affecting the shares of SB One or Enterprise currently.
The businesses of SB One/SB One Bank and Enterprise differ and, accordingly, the results of operations of the combined bank and the market price of SB One’s shares of common stock may be affected by factors different from those currently affecting the independent results of operations and market prices of common stock of each of SB One and Enterprise. For a discussion of the businesses of SB One and Enterprise and of certain factors to consider in connection with those businesses, see the documents incorporated by reference into this proxy statement/prospectus and referred to under “Where You Can Find More Information” beginning on page 117.
Both Enterprise and SB One shareholders will have a reduced ownership and voting interest after the merger and will exercise less influence over management of the combined company.
Each of Enterprise and SB One shareholders currently have the right to vote in the election of their respective board of directors and on other matters affecting their respective company. Upon completion of the merger, each Enterprise shareholder will become a shareholder of SB One with a percentage ownership of the combined company that is much smaller than such shareholder’s current percentage ownership of Enterprise. It is expected that the former shareholders of Enterprise as a group will receive shares in the merger constituting approximately 17.16% of the outstanding shares of SB One common stock immediately after the merger. Furthermore, because shares of SB One common stock will be issued to existing Enterprise shareholders, current SB One shareholders will have their ownership and voting interests diluted approximately 17.16%. Accordingly, both Enterprise and SB One shareholders will have less influence on the management and policies of the combined company than they now have on the management and policies of their respective company.

After the merger is completed, Enterprise shareholders will become SB One shareholders and will have different rights that may be less advantageous than their current rights.
Upon completion of the merger, Enterprise shareholders will become SB One shareholders. Differences in Enterprise’s restated certificate of incorporation and bylaws and SB One’s restated certificate of incorporation and amended and restated bylaws will result in changes to the rights of Enterprise shareholders who become SB One shareholders. For more information, see “Comparison of Shareholder Rights,” beginning on page 104 of this proxy statement/prospectus.
The termination fee and the restrictions on solicitation contained in the merger agreement may discourage other companies from trying to acquire Enterprise.
Until the completion of the merger, Enterprise is prohibited from soliciting, initiating, encouraging, or with some exceptions, considering any inquiries or proposals that may lead to a proposal or offer for a merger or other business combination transaction with any person other than SB One. In addition, Enterprise has agreed to pay a termination fee of  $1,916,000 to SB One in specified circumstances. These provisions could discourage other companies from trying to acquire Enterprise even though those other companies might be willing to offer greater value to Enterprise shareholders than SB One has offered in the merger. The payment of the termination fee also could have a material adverse effect on Enterprise’s results of operations.
Enterprise will be subject to business uncertainties and contractual restrictions while the merger is pending.
Uncertainty about the effect of the merger on employees, suppliers and customers may have an adverse effect on Enterprise. These uncertainties may impair Enterprise’s ability to attract, retain and motivate key personnel until the merger is completed, and could cause customers, suppliers and others who deal with Enterprise to seek to change existing business relationships with Enterprise. Enterprise employee retention and recruitment may be particularly challenging prior to the effective time of the merger, as employees and prospective employees may experience uncertainty about their future roles with SB One.
The pursuit of the merger and the preparation for the integration may place a significant burden on management and internal resources. Any significant diversion of management attention away from ongoing business and any difficulties encountered in the transition and integration process could affect the financial results of Enterprise and, following the merger, SB One. In addition, the merger agreement requires that Enterprise operate in the ordinary course of business consistent with past practice and restricts Enterprise from taking certain actions prior to the effective time of the merger or termination of the merger agreement. These restrictions may prevent Enterprise from pursuing attractive business opportunities that may arise prior to the completion of the merger.
Enterprise’s directors and executive officers have financial interests in the merger that may be different from, or in addition to, the interests of Enterprise shareholders.
In considering the information contained in this proxy statement/prospectus, you should be aware that Enterprise’s directors and executive officers have financial interests in the merger that are different from, or in addition to, the interests of Enterprise shareholders generally. These interests include, among other things:
•
the right to receive cash payments in exchange for the cancellation of outstanding stock options;

•
the right of certain executive officers to receive cash payments in exchange for the termination their existing employment agreements;

•
the right of certain other executive officers to receive cash severance and continued employee benefits under certain circumstances;

•
the right to continued indemnification and liability insurance coverage by SB One after the merger for acts or omissions occurring before the merger; and

•
the right to two seats on SB One’s board of directors, and any related compensation for such services.

Also, SB One and SB One Bank entered into an employment agreement with Donald J. Haake regarding his continuing roles with SB One and SB One Bank following the merger. See the section of this proxy statement/prospectus entitled “The Merger — Interests of Enterprise’s Directors and Executive Officers in the Merger” beginning on page 83 for a discussion of these financial interests.
The unaudited pro forma financial data included in this proxy statement/prospectus is illustrative only, and may differ materially from SB One’s actual financial position and results of operations after the merger.
The unaudited pro forma financial data in this proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what SB One’s actual financial position or results of operations would have been had the merger been completed on the dates indicated. The pro forma financial data reflects adjustments, which are based on preliminary estimates, to record Enterprise’s identifiable assets acquired and liabilities assumed at fair value and the resulting goodwill recognized. The purchase price allocation reflected in this proxy statement/prospectus is preliminary and final allocation of the purchase price will be based on the actual purchase price and the fair value of the assets and liabilities of Enterprise as of the date of the completion of the merger. As a result, the final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected in this proxy statement/prospectus.
The fairness opinion received by the board of directors of Enterprise from FCA prior to execution of the merger agreement does not reflect changes in circumstances subsequent to the date of the fairness opinion.
FCA, Enterprise’s financial advisor in connection with the proposed merger, delivered to the board of directors of Enterprise its opinion on June 19, 2018. The opinion speaks only as of the date of the opinion. The opinion does not reflect changes that may occur or may have occurred after the date of the opinion, including changes to the operations and prospects of SB One or Enterprise, changes in general market and economic conditions or regulatory or other factors. Any such changes may materially alter or affect the relative values of SB One and Enterprise.
The merger agreement may be terminated in accordance with its terms and the merger may not be completed.
The merger agreement is subject to a number of conditions that must be fulfilled in order to complete the merger. Those conditions include, but are not limited to:
•
approval of the merger agreement by Enterprise shareholders;

•
receipt of required regulatory approvals;

•
absence of orders prohibiting the completion of the merger;

•
continued accuracy of the representations and warranties by both parties and the performance by both parties of their covenants and agreements; and

•
receipt by both parties of legal opinions from their respective tax counsels.

In addition, if the ratio of  (i) the average closing price of SB One common stock over the 20 consecutive full trading days prior to, and including, the 10th day before the closing of the merger to (ii) the closing price of SB One common stock on the last trading day preceding the first public announcement of the merger is both (1) less than 80% and (2) 20 percentage points less than the comparable ratio for the NASDAQ Bank Index, Enterprise would have a right to terminate the merger agreement, unless SB One elects to increase the exchange ratio such that the implied value of the exchange ratio would be equivalent to the minimum implied value that would have avoided triggering this termination right. The closing price of SB One common stock on June 19, 2018, the last trading day preceding the first public announcement of the merger, was $30.35 per share. In order for this termination right to be triggered, the average closing price of SB One common stock over the measurement period will need to be less than $24.28 per share and SB One common stock will need to have underperformed the NASDAQ Bank Index over the measurement period by at least 20 percentage points. See the section of this proxy statement/prospectus entitled “The Merger Agreement — Termination” beginning on page 101 for a more complete discussion of the circumstances under which the merger agreement could be terminated.

The merger is subject to the receipt of consents and approvals from governmental authorities that may delay the date of completion of each merger or impose conditions that could have an adverse effect on SB One.
Before the merger may be completed, various approvals or consents must be obtained from state and federal governmental authorities, including the Federal Deposit Insurance Corporation and the New Jersey Department of Banking and Insurance. Satisfying the requirements of these governmental authorities may delay the dates of completion of the merger. In addition, these governmental authorities may include conditions on the completion of the merger, or require changes to the terms of the merger. While SB One and Enterprise do not currently expect that any such conditions or changes would result in a material adverse effect on SB One, there can be no assurance that they will not, and such conditions or changes could have the effect of delaying completion of the merger, or imposing additional costs on or limiting the revenues of SB One following the merger, any of which might have a material adverse effect on SB One following the merger. The parties are not obligated to complete the merger should any regulatory approval contain a non-standard condition, restriction or requirement that the SB One board reasonably determines in good faith would, individually or in the aggregate, materially reduce the benefits of the merger to such a degree that SB One would not have entered into the merger agreement had such condition, restriction or requirement been known at the date of the merger agreement, with certain exceptions.
Failure to complete the merger could negatively impact the stock prices and future businesses and financial results of SB One and Enterprise.
If the merger is not completed, the ongoing businesses of SB One and Enterprise may be adversely affected, and SB One and Enterprise will be subject to several risks, including the following:
•
Enterprise may be required, under certain circumstances, to pay SB One a termination fee of $1,916,000 under the merger agreement;

•
SB One and Enterprise will be required to pay certain costs relating to the merger, whether or not the merger is completed, such as legal, accounting, financial advisor and printing fees;

•
under the merger agreement, Enterprise is subject to certain restrictions on the conduct of its business prior to completing the merger, which may adversely affect its ability to execute certain of its business strategies; and

•
matters relating to the merger may require substantial commitments of time and resources by SB One’s and Enterprise’s management, which could otherwise have been devoted to other opportunities that may have been beneficial to SB One and Enterprise as independent companies, as the case may be.

In addition, if the merger is not completed, SB One and/or Enterprise may experience negative reactions from the financial markets and from their respective customers and employees. SB One and/or Enterprise also could be subject to litigation related to any failure to complete the merger or to enforcement proceedings commenced against SB One or Enterprise to perform their respective obligations under the merger agreement. If the merger is not completed, SB One and Enterprise cannot assure their respective shareholders that the risks described above will not materialize and will not materially affect the business, financial results and stock prices of SB One and/or Enterprise.
Risks Related to the Combined Company if the Merger is Completed
The integration of the banks will present significant challenges that may result in the combined business not operating as effectively as expected or in the failure to achieve some or all of the anticipated benefits of the transaction.
The benefits and synergies expected to result from the proposed transaction will depend in part on whether the operations of Enterprise can be integrated in a timely and efficient manner with those of SB One Bank. SB One Bank will face challenges in consolidating its functions with those of Enterprise, and integrating the organizations, procedures and operations of the two businesses. The integration of SB One Bank and Enterprise will be complex and time-consuming, and the management of both companies will have to dedicate substantial time and resources to it. These efforts could divert management’s focus and resources from other strategic opportunities and from day-to-day operational matters during the integration process. Failure to successfully integrate the operations of SB One Bank and Enterprise could result in the failure to achieve some of the anticipated benefits from the transaction, including cost savings and other operating efficiencies, and SB One Bank may not be able to capitalize on the existing relationships of Enterprise to the extent anticipated, or it may take longer, or be more difficult or expensive than expected to achieve these goals. This could have an adverse effect on the business, results of operations, financial condition or prospects of SB One and/or SB One Bank after the transaction.
Unanticipated costs relating to the merger could reduce SB One’s future earnings per share.
SB One and SB One Bank believe that each has reasonably estimated the likely costs of integrating the operations of SB One Bank and Enterprise, and the incremental costs of operating as a combined company. However, it is possible that unexpected transaction costs such as taxes, fees or professional expenses or unexpected future operating expenses such as increased personnel costs or increased taxes, as well as other types of unanticipated adverse developments, could have a material adverse effect on the results of operations and financial condition of the combined company. If unexpected costs are incurred, the merger could have a dilutive effect on SB One’s earnings per share. In other words, if the merger is completed, the earnings per share of SB One common stock could be less than anticipated or even less than they would have been if the merger had not been completed.
Estimates as to the future value of the combined company are inherently uncertain. You should not rely on such estimates without considering all of the information contained or incorporated by reference into this proxy statement/prospectus.
Any estimates as to the future value of the combined company, including estimates regarding the earnings per share of the combined company, are inherently uncertain. The future value of the combined company will depend upon, among other factors, the combined company’s ability to achieve projected revenue and earnings expectations and to realize the anticipated synergies described in this proxy statement/prospectus, all of which are subject to the risks and uncertainties described in this proxy statement/prospectus, including these risk factors. Accordingly, you should not rely upon any estimates as to the future value of the combined company, whether made before or after the date of this proxy statement/prospectus by SB One’s and Enterprise’s respective management or affiliates or others, without considering all of the information contained or incorporated by reference into this proxy statement/prospectus.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement/prospectus, including information included or incorporated by reference into this proxy statement/prospectus, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the benefits of the merger between SB One and Enterprise, including future financial and operating results and performance; statements about SB One’s and Enterprise’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” “should,” “may” or words of similar meaning. These forward-looking statements are based on the current beliefs and expectations of SB One’s and Enterprise’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of SB One and Enterprise. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements.
The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:
•
the failure of the parties to satisfy the closing conditions in the merger agreement in a timely manner or at all;

•
the failure of the shareholders of Enterprise to adopt and approve the merger agreement;

•
the failure to obtain governmental approvals of the merger or the imposition of adverse regulatory conditions in connection with regulatory approvals of the merger;

•
disruptions to the parties’ businesses as a result of the announcement and pendency of the merger;

•
costs or difficulties related to the integration of the businesses following the merger;

•
operating costs, customer losses and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected;

•
the risk that the future business operations of SB One or Enterprise will not be successful;

•
the risk that the anticipated benefits, cost savings and any other savings from the merger may not be fully realized or may take longer than expected to realize;

•
changes in the interest rate environment that reduce margins;

•
changes in the regulatory environment;

•
the highly competitive industry and market areas in which SB One and Enterprise operate;

•
general economic conditions, either nationally or regionally, resulting in, among other things, a deterioration in credit quality;

•
changes in business conditions and inflation;

•
changes in credit market conditions leading to increases in SB One’s or Enterprise’s loan losses or level of non-performing loans;

•
changes in the securities markets which affect investment management revenues;

•
increases in FDIC deposit insurance premiums and assessments could adversely affect financial condition;

•
changes in technology used in the banking business;

•
the soundness of other financial services institutions which may adversely affect credit risk;

•
certain intangible assets may become impaired in the future;

•
internal controls and procedures may fail or be circumvented;

•
new lines of business or new products and services, which may pose additional risks;

•
changes in key management personnel which may adversely impact operations;

•
the effect on operations of governmental legislation and regulation, including changes in accounting regulation or standards, the nature and timing of the adoption and effectiveness of new requirements that may be enacted; and

•
severe weather, natural disasters, acts of war or terrorism and other external events which could significantly impact the business.

Additional factors that could cause SB One’s and Enterprise’s results to differ materially from those described in the forward-looking statements can be found in the section of this proxy statement/prospectus entitled “Risk Factors” beginning on page 28, and SB One’s filings with the Securities and Exchange Commission, or the SEC, including SB One’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2017.
You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this proxy statement/prospectus or the date of any document incorporated by reference into this proxy statement/prospectus. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this proxy statement/prospectus and attributable to SB One or Enterprise or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, SB One and Enterprise undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

INFORMATION ABOUT THE COMPANIES
SB One Bancorp
SB One, formerly Sussex Bancorp, is a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the “BHC Act”) and was incorporated under the laws of the State of New Jersey in January 1996. SB One is the parent company of SB One Bank. The only significant asset of SB One Bancorp is its investment in SB One Bank.
SB One Bank
SB One Bank, formerly Sussex Bank, is a commercial bank formed under the laws of the State of New Jersey in 1975 and is regulated by the New Jersey Department of Banking and Insurance (the “Department”) and the Federal Deposit Insurance Corporation (the “FDIC”). SB One Bank’s wholly owned subsidiaries are SCB Investment Company, Inc., ClassicLake Enterprises, LLC, GFR Maywood, LLC, PPD Holding Company, LLC, Community Investing Company, Inc. and SB One Insurance Agency, Inc. (“SB One Insurance”). SCB Investment Company, Inc. and Community Investing Company, Inc. hold portions of SB One Bank’s investment portfolio. ClassicLake Enterprises, LLC, GFR Maywood, LLC and PPD Holding Company, LLC hold certain foreclosed properties. SB One Insurance provides insurance agency services mostly through the sale of property and casualty insurance policies.
SB One Bank’s service area primarily consists of Sussex, Morris and Bergen Counties in New Jersey and Queens County, New York; although SB One Bank makes loans throughout New Jersey and the New York metropolitan markets. SB One Bank operates from its corporate office in Rockaway, New Jersey, its fourteen branch offices located in Andover, Augusta, Fair Lawn, Franklin, Hackettstown, Maywood, Montague, Newton, Oradell, Rochelle Park, Sparta, Vernon, and Wantage, New Jersey, and in Astoria, New York, its regional office and corporate center in Wantage, New Jersey and its insurance agency offices in Augusta and Oradell, New Jersey. On December 18, 2013, SB One Bank permanently closed the Warwick, New York branch location, and during the first and third quarters of 2014, SB One Bank opened a corporate office and a regional office and corporate center in Rockaway and Wantage, New Jersey, respectively. SB One Bank opened a new branch location in Astoria, New York during the first quarter of 2015. On March 5, 2016, SB One Bank opened a new branch location which includes a regional lending office in Oradell, New Jersey in Bergen County. On April 1, 2016, SB One Bank permanently closed its regional lending and insurance agency offices in Rochelle Park, New Jersey, and transferred such lending and insurance activities to the Oradell branch. On April 29, 2016, SB One Bank permanently closed the Port Jervis, New York branch location. On January 4, 2018, SB One Bank completed the merger with Community Bank of Bergen County, NJ. The merger with Community Bank of Bergen County, NJ enhances and expands SB One Bank’s presence in Bergen County, New Jersey with the addition of 3 full service branch locations in that county, which will complement SB One Bank’s existing location in Oradell, New Jersey. In addition, SB One Bank provides online banking services through its website located at www.sbone.bank.com.
At June 30, 2018, SB One had $1.4 billion in assets, $1.1 billion in deposits and $148.8 million of shareholders’ equity.
SB One’s principal executive offices are located at 100 Enterprise Drive, Suite 700, Rockaway, New Jersey 07866, its phone number is (844) 256-7328 and its website is www.sbone.bank. Information that is included in this website does not constitute part of this proxy statement/prospectus. SB One common stock is traded on the NASDAQ Global Market under the symbol “SBBX”.
Enterprise Bank N.J.
Enterprise was founded in 2002 as a New Jersey chartered commercial bank. In 2006, Enterprise converted to a national bank, and in 2015, Enterprise converted back to a New Jersey charter. Enterprise is regulated by the Department and the FDIC. Enterprise operates out of its main office in Kenilworth, Union County, New Jersey and its branch offices in Edison, in Middlesex County, and Bloomfield and Newark, in Essex County, New Jersey. Enterprise offers traditional community bank loan and deposit products, with an emphasis on real estate lending.

At June 30, 2018, Enterprise had $262.2 million in assets, $189.3 million in deposits and $31.5 million of shareholders’ equity.
Enterprise’s principal executive offices are located at 490 Boulevard, Kenilworth, New Jersey 07033, its phone number is (877) 604-5705 and its website is www. enterprisebank.net. Information that is included in this website does not constitute part of this proxy statement/prospectus.
Security Ownership of Certain Beneficial Owners and Management
The table below provides certain information about beneficial ownership of Enterprise common stock as of September 30, 2018. The table shows information for (i) each of Enterprise’s directors, (ii) each of Enterprise’s executive officers, (iii) all of Enterprise’s directors and executive officers as a group, and (iv) each person, or group of affiliated person, who is known to Enterprise to beneficially own more than 5% of Enterprise’s common stock.
Except as otherwise noted, the persons or entities in the below tables have sole voting and investing power with respect to all shares of common stock beneficially owned by them, subject to community property laws, where applicable. Unless otherwise indicated, the address for each of the shareholders in the table below is c/o Enterprise Bank, N.J., 490 Boulevard, Kenilworth, New Jersey 07033.
Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)	Percentage of Common Stock Beneficially Owned
Salvatore A. Davino(2)	704,947	20.4%
Robert Gamba(3)	329,803	9.5%
Donald J. Haake(4)	272,400	7.7%
Michael F. Lombardi(5)	207,974	6.0%
Anthony Torsiello, Sr.(6)	128,243	3.7%
Monroe Markovitz(7)	125,181	3.6%
Michael P. Locascio(8)	117,140	3.4%
Michael J. Ruane(9)	115,720	3.4%
Robert A. Gaccione, Sr.(10)	101,518	2.9%
Howard J. Burger(11)	64,209	1.9%
David J. Onderko	—	—
All directors and executive officers as a group	2,167,135	60.1%
Other Shareholders:
Nazario Paragano Sr. Revocable Trust and Eileen Paragano and Trustee	382,509	11.1%

(1)
Applicable percentages are based on 3,441,161 shares of common stock outstanding on September 30, 2018, plus any shares of common stock such person or group has the right to acquire within 60 days of September 30, 2018.

(2)
Includes (a) 493,311 shares owned jointly with Mr. Davino’s spouse and (b) 15,000 stock options.

(3)
Includes (a) 276,243 shares held in the name of Cedar Hill Associates LLC and (b) 15,000 stock options.

(4)
Includes (a) 6,500 shares held in Mr. Haake’s IRA and (b) 95,000 stock options.

(5)
Includes (a) 4,000 shares jointly held by Joseph Lombardi and Michael Lombardi, (b) 113,441 shares held in Mr. Lombardi’s profit sharing plan, (c) 2,500 shares held in an Investment Club FBO Mr. Lombardi, (d) 4,400 shares held by Nicole Lombardi and (d) 4,000 shares held by Joseph Lombardi.

(6)
Includes (a) 5,000 shares held by Mr. Torsiello’s spouse and (b) 7,000 shares held by Mr. Torsiello as custodian for a minor child.

(7)
Includes 91,844 shares held in the name of various business entities controlled by Mr. Markovitz.

(8)
Includes (a) 14,976 shares owned by Mr. Locascio’s spouse, (b) 23,410 shares held in Mr. Locascio’s IRA and (c) 25,000 stock options.

(9)
Includes 31,860 shares held in Mr. Ruane’s spouse’s IRA.

(10)
Includes (a) 27,625 shares held in Mr. Gaccione’s IRA and (b) 15,000 stock options.

SUPERVISION AND REGULATION
Supervision and Regulation
Enterprise and its non-banking subsidiary are subject to extensive regulation under federal and state laws. The regulatory framework applicable to insured depository institutions is intended to protect depositors, federal deposit insurance funds, and the U.S. banking system as a whole. This system is not designed to protect shareholders of insured depository institutions such as Enterprise.
Statutes, regulations and policies are subject to ongoing review by Congress, state legislatures and federal and state agencies. A change in any statute, regulation or policy applicable to Enterprise may have a material effect on Enterprise’s operations and financial performance. Financial reform legislation and regulations, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), may have adverse implications on the financial services industry, the competitive environment and Enterprise’s ability to conduct business. As a result, pending consummation of the merger Enterprise may incur additional expenses to comply with applicable laws and regulations, which may increase its costs of operations and adversely impact Enterprise’s earnings.
Set forth below is a summary of the significant laws and regulations applicable to Enterprise. To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to the particular statutory and regulatory provisions. Any change in the applicable law or regulation may have a material effect on the operations and business of Enterprise.
Overview
Enterprise is organized as a state-chartered bank and is not a member of the FRB. Enterprise is chartered pursuant to the banking laws and regulations of the Department and is subject to the supervision of, and to regular examination by, the Department as its chartering authority, as well as by the FDIC as its primary federal regulator. Financial products and services offered by Enterprise are subject to federal consumer protection laws and regulations promulgated by the Consumer Financial Protection Bureau (“CFPB”) and enforced by the FDIC. Enterprise and certain of its nonbank subsidiaries are also subject to oversight by state attorneys general for compliance with state consumer protection laws. Enterprise’s deposits are insured by the Deposit Insurance Fund (the “DIF”) of the FDIC up to the applicable deposit insurance limits in accordance with FDIC laws and regulations. Enterprise’s common stock is quoted on the OTC under the symbol “ENBN”.
Volcker Rule
Section 619 of the Dodd-Frank Act, commonly known as the Volcker Rule, restricts the ability of banking entities, such as Enterprise, from: (i) engaging in “proprietary trading” and (ii) investing in or sponsoring certain types of funds (“Covered Funds”), subject to certain limited exceptions. The implementing regulation defines a Covered Fund to include certain investments such as collateralized loan obligation (“CLO”) and collateralized debt obligation securities. The regulation also provides, among other exemptions, an exemption for CLOs meeting certain requirements. Compliance with the Volcker Rule was generally required by July 21, 2017. Given Enterprise’s size and the scope of its activities, Enterprise does not believe the implementation of the Volcker Rule has had a significant effect on its consolidated financial statements.

Dividend Rights
As a New Jersey-chartered bank, Enterprise may declare and pay dividends only if, after payment of the dividend, the capital stock of Enterprise will be unimpaired and either Enterprise will have a surplus of not less than 50% of its capital stock or the payment of the dividend will not reduce Enterprise’s surplus.
Capital Adequacy and Prompt Corrective Action
In July 2013, the FRB, the Office of the Comptroller of the Currency (the “OCC”) and the FDIC approved final rules (the “Capital Rules”) that established a new capital framework for U.S. banking organizations. The Capital Rules generally implement the Basel Committee on Banking Supervision’s (the “Basel Committee”) December 2010 final capital framework referred to as “Basel III” for strengthening international capital standards. In addition, the Capital Rules implement certain provisions of the Dodd-Frank Act, including the requirements of Section 939A to remove references to credit ratings from the federal banking agencies’ rules.
The Capital Rules: (i) require a capital measure called “Common Equity Tier 1” (“CET1”) and related regulatory capital ratio of CET1 to risk-weighted assets; (ii) specify that Tier 1 capital consists of CET1 and “Additional Tier 1 capital” instruments meeting certain revised requirements; (iii) mandate that most deductions/adjustments to regulatory capital measures be made to CET1 and not to the other components of capital; and (iv) expand the scope of the deductions from and adjustments to capital as compared to existing regulations. The Capital Rules revised the definitions and the components of regulatory capital and impacted the calculation of the numerator in banking institutions’ regulatory capital ratios. The Capital Rules became effective for Enterprise on January 1, 2015, subject to phase-in periods for certain components and other provisions. Under the Capital Rules, for most banking organizations, the most common form of Additional Tier 1 capital is non-cumulative perpetual preferred stock and the most common forms of Tier 2 capital are subordinated notes and a portion of the allocation for loan losses, in each case, subject to the Capital Rules’ specific requirements.
Pursuant to the Capital Rules, the minimum capital ratios as of January 1, 2015 are:
•
4.5% CET1 to risk-weighted assets;

•
6.0% Tier 1 capital (CET1 plus Additional Tier 1 capital) to risk-weighted assets;

•
8.0% Total capital (Tier 1 capital plus Tier 2 capital) to risk-weighted assets; and

•
4.0% Tier 1 capital to average consolidated assets as reported on consolidated financial statements (known as the “leverage ratio”).

The Capital Rules also require a “capital conservation buffer,” composed entirely of CET1, on top of these minimum risk-weighted asset ratios. The capital conservation buffer is designed to absorb losses during periods of economic stress. Banking institutions with a ratio of CET1 to risk-weighted assets above the minimum but below the capital conservation buffer will face constraints on dividends, equity and other capital instrument repurchases and compensation based on the amount of the shortfall. When fully phased-in on January 1, 2019, the capital standards applicable to Enterprise will include an additional capital conservation buffer of 2.5% of CET1, effectively resulting in minimum ratios inclusive of the capital conservation buffer of  (i) CET1 to risk-weighted assets of at least 7%, (ii) Tier 1 capital to risk-weighted assets of at least 8.5%, and (iii) Total capital to risk-weighted assets of at least 10.5%.
The Capital Rules provide for a number of deductions from and adjustments to CET1. These include, for example, the requirement that mortgage servicing rights, deferred tax assets arising from temporary differences that could not be realized through net operating loss carrybacks and significant investments in non-consolidated financial entities be deducted from CET1 to the extent that any one such category exceeds 10% of CET1 or all such items, in the aggregate, exceed 15% of CET1.
In addition, under the prior general risk-based capital rules, the effects of accumulated other comprehensive income or loss (“AOCI”) items included in shareholders’ equity (for example, marks-to-market of securities held in the available-for-sale portfolio) under U.S. GAAP are reversed for the purposes of determining regulatory capital ratios. Under the Capital Rules, the effects of certain AOCI items are not excluded; however, banking organizations not using the advanced approaches, including Enterprise, were permitted to make a one-time permanent election to continue to exclude these items in January 2015. Enterprise elected to make a one-time permanent election to exclude certain AOCI items for regulatory capital ratios.
Implementation of the deductions and other adjustments to CET1 began on January 1, 2015, and are being phased-in over a 4-year period (beginning at 40% on January 1, 2015, and an additional 20% per year thereafter). The implementation of the capital conservation buffer began on January 1, 2016, at the 0.625% level and increase by 0.625% on each subsequent January 1, until it reaches 2.5% on January 1, 2019.
The Capital Rules also revised the “prompt corrective action” (“PCA”) regulations adopted pursuant to Section 38 of the Federal Deposit Insurance Act (the “FDIA”), by: (i) introducing a CET1 ratio requirement at each PCA category (other than critically undercapitalized), with the required CET1 ratio being 6.5% for well-capitalized status; (ii) increasing the minimum Tier 1 capital ratio requirement for each category, with the minimum Tier 1 capital ratio for well-capitalized status being 8% (as compared to 6%); and (iii) eliminating the provision that permitted a bank with a composite supervisory rating of 1 and a 3% leverage ratio to be considered adequately capitalized. The Capital Rules did not change the total risk-based capital requirement for any PCA category.
The Capital Rules prescribe a standardized approach for risk weightings that expand the risk-weighting categories from the four Basel I-derived categories (0%, 20%, 50% and 100%) to a larger and more risk-sensitive number of categories, depending on the nature of the assets, generally ranging from 0% for U.S. government and agency securities, to 600% for certain equity exposures, and resulting in higher risk weights for a variety of asset classes.
Management believes that Enterprise is in compliance, and will remain in compliance, with the targeted capital ratios as such capital requirements are phased in.
Federal Deposit Insurance
The Dodd-Frank Act increased the maximum amount of deposit insurance for insured depository institutions to $250,000 per depositor per insured institution. Enterprise’s deposit accounts are fully insured by the FDIC Deposit Insurance Fund (the “DIF”) up to the deposit insurance limits in accordance with applicable laws and regulations. The FDIC uses a risk-based assessment system that imposes insurance premiums based upon a risk matrix that accounts for a bank’s capital level and supervisory rating (“CAMELS rating”). The risk matrix uses different risk categories distinguished by capital levels and supervisory ratings. As a result of the Dodd-Frank Act, the base for deposit insurance assessments is now consolidated average assets less average tangible equity. Assessment rates are calculated using formulas that take into account the risk of the institution being assessed. In addition to deposit insurance assessments, the FDIA provides for additional assessments to be imposed on insured depository institutions to pay for the cost of Financing Corporation (“FICO”) funding. The FICO is a mixed-ownership government corporation established by the Competitive Equality Banking Act of 1987, whose sole purpose was to function as a financing vehicle for the now defunct Federal Savings & Loan Insurance Corporation. The FICO assessments are adjusted quarterly to reflect changes in the assessment base of the DIF and do not vary depending upon a depository institution’s capitalization or supervisory evaluation.
Under the FDIA, the FDIC may terminate deposit insurance upon a finding that an insured depository institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC. Enterprise’s management is not aware of any practice, condition or violation that might lead to the termination of deposit insurance.
Depositor Preference
The FDIA provides that, in the event of the “liquidation or other resolution” of an insured depository institution, the claims of depositors of the institution, including the claims of the FDIC as subrogee of insured depositors, and certain claims for administrative expenses of the FDIC as a receiver, will have priority over other general unsecured claims against the institution. If an insured depository institution fails, insured and uninsured depositors, along with the FDIC, will have priority in payment ahead of unsecured, non-deposit creditors, with respect to any extensions of credit they have made to such insured depository institution.
Reserve Requirements
FRB regulations require insured depository institutions to maintain non-interest earning reserves against their transaction accounts (primary interest-bearing and regular checking accounts). Enterprise’s required reserves can be in the form of vault cash. If vault cash does not fully satisfy the required reserves, Enterprise is required to maintain additional reserves in the form of a balance maintained with the Federal Reserve Bank of New York. FRB regulations required for 2017 that reserves be maintained against aggregate transaction accounts, except for transaction accounts which are exempt up to $15.5 million. Transaction accounts greater than $15.5 million up to and including $115.1 million have a reserve requirement of 3%. A 10% reserve ratio will be assessed on transaction accounts in excess of  $103.6 million. The FRB generally makes annual adjustments to the tiered reserves. Enterprise is in compliance with these reserve requirements.
Transactions with Affiliates and Insiders
Under federal law, transactions between depository institutions and their affiliates are governed by Sections 23A and 23B of the Federal Reserve Act (“FRA”) and its implementing Regulation W. Generally, sections 23A and 23B of the FRA are intended to protect insured depository institutions from losses arising from transactions with non-insured affiliates by limiting the extent to which a bank or its subsidiaries may engage in covered transactions with any one affiliate and with all affiliates of the bank in the aggregate, and requiring that such transactions be on terms consistent with safe and sound banking practices.
Further, Section 22(h) of the FRA and its implementing Regulation O restricts loans to directors, executive officers, and principal stockholders (“insiders”). Under Section 22(h), loans to insiders and their related interests may not exceed, together with all other outstanding loans to such persons and affiliated entities, the institution’s total capital and surplus. Loans to insiders above specified amounts must receive the prior approval of the board of directors. Further, under Section 22(h) of the FRA, loans to directors, executive officers and principal stockholders must be made on terms substantially the same as offered in comparable transactions to other persons, except that such insiders may receive preferential loans made under a benefit or compensation program that is widely available to the bank’s employees and does not give preference to the insider over the employees. Section 22(g) of the FRA places additional limitations on loans to executive officers.
Anti-Money-Laundering
The Bank Secrecy Act (“BSA”), as amended by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”), imposes obligations on U.S. financial institutions, including banks and broker-dealer subsidiaries, to implement policies, procedures and controls which are reasonably designed to detect and report instances of money laundering and the financing of terrorism. The USA PATRIOT Act requires all financial institutions, including Enterprise, to identify their customers, adopt formal and comprehensive anti-money laundering programs, scrutinize or prohibit altogether certain transactions of special concern, and be prepared to respond to inquiries from U.S. law enforcement agencies concerning their customers and their transactions. The USA PATRIOT Act also encourages information-sharing among financial institutions, regulators, and law enforcement authorities by providing an exemption from the privacy provisions of the GLB Act for financial institutions that comply with this provision. The effectiveness of a financial institution in combating money laundering activities is a factor to be considered in any application submitted by the financial institution under the Bank Merger Act, which applies to Enterprise. Failure of a financial institution to maintain and implement adequate programs to combat money laundering and terrorist financing, or to comply with all of the relevant laws or regulations, could have serious legal, financial and reputational consequences. As of June 30, 2018, Enterprise believes it is in compliance with the BSA and the USA PATRIOT Act, and implementing regulations.

Office of Foreign Assets Control Regulation
The United States has imposed economic sanctions that affect transactions with designated foreign countries, nationals and others. These are typically known as the “OFAC” rules based on their administration by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”). The OFAC-administered sanctions targeting countries take many different forms. Generally, they contain one or more of the following elements: i) restrictions on trade with or investment in a sanctioned country, including prohibitions against direct or indirect imports from and exports to a sanctioned country and prohibitions on “U.S. persons” engaging in financial transactions relating to making investments in, or providing investment-related advice or assistance to, a sanctioned country; and ii) a blocking of assets in which the government or specially designated nationals of the sanctioned country have an interest, by prohibiting transfers of property subject to U.S. jurisdiction (including property in the possession or control of U.S. persons). Blocked assets (property and bank deposits) cannot be paid out, withdrawn, set off or transferred in any manner without a license from OFAC. Failure to comply with these sanctions could have serious legal and reputational consequences.
Consumer Protection Laws and CFPB Supervision
The Dodd-Frank Act centralized responsibility for federal consumer financial protection in the CFPB, which is an independent agency charged with responsibility for implementing, enforcing, and examining compliance with federal consumer laws and regulations. Enterprise is subject to a number of federal and state laws designed to protect borrowers and promote lending to various sectors of the economy. Among others, these laws include the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Truth in Lending Act, the Home Mortgage Disclosure Act, the Real Estate Settlement Procedures Act, various state law counterparts, and the Consumer Financial Protection Act of 2010, which established the CFPB.
The CFPB is expected to continue to issue and amend rules implementing the consumer financial protection laws, which may impact Enterprise’s operations and activities.
Community Reinvestment Act of 1977
Enterprise has a responsibility under the Community Reinvestment Act of 1977, (the “CRA”) and its implementing regulations to help meet the credit needs of its communities, including low- and moderate-income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution’s discretion to develop the types of products and services that it believes are best suited to its particular community. Regulators periodically assess Enterprise’s record of compliance with the CRA. In addition, the Equal Credit Opportunity Act and the Fair Housing Act prohibit discrimination in lending practices on the basis of characteristics specified in those statutes. Enterprise’s failure to comply with the CRA could, at a minimum, result in regulatory restrictions on its activities and the activities of Enterprise. Enterprise received a “Satisfactory” CRA rating in its most recent examination.
Financial Privacy Laws
Section V of the Gramm-Leach-Bliley Act and its implementing regulations require all financial institutions, including Enterprise, to adopt privacy policies, restrict the sharing of nonpublic customer data with nonaffiliated parties at the customer’s request, and establish procedures and practices to protect customer data from unauthorized access. In addition, the Fair Credit Reporting Act (“FCRA”), as amended by the Fair and Accurate Credit Transactions Act of 2003 (“FACT Act”), includes many provisions affecting Enterprise, and/or is affiliates, including provisions concerning obtaining consumer reports, furnishing information to consumer reporting agencies, maintaining a program to prevent identity theft, sharing of certain information among affiliated companies, and other provisions. The FACT Act requires persons subject to FCRA to notify their customers if they report negative information about them to a credit bureau or if they are granted credit on terms less favorable than those generally available. The CFPB and the Federal Trade Commission (“FTC”) have extensive rulemaking authority under the FACT Act, and Enterprise is subject to the rules that have been promulgated under the FACT Act, including rules regarding limitations on affiliate marketing and implementation of programs to identify, detect and mitigate certain identity theft red flags. Enterprise has developed policies and procedures for itself and its subsidiaries and believes it is in compliance with all privacy, information sharing, and notification provisions of the GLB Act and the FACT Act. Enterprise is also subject to data security standards, privacy and data breach notice requirements, primarily those issued by the FDIC.
Future Legislative Initiatives
From time to time, various legislative and regulatory initiatives are introduced by Congress, state legislatures, and financial regulatory agencies. Such initiatives may include proposals to expand or contract the powers of depository institutions or proposals to substantially change the financial institution regulatory system. Such legislation could change banking statutes and the operating environment of Enterprise in substantial and unpredictable ways. If enacted, such legislation could increase or decrease the cost of doing business, limit or expand permissible activities, or affect the competitive balance among banks, savings associations, credit unions, and other financial institutions. Enterprise cannot predict whether any such legislation will be enacted, and, if enacted, the effect that it or any implementing regulations would have on the financial condition or results of operations of Enterprise. A change in statutes, regulations, or regulatory policies applicable to Enterprise or any of its subsidiaries could have a material effect on the business of Enterprise.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
This discussion presents management’s analysis of the consolidated financial condition and results of operations of Enterprise as of and for each of the years in the two-year period ended December 31, 2017 and the six month periods ended June 30, 2018 and June 30, 2017. This discussion should be read in conjunction with the consolidated financial statements of Enterprise and the notes related thereto which appear elsewhere in this proxy statement/prospectus.
Management Strategy
Enterprise is a community bank (which includes 490 Boulevard Realty — 100% owned subsidiary of Enterprise) that is doing business primarily in Northern and Central NJ, with some access to Southern New Jersey and New York. Enterprise’s emphasis includes providing a broad range of financial products and services. Enterprise offers the traditional range of retail and commercial banking services to its customers, including checking accounts, savings accounts, certificates of deposit, installment loans, commercial loans and automated teller services. Through Enterprise’s affiliation with various mortgage companies, a broad array of residential mortgage alternatives is also available to its customers. The retail banking services offered by Enterprise are designed to provide deposit and loan products that meet its customers’ needs.
Critical Accounting Policies
Enterprise’s consolidated financial statements are prepared in accordance with GAAP and practices within its industry. Application of GAAP requires management to make estimates, assumptions, and judgments that affect the amounts reported in Enterprise’s consolidated financial statements and accompanying notes. These estimates, assumptions, and judgments are based on information available as of the date of the consolidated financial statements; accordingly, as this information changes, the consolidated financial statements could reflect different estimates, assumptions, and judgments. Actual results could differ from those estimates.
Critical accounting estimates are necessary in the application of certain accounting policies and procedures, and are particularly susceptible to significant change. Critical accounting policies are defined as those that are reflective of significant judgments and uncertainties, and could potentially result in materially different results under different assumptions and conditions. There have been no material changes to Enterprise’s critical accounting policies during the six months ended June 30, 2018. For additional information on Enterprise’s critical accounting policies, please refer to Note 1 of the consolidated financial statements included in Enterprise’s 2017 Annual Report.
Comparison of Operating Results for Six Months Ended June 30, 2018 and 2017
Overview — For the six months ended June 30, 2018, Enterprise reported net income of  $1.4 million, or $0.43 per basic share and $0.41 per diluted share, or a 32.6% increase, as compared to net income of $1.1 million, or $0.33 per basic share and $0.31 per diluted share, for the same period last year. The increase in net income for the six months ended June 30, 2018 was largely due to an increase in net interest income of  $597,000, which was partially offset by an increase in non-interest expenses of  $204,000 primarily due to merger related expenses ($185,000) and a decrease in non-interest income of  $18,000 primarily due to lower than anticipated service charges that were collected for the six months ended June 30, 2018 as compared to the same period in 2017. Excluding expenses net of tax related to the merger related expenses, net of tax, net income increased $487,000, or 45.8%, for the six months ended June 30, 2018 over the same period in 2017:

ENTERPRISE BANK N.J.
Non-GAAP Reporting
(Dollars In Thousands)	For the Six Months Ended June 30, 2018	For the Six Months Ended June 30, 2017
	(Unaudited)
Net income (GAAP)	$1,415	$1,063
Merger related expenses net of tax(1)	135	—
Net income, as adjusted	$1,550	$1,063

(1)
Merger related expense net of tax expense of  $50,000.

Comparative Average Balances and Average Interest Rates — The following table presents summary of Enterprise’s interest-earning assets and their average yields, and interest-bearing liabilities and their average costs for the six-month periods ended June 30, 2018 and 2017:
	Six Months Ended June 30,
	2018			2017
(Dollars in thousands)	Average Balance	Interest	Average Rate(2)	Average Balance	Interest	Average Rate(2)
Earning Assets:
Investment securities(2)	$2,814	$42	2.96%	$3,745	$51	2.71%
Total loans receivable(1)(3)	232,957	5,875	5.06%	195,867	4,927	5.07%
Other interest-earning assets	5,487	67	2.46%	9,522	63	1.34%
Total earning assets	241,258	$5,984	4.98%	$209,134	$5,041	4.86%
Non-interest earning assets	7,224			10,372
Allowance for loan losses	(2,681)			(2,359)
Total Assets	$245,801			$217,147
Sources of Funds:
Interest bearing deposits:
Interest bearing DDA	$3,333	$13	0.80%	$3,624	$13	0.73%
Money market	29,121	131	0.90%	28,221	87	0.62%
Savings	19,210	55	0.58%	20,942	52	0.50%
Time	101,048	764	1.52%	94,216	631	1.35%
Total interest bearing deposits	152,712	963	1.27%	147,003	783	1.07%
Borrowed funds	29,394	250	1.71%	16,441	84	1.03%
Total interest bearing liabilities	182,106	$1,213	1.34%	$163,444	$867	1.07%
Non-interest bearing liabilities:
Demand deposits	32,263			24,578
Other liabilities	879			607
Total non-interest bearing liabilities	33,142			25,185
Stockholders’ equity	30,553			28,518
Total Liabilities and Stockholders’ Equity	$245,801			$217,147
Net Interest Income and Margin(4)		$4,771	3.99%		$4,174	4.03%

(1)
Includes loan fee income.

(2)
Average rates on securities are calculated on carrying value.

(3)
Loans outstanding include non-accrual loans.

(4)
Represents the difference between interest earned and interest paid, divided by average total interest-earning assets.

Net Interest Income — Net interest income is the difference between interest and deferred fees earned on loans and other interest-earning assets and interest paid on interest-bearing liabilities. Net interest income is directly affected by changes in volume and mix of interest-earning assets and interest-bearing liabilities that support those assets, as well as changing interest rates when differences exist in repricing dates of assets and liabilities.
Net interest income increased $597,000, or 14.3%, to $4.8 million for the first six months of 2018 as compared to $4.2 million for the same period in 2017. The increase was primarily attributed to average loan growth ($37.1 million or 18.9%) partially offset by average deposit growth ($5.7 million or 3.9%), as well as an increase in borrowings ($13.0 million or 79.3%) primarily due to the change in funding strategy increasing Enterprise’s reliance on borrowings because of the growing competition for deposits.
Interest Income — Enterprise’s total interest income increased $1.0 million, or 20.0%, to $6.0 million for the six months ended June 30, 2018, as compared to the same period last year. The increase was due to higher average earning assets, which increased $32.2 million, or 15.4%, for the six months ended June 30, 2018, as compared to the same period in 2017.
Enterprise’s total interest income earned on loans receivable increased $948,000, or 19.2%, to $6.0 million for the first six months of 2018, as compared to the same period in 2017. The increase was driven by an increase in average balance of loans receivable of  $37.1 million, or 18.9%, for the six months ended June 30, 2018, as compared to the same period last year.
Enterprise’s total interest income earned on securities decreased year over year by $9,000 to $42,000 for the six months ended June 30, 2018 compared to the same period in 2017, primarily due to the average balance of investments decreasing by $931,000.
Other interest-earning assets include interest bearing deposits in other banks and restricted stock. Enterprise’s interest earned on total other interest-earning assets increased $4,000 for the first six months of 2018, as compared to the same period in 2017. The average balances in other interest-earning assets decreased $4.0 million to $5.5 million in the first six months of 2018 from $9.5 million during the first six months of 2017. The decrease was related to shifting cash into loans for the first six months ending June 30, 2018 compared to the same period in 2017. In addition, even with the drop in average balance in other interest-earning assets, the yield increased from 1.34% for the six months ended June 30, 2017 to 2.46% for the same period in 2018 due to the Fed rate increases from June 30, 2017 to June 30, 2018 and additional purchases of restricted stock required when borrowings are expanded at the FHLB.
Interest Expense — Enterprise’s interest expense for the six months ended June 30, 2018 increased $346,000, or 39.9% to $1.2 million from $867,000 for the same period in 2017. The increase was principally due to higher average balances in interest-bearing liabilities, which increased $18.7 million, or 11.4%, to $182.1 million for the first six months of 2018 from $163.4 million for the same period in 2017.
Enterprise’s interest expense on interest bearing deposits increased $180,000, or 23.0%, for the six months ended June 30, 2018, as compared to the same period last year. The increase was largely attributed to the increased competition for deposits and the need to increase rates to compete in the market which equates to approximately $133,000 of the increase. In addition, the average balance of total interest-bearing deposits increased $5.7 million during the first six months of 2018, as compared to the same period in 2017, which contributed approximately $50,000 to the increased expense for the six months ended June 30, 2018 compared to the same period in 2017.
Enterprise’s interest expense on borrowed funds increased $166,000, or 197.6%, for the six months ended June 30, 2018, as compared to the same period last year largely due to a shift in funding strategy related to the increased competition for deposits. The increase was attributed to the average balance of borrowed funds increasing $13.0 million during the first six months of 2018, as compared to the same period in 2017 contributing $110,000 to the increase in interest expense, while the remainder was due to increase in the cost of funds ($56,000) for new borrowings versus the borrowings that matured during the first six months of 2018.

Provision for Loan Losses — Provision for loan losses increased $201,000 to $299,000 thousand for the first six months of 2018, as compared to the same period last year. The increase in the provision for loan losses for the six ended June 30, 2018 was primarily due to Enterprise’s loan growth. The provision for loan losses reflects management’s judgment concerning the risks inherent in Enterprise’s existing loan portfolio and the size of the allowance necessary to absorb the risks, as well as the activity in the allowance during the periods. Management reviews the adequacy of its allowance on an ongoing basis and will provide additional provisions, as management may deem necessary.
Non-Interest Income — Enterprise’s non-interest income decreased $18,000, or 16.5%, to $92,000 for the first six months of 2018 as compared to the same period last year. The decrease in non-interest income was mainly due to lower than anticipated service charges on deposits that were recorded for the first six months ended June 30, 2018 compared to the same period during 2017.
Non-Interest Expense — Enterprise’s non-interest expenses increased $204,000, or 8.5%, to $2.6 million for the first six months of 2018 as compared to the same period last year. The increase for the first six months of 2018, as compared to the same period in 2017, was largely due to merger related expenses of $185,000 that were incurred in the second quarter of 2018.
Income Taxes — Enterprise’s income tax expense, which includes both federal and state tax expenses, was $538,000 for the six months ended June 30, 2018, compared to $716,000 for the six months ended June 30, 2017. Enterprise’s effective tax rate was 27% and 41% for the six months ended June 30, 2018 and 2017, respectively. The decrease in Enterprise’s effective tax rate is related to the new tax legislation signed into law in December 2017.
Comparison of Financial Condition at June 30, 2018 to December 31, 2017
Total Assets — At June 30, 2018, Enterprise’s total assets were $262.2 million, an increase of $29.3 million, or 12.6%, as compared to total assets of  $232.9 million at December 31, 2017. The increase in total assets was largely driven by growth in net loans receivable of  $31.9 million, or 14.7%.
Cash and Cash Equivalents — Enterprise’s cash and cash equivalents decreased by $3.2 million to $7.0 million at June 30, 2018, or 2.7% of total assets, from $10.2 million, or 4.4%, of total assets, at December 31, 2017.
Securities Portfolio — At June 30, 2018, the securities portfolio, which includes available for sale and held to maturity securities, was $2.6 million, compared to $3.0 million at December 31, 2017. Available for sale securities were $2.1 million at June 30, 2018, compared to $2.5 million at December 31, 2017. The available for sale securities are held primarily for liquidity, interest rate risk management and profitability. Accordingly, Enterprise’s investment policy is to invest in securities with low credit risk, such as U.S. government agency obligations and mortgage-backed securities. Held to maturity securities were $451,000 at June 30, 2018 and $489,000 at December 31, 2017.
Net unrealized gains in the available for sale securities portfolio were $52,000 for June 30, 2018 as compared to $78,000 at December 31, 2017.
Enterprise conducts a regular assessment of Enterprise’s investment securities to determine whether any securities have other than temporary impairment (“OTTI”). Further detail of the composition of the securities portfolio and discussion of the results of the most recent OTTI assessment are in Note 3 — Securities to Enterprise’s unaudited consolidated financial statements.
The unrealized losses in Enterprise’s securities portfolio are mostly driven by changes in spreads and market interest rates. All of Enterprise’s securities in an unrealized loss position have been evaluated for OTTI as of June 30, 2018 and Enterprise do not consider any security to have OTTI. Enterprise evaluated the prospects of the issuers in relation to the severity and the duration of the unrealized losses. In addition, Enterprise do not intend to sell, and it is more likely than not that Enterprise will not have to sell any of Enterprise’s securities before recovery of their cost basis.
Restricted equity securities totaled $2.1 million at June 30, 2018, as compared to $1.1 million at December 31, 2017, which consisted primarily of FHLB stock. Enterprise also held $40,000 in Atlantic Community Bankers Bank stock at June 30, 2018 and December 31, 2017.

Loans — The loan portfolio comprises Enterprise’s largest class of earning assets. Total loans receivable, net of unearned income, increased $31.9 million, or 14.7%, to $249.4 million at June 30, 2018, as compared to $217.5 million at December 31, 2017. During the six months ended June 30, 2018, Enterprise had $10.7 million in net commercial real estate loan production, $13.8 million in net construction loan production and $8.0 million in net commercial loan production contributing to the overall increase in the loan portfolio.
The following table summarizes the composition of Enterprise’s gross loan portfolio by type:
(Dollars in thousands)	June 30, 2018	December 31, 2017
Commercial real estate	$146,679	$136,004
Multi-family	22,103	22,831
Construction	53,552	39,806
Commercial and industrial	25,535	17,530
Consumer and other	1,890	1,656
Total gross loans	$249,759	$217,827

Loan and Asset Quality — The ratio of Non-Performing Assets (“NPAs”), which include non-accrual loans, loans 90 days past due and still accruing, troubled debt restructured loans currently performing in accordance with renegotiated terms and foreclosed real estate, to total assets decreased to 1.01% at June 30, 2018 from 1.16% at December 31, 2017. NPAs increased $687,000 to $2.6 million at June 30, 2018, as compared to $1.9 million at December 31, 2017. Loans 90 days past due and still accruing consist of one – one to four family mortgage loan serviced by others totaling $5,000 at June 30, 2018 as compared to $10,000 at December 31, 2017. The decrease in 90 days past due and still accruing is due to the delayed receipt of payments on the loan from Enterprise’s third-party processor. Non-accrual loans increased $692,000 to $1.3 million at June 30, 2018, as compared to $644,000 at December 31, 2017. Loans past due 30 to 89 days totaled $60,000 at June 30, 2018, representing a decrease of  $744,000 from $804,000 at December 31, 2017. The non-accrual loan relationships consist of three loans totaling $1,336,000, which equates to 0.5% of total loans and 51.6% of total NPAs at June 30, 2018.
Enterprise currently has a contract of sale on Enterprise’s foreclosed real estate property, which is valued at $1.3 million at June 30, 2018 and December 31, 2017. Enterprise is currently in the process of completing an environmental cleanup on the property and expects the sale to close prior to year-end.
The allowance for loan losses increased by $299,000, or 11.6%, to $2.9 million, or 1.15% of total loans, at June 30, 2018, compared to $2.6 million, or 1.18% of total loans, at December 31, 2017. Enterprise recorded $299,000 in provision for loan losses for the six months ended June 30, 2018 as compared to $98,000 for the six months ended June 30, 2017. It should be noted that Enterprise did not record any charge-offs for the six months ended June 30, 2018 or for the six months ended June 30, 2017. The allowance for loan losses as a percentage of non-accrual loans decreased to 214.8% at June 30, 2018 from 399.2% at December 31, 2017 primarily due to the addition of one non-accrual loan during the six months ended June 30, 2018, which is in the process of being sold and no loss is anticipated.
Management continues to monitor Enterprise’s asset quality and believes that the NPAs are adequately collateralized and anticipated material losses have been adequately reserved for in the allowance for loan losses. However, given the uncertainty of the current real estate market, additional provisions for losses may be deemed necessary in future periods. The following table provides information regarding risk elements in the loan portfolio at each of the periods presented:
(Dollars in thousands)	June 30, 2018	December 31, 2017
Non-accrual loans	$1,336	$644
Non-accrual loans to total loans	0.54%	0.30%
Non-performing assets	$2,591	$1,904
Non-performing assets to total assets	0.99%	0.82%
Allowance for loan losses as a % of non-accrual loans	214.82%	399.22%
Allowance for loan losses to total loans	1.15%	1.18%

A loan is considered impaired, in accordance with the impairment accounting guidance, when based on current information and events, it is probable that Enterprise will be unable to collect all amounts due from the borrower in accordance with the contractual terms of the loan. Total impaired loans were $1.9 million and $725,000 at June 30, 2018 and December 31, 2017, respectively. Based on Enterprise’s analysis, no adjustments need to be recorded to Enterprise’s allowance because the loans have been determined to be well-collateralized. Impaired loans include one loan modified in troubled debt restructurings where concessions have been granted to borrowers experiencing financial difficulties. These concessions could include a reduction in the interest rate on the loan, payment extensions, forgiveness of principal, forbearance or other actions intended to maximize collection. The loan is currently performing in accordance with the terms as restructured.
Enterprise also continues to monitor Enterprise’s portfolio for potential problem loans. Potential problem loans are defined as loans which cause management to have serious concerns as to the ability of such borrowers to comply with the present loan repayment terms and which may cause the loan to be placed on non-accrual status. As of June 30, 2018, all loans that Enterprise deems to be a potential problem loan have been identified and management is actively monitoring these loans.
Further detail of the credit quality of the loan portfolio is included in Note 5 — Allowance for Loan Losses and Credit Quality of Financing Receivables to Enterprise’s unaudited consolidated financial statements.
Allowance for Loan Losses — The allowance for loan losses consists of general and allocated components. The allocated component relates to loans that are classified as impaired. The loans classified as impaired are analyzed on a quarterly basis and an allowance is established when the discounted cash flows, collateral value or observable market price of the impaired loan is lower than the carrying value of that loan. The general component covers non-impaired loans and is based on historical charge-off experience and expected losses derived from Enterprise’s internal risk rating process including qualitative factors. The unallocated component covers the potential for other adjustments that may be made to the allowance for pools of loans after an assessment of internal or external influences on credit quality that are not fully reflected in the historical loss or risk rating data.
Management regularly assesses the appropriateness and adequacy of the loan loss reserve in relation to credit exposure associated with individual borrowers, overall trends in the loan portfolio and other relevant factors, and believes the reserve is reasonable and adequate for each of the periods presented.
At June 30, 2018, the total allowance for loan losses increased by $299,000, or 11.6%, to $2.9 million, or 1.15% of total loans as compared to $2,571,000, or 1.18% of total loans, at December 31, 2017. The increase in the allowance is due to Enterprise recording $299,000 in provision for loan losses for the six months ended June 30, 2018. Enterprise did not record any net charge-offs for the six months ended June 30, 2018 or 2017. The allowance for loan losses as a percentage of non-accrual loans decreased to 214.8% at June 30, 2018 from 399.2% at December 31, 2017, primarily due to the addition of one non-accrual loan during the period.
The table below presents information regarding Enterprise’s provision and allowance for loan losses for the six months ended June 30, 2018 and 2017:
(Dollars in thousands)	June 30, 2018	June 30, 2017
Balance, beginning of period	$2,571	$2,322
Provision	299	98
Charge-offs	—	—
Recoveries	—	—
Balance, end of period	$2,870	$2,420

The table below presents details concerning the allocation of the allowance for loan losses to the various categories for each of the periods presented. The allocation is made for analytical purposes and it is not necessarily indicative of the categories in which future credit losses may occur. The total allowance is available to absorb losses from any category of loans.

	June 30, 2018		December 31, 2017
(Dollars in thousands)	Amount	Percentage of Loans In Each Category To Gross Loans	Amount	Percentage of Loans In Each Category To Gross Loans
Construction loans	$937	21.4%	$668	18.3%
Commercial real estate	1,567	58.7%	1,583	62.4%
Multi-family	137	8.9%	157	10.5%
Commercial and industrial	217	10.2%	150	8.0%
Consumer and other loans	12	0.8%	13	0.8%
Total	$2,870	100.0%	$2,571	100.0%

Deposits — Enterprise’s total deposits increased $6.9 million, or 3.8%, to $189.3 million at June 30, 2018, from $182.4 million at December 31, 2017. The growth in deposits was primarily due to an increase in interest bearing core deposits of  $9.5 million, or 18.9% to $59.9 million at June 30, 2018, as compared to December 31, 2017. Included in the aforementioned deposit total is $7.0 million in money market brokered deposits that were added in the second quarter ended June 30, 2018 to enhance deposits due to the competition associated with deposit gathering. In addition, noninterest-bearing deposits increased $1.7 million or 5.7% to $31.6 million at June 30, 2018 as compared to December 31, 2017. Partially offsetting the growth in core deposits was a decrease in time deposits of  $4.4 million or 4.3% again due to the competition for deposits.
Borrowings — Enterprise’s borrowings consist of short-term and long-term advances from the FHLB. The advances are secured under terms of a blanket collateral agreement by a pledge of qualifying mortgage loans. Enterprise had $40.3 million and $20.1 million in borrowings at FHLB, at a weighted average interest rate of 2.01% and 1.35% at June 30, 2018 and December 31, 2017, respectively. The long-term borrowings at June 30, 2018 consisted of  $32.0 million of fixed rate advances. In addition, Enterprise used a one-month advance of  $7.5 million as interim funding for the quarter ended June 30, 2018 that was refinanced and extended in July. In total short-term advances were $8.3 million at June 30, 2018. Please refer to Liquidity and Capital Resources — Off-Balance Sheet Arrangements.
Equity — Stockholders’ equity, inclusive of accumulated other comprehensive income, net of income taxes, was $31.5 million at June 30, 2018, an increase of  $1.9 million when compared to December 31, 2017. On June 21, 2018, a number of directors exercised options bringing in $501,000 in additional capital for the end of the quarter. The remaining increase was primarily due to the net income earned during the six months ended June 30, 2018.
Liquidity and Capital Resources
A fundamental component of Enterprise’s business strategy is to manage liquidity to ensure the availability of sufficient resources to meet all financial obligations and to finance prospective business opportunities. Liquidity management is critical to Enterprise’s stability. Enterprise’s liquidity position over any given period of time is a product of Enterprise’s operating, financing and investing activities. The extent of such activities is often shaped by such external factors as competition for deposits and loan demand.
Traditionally, financing for Enterprise’s loans and investments is derived primarily from deposits, along with interest and principal payments on loans and investments. At June 30, 2018, total deposits amounted to $189.3 million, an increase of  $6.9 million, or 3.8%, from December 31, 2017. At June 30, 2018 and December 31, 2017, borrowings from FHLB totaled $40.3 million and $20.1 million, respectively, and representing 15.4% and 8.7% of total assets, respectively.
Loan production continued to be Enterprise’s principal investing activity. Total loans receivable, net of unearned income, at June 30, 2018, amounted to $249.4 million, an increase of  $31.9 million, or 14.7%, compared to December 31, 2017.
Enterprise’s most liquid assets are cash and due from banks. At June 30, 2018, the total of such assets amounted to $7.0 million, or 2.7%, of total assets, compared to $10.1 million, or 4.4%, of total assets at

December 31, 2017. Another liquidity source is Enterprise’s available for sale securities portfolio. At June 30, 2018, available for sale securities amounted to $2.1 million, compared to $2.5 million at December 31, 2017.
In addition to the aforementioned sources of liquidity, Enterprise also has the capacity to borrow an additional $46.2 million through its membership in the FHLB and has an unsecured line of credit of $5.0 million at ACBB at June 30, 2018. Management believes that Enterprise’s sources of funds are sufficient to meet Enterprise’s present funding requirements.
In July 2013, the FRB, the Office of the Comptroller of the Currency (the “OCC”) and the FDIC approved final rules (the “Capital Rules”) that established a new capital framework for U.S. banking organizations. The Capital Rules generally implement the Basel Committee on Banking Supervision’s (the “Basel Committee”) December 2010 final capital framework referred to as “Basel III” for strengthening international capital standards. In addition, the Capital Rules implement certain provisions of the Dodd-Frank Act, including the requirements of Section 939A to remove references to credit ratings from the federal banking agencies’ rules.
At June 30, 2018, Enterprise’s Tier I, Total and Common Equity Tier I (“CET1”) capital ratios were 14.06%, 15.31% and 14.06%, respectively. In addition to the risk-based guidelines, Enterprise’s regulators require that banks which meet the regulators’ highest performance and operational standards maintain a minimum leverage ratio (Tier I capital as a percentage of tangible assets) of 4.0%. As of June 30, 2018, Enterprise had a leverage ratio of 12.48%. Enterprise’s risk based and leverage ratios are in excess of those required to be considered “well-capitalized” under FDIC regulations.
The Capital Rules also requires a “capital conservation buffer,” composed entirely of CET1, on top of these minimum risk-weighted asset ratios. The capital conservation buffer is designed to absorb losses during periods of economic stress. Banking institutions with a ratio of CET1 to risk-weighted assets above the minimum but below the capital conservation buffer will face constraints on dividends, equity and other capital instrument repurchases and compensation based on the amount of the shortfall. Beginning January 1, 2016, the capital standards applicable to Enterprise will include an additional capital conservation buffer of 0.625%, increasing 0.625% each year thereafter. When fully phased-in on January 1, 2019, Enterprise will include an additional capital conservation buffer of 2.5% of CET1, effectively resulting in minimum ratios inclusive of the capital conservation buffer of  (i) CET1 to risk-weighted assets of at least 7%, (ii) Tier 1 capital to risk-weighted assets of at least 8.5%, and (iii) Total capital to risk-weighted assets of at least 10.5%. As of June 30, 2018, Enterprise had a capital conservation buffer of 7.31%.
The Capital Rules substantially revised the risk-based capital requirements applicable to bank holding companies and their depository institution subsidiaries. The risk-based capital guidelines are designed to make regulatory capital requirements sensitive to differences in risk profiles among banks and bank holding companies to account for off-balance sheet exposures and to minimize disincentives for holding liquid, low-risk assets. The capital guidelines apply on a consolidated basis to bank holding companies with consolidated assets of  $1 billion or more, and to certain bank holding companies with less than $1 billion in assets if they are engaged in substantial non-banking activity or meet certain other criteria. Since Enterprise is under $1.0 billion in assets and does not have a holding company, Enterprise is not required to report consolidated capital, but Enterprise must continue to meet the minimum capital requirements under the Capital Rules.
Enterprise has no investment or financial relationship with any unconsolidated entities that are reasonably likely to have a material effect on liquidity or the availability of capital resources. Enterprise are not aware of any known trends or any known demands, commitments, events or uncertainties, which would result in any material increase or decrease in liquidity. Management believes that any amounts actually drawn upon can be funded in the normal course of operations.
Off-Balance Sheet Arrangements — Enterprise’s unaudited consolidated financial statements do not reflect off-balance sheet arrangements that are made in the normal course of business. These off-balance sheet arrangements consist of unfunded loans and letters of credit made under the same standards as on-balance sheet instruments. At June 30, 2018, these unused commitments totaled $50.3 million and consisted of  $44.4 million in commitments to grant commercial real estate ($33.0 million) and construction and land development loans ($11.4 million), $1.5 million in home equity lines of credit, $4.1 million in other unused commitments and $335,000 in letters of credit. As of December 31, 2017, these unused commitments totaled $54.8 million. These instruments have fixed maturity dates, and because some of them will expire without being drawn upon, they do not generally present any significant liquidity risk to us. Management believes that any amounts actually drawn upon can be funded in the normal course of operations.
Comparison of Financial Condition at Year-End December 31, 2017 and 2016
General.   At December 31, 2017, Enterprise had total assets of  $232.9 million compared to total assets of  $209.9 million at December 31, 2016, an increase of  $23.0 million, or 11.0%. Gross loans increased $29.1 million, or 15.5%, to $217.8 million at December 31, 2017, from $188.7 million at December 31, 2016. Total deposits increased 11.2% to $182.4 million at December 31, 2017, from $164.0 million at December 31, 2016.
Cash and Cash Equivalents.   Enterprise’s cash and cash equivalents decreased $4.7 million, or 31.8%, at December 31, 2017 to $10.1 million from $14.8 million at December 31, 2016.
Securities Portfolio.   Enterprise’s securities portfolio is designed to provide interest income, provide a source of liquidity, diversify the earning assets portfolio, allow for management of interest rate risk, and provide collateral for public fund deposits and borrowings. Securities are usually classified as available for sale, however there is a small portion of the securities portfolio classified as held to maturity. The portfolio is composed primarily of obligations of U.S. government agencies and government sponsored entities, including collateralized mortgage obligations issued by such agencies and entities.
Enterprise periodically conducts reviews to evaluate whether unrealized losses on investment securities portfolio are deemed temporary or whether an other-than-temporary impairment has occurred. Various inputs to economic models are used to determine if an unrealized loss is other-than-temporary. All of Enterprise’s debt securities in an unrealized loss position have been evaluated as of December 31, 2017, and Enterprise does not consider any security to be other-than-temporarily impaired. Enterprise evaluated the prospects of the issuers in relation to the severity and the duration of the unrealized losses. Enterprise’s securities in unrealized loss positions are mostly driven by wider credit spreads and changes in interest rates. Based on that evaluation Enterprise does not intend to sell any security in an unrealized loss position, and it is more likely than not that Enterprise will not have to sell any of its securities before recovery of its cost basis.
Securities Available for Sale.   Enterprise’s available for sale securities are carried at fair value, adjusted for amortization of premiums and accretion of discounts. Unrealized gains and losses on securities available for sale are excluded from results of operations, and are reported as a separate component of stockholders’ equity net of taxes. Securities classified as available for sale include securities that may be sold in response to changes in interest rates, changes in prepayment risk, the need to increase regulatory capital or other similar requirements. Management determines the appropriate classification of securities at the time of purchase.
The following table shows the carrying value of Enterprise’s available for sale security portfolio as of December 31, 2017, 2016 and 2015.
	December 31,
(Dollars in thousands)	2017	2016	2015
Collateral mortgage obligations	$70	$92	$120
Mortgage backed securities	2,461	3,243	4,156
Total	$2,531	$3,335	$4,276

Enterprise’s securities available for sale, decreased by $804,000, or 24.1%, to $2.5 million at December 31, 2017 from $3.3 million at December 31, 2016. The change from December 31, 2016 to December 31, 2017 was primarily due to amortization of the portfolio. At December 31, 2017, there was a net unrealized gain of  $79,000 in securities available for sale as compared to a net unrealized gain of $111,000 at December 31, 2016. The decline in market value is mainly attributable to an increase in market rates.
The securities portfolio contained no high-risk securities as of December 31, 2017.
The contractual maturity distribution and weighted average yield of Enterprise’s available for sale securities at December 31, 2017, are summarized in the following table. Securities available for sale are carried at amortized cost in the table for purposes of calculating the weighted average yield received on such securities. Weighted average yield is calculated by dividing income within each maturity range by the outstanding amount of the related investment.
	Due under 1 Year		Due 1 – 5 Years		Due 5 – 10 Years		Due over 10 Years
(Dollars in thousands)	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield
Available for sale:
Collateralized mortgage obligations	$—	0.00%	$—	0.00%	$—	0.00%	$68	3.70%
Mortgage-backed securities	—	0.00%	—	0.00%	70	3.59%	2,314	2.97%
Total	$—	0.00%	$—	0.00%	$70	3.59%	$2,382	3.01%

Securities Held to Maturity.   Enterprise’s held to maturity securities are carried at amortized cost, adjusted for amortization of premiums and accretion of discounts. Unrealized gains and losses on securities held to maturity are fluctuations are excluded from the balance sheet due to Enterprise’s intent to hold these securities until maturity and will not be sold. Management determines the appropriate classification of securities at the time of purchase.
The following table shows the carrying value of Enterprise’s available for sale security portfolio as of December 31, 2017, 2016 and 2015.
	December 31,
(Dollars in thousands)	2017	2016	2015
U.S. government securities	$—	$—	$497
Collateral mortgage obligations	9	11	13
Mortgage backed securities	480	598	763
Total	$489	$609	$1,273

Enterprise’s securities held to maturity decreased by $120,000, or 19.7%, to $489,000 at December 31, 2017 from $609,000 December 31, 2016. The change from December 31, 2016 to December 31, 2017 was primarily due to amortization of the portfolio.
The securities portfolio contained no high-risk securities as of December 31, 2017.
The contractual maturity distribution and weighted average yield of Enterprise’s held to maturity securities at December 31, 2017, are summarized in the following table. Securities held to maturity are carried at amortized cost in the table for purposes of calculating the weighted average yield received on such securities. Weighted average yield is calculated by dividing income within each maturity range by the outstanding amount of the related investment.
	Due under 1 Year		Due 1 – 5 Years		Due 5 – 10 Years		Due over 10 Years
(Dollars in thousands)	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield
Held to Maturity:
Collateralized mortgage obligations	$—	0.00%	$—	0.00%	$—	0.00%	$9	3.83%
Mortgage-backed securities	2	2.11%	13	5.12%	50	2.96%	415	3.18%
Total	$2	2.11%	$13	5.12%	$50	2.96%	$424	3.22%

Enterprise held $1.1 million in investments in restricted stock at December 31, 2017 that was classified as other assets, which Enterprise does not consider an investment security. Ownership of this restricted stock is required for memberships in the Atlantic Community Bankers Bank and Federal Home Loan Bank of New York.
Loans.   The loan portfolio comprises the largest component of Enterprise’s earning assets. Total loans receivable at December 31, 2017, increased $29.1 million, or 15.5% to $217.8 million from $188.7 million at December 31, 2016. Loan growth for 2017 occurred primarily in commercial real estate portfolio (an increase of  $18.2 million, or 15.5%). Construction loans also increased $8.5 million or 27.3% to $39.8 million for December 31, 2017 from $31.3 million at December 31, 2016.
The following table summarizes the composition of Enterprise’s loan portfolio by type as of December 31, 2013 through 2017:
	December 31,
(Dollars in thousands)	2017	2016	2015	2014	2013
Commercial Real Estate:
Commercial – owner occupied and investment	$136,004	$117,827	$106,746	$95,639	$81,394
Multi-family	22,831	21,327	22,963	20,537	17,385
Construction	39,806	31,270	28,886	11,990	11,817
Commercial and industrial:
Secured by real estate	9,252	8,041	10,209	5,445	4,937
Secured by non-real estate	8,278	8,407	8,210	8,845	7,348
Consumer:
One-to-four family mortgage	10	27	40	51	158
Lines of credit	1,605	1,692	1,801	2,595	1,932
Personal unsecured	41	59	79	154	77
Deposit overdrafts		7	2	1	—
Total	$217,827	$188,657	$178,936	$145,257	$125,048

The maturity ranges of the loan portfolio and the amounts of loans with predetermined interest rates and floating rates in each maturity range, as of December 31, 2017, are presented in the following table.
	December 31, 2017
(Dollars in thousands)	Due Under 1 Year	Due 1-5 Years	Due Over 5 Years
Commercial Real Estate:
Commercial – owner occupied and investment	$5,142	$21,838	$109,024
Multi-family	5,233	11,682	5,916
Construction	36,373	3,433	—
Commercial and industrial:
Secured by real estate	7,368	841	1,043
Secured by non-real estate	4,389	1,592	2,297
Consumer:
One-to-four family mortgage	10	—	—
Lines of credit	17	7	1,581
Personal unsecured	22	19	—
Deposit overdrafts	—	—	—
Total	$58,554	$39,412	$119,861
Interest rates:
Fixed or predetermined	$7,383	$8,295	$8,149
Floating or adjustable	$51,171	$31,117	$111,712

Loan and Asset Quality.   NPAs consist of non-accrual loans, loans over 90 days delinquent and still accruing interest, troubled debt restructured loans still accruing and foreclosed real estate. Total NPAs increased by $410,000, or 27.4%, to $1.9 million at year-end 2017 from $1.5 million at year-end 2016. The ratio of NPAs to total assets for December 31, 2017 and December 31, 2016 were 0.82% and 0.71%, respectively.
Enterprise’s non-accrual loan balance increased $427,000, to $644,000 at December 31, 2017, from $217,000 at December 31, 2016. Enterprise has one troubled debt restructured loan paying in accordance with the new terms, which decreased from $107,000 at December 31, 2016 to $94,000 at December 31, 2017. Other real estate owned assets remained consistent at $1,250,000 for years ended December 31, 2017 and 2016, respectively.
Management continues to monitor Enterprise’s asset quality and believes that the non-accrual loans are adequately collateralized and anticipated material losses have been adequately reserved for in the allowance for loan losses.
The following table provides information regarding risk elements in the loan and securities portfolio as of December 31, 2013 through 2017.
	December 31,
(Dollars in thousands)	2017	2016	2015	2014	2013
Non-accrual loans:
Commercial Real Estate:
Commercial – owner occupied	$—	$110	$—	$241	$—
Commercial – investment	453	—	—	—	—
Multi-family	—	—	—	—	—
Construction	—	—	—	—	—
Commercial and industrial	191	107	115	122	190
Consumer	—	—	—	—	—
Total	644	217	115	363	190
Loans past due 90 days and still accruing	10	27	40	—	—
Total non-performing loans	654	244	155	363	190
Other real estate owned	1,250	1,250	1,250	1,300	1,416
Total non-performing assets	$1,904	$1,494	$1,405	$1,663	$1,606
Non-accrual loans to total loans, net of unearned income	0.30%	0.12%	0.06%	0.25%	0.15%
Non-performing assets to total assets	0.82%	0.71%	0.73%	1.36%	1.43%
Interest income received on non-accrual loans	$2	$8	$—	$—	$14
Interest income that would have been recorded under the original term of the loans	$38	$14	$7	$9	$14
In addition to monitoring non-performing loans, Enterprise continues to monitor Enterprise’s portfolio for potential problem loans. Potential problem loans are defined as loans which cause management to have serious concerns as to the ability of such borrowers to comply with the present loan repayment terms and which may cause the loan to be placed on non-accrual status.
Future increases in the allowance for loan losses may be necessary based on the growth of the loan portfolio, the change in composition of the loan portfolio, possible future increases in non-performing loans and charge-offs, and the impact of deterioration of the real estate and economic environments in Enterprise’s lending region. Although Enterprise uses the best information available, the level of allowance for loan losses remains an estimate that is subject to significant judgment and short-term change. For additional information, see Critical Accounting Policies above and as more fully described in Note 1 to Enterprise’s consolidated financial statements included elsewhere in this report.

Allowance for Loan Losses.   The allowance for loan losses consists of general and specific. The specific component relates to loans that are classified as substandard and based on analysis are impaired. For those loans that are classified as impaired, an allowance is established when the discounted cash flows, collateral value or observable market price of the impaired loan is lower than the carrying value of that loan. The general component covers all other loans and is based on historical loss experience adjusted for qualitative factors. Other adjustments may be made to the allowance for pools of loans after an assessment of internal or external influences on credit quality that are not fully reflected in the historical loss or risk rating data.
At December 31, 2017, the allowance for loan losses was $2.6 million, an increase of  $249,000, or 10.7%, from $2.3 million at December 31, 2016. The provision for loan losses was $249,000 and there were no charge-offs or recoveries during 2017. The allowance for loan losses as a percentage of total loans was 1.18% at December 31, 2017 compared to 1.23% at December 31, 2016. The decrease in allowance for loan losses as percentage of total loans is due to an increase in total loans of  $29.2 million and changes in the qualitative factors used in determined the provision such as the rolling off of the prior twelve quarters historical loss factors for 2017 versus 2016.
The table below presents information regarding Enterprise’s provision and allowance for loan losses for each of the periods presented.
	December 31,
(Dollars in thousands)	2017	2016	2015	2014	2013
Balance at the beginning of the year	$2,322	$2,082	$1,719	$1,489	$1,273
Provision charged to operating expense	249	240	363	232	272
Recoveries of loans previously charged off:
Commercial loans – secured non-real estate	—	—	—	—	85
Loans charge-off
Commercial – owner occupied and invest	—	—	—	—	(141)
Consumer – personal	—	—	—	(2)	—
Balance at the end of year	$2,571	$2,322	$2,082	$1,719	$1,489
Net charge-offs to average loans outstanding	0.00%	0.00%	0.00%	0.00%	-0.13%
Allowance for loan losses to total loans	1.18%	1.23%	1.17%	1.18%	1.19%
The table below presents details concerning the allocation of the allowance for loan losses to the various categories for each of the periods presented. The allocation is made for analytical purposes and it is not necessarily indicative of the categories in which future credit losses may occur. The total allowance is available to absorb losses from any category of loans.
	Allowance for Loan Loss at December 31,
(Dollars in thousands)	2017	2016	2015	2014	2013
Commercial Real Estate:
Commercial – owner occupied and investment	$1,583	$1,389	$1,248	$1,041	$883
Multi-family	157	171	167	177	150
Construction	668	583	454	313	311
Commercial and industrial:
Secured by real estate	64	60	95	52	59
Secured by non-real estate	86	104	103	113	64
Consumer:	13	15	15	23	22
Total	$2,571	$2,322	$2,082	$1,719	$1,489

	Allowance for Loan Losses as a Percent of Each Category
	2017	2016	2015	2014	2013
Commercial Real Estate:
Commercial – owner occupied and investment	1.16%	1.18%	1.17%	1.09%	1.08%
Multi-family	0.69%	0.80%	0.73%	0.86%	0.86%
Construction	1.68%	1.86%	1.57%	2.61%	2.63%
Commercial and industrial:
Secured by real estate	0.69%	0.75%	0.93%	0.96%	1.20%
Secured by non-real estate	1.04%	1.24%	1.24%	1.28%	0.87%
Consumer	0.79%	0.84%	0.78%	0.82%	1.02%
Total	1.18%	1.23%	1.16%	1.18%	1.19%

Premises and Equipment.   Net premises and equipment decreased by $103,000, or 15.8%, from $654,000 at December 31, 2016 to $551,000 at December 31, 2017.
Other Real Estate Owned.   Other real estate owned remained consistent year end December 31, 2016 compared to the same period in 2017 at $1,250,000, consisting of one property, which is currently under contract to sell.
Deposits.   Total deposits increased $18.4 million, or 11.2%, to $182.4 million at December 31, 2017, from $164.0 million at December 31, 2016. The increase in deposits was due to increases in certificates of deposits of  $15.0 million, or 17.2% and noninterest-bearing transaction deposits of  $7.9 million, or 35.9%, which was partially offset by a decrease in money market deposits of  $4.6 million, or 14.2%, for December 31, 2017 as compared to December 31, 2016. Enterprise’s funding mix continued to improve as non-interest deposits increased.
Total average deposits increased $15.1 million from $159.8 million for the year ended December 31, 2016 to $174.9 million for the year ended December 31, 2017, a 9.5% increase. Average interest-bearing checking accounts decreased $706,000, or 17.6%, from $4.0 million for 2016 to $3.3 million for 2017. Average noninterest-bearing demand accounts increased $5.8 million, or 27.5% from $21.1 million for 2016 to $26.9 million for 2017. Average savings accounts increased $2.8 million or 15.1%, from $18.5 million for 2016 to $21.3 million for 2017. Average time deposits increased $13.4 million, or 16.2%, from $82.9 million for 2016 to $96.3 million for 2017. Average money market balances decreased $6.2 million, or 18.6%, from $33.3 million for 2016 to $27.1 million for 2017.
The average balances and average rates paid on deposits for 2017, 2016 and 2015 are presented below.
	Year Ended December 31,
(Dollars in thousands)	2017 Average		2016 Average		2015 Average
	Balance	Rate	Balance	Rate	Balance	Rate
Demand, non-interest bearing	$26,924	0.00%	$21,120	0.00%	$20,367	0.00%
Demand, interest bearing	3,313	0.61%	4,019	0.70%	3,739	0.70%
Money Market	27,067	0.77%	33,345	0.61%	28,130	0.70%
Savings	21,312	0.54%	18,464	0.42%	19,929	0.35%
Time	96,297	1.44%	82,869	1.33%	65,720	1.31%
Total deposits	$174,913	0.99%	$159,817	0.89%	$137,885	0.86%

The remaining maturity for certificates of deposit accounts of  $100,000 or more as of December 31, 2017 is presented in the following table.
(Dollars in thousands)
1 year or less	$57,006
Over 1 year to 3 years	12,145
Over 3 years	2,679
Total	$71,830

Borrowings.   Enterprise’s borrowings consist of short-term and long-term advances from the FHLB. The advances are secured under terms of a blanket collateral agreement by a pledge of qualifying loans. Enterprise had $20.1 million in borrowings at FHLB, at a weighted average interest rate of 1.35% at December 31, 2017. Please refer to Liquidity and Capital Resources — Off-Balance Sheet Arrangements.
Equity.   Stockholders’ equity inclusive of AOCI, net of income taxes, was $29.6 million at December 31, 2017, an increase of  $2,065,000, from the $27.5 million at year-end 2016. The increase in stockholders’ equity was mostly due to $1.6 million in net income for 2017. In addition, there was a capital increase of  $420,000 related to the exercise of stock options due to their expiration and the holding of the stock that was issued.
Comparison of Operating Results for Year-End December 31, 2017 and 2016
Results of Operations.   Enterprise’s net income is impacted by five major components and each of them is reviewed in more detail in the following discussion:
•
net interest income, or the difference between interest income earned on loans and investments and interest expense paid on deposits and borrowed funds;

•
provision for loan losses, or the amount added to the allowance for loan losses to provide reserves for inherent losses on loans;

•
non-interest income, which is made up primarily of certain loan and deposit fees;

•
non-interest expense, which consists primarily of compensation and benefits and other operating expenses; and

•
income taxes.

For the year ended December 31, 2017, Enterprise reported net income of  $1.6 million, or $0.49 per basic share and $0.46 per diluted share, as compared to net income of  $1.9 million, or $0.61 per basic share and $0.58 diluted share, for the same period last year. The decrease in net income for the year ended December 31, 2017 was primarily attributed to the change in tax regulations signed into law on December 22, 2017, H.R.1, “An Act to Provide for Reconciliation Pursuant to Titles II and V of the Concurrent Resolution on the Budget for Fiscal Year 2018” (the “Act”), was enacted by the U.S Federal Government. The Act provided for significant changes to corporate taxation including the decrease of the corporate tax rate to 21%. Enterprise has accounted for the material impacts of the Act by remeasuring its deferred tax assets/liabilities at the 21% enacted tax rate and passing the adjustment of  $426,000 through earnings.
Net Interest Income.   Net interest income is the difference between interest and deferred fees earned on loans and other interest-earning assets and interest paid on interest-bearing liabilities. Net interest income is directly affected by changes in volume and mix of interest-earning assets and interest-bearing liabilities that support those assets, as well as changing interest rates when differences exist in repricing dates of assets and liabilities.

Comparative Average Balance and Average Interest Rates.   The following table presents a summary of Enterprise’s interest-earning assets and their average yields, and interest-bearing liabilities and their average costs for each of the years ended December 31, 2017, 2016 and 2015. The average balances of loans include non-accrual loans, and associated yields include loan fees, which are considered adjustment to yields.
	Year Ended December 31,
	2017			2016			2015
(Dollars in thousands)	Average Balance	Interest	Average Rate(2)	Average Balance	Interest	Average Rate(2)	Average Balance	Interest	Average Rate(2)
Earning Assets:
Interest on securities	$3,519	$97	2.75%	$4,606	$121	2.62%	$6,290	$152	2.41%
Total loans receivable(1)(3)	202,631	10,172	5.02%	185,436	9,283	5.01%	62,637	8,224	5.06%
Other interest earning assets	8,244	129	1.57%	6,309	65	1.04%	4,254	81	1.92%
Total interest earning assets	214,395	10,398	4.85%	196,351	9,469	4.82%	173,181	8,457	4.88%
Non-interest earning assets	10,064			9,355			5,732
Allowance for loan loss	(2,404)			(2,228)			(1,865)
Total Assets	$222,054			$203,479			$177,048
Sources of Funds:
Interest bearing DDA	$3,313	$24	0.72%	$4,018	$32	0.81%	$3,739	$29	0.77%
Money Market Accounts	27,067	174	0.65%	33,345	218	0.65%	28,130	173	0.62%
Savings Accounts	21,312	110	0.52%	18,464	69	0.37%	19,929	71	0.36%
Certificate of Deposits	96,297	1,319	1.37%	82,869	1,115	1.35%	65,720	815	1.24%
Total interest bearing deposits	147,988	1,627	1.10%	138,696	1,434	1.03%	117,519	1,089	0.93%
Borrowings	16,939	195	1.15%	16,351	159	0.97%	15,707	137	0.87%
Total interest bearing liabilities	164,927	1,822	1.10%	155,047	1,593	1.03%	133,226	1,226	0.92%
Non-interest bearing liabilities:
Non-interest bearing deposits	26,987			21,199			20,367
Other liabilities	399			424			571
Total noninterest bearing liabilities	27,386			21,624			20,939
Stockholders’ equity	29,741			26,808			22,883
Total Liabilities and Stockholders’ Equity	$222,054			$203,479			$177,048
Net Interest Income and Net Interest Margin(4)		$8,576	4.00%		$7,876	4.01%		$7,231	4.17%

(1)
Includes loan fee income of  $198,000 and $88,000 that were reclassed from other income as of December 31, 2017 and 2016, respectively to align year end financials with quarterly financial presentation.

(2)
Average rates on securities are calculated on amortized costs

(3)
Loans outstanding include non-accrual loans

(4)
Represents the difference between interest earned and interest paid, divided by average total interest-earning assets

Net interest income increased $700,000, or 8.9%, to $8.6 million for the year ended December 31, 2017 as compared to $7.9 million for same period in 2016. The increase in net interest income was largely due to an increase in average interest earning assets of  $18.0 million or 9.2%. The increase in average interest earning assets was driven by growth in average total loans of  $17.2 million.
Interest Income.   Total interest income increased $929,000, or 9.8%, to $10.4 million for the year ended December 31, 2017 as compared to $9.5 million for the same period in 2016. The increase in interest income was largely due to loan growth of  $17.2 million on average. The average rate on earning assets increased 3 basis points due to the greater loan growth on a weighted average basis contributing more to the overall increase in total earning assets.
Interest income from securities decreased $23,000, or 19.2%, for the year ended December 31, 2017 compared to the same period in 2016. The decrease was due to continued amortization of the investment portfolio and funneling the cash flow into loan growth. The average balance of the securities portfolio decreased $1,087,000, or 23.6%, to $3.5 million for the year ended December 31, 2017 as compared to $4.6 million for the same period in 2016.
Interest income from the loan portfolio increased by $889,000, or 9.6%, to $10.2 million for 2017 compared to $9.3 million for 2016. The increase was due to the $17.2 million in average balance from December 31, 2016 to December 31, 2017. The loan yield remained consistent year over year at 5.02% for year end 2017 compared to 5.01% for the year ended 2016.
Interest Expense.   Total interest expense increased $229,000, or 14.4%, to $1.8 million for the year ended December 31, 2017 compared to $1.6 million for the same period in 2016. The increase was primarily due to growth in Certificates of Deposit ($13.4 million or 16.2%) to fund the loan growth for 2017.
The following table reflects the impact on net interest income from changes in the volume of interest earning assets and interest-bearing liabilities and changes in rates earned and paid by us on such assets and liabilities. For purposes of this table, nonaccrual loans have been included in the average loan balance. Changes due to both volume and rate have been allocated in proportion to the relationship of the dollar amount change in each.
	December 31, 2017 v. 2016			December 31, 2016 v. 2015
	Increase (decrease) due to changes in			Increase (decrease) due to changes in
(Dollars in thousands)	Volume	Rate	Total	Volume	Rate	Total
Earning Assets:
Interest on securities	$(30)	$6	$(24)	$(44)	$13	$(31)
Total loans receivable(1)	884	6	889	1,181	(122)	1,059
Other interest earning assets	19	45	64	(10)	(6)	(16)
Total net change in income on interest-earning assets	873	56	929	1,127	(115)	1,012
Sources of Funds:
Interest bearing DDA	$(4)	$(4)	$(8)	$2	$1	$4
Money Market Accounts	(42)	(2)	(44)	34	9	43
Savings Accounts	14	27	41	(5)	3	(3)
Certificate of Deposits	185	19	204	231	70	301
Total interest bearing deposits	153	40	193	262	83	345
Borrowings	7	29	36	6	16	22
Total net change in expense on interest bearing liabilities	160	69	229	268	99	367
Change in net interest income	$713	$(13)	$700	$859	$(214)	$645

(1)
Includes loan fee income

Provision for Loan Losses.   Provision for loan losses increased $9,000 to $249,000 for the year ended December 31, 2017, as compared to $240,000 for the same period in 2016. The increase in the provision for loan losses for the year-ended December 31, 2017 was largely attributed to the increase in loan growth. The provision for loan losses reflects management review, analysis and judgment of the credit quality of the loan portfolio for 2017 and the effects of current economic environment and changes in real estate collateral values from the time the loans were originated. Enterprise’s non-accrual loans increased $427,000, 197.0%

to $644,000 at December 31, 2017 from $217,000 at December 31, 2016. Enterprise believes these loans are adequately provided for in Enterprise’s loan loss allowance or are sufficiently collateralized at December 31, 2017. The provision for loan losses reflects management’s judgment concerning the risks inherent in Enterprise’s existing loan portfolio and the size of the allowance necessary to absorb the risks, as well as the activity in the allowance during the periods. Management reviews the adequacy of its allowance on an ongoing basis and will provide additional provisions, as deemed necessary. Also see Note 6 to Enterprise’s consolidated financial statements herein for further discussion.
Non-Interest Income.   Non-interest income consists of all income other than interest and dividend income and is principally derived from service charges on deposits, ATM and debit card income. Enterprise recognizes the importance of supplementing net interest income with other sources of income as Enterprise continues to explore new opportunities to generate non-interest income.
Loan fee income of  $198,000 and $88,000 were reclassed from non-interest income for December 31, 2017 and 2016, respectively to align with the quarterly financial presentation. Excluding the loan fee income, non-interest income decreased $12,000, or 5.0%, to $226,000 for the year ended December 31, 2017 as compared to $238,000 for the same period last year. The decrease in non-interest income was largely due lower than anticipated service fees on deposit accounts.
Non-Interest Expense.   Total non-interest expense increased $369,000, or 8.0%, to $5.0 million for the year ended December 31, 2017 as compared to the same period last year. The increase for the year ended December 31, 2017, as compared to the same period in 2016, was largely due to expenses related to a full-years branch operation for the Newark Branch that was opened for business in November, 2016. Compensation and benefits increased approximately $68,000, or 2.5% related to staffing the new branch; occupancy expense increased $58,000, or 18.8% related to leasing the branch office; and equipment expense increased $85,000, or 13.5% related to the new infrastructure for branch office. In addition, other operating expenses related to the day to day activities of Enterprise overall increased $177,000, or 27.4%.
Income Taxes.   The provision for income taxes was $2.0 million and $1.3 million for 2017 and 2016, respectively. Enterprise’s effective tax rate was 55.1% and 40.0% for 2017 and 2016, respectively. The increase in income tax expense for the year ended December 31, 2017 was primarily attributable to growth in pre-tax income and an adjustment related to the valuation of deferred taxes due to the change in the statutory tax rate signed into law later in 2017. The impact of the change in the tax rate was $426,000. Excluding that valuation adjustment, Net Income would have increased $89,000 or 4.6% ending December 31, 2017 at $2,018,000 compared to $1,929,000 at December 31, 2016. See Notes 2 and 14 to Enterprise’s consolidated financial statements for further discussion on income taxes.
Operational Risk
Enterprise is exposed to a variety of operational risks that can affect each of Enterprise’s business activities, particularly those involving processing and servicing of loans. Operational risk is defined as the risk of loss resulting from inadequate or failed internal processes, people or systems from external events. The risk of loss also includes losses that may arise from potential legal actions that could result from operational deficiencies or noncompliance with contracts, laws or regulations. Enterprise monitors and evaluates operational risk on an ongoing basis through systems of internal control, formal corporate-wide policies and procedures, and an internal audit function.
Liquidity and Capital Resources
At December 31, 2017, total deposits amounted to $182.4 million, an increase of  $18.4 million, or 11.2%, from December 31, 2016. At December 31, 2017, borrowings from FHLB were $20.1 million, and represented 8.7% of total assets. At December 31, 2016, borrowings from FHLB were $17.9 million, and represented 8.5% of total assets.
Loan production and investments continued to be Enterprise’s principal investing activity. Total loans receivable at December 31, 2017, amounted to $217.8 million, an increase of  $29.1 million, or 15.5%, compared to December 31, 2016.

Enterprise’s most liquid assets are cash and due from banks and interest-bearing deposits. At December 31, 2017, the total of such assets amounted to $10.1 million, or 4.4%, of total assets, compared to $14.8 million, or 7.1%, of total assets at December 31, 2016. Another liquidity source is Enterprise’s available for sale securities portfolio. At December 31, 2017, available for sale securities amounted to $2.5 million or 1.1% of total assets, compared to $3.3 million or 1.6% of total assets at December 31, 2016.
In addition to the aforementioned sources of liquidity, Enterprise has available various other sources of liquidity, including the capacity to borrow an additional $26.4 million through its membership in the FHLB and $5.0 million at ACBB at December 31, 2017 per Enterprise’s internal policy. In addition, Enterprise has approximately $36.5 million in contingency funding available through its membership at the FHLB. Management of Enterprise believes that Enterprise’s sources of funds are sufficient to meet its present funding requirements.
Bank regulators have implemented risk-based guidelines which require banks to maintain certain minimum capital as a percent of such assets and certain off-balance sheet items adjusted for predefined credit risk factors (risk-adjusted assets). Banks are required to maintain Tier I capital as a percent of risk-adjusted assets of 6.00% and Total risk-based capital as of risk-adjusted assets of 10.00% at a minimum to remain well-capitalized. At December 31, 2017, Enterprise’s Tier I and Total risk-based capital ratios were 14.67% and 15.92%, respectively.
In addition to the risk-based guidelines discussed above, Enterprise’s regulators require that banks, which meet the regulators’ highest performance and operational standards, maintain a minimum leverage ratio (Tier I capital as a percent of tangible assets) of 5.00%. For those banks with higher levels of risk or that are experiencing or anticipating growth, the minimum will be proportionately increased. Minimum leverage ratios for each bank are established and updated through the ongoing regulatory examination process. At December 31, 2017 Enterprise had a leverage ratio of 12.92%.
Enterprise has no investment or financial relationship with any unconsolidated entities that are reasonably likely to have a material effect on liquidity or the availability of capital resources. Enterprise is not aware of any known trends or any known demands, commitments, events or uncertainties, which would result in any material increase or decrease in liquidity. Management believes that any amounts actually drawn upon can be funded in the normal course of operations.
Off-Balance Sheet Arrangements — Enterprise’s consolidated financial statements do not reflect off-balance sheet arrangements that are made in the normal course of business. These off-balance sheet arrangements consist of commitments to extend credit and letters of credit. At December 31, 2017, Enterprise had approved equity lines of credit, unsecured lines of credit, overdraft protection loans unused, standby letters of credit and construction loans yet to be advanced but accessible to borrowers of $47.0 million. These instruments have fixed maturity dates, and because many of them will expire without being drawn upon, they do not generally present any significant liquidity risk to us. At December 31, 2017 and 2016, respectively, Enterprise had approximately $7.8 million and $11.6 million in outstanding commitments to originate loans and $102,000 and $234,000 in outstanding standby letters of letters of credit for the periods ending December 31, 2017 and 2016, respectively. There are no commitments to sell any of the loans which have already been originated. Management of Enterprise believes that any amounts actually drawn upon can be funded in the normal course of operations.
Market Risk
Market risk is generally described as the sensitivity of income to adverse changes in interest rates, foreign currency exchange rates, commodity prices, and other relevant market rates or prices. Market rate sensitive instruments include: financial instruments such as investments, loans, mortgage-backed securities, deposits, borrowings and other debt obligations; derivative financial instruments, such as futures, forwards, swaps and options; and derivative commodity instruments, such as commodity futures, forwards, swaps and options that are permitted to be settled in cash or another financial instrument.
Enterprise does not have any material exposure to foreign currency exchange rate risk or commodity price risk. Enterprise did not enter into any market rate sensitive instruments for trading purposes nor did Enterprise engage in any trading or hedging transactions utilizing derivative financial instruments during

2017. Enterprise’s real estate loan portfolio, concentrated largely in northern New Jersey, is subject to risks associated with the local and regional economies. Enterprise’s primary source of market risk exposure arises from changes in market interest rates (“interest rate risk”).
Interest Rate Risk
Interest rate risk is generally described as the exposure to potentially adverse changes in current and future net interest income resulting from: fluctuations in interest rates, product spreads, and imbalances in the repricing opportunities of interest-rate-sensitive assets and liabilities. Therefore, managing Enterprise’s interest rate sensitivity is a primary objective of Enterprise’s senior management. Enterprise’s Asset/Liability Committee (“ALCO”) is responsible for managing the exposure to changes in market interest rates. Enterprise’s reviews a variety of strategies that project changes in asset or liability mix and the impact of those changes on projected net interest income and net income.
Current and future sensitivity to changes in interest rates are measured through the use of balance sheet and income simulation models. The analyses capture changes in net interest income using flat rates as a base, a most likely rate forecast and rising and declining interest rate forecasts. Changes in net interest income and net income for the forecast period, generally twelve to thirty-six months, are measured and compared to policy limits for acceptable change. There are a variety of reasons that may cause actual results to vary considerably from the predictions presented below which include, but are not limited to, the timing, magnitude, and frequency of changes in interest rates, interest rate spreads, prepayments, and actions taken in response to such changes. Specific assumptions used in the simulation model include instantaneous and permanent yield curve shifts for market rates and current asset and liability spreads to market interest rates are fixed.
The following table sets forth Enterprise’s interest rate risk profile at December 31, 2017 and 2016. The interest rate sensitivity of Enterprise’s assets and liabilities and the impact on net interest income illustrated in the following table would vary substantially if different assumptions were used or if actual experience differs from that indicated by the assumptions.
	Net Portfolio Value(2)			Net Interest Income
(Dollars in thousands)	Estimated NPV(1)	Estimated Increase (Decrease)		Estimated Net Interest Income(3)	Estimated Increase (Decrease)
Change in Interest Rates (basis points)		Amount	Percent		Amount	Percent
December 31, 2017
+400bp	$30,804	$(3,894)	-11.2%	$9,029	$390	4.5%
+300bp	$32,022	$(2,676)	-7.7%	$9,022	$383	4.4%
+200bp	$33,099	$(1,599)	-4.6%	$8,959	$320	3.7%
+100bp	$34,172	$(526)	-1.5%	$8,860	$221	2.6%
0bp	$34,698	$—	0.0%	$8,639	$—	0.0%
-100bp	$36,489	$1,791	5.2%	$8,431	$(208)	-2.4%
December 31, 2016
+400bp	$30,151	$(3,757)	-11.1%	$7,435	$(294)	-3.8%
+300bp	$31,340	$(2,568)	-7.6%	$7,612	$(117)	-1.5%
+200bp	$32,351	$(1,557)	-4.6%	$7,727	$(2)	0.0%
+100bp	$33,258	$(650)	-1.9%	$7,798	$69	0.9%
0bp	$33,908	$—	0.0%	$7,729	$—	0.0%
-100bp	$36,258	$2,350	6.9%	$7,640	$(89)	-1.2%

(1)
Assumes an instantaneous and parallel shift in interest rates at all maturities.

(2)
NPV, also referred to as economic value of equity, is the discounted present value of expected cash flows from assets, liabilities and off-balance sheet contracts.

(3)
Assumes a gradual change in interest rates over a one-year period at all maturities.

Certain shortcomings are inherent in the methodologies used in the above interest rate risk measurements. Modeling changes in net interest income requires the making of certain assumptions regarding prepayment and deposit decay rates, which may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. While management believes such assumptions are reasonable, there can be no assurance that assumed prepayment rates and decay rates will approximate actual future loan prepayment and deposit withdrawal activity. Moreover, the net interest income table presented assumes that the composition of interest sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured and also assumes that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration to maturity or repricing of specific assets and liabilities. Accordingly, although the net interest income table provides an indication of Enterprise’s interest rate risk exposure at a particular point in time, such measurement is not intended to and does not provide a precise forecast of the effect of changes in market interest rates on net interest income and will differ from actual results. Furthermore, the simulation does not reflect actions that ALCO might take in response to anticipated changes in interest rates or competitive conditions in the market place.
Impact of Inflation and Changing Prices
Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, the level of interest rates has a more significant impact on a financial institution’s performance than general levels of inflation. Interest rates do not necessarily move in the same direction or change with the same magnitude as the price of goods and services, which are affected by inflation. Accordingly, the liquidity, interest rate sensitivity and maturity characteristics of Enterprise’s assets and liabilities are more indicative of Enterprise’s ability to maintain acceptable performance levels. Management monitors and seeks to mitigate the impact of interest rate changes by attempting to match the maturities of assets and liabilities, thus seeking to minimize the potential effect of inflation.

THE SPECIAL MEETING OF ENTERPRISE SHAREHOLDERS
This proxy statement/prospectus is being furnished to holders of Enterprise common stock for use at a special meeting of Enterprise shareholders and any adjournments or postponements thereof.
Date, Time and Place of the Special Meeting
Enterprise will hold its special meeting of shareholders at the headquarters of Enterprise, located at 490 Boulevard, Kenilworth, NJ 07033 on December 20, 2018, at 8:30 a.m., local time.
Purpose of the Special Meeting
At the special meeting, Enterprise shareholders as of the record date will be asked to consider and vote on the following proposals:
1.
to approve the Agreement and Plan of Merger by and between SB One, SB One Bank and Enterprise, dated as of June 19, 2018, pursuant to which Enterprise will merge with and into SB One Bank with SB One Bank surviving; and

2.
to approve a proposal to approve one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are insufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to approve the merger agreement.

Recommendation of the Enterprise Board of Directors
The Enterprise board of directors has unanimously approved the merger agreement and recommends that you vote your shares as follows:
•
“FOR” approval of the merger agreement; and

•
“FOR” approval of the proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies.

Record Date; Outstanding Shares; Shares Entitled to Vote
Only holders of record of Enterprise common stock at the close of business on the record date of November 2, 2018, are entitled to notice of and to vote at Enterprise’s special meeting. As of the record date, there were 3,441,161 shares of Enterprise common stock outstanding, held of record by approximately 115 shareholders. Each holder of Enterprise common stock is entitled to one vote for each share of Enterprise common stock owned as of the record date.
A list of shareholders entitled to vote at the special meeting will be available for inspection at the special meeting by any Enterprise shareholder.
Quorum
A quorum of Enterprise shareholders is necessary to hold a valid meeting. If the holders of at least a majority of the total number of the outstanding shares of Enterprise common stock entitled to vote are represented in person or by proxy at the special meeting, a quorum will exist. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or vote in person at the special meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the special meeting in person or represented by proxy may adjourn the special meeting to another date.
Share Ownership of Management; Voting Agreements
As of the record date, the directors and executive officers of Enterprise and their affiliates collectively owned 2,167,135 shares of Enterprise common stock, or approximately 63% of Enterprise’s outstanding shares.

Each of the directors has entered into a voting agreement with SB One, requiring each of them to vote all shares of Enterprise common stock beneficially owned by such person in favor of approval of the merger agreement. As of the record date, these directors held shares of Enterprise common stock, which represented approximately 63% of the outstanding shares of Enterprise common stock.
When considering the Enterprise board of directors’ recommendation that you vote in favor of the approval of the merger agreement, you should be aware that the directors and executive officers of Enterprise have financial interests in the merger that may be different from, or in addition to, the interests of shareholders of Enterprise. See “The Merger — Interests of Enterprise’s Directors and Executive Officers in the Merger” beginning on page 83.
Voting of Proxies
If you are an Enterprise shareholder, the Enterprise board of directors requests that you return the proxy card accompanying this proxy statement/prospectus for use at the Enterprise special meeting. Please complete, date and sign the proxy card and promptly return it in the enclosed postage-paid envelope.
All properly signed proxies received prior to the special meeting and not revoked before the vote at the special meeting will be voted at the special meeting according to the instructions indicated on the proxies or, if no instructions are given, the shares will be voted “FOR” approval of the merger agreement, and “FOR” an adjournment of the special meeting to solicit additional proxies, if necessary.
If you have any questions concerning the merger, the other meeting matters or this proxy statement/prospectus or need assistance voting your shares, please contact Donald J. Haake, President and CEO of Enterprise, at the address or telephone number listed below:
490 Boulevard
Kenilworth, NJ 07033
(877) 604-5705
If you hold your shares of Enterprise common stock in “street name,” meaning in the name of a bank, broker or other nominee who is the record holder, you must either direct the record holder of your shares of Enterprise common stock how to vote your shares or obtain a proxy from the record holder to vote your shares in person at the special meeting.
If you fail to properly submit your proxy card or to instruct your broker, bank or other nominee to vote your shares of Enterprise common stock and you do not attend the special meeting and vote your shares in person, your shares will not be voted. This will have the same effect as a vote “AGAINST” approval of the merger agreement, but will have no impact on the outcome of the other proposal.
How to Revoke Your Proxy
If you are an Enterprise shareholder, you may revoke your proxy at any time by taking any of the following actions before your proxy is voted at the special meeting:
•
delivering a written notice bearing a date later than the date of your proxy card to the President and CEO of Enterprise, stating that you revoke your proxy;

•
submitting a new signed proxy card bearing a later date (any earlier proxies will be revoked automatically); or

•
attending the special meeting and voting in person, although attendance at the special meeting will not, by itself, revoke a proxy.

You should send any notice of revocation to the following address:
Enterprise Bank N.J.
490 Boulevard
Kenilworth, NJ 07044
Attention: Donald J. Haake, President and CEO

If you have instructed a bank, broker or other nominee to vote your shares, you must follow the directions you receive from your bank, broker or other nominee to change your vote.
Voting in Person
If you are an Enterprise shareholder and plan to attend the Enterprise special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the special meeting, you must obtain a proxy from the broker, bank or other nominee in order to vote your shares.
Whether or not you plan to attend the special meeting, Enterprise requests that you complete, sign, date and return the enclosed proxy card as soon as possible in the enclosed postage-paid envelope. This will not prevent you from voting in person at the special meeting, but will assure that your vote is counted if you are unable to attend.
Abstentions and Broker Non-Votes
Only shares affirmatively voted for each proposal, including shares represented by properly executed proxies that do not contain voting instructions, will be counted as votes “FOR” the proposal.
Brokers who hold shares of Enterprise common stock in street name for a customer who is the beneficial owner of those shares may not exercise voting authority on the customer’s shares with respect to the actions proposed in this proxy statement/prospectus without specific instructions from the customer. When a broker does not vote on a particular proposal because the broker does not have discretionary voting power with respect to a proposal and has not received voting instructions from the beneficial owner it is referred to as broker non-votes. If your broker holds your Enterprise stock in street name, your broker will vote your shares only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker with this proxy statement/prospectus.
Accordingly, you are urged to mark and return the enclosed proxy card to indicate your vote, or fill out the voter instruction form, if applicable. Abstentions and broker non-votes will be included in determining the presence of a quorum at the special meeting. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the approval of the merger agreement, but will have no effect on the other proposal.
Proxy Solicitation
If you are an Enterprise shareholder, the enclosed proxy is solicited by and on behalf of the Enterprise board of directors. Enterprise will pay the expenses of soliciting proxies to be voted at the special meeting, including any attorneys’ and accountants’ fees, except Enterprise and SB One have each agreed to share equally the costs of printing this proxy statement/prospectus. Following the original mailing of the proxies and other soliciting materials, Enterprise and its agents may also solicit proxies by mail, telephone, facsimile or in person. No additional compensation will be paid to directors, officers or other employees of Enterprise for making these solicitations. Enterprise intends to reimburse persons who hold Enterprise common stock of record but not beneficially, such as brokers, custodians, nominees and fiduciaries, for their reasonable expenses in forwarding copies of proxies and other soliciting materials to, and requesting authority for the exercise of proxies from, the persons for whom they hold the shares.
This proxy statement/prospectus and the proxy card are first being sent to Enterprise shareholders on or about November 6, 2018.
Stock Certificates
If you are an Enterprise shareholder, you should not send in any certificates representing Enterprise common stock. Following the completion of the merger, you will receive separate instructions for the exchange of your certificates representing Enterprise common stock.

PROPOSALS
Merger Proposal
Enterprise is requesting that holders of the outstanding shares of Enterprise common stock consider and vote on a proposal to approve the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus. Approval of the merger proposal by Enterprise shareholders is a condition to the closing of the merger. If the merger proposal is not approved by Enterprise shareholders, the merger will not occur.
Vote Required for Approval
The affirmative vote of holders of at least two-thirds of the shares of Enterprise common stock outstanding and entitled to vote at the special meeting is required to approve the merger agreement. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the approval of the merger agreement.
Recommendation of the Enterprise Board of Directors
THE ENTERRPISE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE MERGER PROPOSAL.
Adjournment Proposal
Enterprise is requesting that holders of the outstanding shares of Enterprise common stock consider and vote on a proposal to approve one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are insufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to approve the merger agreement. Even though a quorum may be present at the special meeting, it is possible that Enterprise may not receive sufficient votes to approve the merger agreement by the time of the special meeting. In that event, Enterprise would need to adjourn the special meeting in order to solicit additional proxies. The adjournment proposal relates only to an adjournment of the special meeting for purposes of soliciting additional proxies to obtain the requisite shareholder approval to approve the merger agreement. Any other adjournment of the special meeting (e.g., an adjournment required because of the absence of a quorum) would be voted on pursuant to the discretionary authority granted by the proxy card. The Enterprise board of directors retains full authority to the extent set forth in Enterprise’s restated certificate of incorporation, or Enterprise’s bylaws, and New Jersey law to adjourn the special meeting for any other purpose, or to postpone the special meeting before it is convened, without the consent of any Enterprise shareholders.
If Enterprise shareholders approve the adjournment proposal, Enterprise could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from Enterprise shareholders who have previously voted. Enterprise is not required to notify shareholders of any adjournment if the new place, date and time are announced at the special meeting before adjournment. If, after the adjournment, a new record date is fixed for the adjourned special meeting, notice of the adjourned special meeting shall be given to each shareholder of record entitled to vote at the special meeting.
Vote Required for Approval
The affirmative vote of holders of at least a majority of votes cast at the Enterprise special meeting is required to approve the proposal to adjourn the special meeting. Abstentions and broker non-votes are not counted as votes cast and will not affect the outcome of this proposal.
Recommendation of the Enterprise Board of Directors
THE ENTERPRISE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADJOURNMENT PROPOSAL.

THE MERGER
The following discussion contains material information about the merger. The discussion is subject, and qualified in its entirety by reference, to the merger agreement and other documents attached as annexes to this proxy statement/prospectus. We urge you to read carefully this entire proxy statement/prospectus, including the merger agreement and other documents attached as annexes to this proxy statement/ prospectus, for a more complete understanding of the merger.
General
On June 19, 2018, the boards of directors of SB One and Enterprise each unanimously approved the merger agreement. The merger agreement provides for the merger of Enterprise with and into SB One Bank, with SB One Bank as the surviving bank.
See “The Merger Agreement,” beginning on page 90, for additional and more detailed information regarding the legal documents that govern the merger, including information about the conditions to the merger and the provisions for terminating or amending the merger agreement.
Consideration to be Received in the Merger
Upon completion of the merger, Enterprise shareholders will be entitled to receive 0.4538 shares of SB One common stock for each outstanding share of Enterprise common stock held at the time of the merger. No fractional shares of SB One common stock will be issued to any holder of Enterprise common stock upon completion of the merger. For each fractional share that would otherwise be issued, SB One will pay each shareholder cash (without interest) in an amount determined by multiplying the fractional share interest to which such shareholder would otherwise be entitled by the average of the closing sales prices of one share of SB One common stock on NASDAQ for the 5 trading days immediately preceding the effective time.
Each option to purchase shares of Enterprise common stock issued by Enterprise and outstanding at the effective time of the merger will be cancelled. In exchange for the cancellation of each option, the holder of such option shall be paid in cash an amount equal to the product of  (x) the number of shares of Enterprise common stock subject to such option at the effective rime of the merger multiplied by (y) $13.75 less the exercise price per share of such option, less any required tax withholdings. In the event that the exercise price of an option is greater than the cash payment to be made pursuant to the foregoing formula, then Enterprise shall take such actions as may be reasonably necessary or appropriate to cause, at the effective time, such option to be canceled without any payment made in exchange therefor, including providing 30 days’ notice of such cancellation and right to exercise prior to the effective time.
Background of the Merger
Enterprise had successfully operated as a profitable community bank for many years. However, despite its profitable operations, Enterprise experienced only modest growth in its highly competitive, central New Jersey marketplace. As a result, the board of directors of Enterprise, from time to time, had considered strategic transactions with several interested parties, but none of these discussions led to a transaction.
In the spring of 2017, Enterprise asked FCA to recommend potential merger partners. After analyzing the market, FCA recommended SB One as one of the potential partners for Enterprise. In June of 2017, Enterprise authorized FCA to contact SB One to ascertain whether SB One would have any interest in a potential transaction with Enterprise. SB One expressed interest in discussing the potential for a transaction.
On July 11, 2017, Salvatore A. Davino, Chairman of the board of directors of Enterprise, Donald J. Haake, President and Chief Executive Officer of Enterprise, and representatives of FCA met with Anthony Labozzetta, President and Chief Executive Officer of SB One, to assess their respective interests in a transaction.
On October 13, 2017, representatives of FCA and Messrs. Davino and Haake again met with Mr. Labozzetta. As a result of that meeting, the parties decided to move ahead with preliminary diligence.

On October 16, 2017, Mr. Labozzetta informed the board of directors of SB One of his discussions with representatives of FCA and Messrs. Davino and Haake and that, as a result of these discussions, SB One would be entering into a non-disclosure agreement with Enterprise regarding the exchange of information in connection with a potential transaction. SB One and Enterprise executed a non-disclosure agreement dated October 30, 2017.
During November and December, 2017, Enterprise supplied preliminary diligence materials to SB One.
On January 11, 2018, Messrs. Haake and Labozzetta met to continue discussions regarding a potential transaction.
On February 20, 2018, the board of directors of SB One met with members of management and representatives of Keefe, Bruyette & Woods, Inc. (“KBW”) present. During the meeting, the board of directors of SB One discussed the potential acquisition of Enterprise and reviewed materials prepared by KBW, financial adviser to SB One, regarding the potential transaction. Following discussion of the potential transaction, the board of directors of SB One authorized Mr. Labozzetta to submit, on behalf of SB One, a non-binding indication of interest at a price of  $13.00 per share, with the flexibility to increase the price to $13.50 per share.
By letter dated February 20, 2018, SB One submitted a non-binding indication of interest to the board of directors of Enterprise, which valued Enterprise at a price of between $13 and $13.50 per share. The indication called for a stock-for-stock exchange, and provided that one member of the Enterprise board of directors would be added to the boards of directors of SB One and SB One Bank.
On February 27, 2018, representatives of FCA met with the board of directors of Enterprise to discuss the SB One non-binding indication of interest and alternative procedures for conducting a potential sale of Enterprise. During the meeting, representatives of FCA reviewed the current state of the capital markets, including providing a market comparable analysis, an investment value analysis and a detailed analysis evaluating the capacity to pay of both SB One and other potential buyers in a theoretical transaction with Enterprise. In addition, representatives of FCA discussed with the Enterprise board of directors alternatives for conducting a potential sale of the Enterprise, including, but not limited to, undertaking a limited market check and conducting a negotiated sale with SB One. Due to concerns about confidentiality and the potential for negative impact upon customers and employees of rumors that Enterprise might be for sale, the board of directors of Enterprise elected to undertake a negotiated sale process solely with SB One. The board of directors of Enterprise directed representatives of FCA to seek to fix the potential sale price at $13.50 per share, eliminating a proposed range, and to seek an additional seat on the boards of directors of SB One and SB One Bank.
By letter dated March 12, 2018, SB One provided an updated indication of interest to the board of directors of Enterprise. The updated indication provided for a stock-for-stock exchange at a value of  $13.50 per Enterprise share. The indication proposed the addition of two members to the SB One and SB One Bank boards of directors from among the members of the Enterprise board of directors. The revised indication letter also provided for a 45-day exclusive negotiation period. Enterprise accepted the revised indication letter as the basis to negotiate a transaction on March 20, 2018.
On March 16, 2018, the board of directors of SB One met regarding the potential transactions. During this meeting, Mr. Labozzetta discussed with the board of directors of SB One the updated indication of interest and informed the board of directors of SB One that the parties had agreed on a price of  $13.50 per share and, in response to Enterprise’s request, the addition of two members to the SB One and SB One Bank boards of directors from among the members of the Enterprise board of directors. Following this discussion, the board of directors of SB One approved and ratified the terms of the potential transaction as set forth in SB One’ March 12, 2018 indication of interest.
On March 21, 2018, the Enterprise board of directors formally engaged FCA to serve as Enterprise’s financial advisor in any proposed transaction with SB One.
During April and May of 2018, representatives of SB One conducted a detailed diligence review with regard to Enterprise. On May 9, 2018, representatives of SB One met with members of the senior management team of Enterprise, including Mr. Haake, to interview the members of senior management as part of SB One’s diligence process. During May, representatives of Enterprise and FCA also undertook diligence with regard to SB One, and on May 14, 2018, representatives of Enterprise and FCA met with members of senior management of SB One, including Mr. Labozzetta, to interview them as part of Enterprise’s diligence process.
On May 23, 2018, the board of directors of SB One met with representatives of KBW present. During this meeting, representatives of KBW reviewed with the SB One board of directors KBW’s financial analysis of the proposed transaction with Enterprise. Following this, the board of directors of SB One discussed the proposed transaction and, following this discussion, the board of directors of SB One authorized SB One’s management to negotiate the definitive merger agreement with respect to the proposed transaction.
On May 30, 2018, Hogan Lovells US LLP (“Hogan Lovells”), counsel to SB One, provided a draft of the proposed definitive merger agreement to Windels Marx Lane & Mittendorf, LLP (“Windels”), counsel for Enterprise. During the first two weeks of June 2018, Hogan Lovells and Windels continued to negotiate the terms of the definitive merger agreement and other ancillary documents. In addition, representatives of FinPro and Enterprise and representatives of KBW and SB One undertook discussions to establish the final fixed exchange ratio to determine the number of shares of SB One stock each Enterprise common shareholder would receive. Noting that the $13.50 per share price contained in the March 12, 2018 indication of interest letter was based on Enterprise’s year-end shareholder’s equity and tangible book value per share, and that Enterprise had continued to be profitable for both the first quarter and the first two months of the second quarter, Enterprise directed FCA to negotiate an exchange ratio that would reflect this increase in tangible book value.
On June 5, 2018, Messrs. Haake and Labozzetta met to discuss the status of the negotiations.
Representatives of FCA negotiated with representatives of KBW and Mr. Labozzetta to set the final exchange ratio. On June 12, 2018, the parties agreed to a final exchange ratio of 0.4538 SB One shares for each Enterprise share, which, based upon SB One’s average trading price over the period from May 15, 2018 to June 12, 2018, equaled a value of  $13.75 per Enterprise share.
On the morning of June 15, 2018, the board of directors of Enterprise met to review the current draft of the merger agreement and other ancillary documents. Representatives of FCA and Windels participated in the meeting. The purpose of this meeting was to review in detail the current drafts of the transaction documents, and permit the board of directors of Enterprise to receive FCA’s financial analysis of the proposed transaction, but not to vote on the merger agreement or the merger, as negotiations were still ongoing. Windels discussed with the Enterprise board of directors their fiduciary duties in considering the proposed merger agreement.
Windels then reviewed the terms of the merger agreement and related documents with the members of the board of directors of Enterprise and answered questions regarding the terms of the proposed transaction and the agreements as well as the process for a shareholder meeting and regulatory approval.
Representatives of FCA then provided a financial analysis of the proposed transaction and indicated that although they were not rendering an opinion on the fairness of the transaction at this meeting, assuming no other changes to the financial terms of the transaction, FCA was prepared to render an opinion that the merger consideration was fair to the holders of Enterprise common stock from a financial point of view. The members of the Enterprise board of directors then discussed the financial presentation in detail with representatives of FCA.
Over the next several days, Hogan Lovells and Windels finalized the terms of the merger agreement and related transactional documents.
On the afternoon of June 19, 2018, the board of directors of Enterprise held a teleconference to discuss the final merger agreement and ancillary documents and the proposed transaction. Representatives of FCA and Windels participated in the conference call. Windels reviewed with the members of the board of directors of Enterprise the changes to the proposed transaction documents, including the merger agreement, from the versions reviewed the previous Friday, and answered questions from the board members regarding the documents. Representatives of FCA updated their financial analysis to reflect the most recent trading in SB One stock, and rendered FCA’s oral opinion (which was subsequently confirmed in writing) that the merger consideration was fair to the holders of Enterprise common stock from a financial point of view. A copy of FCA’s fairness opinion is attached to this proxy statement/prospectus as Annex B. The board of directors of Enterprise then discussed the proposed transaction and its effect on Enterprise shareholders. After further discussion, the Enterprise board of directors voted unanimously to approve the transaction with SB One and the merger agreement.
On the afternoon of June 19, 2018, the board of directors of SB One met to discuss the final merger agreement and ancillary documents and the proposed transaction. Representatives of KBW and Hogan Lovells participated in the meeting. Representatives of Hogan Lovells reviewed with the members of the board of directors of SB One the terms of the merger agreement and transaction documents. Representatives of KBW presented their financial analysis of the proposed transaction. The board of directors of SB One then discussed the proposed transaction and its effect on SB One. After further discussion, the board of directors of SB One voted unanimously to approve the transaction with Enterprise and the merger agreement.
During the evening of June 19, 2018, the parties exchanged signature pages to the merger agreement and all other related documents, and on the morning of June 20, 2018, prior to the opening of trading, the parties issued a joint press release announcing the proposed transaction.
Enterprise’s Reasons for the Merger
In determining that the merger and the merger agreement were fair to and in the best interest of Enterprise and its shareholders, in authorizing and approving the merger, in adopting the merger agreement and in recommending that Enterprise shareholders vote for approval of the merger agreement, Enterprise’s board of directors consulted with members of Enterprise’s management, and with FCA, and also considered a number of factors that the Enterprise board of directors viewed as relevant to its decisions. The following discussion of the information and factors considered by the Enterprise board of directors is not intended to be exhaustive; it does, however, include all material factors considered by the board.
In reaching its decision to approve the merger agreement, the Enterprise board of directors considered the following:
•
the understanding of Enterprise’s board of directors of the strategic options available to Enterprise and the board of directors’ assessment of those options, including the potential future need to raise capital and accelerate growth to remain as an independent institution and the determination that none of those options were more likely to create greater present value for Enterprise’s shareholders than the value to be paid by SB One;

•
the ability to become part of a larger institution with a higher lending limit and the infrastructure for growth in small and middle-market lending, helping to further service Enterprise’s customer base;

•
the geographic fit and increased customer convenience of the expanded branch network of SB One;

•
the enhanced liquidity of the SB One stock;

•
SB One’s history of paying cash dividends;

•
the terms of the merger agreement;

•
the compatibility of the business cultures of the two organizations and their shared focus on small and middle-market customers;

•
the financial condition, results of operations, and prospects of the two companies;

•
the ability of SB One to execute a merger transaction from a financial and regulatory perspective and its ability to successfully integrate Enterprise into its existing franchise;

•
the opinion of FCA, based upon various analysis described below including a review of comparable transactions, that the consideration to be received by the Enterprise common shareholders is fair to the common shareholders of Enterprise from a financial point of view; and

•
the board’s view, based on, among other things, the opinion of FCA, that the merger consideration is fair to the shareholders of Enterprise from a financial point of view.

All business combinations, including the merger, also include certain risks and disadvantages. The material potential risks and disadvantages to Enterprise’s shareholders identified by Enterprise’s board and management include the following material matters, the order of which does not necessarily reflect their relative significance:
•
the risks of attaining the type of revenue enhancements and cost savings necessary to cause the trading markets to consider the transaction a success;

•
the fact that the termination fee provided for in the merger agreement and certain other provisions of the merger agreement might discourage third parties from seeking to acquire Enterprise, in light of the fact that SB One was unwilling to enter into the merger agreement absent such provisions; and

•
the risk of potential employee attrition and/or adverse effects on business and customer relationships as a result of the pending merger.

This discussion of the information and factors considered by Enterprise’s board of directors in reaching its conclusions and recommendation includes the factors identified above, but is not intended to be exhaustive and may not include all of the factors considered by the Enterprise board of directors. In view of the wide variety of factors considered in connection with its evaluation of the merger and the other transactions contemplated by the merger agreement, and the complexity of these matters, the Enterprise board of directors did not find it useful and did not attempt to quantify, rank or assign any relative or specific weights to the various factors that it considered in reaching its determination to approve the merger and the other transactions contemplated by the merger agreement, and to make its recommendation to Enterprise shareholders. Rather, the Enterprise board of directors viewed its decisions as being based on the totality of the information presented to it and the factors it considered, including its discussions with and questioning of members of Enterprise’s management and outside legal and financial advisors. In addition, individual members of the Enterprise board of directors may have assigned different weights to different factors.
Certain of Enterprise’s directors and executive officers have financial interests in the merger that are different from, or in addition to, those of Enterprise’s shareholders generally. The Enterprise board of directors was aware of and considered these potential interests, among other matters, in evaluating the merger and in making its recommendation to Enterprise shareholders. For a discussion of these interests, see “— Enterprise’s Directors and Executive Officers Have Financial Interests in the Merger”
Recommendation of the Enterprise Board of Directors
The Enterprise board of directors has unanimously approved the merger agreement and recommends that Enterprise shareholders vote “FOR” approval of the merger agreement and the transactions contemplated thereby.
Opinion of FCA, Financial Advisor to Enterprise
Enterprise engaged FinPro Capital Advisors, Inc., or FCA, to act as its financial advisor in connection with the merger. FCA was also engaged to provide its opinion as to the fairness, from a financial point of view, to Enterprise shareholders, of the consideration as proposed in the merger agreement, to be received by Enterprise’s common equity shareholders in the merger. FCA is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. Enterprise selected FCA because of its knowledge of, experience with, and reputation in the financial services industry.

Enterprise’s board of directors considered and approved the merger agreement at a meeting held on June 19, 2018. FCA delivered to the board of directors a fairness opinion presentation concluding that the merger consideration was fair to Enterprise shareholders from a financial point of view.
The full text of FCA’s written opinion is attached as Annex B to this proxy statement/prospectus and is incorporated herein by reference.
Enterprise shareholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by FCA.
FCA’s opinion speaks only as of the date of such opinion. FCA’s opinion addresses only the fairness, from a financial point of view, of the consideration offered in the merger. It does not address the underlying business decision to proceed with the merger and does not constitute a recommendation to any Enterprise shareholder as to how the stockholder should vote at the Enterprise special meeting on the merger agreement or any related matter.
In rendering its opinion, FCA considered among other things:
•
The merger agreement;

•
The most recent year end audited and quarter end audited financial statements for each of Enterprise and SB One;

•
Certain other public and non-public information regarding each of Enterprise and Sb One including internal financial forecasts, regarding the financial results and the condition of Enterprise and SB One;

•
The trading and merger market for bank stocks;

•
Acquisition multiples of comparable institutions;

•
The potential investment value of Enterprise’s shares;

•
The relative contribution of each entity to the pro forma combined institution; and

•
Review of the pro forma financial impact of the transaction.

In performing its review and in rendering its opinion, FCA has relied upon the completeness and accuracy of all of the financial and other information that was available to it from public sources, that was provided to it by Enterprise or SB One, or their respective representatives, or that was otherwise reviewed by FCA, and has assumed such completeness and accuracy for purposes of rendering its opinion. FCA has further relied on the assurances of management of Enterprise that they are not aware of any facts or circumstances not within the actual knowledge of FCA, as the case may be, that would make any of such information inaccurate or misleading. FCA has not been asked to verify and has not undertaken any independent verification of such information, and FCA does not assume any responsibility or liability for the completeness and accuracy thereof. FCA has not made an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Enterprise, SB One, or any of their respective subsidiaries, or the collectability of any such assets, nor has FCA been furnished with any such evaluations or appraisals. FCA has not made any independent evaluation of the adequacy of the allowance for loan losses of Enterprise or SB One, nor has FCA reviewed any individual credit files, and FCA has assumed that the respective allowance for loan losses for each of Enterprise and SB One is adequate.
FCA also assumed, with Enterprise’s consent, that (i) each of the parties to the merger agreement would comply in all material respects with all material terms of the merger agreement, that all of the representations and warranties contained in the merger agreement were true and correct in all material respects, that each of the parties to the merger agreement would perform in all material respects all of the covenants required to be performed by such party under the merger agreement and that the conditions precedent in the merger agreement would not be waived, (ii) in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on Enterprise, SB One or the merger in any respect that would be material to FCAs analyses, (iii) the merger and any related transaction would be consummated in accordance with the terms of the merger agreement without any waiver, modification or amendment of any material term, condition or agreement thereof and in compliance with all applicable laws and other requirements, and (iv) the merger would qualify as a tax-free reorganization for federal income tax purposes. FCA expressed no opinion as to any of the legal, accounting or tax matters relating to the merger or any other transactions contemplated in connection therewith.
FCA’s analyses and the views expressed in its opinion were necessarily based on financial, economic, regulatory, market and other conditions as in effect on, and the information made available to FCA as of, the date of its opinion. Events occurring after the date of the opinion could materially affect FCA’s views. FCA has not undertaken to update, revise, reaffirm or withdraw its opinion or otherwise comment upon events occurring after the date thereof. FCA expressed no opinion as to the trading values of Enterprise common stock after the date of its opinion or what the value of SB One common stock will be once it is actually received by the holders of Enterprise common stock.
The following is a summary of the material analyses performed by FCA and presented to the Enterprise board of directors on June 19, 2018. The summary is not a complete description of all the analyses underlying FCA’s opinions. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. FCA believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses considered, without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. The financial analyses summarized below include information presented in a tabular format. In order to understand fully the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses.
No company included in FCA’s comparative analyses described below is identical to Enterprise or SB One and no transaction is identical to the merger. An analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of Enterprise and SB One and the companies to which they are being compared. In arriving at its opinion, FCA did not attribute any particular weight to any analysis or factor that it considered. Rather, FCA made qualitative judgments as to the significance and relevance of each analysis and factor. FCA did not form an opinion as to whether any individual analysis or factor (positive or negative) considered in isolation supported or failed to support its opinion. FCA made its determination as to the fairness of the merger consideration on the basis of its experience and professional judgment after considering the results of all its analyses taken as a whole.
In performing its analyses, FCA also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of Enterprise, SB One and FCA. The analyses performed by FCA are not necessarily indicative of actual values or future results, both of which may be significantly more or less favorable than suggested by such analyses. FCA prepared its analyses solely for purposes of rendering its opinion and provided such analyses to the Enterprise board at its June 19, 2018 meeting. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. Accordingly, FCA’s analyses do not necessarily reflect the value of Enterprise common stock or the prices at which Enterprise or SB One common stock may be sold at any time. The analyses of FCA and its opinion were among a number of factors taken into consideration by the Enterprise board in making its determination to approve the merger agreement and the analyses described below should not be viewed as determinative of the decision of the Enterprise board or management with respect to the fairness of the merger consideration to Enterprise shareholders.
Enterprise Historical Financial Perspective.   Enterprise’s tangible book value per share has been growing each year for the past several years through the addition to equity through retained earnings of net income. Enterprise has not paid a cash dividend over the prior three years. Enterprise has consistently had a loan to deposit ratio above 114% at the end of each year 2014 through 2017. Capital levels have exceeded required regulatory levels and Enterprise has generally had excess capital levels with a tangible equity to tangible assets ratio above 12% since 2013. Nonperforming assets (excluding troubled debt restricting) to assets has been below 1.2% at year end of each since 2013. Enterprise’s return on average equity, or ROAE, increased from 2013 to 2016 with ROAE levels of 4.05%, 6.83%, 7.05%, and 7.35% in 2013, 2014, 2015 and 2016 respectively. ROAE declined to 5.51% in 2017 due to a large tax expense due to the tax law change in late 2017 requiring a one-time tax adjustment, but pretax net income was higher in 2017 than in prior years.
Market Value Approach (Acquisition Comparables).   FCA reviewed publically available information related to selected whole bank transactions in Enterprise’s geographic region. The financial performance metrics of the acquired companies were compared to Enterprise’s most recent publically available financials. Indicated pricing multiples for the merger were analyzed relative to a comparable transaction group selected by FCA. A regional comparable acquisition group was used as the primary group for the market value approach. As a secondary check, a nationwide comparable acquisition group with targets of similar size and risk profile was utilized. FCA considered the following pricing multiples:
•
Price/Tangible Book Value:   price per common share paid for the acquired company to tangible book value per share of the acquired company based on the latest publicly available financial statements of the company available prior to the announcement of the acquisition;

•
Price/LTM (last twelve months) Earnings:   price per common share paid for the acquired company to last twelve months earnings per share of the acquired company based on the latest publicly available financial statements of the company available prior to the announcement of the acquisition;

•
Core Deposit Premium:   (excess of purchase price over tangible common equity) to core deposits (total deposits less time deposits greater than $100,000) based on the latest publicly available financial statements of the company available prior to the announcement of the acquisition.

Comparable Regional Group.   For the primary group in the market value approach, FCA used the following criteria to determine the Comparable Regional Group: Whole bank transactions announced after January 1, 2016, where the acquired company was headquartered in the states of New Jersey, New York, Pennsylvania, Connecticut or Maryland, where the acquired company had total assets between $100 million and $500 million with non-performing assets (“NPAs”) (including TDRs)/Total Assets less than 2% and positive net income with last twelve month (“LTM”) ROAE less than 2%. The following transaction types were excluded from the analysis: transactions where the acquired company was structured as a mutual or mutual holding company (“MHC”); transactions in which the target had an ethnic focused customer base; purchase and assumption transactions; transactions involving bankers’ banks; transactions in which there was a common material shareholder; and transactions for which price to tangible book data was unavailable.
The selected transactions were:
Acquirer’s Full Name	Seller’s Full Name	Seller’s City, State
Orrstown Financial Services, Inc.	Mercersburg Financial Corporation	Mercersburg, PA
Emclaire Financial Corp	Community First Bancorp, Inc.	Reynoldsville, PA
FVCBankcorp, Inc.	Colombo Bank	Rockville, MD
Riverview Financial Corporation	CBT Financial Corporation	Clearfield, PA
Kinderhook Bank Corporation	Patriot Federal Bank	Canajoharie, NY
Old Line Bancshares, Inc.	DCB Bancshares, Inc.	Damascus, MD
ACNB Corporation	New Windsor Bancorp, Inc.	New Windsor, MD
Standard Financial Corp.	Allegheny Valley Bancorp, Inc.	Pittsburgh, PA
DNB Financial Corporation	East River Bank	Philadelphia, PA
Norwood Financial Corporation	Delaware Bancshares, Inc.	Walton, NY
Lakeland Bancorp. Inc.	Harmony Bank	Jackson, NJ

The results of the analysis are set forth in the following table:
		Regional Comparable Transactions(1)
Comparison	ENBN / SBBX	25th Percentile	Median	75th Percentile
Transaction Pricing at Announcement
Deal Value ($, in millions)	48.3	24.9	33.3	44.8
Price/LTM Earnings (x)	25.4	20.8	25.7	29.3
Price/Tang. Book Value (%)	147.6	125.4	145.4	157.7
Core Deposit Premium (%)(2)	15.5	3.2	4.2	9.8
Target’s Financials at Announcement
Total Assets ($, in millions)	247,703	189,849	310,955	341,554
Tang. Equity/Tang. Assets (%)	12.5	8.2	9.4	10.1
NPAs/Assets (%)(3)	1.1	0.6	0.8	1.2
ALLL/NPLs	201.4	82.9	104.3	169.4
LTM ROAA (%)(4)	0.8	0.5	0.5	0.7
LTM ROAE (%)(4)	6.3	4.8	5.7	6.8
Asset Growth (%)(5)	12.7	0.9	4.9	5.7
Deposit Growth (%)(5)	8.9	2.2	5.9	8.3

(1)
Source: SNL Financial, FCA Computations for SB One/Enterprise transaction pricing multiples.

(2)
Core Deposit Premium calculated as (Deal Value – Tangible Equity) / (Core Deposits). Core deposits defined as total deposits less time deposits >$100,000.

(3)
Balances include all performing TDRs.

(4)
Tax-free partnerships tax impacted at 40%.

(5)
Most recent reported data relative to prior year.

Below is the full table and financial multiples and metrics that are shown above utilizing the 25th percentile, median and 75th percentile for the Regional Comparable Transactions.
Transaction Pricing at Announcement									Target’s Financials at Announcement
Transaction Name		Target City	Target State	Announce Date	Deal Value ($mil)	Price/ LTM Earn- ings (x)	Price/ Tangible Book Value (%)	Franchise Premium/ Core Deposits (%)	Total Assets ($000s)	Tang. Equity/ Tang. Assets (%)	NPAs/ Assets (%)	ALLL/ NPLs (%)	LTM ROAA (%)(1)	LTM ROAE (%)(1)	Asset Growth (%)(2)	Deposit Growth (%)(2)
1	Orrstown / Mercersburg	Mercersburg	PA	5/31/18	32.2	35.7	156.0	8.49	$183,950	11.21	0.23	372.79	0.50	4.48	1.97	2.28
2	Emclaire Financial / Community First	Reynoldsville	PA	5/25/18	17.7	26.9	195.4	11.11	129,186	10.18	0.56	NA	0.67	6.53	5.05	7.09
3	FVCBankcorp / Colombo	Rockville	MD	5/3/18	33.3	32.1	157.3	14.99	195,747	10.82	1.58	87.15	0.51	5.14	(2.58)	(4.32)
4	Riverview Financial / CBT Financial	Clearfield	PA	4/20/17	49.2	15.8	126.7	2.78	488,060	8.12	1.21	69.94	0.66	6.43	1.53	5.88
5	Kinderhook / Patriot Federal	Canajoharie	NY	3/15/17	14.6	28.7	119.9	2.61	141,246	8.61	0.55	231.02	0.37	4.09	9.20	11.89
6	Old Line / DCB Bancshares	Damascus	MD	2/1/17	40.7	30.0	160.0	6.97	310,955	8.18	0.64	112.86	0.45	5.43	5.79	6.63
7	ACNB / New Windsor	New Windsor	MD	11/22/16	33.4	20.8	145.4	4.15	311,064	7.36	0.79	NA	0.52	7.12	5.53	9.60
8	Standard Financial/ Allegheny Valley	Pittsburgh	PA	8/29/16	53.6	15.0	123.5	3.56	434,990	10.08	1.29	67.30	0.83	7.06	4.93	2.08
9	DNB Financial / East River	Philadelphia	PA	4/4/16	49.0	21.7	158.2	11.28	311,418	9.94	0.90	148.87	0.76	7.68	0.22	(1.29)
10	Norwood/ Delaware Bancshares	Walton	NY	3/10/16	15.2	25.7	114.5	0.67	371,689	3.65	0.56	NA	0.16	2.77	(2.36)	4.00
11	Lakeland / Harmony	Jackson	NJ	2/18/16	32.3	20.8	126.9	3.63	295,091	9.43	1.13	95.77	0.56	5.67	10.72	11.86
	25% Percentile:				24.9	20.8	125.1	3.17	189,849	8.15	0.56	82.85	0.48	4.81	0.87	2.18
	Median:				33.3	25.7	145.4	4.15	310,955	9.43	0.79	104.31	0.52	5.67	4.93	5.88
	75% Percentile:				44.8	29.3	157.7	9.80	341,554	10.13	1.17	169.41	0.67	6.79	5.66	8.34
	Enterprise Bank N.J.				48.3	25.4	147.6	15.48	$243,703	12.45	1.07	201.41	0.81	6.25	12.73	8.93

The merger consideration price to tangible book multiple of 147.6% was between the median and the 75th percentile for the regional comparable group, and price to LTM earnings of 25.4x was nearly in-line with the median for the regional comparable group. The merger consideration core deposit premium of 15.5% was well above the 75th percentile for the regional comparable group.
Comparable National Group.   For the secondary group for the market value approach, FCA used the following criteria to determine the Comparable National Group: Whole bank transactions announced after January 1, 2017 where the acquired company had total assets between $200 million and $300 million with NPAs (including TDRs)/Total Assets less than 2% and Last Twelve Months Return on Average Equity between 4% and 8%. The following transaction types were excluded from the analysis: transactions where the acquired company was structured as a mutual or MHC; transactions in which the acquirer was a private investor; purchase and assumption transactions; and transactions for which price to tangible book data was unavailable.
The selected transactions were:
Acquirer’s Full Name	Seller’s Full Name	Seller’s City, State
Bank of Southern California, National Association	Americas United Bank	Glendale, CA
Guaranty Bancshares, Inc.	Westbound Bank	Katy, TX
First Commonwealth Financial Corporation	Garfield Acquisition Corp	Cincinnati, OH
Bank of Marin Bancorp	Bank of Napa, N.A.	Napa, CA
QCR Holdings, Inc.	Guaranty Bank and Trust Company	Cedar Rapids, IA
Seacoast Banking Corporation of Florida	NorthStar Banking Corporation	Tampa, FL
Central Valley Community Bancorp	Folsom Lake Bank	Folsom, CA
Piedmont Bancorp, Inc.	Mountain Valley Bancshares, Inc.	Cleveland, GA
Investar Holding Corporation	Citizens Bancshares, Inc.	Ville Platte, LA
HCBF Holding Company, Inc.	Jefferson Bankshares, Inc.	Oldsmar, FL
		Comparable National Transactions(1)
Comparison	ENBN / SBBX	25th Percentile	Median	75th Percentile
Transaction Pricing at Announcement
Deal Value ($, in millions)	48.3	33.7	42.1	45.7
Price/LTM Earnings (%)	25.4	21.7	24.9	28.4
Price/Tang. Book Value (%)	147.6	139.8	149.5	170.8
Core Deposit Premium (%)(2)	15.5	6.5	6.9	12.2
Target’s Financials at Announcement
Total Assets ($, in millions)	247,703	212,884	231,634	245,908
Tang. Equity/Tang. Assets (%)	12.5	9.02	10.9	12.0
NPAs/Assets (%)(3)	s1.1	0.01	0.2	0.6
ALLL/NPLs	201.4	144.8	209.7	376.0
LTM ROAA (%)(4)	0.8	0.7	0.8	0.9
LTM ROAE (%)(4)	6.3	5.0	6.3	7.1
Asset Growth (%)(5)	12.7	0.3	1.3	9.8
Deposit Growth (%)(5)	8.9	0.4	2.2	13.5

(1)
Source: SNL Financial, FCA Computations for ENBN/SBBX transaction pricing multiples.

(2)
Core Deposit Premium calculated as (Deal Value – Tangible Equity) / (Core Deposits). Core deposits defined as total deposits less time deposits >$100,000.

(3)
Balances include all performing TDRs.

(4)
Tax-free partnerships tax impacted at 40%.

(5)
Most recent reported data relative to prior year.

Below is the full table and financial multiples and metrics that are shown above utilizing the 25th percentile, median and 75th percentile for the National Comparable Transactions.
Transaction Pricing at Announcement									Target’s Financials at Announcement
Transaction Name		Target City	Target State	Announce Date	Deal Value ($mil)	Price/ LTM Earn- ings (x)	Price/ Tangible Book Value (%)	Franchise Premium/ Core Deposits (%)	Total Assets ($000s)	Tang. Equity/ Tang. Assets (%)	NPAs/ Assets (%)	ALLL/ NPLs (%)	LTM ROAA (%)(1)	LTM ROAE (%)(1)	Asset Growth (%)(2)	Deposit Growth (%)(2)
1	Bank of Southern CA / Americas United	Glendale	CA	2/22/18	45.5	24.5	146.0	NA	$235,231	12.20	0.25	376.02	0.76	6.37	1.10	2.15
2	Guaranty / Westbound Bank	Katy	TX	1/29/18	34.3	21.6	191.7	12.27	228,037	10.72	0.00	NA	0.75	6.68	17.23	17.46
3	First Commonwealth / Garfield	Cincinnati	OH	1/10/18	57.6	31.7	152.9	19.97	216,146	18.04	0.65	209.71	1.31	4.12	(0.13)	(1.34)
4	Bank of Marin / Bank of Napa	Napa	CA	7/31/17	51.5	25.3	176.1	12.18	246,056	11.04	0.06	NM	0.79	7.28	0.66	0.08
5	QCR Holdings / Guaranty	Cedar Rapids	IA	6/8/17	44.2	27.4	144.2	6.68	266,840	11.48	1.04	88.96	0.92	4.62	2.48	1.48
6	Seacoast Banking / NorthStar Banking	Tampa	FL	5/18/17	29.9	38.6	136.8	6.09	211,797	10.23	0.00	NA	0.46	4.57	0.23	6.36
7	Central Valley / Folsom Lake Bank	Folsom	CA	4/27/17	33.5	28.8	172.8	NA	202,700	8.60	0.00	NA	0.55	6.22	1.50	2.14
8	Piedmont / Mountain Valley	Cleveland	GA	3/17/17	26.1	18.9	138.4	4.73	202,470	8.61	1.53	NM	0.75	7.47	12.23	15.85
9	Investar Holding / Citizens Bancshares	Ville Platte	LA	3/8/17	45.8	21.2	128.4	6.93	245,464	14.51	0.58	144.75	0.87	6.16	(0.70)	(1.73)
10	HCBF / Jefferson Bankshares	Oldsmar	FL	1/20/17	40.0	22.1	164.7	6.76	296,103	8.21	0.12	601.13	0.66	7.35	14.73	18.87
	25% Percentile:				33.7	21.7	139.8	6.53	212,884	9.02	0.01	144.75	0.68	5.01	0.34	0.43
	Median:				42.1	24.9	149.5	6.85	231,634	10.88	0.18	209.71	0.75	6.30	1.30	2.15
	75% Percentile:				45.7	28.4	170.8	12.20	245,908	12.02	0.63	376.02	0.85	7.13	9.79	13.47
	Enterprise Bank N.J.				48.3	25.4	147.6	15.48	$243,703	12.45	1.07	201.41	0.81	6.25	12.73	8.93
The merger consideration price to tangible book multiple of 147.6% was between the 25th percentile and the median for national comparable group, and price to LTM earnings of 25.4x was between the median and 75th percentile for the national comparable group. The merger consideration core deposit premium of 15.5% was well above the 75th percentile for the national comparable group.
Investment Value Approach (Discounted Cash Flow).   FCA performed a discounted cash flow (“DCF”) analysis to estimate a range of the present values of free cash flows, inclusive of projected cash dividends to shareholders and net income held in retained earnings that Enterprise could generate on a stand-alone basis. The purpose of this analysis was to determine the range of present values of a potential Enterprise liquidity event at March 31, 2023. The DCF analysis does not include any synergies or cost savings in the analysis as it is an analysis of Enterprise operating independently from March 31, 2018 through March 31, 2023 and then a projected sale of Enterprise at that time. The DCF analysis is a widely used valuation methodology that relies on numerous assumptions, including Enterprise’s financial projections, terminal values, and discount rates. In performing this analysis, FCA utilized projections provided by Enterprise through December 31, 2018. Seven percent net income growth was assumed by FCA per discussions with Enterprise management for each year thereafter. Utilizing these base projections and assumptions, projections for time periods March 31 through March 31 of each calendar year were developed as shown below. FCA did have discussions with Enterprise’s CEO about his concerns about the ability to achieve future net income projections due to the need for deposit funding and additional expense required to add staff, infrastructure and branches necessary to support future growth. Enterprise is not forecasted to pay cash dividends to stockholders in the projections. The projections utilized for the investment value approach are shown below.

Period Ending	3/31/2018 Actual MRQ Annualized	12 Months ending 3/31/2019 (Projected)	12 Months ending 3/31/2020 (Projected)	12 Months ending 3/31/2021 (Projected)	12 Months ending 3/31/2022 (Projected)	12 Months ending 3/31/2023 (Projected)
Net Income (in thousands)	2,952	3,601	3,853	4,123	4,411	4,720
Total Shares Outstanding (in thousands)	3,268	3,268	3,268	3,268	3,268	3,268
Earnings Per Share	0.90	1.10	1.18	1.26	1.35	1.44
Tangible Common Equity (in thousands)	30,349	33,950	37,803	41,926	46,338	51,058
Total Shares Outstanding (in thousands)	3,268	3,268	3,268	3,268	3,268	3,268
Tangible Book Value Per Share	9.29	10.39	11.57	12.83	14.18	15.62
FCA utilized a discount rate based on a Capital Asset Pricing Model (“CAPM”) approach. The CAPM model utilized the average of the 20 Year U.S. Treasury as of June 18, 2018 as the risk free rate, the decile 10 size premium, and the beta based on the 3 Year SNL Microcap U.S. Bank Index benchmarked against the S&P 500 as of June 18, 2018. This resulted in a base discount rate of 10.7%. A range of discount rates were utilized that were 2% and 1% below the base rate and 1% and 2% above the base rate. The discount rates therefore ranged from 8.7% to 12.7%. In calculating the terminal value, FCA utilized earnings multiples between 16.1 times and 20.1 times for a P/E (price to earnings) approach and between 136.3% and 156.3% for a P/TBVS (price to tangible book value approach). The midpoint of the P/TBVS multiple range is the average of the 2017 median and 2018 median (year-to-date through June 18, 2018) median P/TBVS multiple for nationwide bank and thrift transactions with total deal value between $10 million and $50 million. The midpoint of the P/E multiple range is 80% of the average of the 2017 median and 2018 median (year-to-date through June 18, 2018) P/E multiple for nationwide bank and thrift transactions with total deal value between $10 million and $50 million, which is adjusts the P/E multiple downward due to the large decline in federal tax rate. The sensitivity analysis range provides for values both above and below this midpoint. This resulted in a range of present values from $11.69 to $16.06 on a tangible book value basis and $12.79 to $19.12 per share on an earnings basis. The consideration at issuance of the fairness opinion based upon the fixed exchange ratio resulted in a takeout value of  $13.71 per share. This consideration value is within the range of present values on a tangible book value basis and on an earnings basis. Due to Enterprise’s total asset size, leverage ratio and stage in the lifecycle, Enterprise should be valued on a tangible book value basis.
SB One — Financial Condition, Performance and Comparable Company Analysis
The consideration being provided to Enterprise shareholders by SB One is based upon a fixed exchange ratio of 0.4538 shares. FCA conducted an analysis of SB One common stock to determine that the value of its common stock in the exchange falls within an acceptable valuation range. FCA considered the financial condition and performance of SB One and comparisons to comparable companies on a trading basis.
FCA selected 16 companies it considered comparable to SB One, utilizing the following criteria:
•
Banks headquartered in the Connecticut, New Jersey, New York and Pennsylvania traded on the NASDAQ or NYSE exchange with a market capitalization of at least $150 million;

•
Total assets between $1.0 billion and $1.7 billion;

•
Positive Last Twelve Months Return on Average Equity;

•
Average daily trading volume over the prior three months of greater than 5,000 shares;

•
Excluding institutions with an MHC ownership structure;

•
Excluding recent mutual to stock conversions;

•
Excluding specialty institutions; and

•
Excluding any publicly announced merger targets.

The criteria resulted in the following Comparable Trading Group:
Company Name	City	State
1st Constitution Bancorp	Cranbury	NJ
ACNB Corporation	Gettysburg	PA
Bank of Princeton	Princeton	NJ
Citizens & Northern Corporation	Wellsboro	PA
Community Financial Corporation	Waldorf	MD
DNB Financial Corporation	Downingtown	PA
Evans Bancorp, Inc.	Hamburg	NY
First Bank	Hamilton	NJ
First United Corporation	Oakland	MD
Malvern Bancorp, Inc.	Paoli	PA
Mid Penn Bancorp, Inc.	Millersburg	PA
Norwood Financial Corp.	Honesdale	PA
Orrstown Financial Services, Inc.	Shippensburg	PA
Shore Bancshares, Inc.	Easton	MD
Two River Bancorp	Tinton Falls	NJ
Unity Bancorp, Inc.	Clinton	NJ
Market Pricing and Valuation as of June 18, 2018
Below is the full table of trading information for the Comparable Trading Group.
Company Name	Market Cap ($mil)	Price/ MRQ Core EPS (x)	Price/ Tangible Book (%)	Tangible Premium Core Dep (%)	LTM Dividend Payout Ratio (%)	Dividend Yield (%)	Avg. Weekly Volume/ Shares Out (3 mo)	Avg. Weekly Volume/ Shares Out (1 yr)	Avg. Daily Volume (3 mo)	Avg. Daily Volume (1 yr)
1st Constitution Bancorp	181.5	14.9	174.6	10.0	24.5	1.1	0.87	0.54	14,577	9,085
ACNB Corporation	222.6	11.0	166.1	7.7	46.9	2.9	0.50	0.53	7,023	7,464
Bank of Princeton	216.5	15.7	125.4	5.9	NM	NA	0.87	1.06	11,511	14,030
Citizens & Northern Corporation	322.9	18.3	185.1	15.8	89.8	4.1	0.56	0.74	13,690	18,245
Community Financial Corporation	207.1	14.1	156.9	7.7	31.5	1.1	0.75	0.82	8,398	9,178
DNB Financial Corporation	151.0	14.3	172.0	7.7	14.8	0.8	0.85	0.91	7,304	7,829
Evans Bancorp, Inc.	226.2	17.9	203.8	11.3	39.4	1.9	0.90	1.14	8,638	10,929
First Bank	247.4	14.0	150.5	10.9	17.5	0.9	0.65	0.67	24,274	24,927
First United Corporation	165.9	16.7	165.7	7.3	12.7	1.5	1.52	0.80	21,430	11,273
Malvern Bancorp, Inc.	171.9	21.5	166.2	10.3	NM	0.0	0.42	0.80	5,468	10,350
Mid Penn Bancorp, Inc.	213.4	21.0	191.2	9.2	48.2	1.7	0.48	0.24	5,833	2,915
Norwood Financial Corp.	230.7	19.1	227.1	16.7	46.0	2.4	0.54	0.96	6,707	11,948
Orrstown Financial Services, Inc.	220.4	18.0	155.8	7.2	39.8	2.0	0.94	0.78	15,899	13,090
Shore Bancshares, Inc.	251.4	15.1	189.2	11.0	27.3	1.6	0.92	1.01	23,459	25,825
Two River Bancorp	156.0	14.8	171.7	8.4	20.9	1.0	0.65	0.84	11,142	14,401
Unity Bancorp, Inc.	239.9	11.6	197.3	11.7	18.1	1.3	0.35	0.63	7,395	13,575
25% Percentile:	179.1	14.3	163.5	7.7	18.8	1.0	0.53	0.66	7,234	9,155
Median:	218.5	15.4	171.8	9.6	29.4	1.5	0.70	0.80	9,890	11,611
75% Percentile:	233.0	18.1	189.7	11.1	44.5	2.0	0.88	0.92	14,908	14,123
Mid-Atlantic Region Liquid Comps	414.7	15.9	174.1	8.8	44.6	2.1	1.16	1.12	36,970	40,479
National Median – Liquid Comps	563.8	15.9	196.9	12.0	38.4	1.9	1.25	1.23	46,418	42,981
SB One Bancorp	234.5	14.5	196.9	NA	31.9	1.0	1.99	1.12	31,285	17,526
SB One trades above the 75th percentile on a price to tangible book value basis but in line with the 25th percentile on a price to Most Recent Quarter Core EPS basis.

Below are the full tables of financial performance for the Comparable Trading Group
Balance Sheet Strength, Composition & Liquidity Growth
Company Name	City	State	Total Assets ($000s)	Cash/ Deposits (%)	Gross Loans HFI/ Total Assets (%)	Gross Loans HFI/ Deposits (%)	Nonint. Bearing Deposits/ Total Dep. (%)	Wholesale Funding Ratio (%)(1)	Asset Growth Rate (%)	Loan Growth Rate (%)	Deposit Growth Rate (%)
1st Constitution Bancorp	Cranbury	NJ	1,060,410	1.80	73.24	87.16	21.63	4.75	5.01	14.54	2.56
ACNB Corporation	Gettysburg	PA	1,611,015	4.58	76.83	94.24	22.11	9.04	29.74	29.94	32.60
Bank of Princeton	Princeton	NJ	1,183,880	3.36	84.38	102.17	9.95	9.54	13.35	13.44	20.03
Citizens & Northern Corporation	Wellsboro	PA	1,258,116	3.62	64.97	80.28	24.64	4.17	1.96	7.27	3.86
Community Financial Corporation	Waldorf	MD	1,576,996	2.68	81.22	99.60	17.86	21.46	16.29	14.92	22.26
DNB Financial Corporation	Downingtown	PA	1,100,030	1.58	78.57	96.92	19.29	14.23	0.61	5.93	(1.69)
Evans Bancorp, Inc.	Hamburg	NY	1,353,698	1.80	81.99	97.84	21.05	6.04	18.78	17.38	16.00
First Bank	Hamilton	NJ	1,483,060	3.13	85.67	106.72	16.31	38.55	35.27	38.82	27.43
First United Corporation	Oakland	MD	1,319,412	2.09	71.03	92.07	24.47	16.64	—	4.80	(0.86)
Malvern Bancorp, Inc.	Paoli	PA	1,083,316	14.74	78.07	102.45	4.66	30.73	12.65	11.30	16.88
Mid Penn Bancorp, Inc.	Millersburg	PA	1,391,217	4.88	72.39	83.07	16.11	5.05	29.66	20.60	24.75
Norwood Financial Corp.	Honesdale	PA	1,127,037	1.29	68.82	82.51	21.70	6.27	1.39	7.81	0.94
Orrstown Financial Services, Inc.	Shippensburg	PA	1,635,906	2.32	63.82	80.35	13.27	25.16	12.51	15.82	9.77
Shore Bancshares, Inc.	Easton	MD	1,421,606	3.57	78.78	95.15	27.51	6.30	21.83	25.57	17.53
Two River Bancorp	Tinton Falls	NJ	1,042,227	3.28	83.70	100.16	18.23	15.45	7.78	14.05	8.94
Unity Bancorp, Inc.	Clinton	NJ	1,439,902	10.41	81.50	105.01	23.74	23.40	17.41	19.43	13.92
25% Percentile:			1,120,285	2.01	72.05	86.14	16.26	6.21	4.25	10.43	3.54
Median:			1,336,555	3.21	78.32	96.03	20.17	11.89	13.00	14.73	14.96
75% Percentile:			1,450,692	3.86	81.62	100.66	22.51	21.95	19.54	19.72	20.59
Mid-Atlantic Region Liquid Comps			2,157,545	NA	76.00	96.68	20.51	NA	7.66	9.34	6.62
National Median – Liquid Comps			2,916,858	NA	73.34	92.88	22.90	NA	7.76	9.70	7.53
SB One Bancorp			1,376,484	1.46	79.07	104.32	20.94	23.28	57.81	51.42	49.80
Capital, Asset Quality and Profitability
			Capital		Asset Quality			Profitability
Company Name	City	State	Tangible Equity/ Tangible Assets (%)	Tangible Common Equity/ Tangible Assets (%)	Adjusted Texas Ratio (%)(1,2)	Adjusted NPAs/ Total Assets (%)(1,2)	NPA ex. Performing TDRs/ Total Assets (%)	Core ROAA (%)(3)	Core ROAE (%)(3)	Net 2018 Interest Margin (FTE) (%)
1st Constitution Bancorp	Cranbury	NJ	9.62	9.62	8.39	1.08	0.73	0.81	7.65	3.75
ACNB Corporation	Gettysburg	PA	8.44	8.44	5.71	0.57	0.32	1.11	11.43	3.61
Bank of Princeton	Princeton	NJ	14.50	14.50	8.91	1.38	0.98	NA	NA	3.84
Citizens & Northern Corporation	Wellsboro	PA	14.00	14.00	8.58	1.20	1.18	1.14	7.57	3.63
Community Financial Corporation	Waldorf	MD	8.44	8.44	14.80	1.76	1.13	0.63	7.52	3.41
DNB Financial Corporation	Downingtown	PA	8.09	8.09	11.21	1.31	1.20	0.75	7.92	3.67
Evans Bancorp, Inc.	Hamburg	NY	8.28	8.28	12.05	1.20	1.06	0.85	8.83	3.78
First Bank	Hamilton	NJ	10.56	10.56	14.11	1.60	1.04	0.79	7.23	3.49
First United Corporation	Oakland	MD	7.65	7.65	13.78	1.43	1.06	0.44	5.05	3.39
Malvern Bancorp, Inc.	Paoli	PA	9.73	9.73	15.44	1.92	0.20	0.56	5.64	NA
Mid Penn Bancorp, Inc.	Millersburg	PA	8.18	8.18	8.39	0.98	0.94	0.66	8.45	3.51
Norwood Financial Corp.	Honesdale	PA	9.15	9.15	3.41	0.36	0.28	0.77	7.39	3.37
Orrstown Financial Services, Inc.	Shippensburg	PA	8.66	8.66	7.69	0.71	0.64	NA	NA	3.17
Shore Bancshares, Inc.	Easton	MD	9.55	9.55	9.29	1.05	0.61	0.99	8.29	3.78
Two River Bancorp	Tinton Falls	NJ	8.87	8.87	6.17	0.76	0.19	0.73	6.96	3.65
Unity Bancorp, Inc.	Clinton	NJ	8.45	8.45	3.60	0.36	0.30	1.14	13.01	3.99
25% Percentile:			8.40	8.40	7.31	0.75	0.32	0.68	7.27	3.45
Median:			8.76	8.76	8.75	1.14	0.84	0.78	7.61	3.63
75% Percentile:			9.65	9.65	12.48	1.39	1.06	0.96	8.41	3.77
Mid-Atlantic Region Liquid Comps			8.96	8.89	5.34	0.62	0.43	0.78	7.57	3.37
National Median – Liquid Comps			9.26	9.16	5.48	0.66	0.43	0.94	8.42	3.51
SB One Bancorp	Rockaway	NJ	8.90	8.90	10.33	1.33	1.19	0.84	8.69	NA

(1)
Source: SNL Financial

(2)
Growth rates are for the trailing twelve months

(3)
Adjust Texas Ratio is defined as NPA ex. Performing TDRs / Tangible Equity + ALLL.

(4)
Adjusted NPAs is adjusted for FDIC loss share coverage.

SB One’s asset size is in-line with the comparable median assets but loan levels are stronger. Asset, loan and deposit growth are very strong and significantly above comparable medians and the 75th percentile. SB One’s tangible common equity ratio is modestly higher than the comparable median, while nonperforming assets as a percent of assets is modestly higher than the comparable median. Core ROAE is above the 75th percentile of the comparable group.
Pro Forma Analysis.   FCA considered and reviewed the pro forma financial impact of the transaction to ensure that SB One, post-transaction, has key ratios for the combined entity that are likely to be acceptable from a regulatory perspective. FCA analyzed certain potential pro forma effects of the merger, based on the following assumptions: (i) the merger closes during the fourth quarter of 2018; (ii) 100% of the outstanding shares of Enterprise common stock are converted into the stock consideration at a 0.4538 exchange ratio; (iii) all outstanding Enterprise stock options with an exercise price less than $13.75 will be cancelled in exchange for a cash payment equal to the difference between $13.75 and the per share exercise price. FCA also utilized the following: (a) estimated earnings per share for SB One based upon consensus street estimates; (b) estimated earnings per share for Enterprise utilizing the same projections as those utilized in the investment value approach; (c) purchase accounting adjustments consisting of  (i) a credit mark on loans, (ii) interest rate marks on investments, loans, certificates of deposit and borrowings; (d) cost savings projections provided by SB One; (e) estimated costs and expenses associated with the merger; and (f) a core deposit intangible asset amortized over 10 years utilizing sum-of-the-digits methodology. The analysis indicated that the merger could be accretive to SB One’s estimated earnings per share (excluding one-time transaction costs and expenses) in 2018 and very modestly dilutive to estimated tangible book value per share at closing of the transaction.
Pro Forma Contribution Analysis.   FCA considered and reviewed the pro forma financial impact of the transaction to ensure that SB One post-transaction has key ratios for the combined entity that are likely to be acceptable from a regulatory perspective. FCA also analyzed the potential future benefit to Enterprise shareholders and the relative contribution analysis of assets, gross loans, non-maturity core deposits, tangible common equity and net income based upon pro forma financial analysis as of the closing of the transaction. Based upon the exchange ratio, SB One stockholders would own approximately 84% of the pro forma company and Enterprise shareholders would own approximately 16% of the pro forma company.
	SB One Contribution	Enterprise Contribution
Total Assets	83%	17%
Gross Loans (including HFS)	82%	18%
Core Deposits(1)	90%	10%
Tangible Common Equity	80%	20%
Historical Net Income(2)	82%	18%
Pro Forma Ownership	84%	16%

(1)
Core deposits shown in this table are all non-maturity deposit balances

(2)
Historical net income adjusted for nonrecurring items

Miscellaneous.   FCA acted as financial advisor to Enterprise associated with the proposed acquisition and did not act as an advisor to or agent of any other person.

FCA was compensated for its services. FCA’s fee is equal to 1.00% of the aggregate purchase price. $175,000 of the fee became payable to FCA upon the signing of the merger agreement, and $30,000 became payable upon the mailing of this document to Enterprise’s shareholders. The balance of FCA’s fee is payable on the day of closing the merger and is contingent upon the consummation of the merger. Additionally, Enterprise has agreed to reimburse FCA for its out-of-pocket expenses and has agreed to indemnify FCA and certain related persons against certain liabilities possibly incurred in connection with the services performed.
Prior to this engagement, FCA has not provided investment banking services to Enterprise for which it received a fee within the past two years. FinPro, Inc., or FinPro, FCA’s parent organization, has provided consulting services to Enterprise within the past two years. The amount of compensation received from Enterprise for these services is not, and has not been, material to FinPro’s annual gross revenue. FinPro has provided commercial real estate stress testing services to SB One within the past two years. The amount of compensation received from SB One for these services is not, and has not been, material to FinPro’s annual gross revenue. FCA has not provided investment banking services to SB One within the past two years. No material relationship exists between FCA or FinPro, and all parties to the transaction.
Interests of Enterprise’s Directors and Executive Officers in the Merger
In considering the recommendation of the Enterprise Board regarding the merger, Enterprise shareholders should know that certain directors and officers of Enterprise have interests in the merger in addition to their interests as shareholders of Enterprise. All those additional interests are described below, to the extent they are material and are known to Enterprise. The Enterprise Board and the SB One and SB One Bank Boards were aware of these interests and considered them, among other matters, in approving the merger agreement.
The following discussion sets forth the interests in the merger of each person who has served as a director or executive officer of Enterprise since January 1, 2018. Except as described below, to the knowledge of Enterprise, the directors and executive officers of Enterprise do not have any substantial interest, direct or indirect, by security holdings or otherwise in the merger or the merger agreement proposal apart from their interests as shareholders of Enterprise. The amounts presented in the following discussion do not reflect the impact of applicable withholding or other taxes.
Treatment of Stock Options
Under the terms of the merger agreement, each option to purchase shares of Enterprise common stock issued by Enterprise and outstanding at the effective time of the merger will be cancelled. In exchange for the cancellation of each option, the holder of such option shall be paid in cash an amount equal to the product of  (x) the number of shares of Enterprise common stock subject to such option at the effective rime of the merger multiplied by (y) $13.75 less the exercise price per share of such option, less any required tax withholdings. In the event that the exercise price of an option is greater than the cash payment to be made pursuant to the foregoing formula, then Enterprise shall take such actions as may be reasonably necessary or appropriate to cause, at the effective time, such option to be canceled without any payment made in exchange therefor, including providing 30 days’ notice of such cancellation and right to exercise prior to the effective time.
Cash Payment for Stock Options
The following table sets forth, as of September 21, 2018 the number of shares of Enterprise common stock underlying the options held by each director and executive officer of Enterprise, as well as the cash payment that each director and executive officer of Enterprise would receive, assuming that the consummation of the merger occurred on the same date:

Executive Officer	Shares Underlying Options (#)	Cash Payment ($)
Donald J. Haake(1)	95,000	$926,500
David J. Onderko	—	—
Director
Howard J. Burger	—	—
Salvatore A. Davino	15,000	$138,750
Robert A. Gaccione	15,000	$138,750
Robert V. Gamba	15,000	$138,750
Michael F. Lombardi	—	—
Michael P. Locasio	25,000	$235,250
Monroe Markovitz	—	—
Anthony Torsiello	—	—
Michael J. Ruane Jr.	—	—

(1)
Also a member of the board of directors

Payment under Agreements with Enterprise
Mr. Haake is party to an employment agreement with Enterprise, and Mr. Onderko is party to a change in control agreement with Enterprise. Under their respective agreements, if their employment is terminated or if there is a change in their position or authority following consummation of the merger, Mr. Haake will become entitled to a payment of  $897,500.00 and Mr. Onderko will become entitled to a payment of  $251,041.67.
Employment Agreement with SB One and SB One Bank
Concurrently with the execution of the merger agreement, Mr. Haake entered into an employment agreement with SB One and SB One Bank that will be effective as of the closing date of the merger. Under the agreement, Mr. Haake will serve as Senior Executive Vice President, Regional Banking of SB One Bank. The agreement provides for the payment of an annual base salary in the amount of  $305,000. The agreement further provides for participation in the incentive plan for executive officers of SB One Bank and any other employee benefit, incentive or retirement plans offered to employees generally or to senior management of SB One Bank. In the event that Mr. Haake’s employment is terminated by SB One or SB One Bank without cause before a change in control of SB One, or if Mr. Haake resigns for “good reason” as defined in the agreement, SB One or SB One Bank will continue to pay Mr. Haake his then current base salary, and continue his health and other insurance benefits, for a period of one year. In the event that Mr. Haake’s employment is terminated by SB One or SB One Bank upon the occurrence of a change in control of SB One or if Mr. Haake resigns for cause with 18 months following the occurrence of a change in control of SB One, he is entitled to a lump sum payment equal to two times his then-current base salary. In the event of the termination of his employment with SB One Bank, for a period of one year following the date of such termination he will be subject to certain non-competition, non-solicitation, non-hire and cooperation covenants.
Appointment of Two Directors to SB One and SB One Bank Boards
At the effective time of the merger, SB One, in consultation with Enterprise, will appoint two members of the Enterprise board to the Boards of SB One and SB One Bank. The designees will serve on the SB One board until the next annual meeting, at which time they will each be nominated for a three-year term. Each director will be entitled to receive compensation from SB One and SB One Bank for their service on the boards in accordance with the fee schedule for services that is applicable from time to time for similar services by other members of SB One’s and SB One Bank’s boards.

Indemnification and Insurance of Directors and Officers
Pursuant to the merger agreement, SB One has agreed that, for a period of six years after the effective date of the merger, it will indemnify, defend and hold harmless each present and former officer and director of Enterprise against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation arising out of matters existing or occurring at or prior to the effective time of the merger, whether asserted or claimed prior to, at or after the Effective Time, arising out of the fact that he or she was a director or officer of Enterprise or is or was serving at the request of Enterprise as a director, officer, employee or other agent of any other organization or in any capacity with respect to any employee benefit plan of Enterprise, including without limitation matters related to the negotiation, execution and performance of the merger agreement or any of the related transactions, to the fullest extent which such person would have been entitled to indemnification under the certificate of incorporation and bylaws of Enterprise prior to the effective date of the merger.
In addition, SB One has agreed to maintain a directors’ and officers’ liability insurance policy for six years after the effective time of the merger to cover the present officers and directors of Enterprise with respect to claims against such directors and officers arising from facts or events that occurred before the effective time of the merger; provided that, SB One is not obligated to pay more than 200% of Enterprise’s annual premiums for such coverage.
SB One and SB One Bank’s Boards of Directors After the Merger
Pursuant to the merger agreement, at the effective time of the merger, the number of persons constituting the board of directors of SB One and SB One Bank shall each be increased by two directors, and two members of the Enterprise board, to be selected by SB One upon consultation with Enterprise, will serve as members of SB One’s board of directors. Each of the designees must meet the qualifications for directors as set forth in SB One’s bylaws. The designees will serve on the SB One board until the next annual meeting, at which time they will each be nominated for a three-year term. The designees will also be appointed to the board of directors of SB One Bank, effective immediately following the effective time of the merger.
Material U.S. Federal Income Tax Consequences of the Merger
The following is a general summary of material U.S. federal income tax consequences of the merger of SB One Bank and Enterprise. The federal income tax laws are complex and the tax consequences of the merger may vary depending upon each shareholder’s individual circumstances or tax status. The following discussion is based on current provisions of the Internal Revenue Code of 1986, as amended, or the Code, existing temporary and final regulations under the Code and current administrative rulings and court decisions, all of which are subject to change, possibly on a retroactive basis. No attempt has been made to comment on all U.S. federal income tax consequences of the merger that may be relevant to Enterprise shareholders. The tax discussion set forth below is included for general information only. It is not intended to be, nor should it be construed to be, legal or tax advice to a particular Enterprise shareholder.
The following discussion may not apply to particular categories of holders of shares of Enterprise common stock subject to special treatment under the Code, such as insurance companies, financial institutions, broker-dealers, tax-exempt organizations, individual retirement and other tax-deferred accounts, banks, persons subject to the alternative minimum tax, persons who hold Enterprise capital stock as part of a straddle, hedging or conversion transaction, persons whose functional currency is other than the U.S. dollar, persons eligible for tax treaty benefits, foreign corporations, foreign partnerships and other foreign entities, individuals who are not citizens or residents of the United States and holders whose shares were acquired pursuant to the exercise of an employee stock option or otherwise as compensation. This discussion assumes that holders of shares of Enterprise common stock hold their shares as capital assets. The following discussion does not address state, local or foreign tax consequences of the merger. You are urged to consult your tax advisors to determine the specific tax consequences of the merger, including any state, local or foreign tax consequences of the merger.

Tax Consequences of the Merger Generally
SB One will receive an opinion from Hogan Lovells US LLP and Enterprise will receive an opinion from Windels Marx Lane and Mittendorf, LLP, each to be filed with the SEC and dated as of the same date as the registration statement of which this proxy statement/prospectus is a part, to the effect that the merger will qualify as a reorganization under Section 368(a) of the Code. The tax opinions to be received by SB One and Enterprise will be based on certain representations, covenants and assumptions, as set forth in certificates provided to Hogan Lovells US LLP and Windels Marx Lane and Mittendorf, LLP by appropriate officers of SB One and Enterprise, all of which must continue to be true and accurate in all material respects as of the effective time of the merger. Neither SB One nor Enterprise intends to waive this condition. If any of the representations, covenants or assumptions relied upon by tax counsel is inaccurate, tax counsel may not be able to provide the required closing date opinions or the tax consequences of the merger could differ from those described below. An opinion of counsel neither binds the Internal Revenue Service, the IRS, nor precludes the IRS or the courts from adopting a contrary position. Neither SB One nor Enterprise intends to obtain a ruling from the IRS regarding the tax consequences of the merger.
Based on the opinions that the merger will qualify as a reorganization under Section 368(a) of the Code, it is the opinion of Hogan Lovells US LLP and Windels Marx Lane & Mittendorf, LLP that the material U.S. federal income tax consequences of the merger are as follows:
•
no gain or loss will be recognized by SB One or Enterprise as a result of the merger;

•
no gain or loss will be recognized by an Enterprise shareholder on the exchange, except to the extent the shareholder receives cash in lieu of a fractional share of SB One common stock;

•
the aggregate tax basis in the SB One common stock received by an Enterprise shareholder pursuant to the merger will equal that shareholder’s aggregate tax basis in the shares of Enterprise common stock being exchanged, reduced by any amount allocable to a fractional share of SB One common stock for which cash is received;

•
the holding period of SB One common stock received by an Enterprise shareholder in the merger will include the holding period of the shares of Enterprise common stock being exchanged; and

•
although no fractional shares of SB One common stock will be issued in the merger, an Enterprise shareholder who receives cash in lieu of such a fractional share will be treated as having received that fractional share pursuant to the merger and then as having exchanged such fractional share for cash in a redemption by SB One. An Enterprise shareholder will generally recognize capital gain or loss on such a deemed redemption of the fractional share in an amount determined by the difference between the amount of cash received and the shareholder’s tax basis in the fractional share. Any capital gain or loss will be long-term capital gain or loss if the Enterprise common stock was held for more than one year.

For purposes of the above discussion of the bases and holding periods for shares of Enterprise common stock and SB One common stock, SB One shareholders who acquired different blocks of SB One common stock at different times for different prices must calculate their basis, gains and losses, and holding periods separately for each identifiable block of such stock exchanged, converted, cancelled or received in the merger.
Backup Withholding
Payments of cash to an Enterprise shareholder pursuant to the merger are subject to information reporting and may, under certain circumstances, be subject to backup withholding unless such shareholder provides SB One with its taxpayer identification number and otherwise complies with the backup withholding rules. Any amounts withheld from payments to an Enterprise shareholder under the backup withholding rules are not additional tax and generally will be allowed as a refund or credit against the Enterprise shareholder’s federal income tax liability; provided that the Enterprise shareholder timely furnishes the required information to the IRS.
Reporting Requirements
Enterprise shareholders who receive SB One common stock as a result of the merger will be required to retain records pertaining to the merger and Enterprise shareholders who hold at least 5% of the outstanding Enterprise common stock immediately before the merger will be required to file with their U.S. federal income tax return for the year in which the merger takes place a statement setting forth certain facts relating to the merger.
This summary does not address tax consequences that may vary with, or are contingent on, individual circumstances. Moreover, it does not address any non-income tax or any foreign, state or local tax consequences of the merger. Tax matters are very complicated and the tax consequences of the merger to you will depend upon the facts of your particular situation. Accordingly, we strongly urge you to consult with a tax advisor to determine the particular federal, state, local and foreign income and other tax consequences to you of the merger.
Regulatory Approvals Required for the Merger
General
SB One and Enterprise have agreed to use all reasonable efforts to obtain all permits, consents, approvals and authorizations of all third parties and governmental authorities that are necessary to consummate the merger of SB One Bank and Enterprise. This includes the approval or non-objection of the New Jersey Department of Banking and Insurance, or the NJDBI, and the Federal Deposit Insurance Corporation, or the FDIC. SB One and SB One Bank have filed or will file all required applications, notices and waiver requests to obtain the regulatory approvals and non-objections necessary to consummate the merger. SB One and Enterprise cannot predict whether the required regulatory approvals will be obtained, when they will be received or whether such approvals will be subject to any conditions.
New Jersey Department of Banking and Insurance
To consummate the merger, SB One will seek the approval of the Commissioner of the NJDBI pursuant to sections 17:9A-136 and 17:9A-412 of the New Jersey Banking Act of 1948. The Commissioner may not withhold his approval of the merger unless he finds that the merger agreement contains provisions which do not conform to the Banking Act, or that the merger will not be in the public interest. In deciding whether to approve SB One’s acquisition of Enterprise, the Commissioner will consider whether the merger:
•
will be detrimental to the safety and soundness of the bank to be acquired;

•
will result in an undue concentration of resources or a substantial reduction of competition in New Jersey; or

•
will have a significantly adverse impact on the convenience and needs of the community or communities in New Jersey that are served by the bank to be acquired.

SB One does not believe that the merger will result in any of the foregoing.
Federal Deposit Insurance Corporation
To consummate the merger, SB One will seek the approval of the FDIC under the BMA. The FDIC may not approve the merger if:
•
such transaction would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States; or

•
the effect of such transaction, in any section of the country, may be to substantially lessen competition, or tend to create a monopoly, or in any manner restrain trade, unless the FDIC finds that the anticompetitive effects of the merger are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

In every case, the FDIC is required to consider the financial and managerial resources and future prospects of the institutions concerned, the convenience and needs of the communities to be served, and the effectiveness of each insured depository institution involved in the proposed merger in combating money-laundering activities. Consideration of financial resources generally focuses on capital adequacy of the institutions involved. In assessing the convenience and needs of the community to be served, the FDIC will consider such elements as the extent to which the proposed merger is likely to benefit the general public through higher lending limits, new or expanded services, reduced prices, increased convenience in utilizing the services and facilities of the resulting institution, or other means. The FDIC, as required by the CRA, will also note and consider the record of performance of SB One and Enterprise in meeting the credit needs of the entire community, including low and moderate-income neighborhoods. An unsatisfactory record may form the basis for denial or conditional approval of an application. Applicable regulations require publication of notice of an application for approval of the merger.
Accounting Treatment of the Merger
The merger will be accounted for using the acquisition method of accounting with SB One treated as the acquirer. Under this method of accounting, Enterprise’s assets and liabilities will be recorded by SB One at their respective fair values as of the closing date of the merger and added to those of SB One. Any excess of purchase price over the net fair values of Enterprise’s assets and liabilities will be recorded as goodwill. Any excess of the fair value of Enterprise’s net assets over the purchase price will be recognized in earnings by SB One on the closing date of the merger. Financial statements of SB One issued after the merger will reflect these values, but will not be restated retroactively to reflect the historical financial position or results of operations of Enterprise prior to the merger. The results of operations of Enterprise will be included in the results of operations of SB One beginning on the effective date of the merger.
Dissenters’ Rights
Under the New Jersey Banking Act, shareholders of Enterprise have the right to dissent from the merger and to receive payment in cash for the fair value of their shares of Enterprise common stock instead of the merger consideration. Enterprise shareholders electing to do so must comply with the statutory provisions relating to dissenters’ rights in order to perfect their dissenters’ rights. A copy of the applicable statutory provisions are attached as Annex C of this document.
Ensuring perfection of dissenters’ rights can be complicated. The procedural rules are specific and must be followed precisely. An Enterprise shareholder’s failure to comply with these procedural rules may result in his or her becoming ineligible to pursue dissenters’ rights.
The following is intended as a brief summary of the material provisions of the New Jersey banking law procedures that an Enterprise shareholder must follow in order to dissent from the merger and obtain payment of the fair value of his or her shares of Enterprise common stock instead of the merger consideration. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to the statutory provisions relating to dissenters’ rights, the full text of which appears in Annex C of this proxy statement and prospectus. Enterprise is notifying each of the holders of record of its capital stock as of November 2, 2018 that dissenters’ rights are available and intends that this proxy statement/prospectus constitutes this notice.
If you are an Enterprise shareholder and you wish to exercise your dissenters’ rights, you must satisfy the following:
You must serve a written notice of dissent:   You must serve a written notice of dissent from the merger agreement at the principal office of Enterprise no later than the third day prior to the Enterprise special meeting of shareholders. Delivery of the notice of dissent may be made by registered mail or in person by you or your agent.
You must not vote for approval of the merger agreement:   You must not vote for approval of the merger agreement. If you vote, by proxy or in person, in favor of the merger agreement, this will terminate your dissenters’ rights.
You must make a written demand for dissenters’ rights:   You must deliver a written demand for dissenters’ rights to the principal office of SB One within 30 days after the filing of the merger agreement with the New Jersey Department of Banking and Insurance following the Enterprise special meeting of shareholders where the merger agreement was approved by shareholders. This written demand for dissenters’ rights must be separate from your proxy card. A vote against the merger agreement alone will not constitute a demand for dissenters’ rights.

Delivery of the demand for payment may be made by registered mail or in person by you or your agent. If you are an Enterprise shareholder who elects to exercise dissenters’ rights, you may mail or deliver a written demand to:
SB One Bank
100 Enterprise Drive, Suite 700
Rockaway, New Jersey 07866
Attention: Secretary
The written demand for dissenters’ rights should state that the shareholder is demanding payment of the value of the shareholder’s shares and may specify the shareholder’s name, mailing address and the number of shares of common stock owned. SB One may within ten days of receipt of the demand for dissenters’ rights offer to pay the shareholder an amount for his shares that in the opinion of SB One does not exceed the amount which would be paid if Enterprise liquidated as of the filing of the merger agreement with the New Jersey Department of Banking and Insurance following the special meeting of shareholders. SB One intends that any such payment would be in cash.
If a shareholder fails to accept the offer from SB One or if no offer is made, the shareholder must within three weeks after the receipt of the offer from SB One or within three weeks after the demand was made if no offer was made by SB One, initiate an action in New Jersey Superior Court. Neither Enterprise nor SB One has an obligation to file this action, and if you do not file this action within the above time frame, you will lose your dissenters’ rights.
The court will appoint a board of three appraisers to determine the value of the shares of all shareholders who are party to the action. In determining such fair value, the appraisers may take into account all relevant factors, including hearing evidence from the parties and upon such determination will file a report in the Superior Court where the determination of any two of the appraisers will control. Either party may appeal the ruling to the Superior Court within ten days of the filing of the appraisers’ report and the Superior Court will issue a final ruling. SB One will then pay the dissenting shareholders of Enterprise the judicially determined value of the Enterprise shares, which SB One intends to pay in cash, plus a judicially determined interest rate. SB One will be responsible for paying the fees of the appraisers.
Shareholders considering seeking dissenters’ rights for their shares should note that the fair value of their shares determined under New Jersey banking law could be more, the same, or less than the consideration they would receive pursuant to the merger agreement if they did not seek appraisal of their shares.
IF YOU FAIL TO STRICTLY COMPLY WITH THE PROCEDURES DESCRIBED ABOVE YOU WILL LOSE YOUR DISSENTERS’ RIGHTS. CONSEQUENTLY, IF YOU WISH TO EXERCISE YOUR DISSENTERS’ RIGHTS, WE STRONGLY URGE YOU TO CONSULT A LEGAL ADVISOR BEFORE ATTEMPTING TO DO SO.
Restrictions on Sales of Shares by Certain Affiliates
The shares of SB One common stock to be issued in the merger will be freely transferable under the Securities Act of 1933, as amended, or the Securities Act, except for shares issued to any shareholder who is an “affiliate” of SB One as defined by Rule 144 under the Securities Act. Affiliates consist of individuals or entities that control, are controlled by or are under common control with SB One, and include the executive officers and directors of SB One and may include significant shareholders of SB One.
Stock Exchange Listing
Following the merger, the shares of SB One common stock will continue to trade on the NASDAQ Global Market under the symbol “SBBX”.
Delisting of Enterprise Common Stock After the Merger
When the merger is completed, the Enterprise common stock currently quoted on OTC will no longer be quoted on OTC.

THE MERGER AGREEMENT
This section of the proxy statement/prospectus describes the material terms of the merger agreement. The following summary is qualified in its entirety by reference to the complete text of the merger agreement, which is incorporated by reference into this proxy statement/prospectus and attached as Annex A to this proxy statement/prospectus. This summary may not contain all of the information about the merger agreement that may be important to you. You are urged to read the full text of the merger agreement. The merger agreement contains customary representations and warranties of SB One and Enterprise made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the agreement between SB One and Enterprise and are not intended to provide factual, business or financial information about SB One and Enterprise. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders or different from what a shareholder might view as material, may have been used for purposes of allocating risk between SB One and Enterprise rather than establishing matters as facts, may have been qualified by certain disclosures not reflected in the merger agreement that were made to the other party in connection with the negotiation of the merger agreement, and generally were solely for the benefit of the parties to that agreement.
Structure
Subject to the terms and conditions of the merger agreement, and in accordance with the NJBCA, New Jersey Banking Act and the regulations promulgated thereunder, at the completion of the merger, Enterprise will merge with and into SB One Bank. SB One Bank will be the surviving bank in the merger and will continue its existence under the laws of the State of New Jersey. Upon completion of the merger, the separate existence of Enterprise will terminate.
Each share of SB One common stock that is issued and outstanding immediately prior to the effective time of the merger will remain issued and outstanding as one share of common stock of SB One and will not be affected by the merger, and each share of Enterprise common stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive 0.4538 shares of SB One common stock, as described below in the section entitled “— Consideration to be Received in the Merger.”
The restated certificate of incorporation of SB One Bank and SB One Bank’s amended and restated bylaws will remain as the restated certificate of incorporation and bylaws, respectively, of SB One Bank. See “Comparison of Shareholder Rights” beginning on page 104.
The merger agreement provides that SB One may, at any time prior to the effective time, change the method of effecting the business combination of SB One Bank and Enterprise. However, no such change may (a) alter or change the merger consideration, (b) adversely affect the tax treatment of SB One or Enterprise in connection with the merger, or (d) materially impede or delay consummation of the merger.
Effective Time and Timing of Closing
The merger can be completed and become effective after the following three steps are completed: (1) approval of the merger agreement by the New Jersey Department of Banking and Insurance and the FDIC, (2) approval of the merger agreement by the shareholders of Enterprise, and (3) submission to the New Jersey Department of Banking and Insurance of the certified results by the President of Enterprise of the foregoing shareholder approval. Subject to the satisfaction or waiver of all conditions to closing set forth in the merger agreement, the closing of the merger will occur as promptly as practicable after all of the conditions in the agreement have been satisfied, or if permissible, waived by the party entitled to the benefit of the same, or on such other date as SB One and Enterprise may mutually agree upon.
SB One and Enterprise anticipate that the merger will be completed in the fourth quarter of 2018. However, completion of the merger could be delayed if there is a delay in obtaining the required regulatory approvals or in satisfying any other conditions to the merger. There can be no assurances as to whether, or when, SB One and Enterprise will obtain the required approvals or complete the merger.

SB One and SB One Bank’s Boards of Directors After the Merger
Immediately following the effective time of the merger, SB One will expand the size of its board of directors by two seats and designate two members of the Enterprise board, to be selected by SB One upon consultation with Enterprise, to serve as members of SB One’s board of directors. Each of the designees must meet the qualifications for directors as set forth in SB One’s bylaws. The designees will serve on the SB One board until the next annual meeting, at which time they will each be nominated for a three-year term. The designees will also be appointed to the board of directors of SB One Bank, effective immediately following the effective time of the merger.
Consideration to be Received in the Merger
Upon completion of the merger, each outstanding share of Enterprise common stock will be converted into the right to receive 0.4538 shares of SB One common stock. No fractional shares of SB One common stock will be issued to any holder of Enterprise common stock upon completion of the merger. For each fractional share that would otherwise be issued, SB One will pay each shareholder cash (without interest) in an amount determined by multiplying the fractional share interest to which such shareholder would otherwise be entitled by the average of the closing sales prices of one share of SB One common stock on NASDAQ for the 5 trading days immediately preceding the effective time.
Enterprise’s Stock Option Plans
Under the terms of the merger agreement, each option to purchase shares of Enterprise common stock issued by Enterprise and outstanding at the effective time of the merger pursuant to the Enterprise National Bank N.J. 2006 Employee Stock Option Plan, the Enterprise National Bank N.J. 2006 Director Stock Option Plan, the Enterprise Bank NJ 2016 Stock Option Plan A or the Enterprise Bank NJ 2016 Stock Option Plan B shall become fully vested to the extent not vested as of such date and be cancelled. In exchange for the cancellation of each option, the holder of such option shall be paid in cash an amount equal to the product of  (x) the number of shares of Enterprise common stock subject to such option at the effective time multiplied by (y) $13.75 less the exercise price per share of such option, less any required tax withholdings. In the event that the exercise price of an option is greater than the cash payment to be made pursuant to the foregoing formula, then Enterprise shall take such actions as may be reasonably necessary or appropriate to cause, at the effective time, such option to be canceled without any payment made in exchange therefor.
Exchange of Certificates; Dividends
A letter of transmittal in a form satisfactory to SB One and Enterprise will be mailed as soon as practicable to each holder of record of Enterprise common stock as of the effective time of the merger. The letter of transmittal will include instructions for use in surrendering Enterprise stock certificates in exchange for the merger consideration. Upon proper surrender of stock certificates by an Enterprise shareholder to the exchange agent, together with a properly completed and duly executed letter of transmittal and any other required documents, the Enterprise stock certificates will be canceled and in exchange the shareholder will be entitled to receive: (a) a SB One stock certificate representing the number of whole shares of SB One common stock that the shareholder is entitled to receive under the merger agreement; and (b) a check in the amount of cash that the shareholder is entitled to receive in lieu of any fractional shares, and for any dividends or other distributions pursuant to the merger agreement.
Prior to the effective time of the merger, SB One will (i) reserve for issuance with its transfer agent and registrar a sufficient number of shares of SB One common stock to provide for payment of the aggregate merger consideration, and (ii) deposit with the exchange agent an amount of cash sufficient to pay any cash in lieu of fractional shares.
Enterprise shareholders are not entitled to receive any dividends or other distributions on SB One common stock declared or made after the effective time of the merger until they have surrendered their Enterprise stock certificates in exchange for SB One stock certificates. Upon the surrender of their Enterprise stock certificates, Enterprise shareholders will be entitled to receive any dividends or other distributions, without interest, which had become payable with respect to their SB One common stock.

Representations and Warranties
The merger agreement contains representations and warranties made by and to SB One and Enterprise. The statements embodied in those representations and warranties were made for purposes of the agreement between SB One and Enterprise and are subject to important qualifications and limitations agreed to by SB One and Enterprise in connection with negotiating the terms of the merger agreement. In addition, certain representations and warranties were made as of a specified date, may be subject to contractual standards of materiality different from what may be viewed as material to shareholders, or may have been used for the purpose of allocating risk between SB One and Enterprise rather than establishing matters as fact. For the foregoing reasons, you should not rely on the representations and warranties as statements of factual information. Third parties are not entitled to the benefits of the representations and warranties in the merger agreement.
Each of SB One and Enterprise has made representations and warranties to the other regarding, among other things:
•
due organization, good standing and authority;

•
capitalization;

•
subsidiaries;

•
corporate power;

•
corporate records;

•
corporate authority;

•
regulatory approvals, no defaults;

•
financial statements;

•
financial controls and procedures;

•
absence of certain changes or events;

•
regulatory matters;

•
legal proceedings;

•
compliance with laws;

•
brokers;

•
tax matters;

•
derivative transactions;

•
properties and leases;

•
intellectual property; and

•
anti-money laundering, community reinvestment and customer information security.

In addition, Enterprise has made representations and warranties to SB One regarding, among other things:
•
regulatory action;

•
material contracts;

•
labor matters;

•
environmental matters

•
investment securities;

•
employee benefit plans;

•
loans and nonperforming and classified assets;

•
tangible properties and assets;

•
fiduciary accounts;

•
insurance;

•
inapplicability of antitakeover laws; and

•
transactions with affiliates.

In addition, SB One has made representations and warranties to Enterprise regarding, among other things:
•
SEC filings;

•
stock issued in the merger; and

•
deposit insurance.

The representations and warranties of each of SB One and Enterprise will expire upon the effective time of the merger. The representations and warranties in the merger agreement are complicated and not easily summarized. You are urged to carefully read Articles III and IV of the merger agreement attached to this proxy statement/prospectus as Annex A.
Conduct of Business Pending the Merger
Conduct of Business of Enterprise Pending the Merger
Under the merger agreement, Enterprise has agreed that, until the effective time of the merger or the termination of the merger agreement, Enterprise will not, except as expressly permitted by the merger agreement or with the prior written consent of SB One:
•
conduct its business other than in the ordinary course consistent with past practice and prudent banking practice and in compliance in all material respects with all applicable laws and regulations;

•
fail to use reasonable best efforts to preserve its business organization intact, maintain the services of current officers and employees of Enterprise, and preserve the goodwill of Enterprise’s customers and others with whom business relationships exist;

•
issue, sell or otherwise permit to become outstanding, or authorize the creation or reservation of, any securities or equity equivalents or enter into any agreement with respect to the foregoing, except with respect to stock based awards outstanding on the date of the merger agreement;

•
permit any additional shares of capital stock to become subject to grants of employee or director stock options, warrants, rights, convertible securities and other arrangements or commitments which obligate Enterprise to issue or dispose of any of its capital stock or other ownership interests;

•
directly or indirectly redeem, retire, purchase or otherwise acquire any shares of its capital stock;

•
make declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of Enterprise stock;

•
directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire any shares of its capital stock;

•
enter into, amend or renew any employment, consulting, severance or similar agreement or arrangement with any director, officer or employee, or grant any salary or wage increase or increase any employee benefit or pay any incentive or bonus payments, except for (i) normal increases in compensation in the ordinary course of business consistent with past practice not to exceed 10% with respect to any individual director, officer or employee and all such increases in the aggregate not to exceed 3% of total compensation, and provided that any increases, either singularly or collectively, are consistent with its 2018 budget, (ii) cash contributions to its 401(k) plan in the ordinary course of business consistent with past practice, and (iii) accrued bonuses at the closing of the merger consistent with past practice and prorated through the closing date;
•
hire any person as an employee or promote any employee, except (i) to satisfy existing contractual obligations, and (ii) persons hired to fill any vacancies at an annual salary of less than $100,000 and whose employment is terminable at will;

•
enter into, establish, adopt, amend, modify or terminate any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any current or former director, officer or employee;

•
pay, loan or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any other transaction with, its officers or directors or any of their immediate family members or any affiliates or associates of any of its officers or directors, other than (1) compensation in the ordinary course of business consistent with past practice, or (2) certain loans permitted under the merger agreement;

•
sell, transfer, mortgage, pledge, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties, except in the ordinary course of business consistent with past practice and in a transaction that, together with all other such transactions, is not material to Enterprise taken as a whole;

•
acquire all or any portion of the assets, business, deposits or properties of any other entity other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice;

•
make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice in amounts not exceeding $25,000 individually or $100,000 in the aggregate;

•
amend its certificate of incorporation or bylaws;

•
implement or adopt any change in its accounting principles, practices or methods other than as may be required by applicable laws or regulations or by accounting principles generally accepted in the United States, or GAAP;

•
enter into, amend, modify or terminate any contract, lease or insurance policy that involves the payment of, or incurs fees, in excess of  $25,000 per annum, except in the ordinary course of business consistent with past practice or as expressly permitted by the merger agreement;

•
enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which Enterprise or any of its subsidiaries is or becomes a party, which involves a payment that exceeds $25,000 and/or would impose a material restriction on its business;

•
enter into any new material line of business;

•
materially change its material lending, investment, underwriting, risk and asset liability management and other material banking and operating policies, except as required by applicable law, regulation or policies imposed by any regulatory authority;

•
file any application or make any contract with respect to branching or site location or site relocation;

•
enter into any derivatives transactions, except in the ordinary course of business consistent with past practice;

•
incur any indebtedness for borrowed money (other than deposits (including brokered deposits), federal funds purchased, borrowings from the Federal Home Loan Bank, and securities sold under agreements to repurchase, in each case in the ordinary course of business consistent with past practice) or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person, other than in the ordinary course of business consistent with past practice;
•
acquire (other than by way of foreclosures or acquisitions in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business consistent with past practice) (a) any debt security or equity investment of a type or in an amount that is not permissible for a national bank, or (b) any debt security which would be considered “high risk” securities under applicable regulatory pronouncements, in each case purchased in the ordinary course of business consistent with past practice;

•
restructure or materially change its investment securities portfolio, through purchases, sales or otherwise, or the manner in which such portfolio is classified under GAAP or reported for regulatory purposes;

•
make, renegotiate, renew, increase, extend, modify or purchase any loan, other than in accordance with its existing loan policies and procedures, or to satisfy existing contractual obligations; provided, however, that prior notification to SB One Bank and SB One’s prior approval is required for (i) any new origination in excess of  $1,500,000, or (ii) any loan not made in accordance with its existing loan policies;

•
make any investment or commitment to invest in real estate or in any real estate development project other than by way of foreclosures or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case in the ordinary course of business consistent with past practice;

•
make or change any tax election, file any amended tax return, enter into any closing agreement, settle or compromise any liability with respect to taxes, agree to any adjustment of any tax attribute, file any claim for a refund of taxes, or consent to any extension or waiver of the limitation period applicable to any tax claim or assessment;

•
commit any act or omission which constitutes a material breach or default under any agreement with any governmental authority or under any material contract, lease or other material agreement or material license to which it is a party or by which it or its properties is bound;

•
foreclose on or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property or foreclose on any commercial real estate if such environmental assessment indicates the presence of a hazardous substance in amounts which would be material;

•
cause or allow the loss of insurance coverage, unless replaced with coverage which is substantially similar to that now in effect;

•
discharge or satisfy any lien or pay any obligation or liability, whether absolute or contingent, due or to become due, except in the ordinary course of business consistent with normal banking practices;

•
take any action or fail to take any action that is intended or is reasonably likely to (i) result in any of its representations and warranties set forth in the merger agreement being or becoming untrue in any material respect at any time at or prior to the effective time of the merger, (ii) result in any of the conditions to the merger set forth in the merger agreement not being satisfied or (iii) result in a material violation of any provision of the merger agreement, except, in each case, as required by applicable law or regulation; or

•
enter into any contract with respect to, or otherwise agree or commit to do, any of these prohibited activities.

Conduct of Business of SB One Pending the Merger
Under the merger agreement, SB One has agreed that, until the effective time of the merger or the termination of the merger agreement, SB One and SB One Bank will not, except as expressly permitted by the merger agreement or with the prior written consent of Enterprise:
•
take any action or fail to take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in the merger agreement being or becoming untrue in any material respect at any time at or prior to the effective time, (ii) any of the conditions to the merger agreement not being satisfied or (iii) a material violation of any provision of the merger agreement except, in each case, as may be required by applicable law or regulation;

•
change its record date for payment of its quarterly dividend from the record date established in the prior year’s quarter in a manner that is inconsistent with past practice; or

•
enter into any contract with respect to, or otherwise agree or commit to do, any of these prohibited activities.

Enterprise Shareholder Meeting
Enterprise has agreed to use its best efforts to call, hold and convene a meeting of its shareholders within 35 days after the initial mailing of this proxy statement/prospectus to its shareholders (and in any event to convene such meeting within 45 days after the initial mailing of this proxy statement/prospectus to its shareholders) to consider and vote on the approval of the merger agreement and any other matters required to be approved by its shareholders in order to consummate the merger. Enterprise has also agreed to ensure that its shareholder meeting is called, noticed, convened, held and conducted, and that all proxies solicited in connection with the meeting are solicited, in compliance with applicable law, and its certificate of incorporation and bylaws.
Additionally, the board of directors of Enterprise has agreed to recommend that its shareholders vote to approve the merger agreement and the transactions contemplated thereby (including the merger) and any other matters required to be approved by its shareholders for consummation of the merger.
No Solicitation
Enterprise has agreed that neither it nor any of its respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants and other representative retained by Enterprise (which we refer to as Enterprise’s representatives) will, directly or indirectly:
•
solicit, initiate or encourage (including by way of furnishing information or assistance), or take any action designed to facilitate the making of, any inquiry or proposal that constitutes, or is reasonably likely to lead to, an acquisition proposal;

•
enter into any agreement with respect to an acquisition proposal;

•
participate in any discussions or negotiations regarding any acquisition proposal; or

•
make or authorize any statement or recommendation in support of an acquisition proposal.

Enterprise must immediately cease any existing discussions or negotiations with any person (other than SB One) with respect to any of the foregoing, and use reasonable best efforts to cause all persons (other than SB One) who have been furnished confidential information regarding Enterprise in connection with the solicitation of or discussions regarding an acquisition proposal within the 12 months prior to the date of the merger agreement to promptly return or destroy such information. Enterprise will not release any third party from the confidentiality and standstill provisions of any agreement to which Enterprise is or may become a party, and will immediately take all steps necessary to terminate any approval that may have been given under any such provisions authorizing any person to make an acquisition proposal.
Under the merger agreement, an “acquisition proposal” means any proposal or offer with respect to any of the following (other than the transactions contemplated thereunder):
•
merger, consolidation, share exchange, business combination or other similar transactions;

•
sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets and/or liabilities that constitute a substantial portion of the net revenues, net income or assets of Enterprise in a single transaction or series of transactions;

•
tender offer or exchange offer for 20% or more of the outstanding shares of capital stock or the filing of a registration statement under the Securities Act in connection therewith; or

•
public announcement by any person of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

If Enterprise receives a bona fide unsolicited written acquisition proposal prior to its shareholder meeting that did not result from a breach by Enterprise of any of the non-solicitation provisions in the merger agreement as discussed above, Enterprise may participate in discussions or negotiations regarding the unsolicited acquisition proposal or furnish the third party with, or otherwise afford access to the third party of, any information or data with respect to Enterprise or any of its subsidiaries or otherwise relating to the acquisition proposal if:
•
the Enterprise board of directors first determines in good faith, after consultation with its outside legal counsel and financial advisor, that such action would be required in order for directors of Enterprise to comply with their fiduciary duties under applicable law in response to an acquisition proposal that the Enterprise board of directors believes in good faith is a superior proposal;

•
during the three day period following notification by Enterprise to SB One about such proposal, Enterprise and its advisors negotiate in good faith with SB One to make adjustments in the terms and conditions of the merger agreement so that such proposal no longer constitutes a superior proposal;

•
such negotiations with SB One fail to result in the necessary adjustments to the merger agreement;

•
Enterprise has provided SB One with at least one business day notice of receipt of such acquisition proposal; and

•
prior to furnishing or affording access to any information or data with respect to Enterprise or any of its subsidiaries or otherwise relating to an acquisition proposal, the third party enters into a confidentiality agreement with Enterprise containing terms no less favorable to SB One than those contained in its confidentiality agreement with SB One.

A “superior proposal” means any bona fide written proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 25% of the combined voting power of the shares of Enterprise common stock then outstanding or all or substantially all of the assets of Enterprise and otherwise (a) on terms which the Enterprise board of directors determines in good faith, after consultation with its financial advisor, to be more favorable from a financial point of view to the Enterprise shareholders than the transactions contemplated with SB One, and (b) that constitutes a transaction that, in the Enterprise board of directors’ good faith judgment, is reasonably likely to be consummated on the terms set forth, taking into account all legal, financial, regulatory and other aspects of such proposal.
Enterprise must deliver to SB One within twenty-four hours a new notice of each such superior proposal.
Employee Benefits
Following the closing date of the merger, SB One may, in its sole discretion, choose to maintain any or all of Enterprise’s benefit plans and Enterprise must cooperate with SB One in order to effect any plan mergers or terminations to be made as of the effective time of the merger. However, for any terminated Enterprise benefit plan for which there is a comparable SB One benefit plan of general applicability, SB One must take all commercially reasonable actions so that Enterprise employees are entitled to participate in such SB One benefit plan to the same extent as similarly-situated SB One employees. SB One will cause each SB One benefit plan in which Enterprise employees are eligible to participate to take into account for purposes of eligibility and vesting under the SB One benefit plans, but not for purposes of benefit accrual, the service of such employees with Enterprise to the same extent as such service was credited for such purpose by Enterprise. Such service, however, will not be recognized to the extent that such recognition would result in a duplication of benefits. SB One may amend, merge or terminate any Enterprise benefit plan or SB One benefit plan in accordance with their terms at any time. However, SB One will continue to maintain the Enterprise benefit plans (other than stock-based or incentive plans) for which there is a comparable SB One benefit plan until the Enterprise employees are permitted to participate in the SB One benefit plan, unless such SB One benefit plan has been frozen or terminated with respect to similarly-situated SB One employees. SB One will honor, in accordance with Enterprise’s policies and procedures in effect as of the date of the merger agreement, any employee expense reimbursement obligations of Enterprise for out-of-pocked expenses incurred during the calendar year in which the closing of the merger occurs by any Enterprise employee whose employment continues after the effective time of the merger.
SB One will honor, under the vacation policies of Enterprise, the accrued but unused vacation time of Enterprise employees who remain with SB One Bank. In addition, those Enterprise employees who do not remain with SB One Bank and who have been employed for at least one year will be paid out the accrued but unused vacation time under the vacation policies of Enterprise.
If Enterprise employees become eligible to participate in a medical, dental or health plan of SB One upon termination of such plan of Enterprise, SB One will make all commercially reasonable efforts to cause each such plan to (a) waive any preexisting condition limitations to the extent such conditions are covered under the applicable medical, health or dental plan of SB One, (b) honor under any such plans any deductible, co-payment and out-of-pocket expenses incurred by the employees and their beneficiaries during the portion of the calendar year prior to such participation, and (c) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee on or after the effective time of the merger, in each case to the extent such employee satisfied any similar limitation or requirement under an analogous Enterprise benefit plan prior to the effective time of the merger.
Any Enterprise employee (excluding any employee who is party to an employment agreement, change-in-control agreement or any other agreement which provides for severance payments) whose employment is terminated (other than for cause) at the request of SB One prior to the effective time of the merger, or is terminated by SB One within twelve months following the effective date of the merger, shall be entitled to receive severance payments in an amount equal to two weeks of base pay for each full year of service (including all service with Enterprise and SB One), with a minimum of two and a maximum of 26 weeks of base pay. See the section of this proxy statement/prospectus entitled “The Merger — Interests of Enterprise’s Directors and Executive Officers in the Merger — Payments under Agreements with Enterprise” for a description of the aggregate amounts due to Mr. Haake and Mr. Onderko.
Concurrently with the execution of the merger agreement, Donald J. Haake, the current President and Chief Executive Officer of Enterprise, entered into an employment agreement with SB One and SB One Bank.
Prior to closing of the merger, Enterprise may pay retention bonuses to certain employees.
Indemnification and Insurance
Indemnification
Under the merger agreement, SB One has agreed that for a period of six years following the effective time of the merger, it will indemnify and hold harmless each present and former director and officer of Enterprise against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, for matters existing or occurring at or prior to the effective time of the merger, arising in whole or in part out of or pertaining to the fact that he or she was a director or officer of Enterprise or is or was serving at the request of Enterprise as a director, officer, employee or other agent of any other organization or in any capacity with respect to any employee benefit plan of Enterprise, to the fullest extent which such indemnified party would be entitled under the bylaws and certificate of incorporation of Enterprise as in effect of the date of the merger agreement.

Directors’ and Officers’ Insurance
The merger agreement requires SB One to use its reasonable best efforts to cause the directors and officers of Enterprise immediately prior to the effective time of the merger to be covered by Enterprise’s directors’ and officers’ liability insurance policy for a six-year period following the effective time of the merger with respect to acts or omissions occurring prior to the effective time committed by such directors and officers in their capacities as such. SB One will not be required to expend in any one year more than 200% of the current annual amount expended by Enterprise to maintain such insurance. If the current insurance policy requires SB One to expend more than this amount, SB One shall use reasonable best efforts to obtain as much comparable insurance as is available.
Voting Agreements
Each of the directors of Enterprise has entered into a voting agreement with SB One. In the voting agreement, the directors agreed to vote, and granted SB One an irrevocable proxy and power of attorney to vote, all of his shares of Enterprise common stock in favor of the consummation of the merger or any of the transactions contemplated by the merger agreement and against any other acquisition proposal.
Except under limited circumstances, the directors also agreed not to, directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any such shares. Each voting agreement terminates immediately upon the earlier of the adjournment of the meeting of shareholders of Enterprise called and held pursuant to merger agreement, or the termination of the merger agreement in accordance with its terms.
As of the record date, the directors held 2,167,135 shares of Enterprise common stock, which represented approximately 63% of the outstanding shares of Enterprise common stock. The directors were not paid any additional consideration in connection with the execution of the voting agreement.
Additional Agreements
SB One and Enterprise have also agreed to use their reasonable best efforts in good faith to:
•
take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate the merger and the transactions contemplated thereby as promptly as practicable; and

•
enable consummation of the transactions contemplated under the merger agreement, including the fulfillment of conditions set forth in the merger agreement, and cooperate fully with the other parties to the merger agreement to such end.

The merger agreement also contains covenants relating to cooperation in the preparation of this proxy statement/prospectus and additional agreements relating to, among other things, access to information and notice of certain matters.
Conditions to Complete the Merger
The obligations of SB One and Enterprise to consummate the merger are subject to the fulfillment of the following conditions:
•
SB One and Enterprise having obtained all regulatory approvals required to consummate the transactions contemplated by the merger agreement and all related statutory waiting periods having expired or been terminated;

•
the registration statement, of which this proxy statement/prospectus is a part, being declared effective and the absence of any stop order suspending that effectiveness;

•
the shares of SB One common stock issuable in connection with the merger being approved for listing on NASDAQ;

•
the absence of any judgment, order, injunction or decree, or any statute, rule, regulation, order, injunction or decree enacted, entered, promulgated or enforced, preventing, prohibiting or making illegal the consummation of any of the transactions contemplated by the merger agreement; and

•
SB One having received the written opinion of Hogan Lovells US LLP and Enterprise having received the written opinion of Windels, Marx, Lane and Mittendorf, LLP, in each case substantially to the effect that the merger will constitute a tax free reorganization described in Section 368(a) of the Code.

In addition, the obligations of SB One to consummate the merger are subject to the fulfillment or written waiver, where permissible, of the following additional conditions:
•
each of the representations and warranties of Enterprise set forth in the merger agreement shall be true and correct as of the date of the merger agreement and as of the closing date of the merger, unless the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had, or would not reasonably be likely to have, a material adverse effect on Enterprise;

•
Enterprise shall have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing date of the merger;

•
no regulatory approval shall contain any condition, restriction or requirement that the SB One board of directors reasonably determines in good faith would, individually or in the aggregate, materially reduce the benefits of the merger to such a degree that SB One would not have entered into the merger agreement had such condition, restriction or requirement been known on the date of the merger agreement;

•
the voting agreements shall have been executed and delivered concurrently with Enterprise’s execution and delivery of the merger agreement;

•
the merger agreement shall have been duly approved by the requisite vote of Enterprise shareholders;

•
the employment agreement with Mr. Haake shall have been executed and delivered by Mr. Haake concurrently with Enterprise’s execution and delivery of the merger agreement and shall be effective as of the effective time of the merger; and

•
Enterprise shall have furnished certificates of its officers and such other documents to evidence fulfillment of certain conditions set forth in the merger agreement as SB One may reasonably request.

The obligations of Enterprise to consummate the merger are subject to the fulfillment or written waiver, where permissible, of the following additional conditions:
•
each of the representations and warranties of SB One set forth in the merger agreement shall be true and correct as of the date of the merger agreement and as of the closing date of the merger, unless the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had, or would not reasonably be likely to have, a material adverse effect on SB One;

•
SB One shall have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing date of the merger;

•
SB One shall have furnished certificates of its officers and such other documents to evidence fulfillment of certain conditions set forth in the merger agreement as Enterprise may reasonably request; and

•
the employment agreement with Mr. Haake shall have been executed and delivered by SB One concurrently with SB One’s execution and delivery of the merger agreement and shall be effective as of the effective time of the merger.

“Material adverse effect” when used with respect to SB One or Enterprise means any effect that is material and adverse to its financial condition, results of operations or business or that would materially impair its ability to perform its obligations under the merger agreement or otherwise materially threaten or materially impede its ability to consummate the transactions contemplated by the merger agreement. However, material adverse effect does not include the impact of:
•
changes in GAAP or applicable regulatory accounting requirements, except to the extent that the effects of such change are materially disproportionately adverse to the business, properties, assets, liabilities, results of operations or financial condition of such party and its subsidiaries, taken as a whole, as compared to other companies in the financial services industry;

•
changes in rules or regulations of general applicability to financial institutions and/or their holding companies, or interpretations thereof by courts or any bank regulator or governmental authorities, except to the extent that the effects of such change are materially disproportionately adverse to the business, properties, assets, liabilities, results of operations or financial condition of such party and its subsidiaries, taken as a whole, as compared to other companies in the financial services industry;

•
changes in in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions affecting the financial services industry generally and not specifically relating to such party or its subsidiaries, except to the extent that the effects of such change are materially disproportionately adverse to the business, properties, assets, liabilities, results of operations or financial condition of such party and its subsidiaries, taken as a whole, as compared to other companies in the financial services industry;

•
public disclosure of the execution of the merger agreement, public disclosure or consummation of the transactions contemplated under the merger agreement (including any effect on a party’s relationships with its customers or employees) or actions expressly required by the merger agreement or actions or omissions that are taken with the prior written consent of the other party in contemplation of the transactions contemplated under the merger agreement;

•
a decline in the trading price of a party’s common stock or the failure, in and of itself, to meet earnings projections or internal financial forecasts (it being understood that the underlying cause of such decline or failure may be taken into account in determining whether a material adverse effect has occurred); and

•
the expenses incurred by either party in negotiating, documenting, effecting and consummating the transactions contemplated by the merger agreement.

Termination
The merger agreement may be terminated and the merger and the transactions contemplated by the merger agreement abandoned as follows:
•
by mutual consent of the parties;

•
by SB One or Enterprise if any regulatory approval required for consummation of the merger and the other transactions contemplated by the merger agreement has been denied by final, nonappealable action of any governmental authority, or an application for regulatory approval has been permanently withdrawn at the request of a governmental authority;

•
by SB One or Enterprise if the approval of the shareholders of Enterprise is not obtained at a duly held shareholder meeting or at any adjournment or postponement thereof  (provided that if Enterprise is the terminating party it shall not be in material breach of any of its obligations under the shareholder approval provisions in the merger agreement);

•
by SB One or Enterprise if the other party materially breaches any of its representations, warranties, covenants or other agreements set forth in the merger agreement (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement), which breach is not cured within 30 days of written notice of the breach, or by its nature cannot be cured prior to the closing of the merger, and such breach would entitle the non-breaching party not to consummate the merger;
•
by SB One or Enterprise if the merger is not consummated by December 31, 2018, unless the failure to consummate the merger by such date is due to a material breach of the merger agreement by the terminating party;

•
by SB One if:

•
Enterprise materially breaches the non-solicitation provisions in the merger agreement;

•
the Enterprise board of directors fails to recommend approval of the merger agreement by the Enterprise shareholders, or withdraws, modifies or changes such recommendation in a manner adverse to SB One’s interests;

•
the Enterprise board of directors recommends, proposes or publicly announces its intention to recommend or propose to engage in an acquisition transaction with any person other than SB One or any of its subsidiaries; or

•
Enterprise fails to call, give notice of, convene and hold its special meeting;

Under the merger agreement, an “acquisition transaction” means (other than the transactions contemplated between SB One and Enterprise) (a) a merger, consolidation, share exchange, business combination or any similar transaction, (b) a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets and/or liabilities that constitute a substantial portion of net revenues, net income or assets in a single transaction or series of transactions, (c) a tender offer or exchange offer for 15% or more of the outstanding shares of capital stock or the filing of a registration statement under the Securities Act in connection therewith, or (d) an agreement or commitment to take any of the foregoing actions.
•
by Enterprise if:

•
the Enterprise board of directors so determines by a majority vote of the members of the entire board, at any time during the five-day period commencing on the 10th day prior to the closing date of the merger (or the immediately preceding trading day if shares of SB One common stock are not trading on NASDAQ on such 10th day), which is referred to as the determination date, if both of the following conditions are satisfied:

•
the quotient obtained by dividing (i) the average of the daily closing prices for shares of SB One common stock for the 20 consecutive full trading days on which such shares are traded on NASDAQ (as reported by Bloomberg or, if not reported thereby, any other authoritative source) ending at the close of trading on the determination date by (ii) the closing price of a share of SB One common stock on NASDAQ (as reported by Bloomberg or, if not reported thereby, any other authoritative source) on the last trading day immediately preceding the date of the first public announcement of entry into the merger agreement, which is referred to as the SB One ratio, is less than 0.80; and

•
the SB One ratio is less than the quotient obtained by dividing (A) the average of the closing prices of the NASDAQ Bank Index for the 20 consecutive full trading days ending on the trading day prior to the determination date by (B) the closing price of the NASDAQ Bank Index on the last trading day immediately preceding the date of the first public announcement of entry into the merger agreement, and subtracting 0.20 from the quotient.

The closing price of SB One common stock on June 19, 2018, the last trading day preceding the first public announcement of the merger, was $30.35 per share. In order for the termination right described immediately above to be triggered, the average closing price of SB One common stock over the measurement period will need to be less than $24.28 per share and SB One common stock will need to have underperformed the NASDAQ Bank Index over the measurement period by at least 20 percentage points. If the Enterprise board of directors exercises this termination right, SB One will have the option to increase the merger consideration such that the implied value of the exchange ratio would be equivalent to the minimum implied value that would have avoided triggering the termination right described above. If SB One elects to increase the merger consideration pursuant to the preceding sentence, no termination will occur.
Termination Fee
Under the terms of the merger agreement, Enterprise must pay SB One a termination fee of  $1,916,000 if:
•
SB One or Enterprise terminates the merger agreement as a result of:

•
Enterprise materially breaching the non-solicitation provisions in the merger agreement;

•
the Enterprise board of directors failing to recommend approval of the merger agreement by the Enterprise shareholders, or withdrawing, modifying or changing such recommendation in a manner adverse to SB One’s interests;

•
the Enterprise board of directors recommending, proposing or publicly announcing its intention to recommend or propose to engage in an acquisition transaction with any person other than SB One or any of its subsidiaries; or

•
Enterprise failing to call, give notice of, convene and hold its special meeting; or

•
Enterprise enters into a definitive agreement relating to an acquisition proposal or consummates an acquisition proposal within 18 months following the termination of the merger agreement by SB One as a result of a willful breach by Enterprise after an acquisition proposal has been publicly announced or otherwise made known to Enterprise.

Waiver and Amendment
Prior to the effective time of the merger, any provision of the merger agreement may be waived by the party benefited by the provision, or amended or modified by a written agreement between SB One, SB One Bank and Enterprise. However, after the Enterprise special meeting, no amendment will be made which by law requires further approval by the shareholders of Enterprise without obtaining such approval.
Expenses
Each party will pay all expenses it incurs in connection with the merger agreement and the related transactions, including fees and expenses of its own financial consultants, accountants and counsel, except that SB One and Enterprise will share equally any printing expenses and SEC filing and registrations fees for this proxy statement/prospectus.
Specific Performance
SB One and Enterprise have agreed that they are each entitled to an injunction or other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

COMPARISON OF SHAREHOLDER RIGHTS
SB One and Enterprise are both incorporated under the laws of the State of New Jersey. Upon completion of the merger, SB One Bank’s restated certificate of incorporation and bylaws in effect immediately prior to the effective time of the merger will be the certificate of incorporation and bylaws of the combined bank. The rights of Enterprise shareholders who receive shares of SB One common stock as a result of the merger will be governed by SB One’s restated certificate of incorporation, or certificate, and amended and restated bylaws, or bylaws, and by the New Jersey Business Corporation Act, whereas the rights of Enterprise shareholders currently are governed by Enterprise’s certificate of incorporation and bylaws and the New Jersey Banking Act of 1948, as amended. The following discussion summarizes certain material differences between the rights of SB One shareholders and Enterprise shareholders, resulting from the differences in the companies’ respective governing documents and statutes.
This discussion does not purport to be a complete statement of the rights of SB One shareholders under applicable New Jersey law and SB One’s restated certificate of incorporation and bylaws, or the rights of Enterprise shareholders under applicable New Jersey law and Enterprise’s restated certificate of incorporation, or certificate, and Enterprise’s bylaws, and is qualified in its entirety by reference to the governing corporate documents of SB One and Enterprise and applicable New Jersey law. See “Where You Can Find More Information” beginning on page 117.
	SB One	Enterprise
Authorized Capital Stock	SB One’s certificate authorizes it to issue up to 11,000,000 shares of capital stock, 10,000,000 of which is common stock, no par value, and 1,000,000 of which is preferred stock, issued in one or more classes or series, no par value.	Enterprise’s certificate authorizes it to issue up to 5,000,000 shares of common stock, par value $5.00 per share, and 1,000,000 shares of preferred stock, par value $5.00 per share.
Directors	SB One’s bylaws provide for not less than one (1) director and not more than twenty-five (25) directors.	Enterprise’s certificate and bylaws provide for not less than five (5) directors and nor more than twenty-five (25) directors.
Director Classes	SB One’s certificate provide that directors are divided into three classes, as nearly identical in number as the then total number of directors constituting the entire board permits, and are elected for three year staggered terms.	Enterprise’s bylaws provide for one class of directors to be elected annually for one year terms.
Removal of Directors	The New Jersey Business Corporation Act (the “NJBCA”) provides that directors can be removed at any time, with cause, by a majority vote of shareholders.	The New Jersey Banking Act of 1948 (the “NJBA”) provides that directors who (i) cease to own the required number of shares (as provided by both the NJBA and Enterprise’s bylaws); (ii) fail to subscribe to the oath prescribed by the NJBA; or (iii) default for thirty (30) days in payment of an undisputed obligation to the bank; shall cease to be directors of the bank.
Filling Board Vacancies	SB One’s certificate provides that any vacancy for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the board of directors, acting by a majority of the directors then in office, and such elected directors hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. SB One’s bylaws provide that any vacancy in the board of directors, however caused, and newly	Enterprise’s bylaws provide that a vacancy, caused by any reason, can be filled by a vote of the majority vote of the remaining directors. The new director will hold the office until his or her successor has been elected and qualified.

	SB One	Enterprise
created directorships resulting from an increase in the number of directors may be filled by the vote of a majority of the directors then in office, or by a sole remaining director, and such elected directors hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. The new director will hold the office until the next annual meeting.
Nomination of Director Candidates by Shareholders	SB One’s bylaws provide that any shareholder of record may nominate a candidate for director if the shareholder provides notice to the corporate Secretary of SB One at least 90 days, but not more than 120 days, prior to the anniversary of the last annual meeting with the following information about the nominee: (i) the name, age, business address and residence address of the person; (ii) the principal occupation or employment of the person; (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person; and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated. The nominating shareholder must provide (i) the name and record address of such shareholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act. Such notice must be	Enterprise’s bylaws provide that any shareholder entitled to vote for the election of directors may nominate a director. Shareholder nominations must be made in writing to the Secretary of Enterprise not less than ninety (90) days prior to any meeting called for the election of directors; provided, however, if Enterprise provides shareholder less than twenty-one (21) days’ notice of the meeting, then the shareholder nomination must be provided to the Secretary no later than the close of the seventh (7th) day following the day on which notice of the meeting was mailed to shareholders. The notice shall provide the nominee’s (i) name, age, business address, and, if known, residence address; (ii) principal occupation or employment; and (iii) number of shares of Enterprise capital stock beneficially owned by the nominee. The Enterprise board of directors may request any other information about the nominee that it deems relevant. The Chairman of the meeting may determine and declare the nomination was not made in accordance with requirements and disregard the nomination.

	SB One	Enterprise
accompanied by a written consent of each proposed nominee agreeing to be named as a nominee and to serve as a director, if elected.
Vote Required	SB One’s bylaws provide that any corporate action requiring a vote of shareholders, except for the election of directors, requires a majority vote, unless otherwise specified by the NJBCA or the certificate. Directors can be elected with a plurality of the vote.	Enterprise’s bylaws provide that directors shall be elected by a plurality of the votes cast at the election. The NJBA provides that certain corporate actions, including but not limited to amendments to a bank’s certificate of incorporation, adoption of an equity compensation plan and mergers or other consolidations are subject to the affirmative vote of the holders of at least two-thirds of the outstanding stock of the bank.
Exculpation of Directors and Officers	SB One’s certificate and the NJBCA provide that directors and officers shall not be personally liable to the corporation except in cases where the director or officer commits an act or omission that is: (i) a breach of the duty of loyalty; (ii) not in good faith or involving a knowing violation of the law; or (iii) results in an improper personal benefit.	Enterprise’s certificate provides that directors and officers shall not be personally liable to Enterprise or to any shareholders of Enterprise for breach of any duty owed to Enterprise or its shareholders, provided, however the foregoing does not relieve any director or officer of Enterprise from liability for any breach of duty based upon an act or omission: (i) in breach of the duty of loyalty; (ii) not in good faith or involving a knowing violation of the law; or (iii) or results in an improper personal benefit.
Indemnification	SB One’s certificate provides broad indemnification for current and former directors, officers, employees, and agents in civil and criminal suits, except in cases where the director or officer’s acts or omissions (i) constitute a breach of the duty of loyalty; (ii) were not in good faith; (iii) involved a knowing violation of the law; (iv) resulted in an improper personal benefit; or (v) were otherwise barred from indemnification under New Jersey law.	Enterprise’s bylaws and the NJBA provide for the indemnification of current and former directors, officers, employees, and agents of a bank in civil and criminal cases, provided the person’s act or omission (a) was not a breach of his duty of loyalty to the bank or its shareholders, (b) was not in good faith or involved a knowing violation of law or (c) did not result in receipt by the person of an improper personal benefit.
Dissenters’ Rights	Pursuant to the NJBCA, to dissent from a merger or consolidation, SB One shareholders have the right to dissent from a merger or consolidation, except that they do not have the right to dissent from a merger or consolidation with respect to shares: (i) of a class or series listed on a national securities exchange or held of record by not less than 1,000 holders, or (ii) for which, pursuant to the plan of merger or consolidation, upon the consummation of the merger or consolidation, the shareholders will receive (x) cash, (y) shares which will either be listed on national securities exchange or held of record by not less than 1,000 holders or (z) cash and such securities.	The NJBA provides for dissenters’ rights, and does not contain any of the exemptions provided for under the NJBCA.

	SB One	Enterprise
Notice of Shareholder Meetings
SB One’s bylaws provide that shareholders will be given written notice stating the place, date, and time of a shareholder meeting not less than ten (10) days nor more than sixty (60) days before the date of the meeting.
The NJBCA provides that written notice for a meeting called for the purpose of voting on a merger, consolidation, or acquisition with/of/by another corporation must be provided not less than twenty (20) days and not more than sixty (60) days before such meeting.
Enterprise’s bylaws provide that notice of the shareholder annual meeting shall be published once in a newspaper and circulated in Kenilworth, New Jersey at least ten (10) days before the annual meeting. The NJBA requires that notice of all meetings of shareholders be given to the shareholder not less than 10 nor more than 60 days prior to the meeting, by mail addressed to each shareholder at his address as it appears on the books of the bank. Enterprise’s bylaws provide that notice of a meeting of shareholders shall be given to the shareholder not less than 10 nor more than 60 days prior to the meeting, either personally or by mail, and such notice shall specify the place, day and hour of the meeting and the nature of the business to be transacted.
Calling a Special Meeting of Shareholders
SB One’s bylaws provide that a special meeting of shareholders can be called for any purpose by: (i) the chairman of the board of directors; (ii) the majority of the board of directors, by written request; (iii) the CEO; (iv) the President; or (v) by the CEO or Secretary in response to a written request from holder(s) of the majority of the outstanding stock entitled to vote. The written request must specify the purpose of the special meeting. The required notice for a special meeting is the same as other shareholder meetings.
The NJBCA provides that the holder(s) of not less than 10% of all shares entitled to vote at a meeting may order a special meeting of shareholders. In addition, the Superior Court can, upon showing good cause, order a special meeting of shareholders in action in which the court may proceed in a summary manner.
Enterprise’s bylaws provide that a special meeting of shareholders can be called by: (i) the President; (ii) the board of directors; or (iii) by the President at the written request of shareholders of not less than 10% of all the shares entitled to vote.
Record Date	SB One’s bylaws provide that the board of directors may fix the record date to determine which shareholders are entitled to vote or entitled to exercise other rights. The record date will be: (1) in the case of determination of shareholders entitled to vote at any meeting of shareholders or adjournment thereof, shall not be more than 60 nor less than 10 days before the date of such meeting; and (2) in the case of any other action, shall not be more than 60 days prior to such other action. If no record date is fixed: (1) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the	Enterprise’s bylaws provided that board of directors may fix the record date not more than sixty (60) days prior to (i) the date of any shareholder meeting; (ii) the date of the tabulation of written consents; (iii) the date upon which any change or conversion or exchange of capital state is to take effect; (iv) the date upon which a dividend is to be paid; or (v) the date upon which rights are to be allotted, as a record date for the determination of the shareholders who are entitled to (a) notice of and to vote at any such meeting, and at any adjournment thereof, (b) notice of and give a written consent to any action without a meeting, or (c) to participate in any such change, conversion or exchange

	SB One	Enterprise
	day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the relevant resolution.	of capital stock, or (d) to receive payment of any such dividend, or (e) to receive any such allotment of rights. If the board of directors does not fix a record date, shareholders at the close of business on the sixty-fifth (65th) day prior to any of the above dates is entitled to the enumerated rights.
Dividends	SB One’s bylaws provide that the board of directors has the power to determine the amount of any dividend to be paid. The NJBCA provides that a corporation may not make a distribution if, after giving effect thereto, either: (i) it would be unable to pay its debts as they become due in the usual course of its business; or (ii) its total assets would be less than its total liabilities.	Enterprise’s certificate provides that the board of directors has the power to pay dividends without the approval or ratification of shareholders. The NJBA states that dividends cannot be paid unless the capital stock of the bank will remain unimpaired and either the bank will have a surplus of not less than 50% of the bank’s capital stock or the dividend payment will not reduce the bank’s surplus.
Action Without a Meeting	SB One’s bylaws provide that any action required or permitted to be taken at a shareholder meeting, except the annual election of directors, can be taken without a meeting, prior notice, or vote, if the required shareholders provide written consent. The NJBCA provides that actions regarding the merger, consolidation, or acquisition with/of another corporation cannot be taken without a meeting. If action is taken without a meeting and without the unanimous written consent of shareholders, SB One must provide prompt notice to non-consenting shareholders stating the action, the proposed effective date, and any conditions precedent to the action.	Enterprise’s bylaws and the NJBA provide that any action required or permitted to be taken at a shareholder meeting can be taken without a meeting if all shareholders consent in writing.
Stock Ownership Requirement for Directors	SB One’s bylaws require each director elected or re-elected to the Board after July 1, 2008 to, within two years of such selection or re-election, beneficially own at least (i) 10,000 shares of SB One’s common stock or (ii) 5,000 shares and, to the extent permitted under SB One’s Director Deferred Compensation Agreement, defer 50% of such director’s fees toward the purchase of additional SB One’s common stock until a minimum of 10,000 shares of SB One’s common stock is beneficially owned by such director.	Enterprise’s bylaws require each director of Enterprise to own not less than $500 par value of unpledged shares of the capital stock of Enterprise.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
The following unaudited pro forma condensed combined financial data is based on the historical financial data of SB One and Enterprise, and has been prepared to illustrate the effects of the merger. It also gives effect to the completion of the acquisition of Community by SB One, which was completed on January 4, 2018. It is also based on certain assumptions that SB One and Enterprise believe are reasonable, which are described in the notes to the unaudited pro forma condensed combined financial statements included in this proxy statement/prospectus. The unaudited pro forma condensed combined financial data does not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the merger. The unaudited pro forma condensed combined income statement also does not include any integration costs the companies may incur related to the merger as part of combining the operations of the companies.
The results of operations data below is presented using the acquisition method of accounting as if the merger was completed on January 1, 2017 and the balance sheet data below is presented as if the merger was completed on June 30, 2018.
Certain reclassifications were made to Enterprise’s and Community’s historical financial information to conform to SB One’s presentation of financial information. This data should be read in conjunction with the SB One historical consolidated financial statements and accompanying notes in SB One’s Annual Report on Form 10-K, as amended, as of and for the year ended December 31, 2017, the Enterprise historical financial statements and accompanying notes included in this proxy statement/prospectus and Community’s historical financial statements and accompanying notes included in SB One’s Current Report on Form 8-K filed October 1, 2018, which is incorporated by reference into this proxy statement/prospectus.
SB One has not performed the detailed valuation analysis necessary to determine the fair market values of Enterprise’s assets to be acquired and liabilities to be assumed. Accordingly, the unaudited pro forma condensed combined financial data does not include an allocation of the purchase price, unless otherwise specified. The pro forma adjustments included in this proxy statement/prospectus are subject to change depending on changes in interest rates and the components of assets and liabilities, and as additional information becomes available and additional analyses are performed. The final allocation of the purchase price will be determined after the merger is completed and after completion of thorough analyses to determine the fair value of Enterprise’s tangible and identifiable intangible assets and liabilities as of the date the merger is completed. Increases or decreases in the fair values of the net assets as compared with the information shown in the unaudited pro forma condensed combined financial data may change the amount of the purchase price allocated to goodwill and other assets and liabilities, and may impact SB One’s statement of operations due to adjustments in yield and/or amortization of the adjusted assets or liabilities. Any changes to Enterprise’s shareholders’ equity, including results of operations and certain balance sheet changes from June 30, 2018 through the date the merger is completed, will also change the purchase price allocation, which may include the recording of a lower or higher amount of goodwill. The final adjustments may be materially different from the unaudited pro forma adjustments presented in this proxy statement/prospectus.
SB One anticipates that the merger with Enterprise will provide financial benefits that include reduced operating expenses. The pro forma information does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical benefits would have been had the two companies been combined during these periods.
The unaudited pro forma shareholders’ equity and net income are qualified by the statements set forth under this caption and should not be considered indicative of the market value of SB One common stock or the actual or future results of operations of SB One for any period. Actual results may be materially different than the pro forma information presented.

Unaudited Combined Condensed Consolidated Pro Forma Statement of Financial Condition
As of June 30, 2018
Pro Forma Balance Sheet (dollars in thousands)	SB One	Enterprise	Enterprise Acquisition adjustments	Post Acquisition Pro forma
ASSETS
Cash and due from banks	$6,651	$5,288	$(5,527)(a)	$6,412
Interest-bearing deposits with other banks	12,245	1,690	—	13,935
Cash and cash equivalents	18,896	6,978	(5,527)	20,347
Interest bearing time deposits with other banks	200	—	—	200
Securities available for sale, at fair value	174,525	2,132	—	176,657
Securities held to maturity, at amortized cost	5,418	451	(3)(b)	5,866
Other Bank Stock, at cost	10,066	2,065	—	12,131
Loans receivable, net of unearned income	1,136,546	249,437	(6,386)(c)(d)	1,379,597
Less: allowance for loan losses	8,264	2,870	(2,870)(e)	8,264
Net loans receivable	1,128,282	246,567	(3,516)	1,371,333
	—
Foreclosed real estate	3,414	1,250	—	4,664
Premises and equipment, net	18,734	486	—	19,220
Accrued interest receivable	3,906	864	—	4,770
Goodwill	24,838	—	8,576(i)	33,414
Other intangible assets	1,210	—	1,221(f)	2,431
Bank-owned life insurance	30,390	—	—	30,390
Other assets	17,423	1,433	2,235(l)	21,091
Total Assets	$1,437,302	$262,226	$2,986	$1,702,514
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits:
Non-interest bearing	$232,862	$31,616	$—	$264,478
Interest bearing	828,737	157,638	700(g)	987,075
Total deposits	1,061,599	189,254	700(g)	1,251,553
Short-term borrowings	157,940	8,275	28(h)	166,243
Long-term borrowings	30,000	31,980	109(h)	62,089
Accrued interest payable and other liabilities	11,087	1,198	—	12,285
Subordinated debentures	27,853	—	—	27,853
Total Liabilities	1,288,479	230,707	837	1,520,023
Stockholders’ Equity:
Preferred stock, no par value	—	—	—	—
Common stock	117,500	24,927	8,741(a)(j)(l)	151,168
Treasury stock, at cost	—	—	—	—
Deferred compensation obligation under Rabbi Trust	1,582	—	—	1,582
Retained earnings	30,763	6,552	(6,552)(j)	30,763
Accumulated other comprehensive income	560	40	(40)(j)	560
Stock held by Rabbi Trust	(1,582)	—	—	(1,582)
Total Stockholders’ Equity	148,823	31,519	2,149	182,491
Total Liabilities and Stockholders’ Equity	$1,437,302	$262,226	$2,986	$1,702,514
Per share information:
Shares outstanding	7,929,613	3,383,411	(1,848,019)(j)	9,465,005
Book value per common share	$18.77(m)	$9.32(m)		$19.28(m)

Pro Forma Income Statement For 12 month period ending December 31, 2017 (dollars in thousands)	SB One	Community	Community Acquisition adjustments	Post Community merger Pro forma	Enterprise	Enterprise Acquisition adjustments	Post Acquisition Pro forma
INTEREST INCOME
Loans receivable, including fees	$32,953	$11,037	$1,102(o)	$45,092	$10,172	$2,456(c)(d)	$57,720
Securities:
Taxable	1,437	1,482	—	2,919	152	1(b)	3,072
Tax-exempt	1,274	52	—	1,326	—	—	1,326
Interest bearing deposits	35	111	—	146	74	—	220
Total Interest Income	35,699	12,682	1,102	49,483	10,398	2,457	62,338
INTEREST EXPENSE
Deposits	3,584	2,056	(377)(p)	5,263	1,627	(700)(g)	6,190
Borrowings	1,749	79	—	1,828	195	(137)(h)	1,886
Junior subordinated debentures	1,278	—	—	1,278	—	—	1,278
Total Interest Expense	6,611	2,135	(377)	8,369	1,822	(837)	9,354
Net Interest Income	29,088	10,547	1,479	41,114	8,576	3,294	52,984
PROVISION FOR LOAN LOSSES	1,586	—	—	1,586	249	—	1,835
Net Interest Income after Provision for Loan Losses	27,502	10,547	1,479	39,528	8,327	3,294	51,149
OTHER INCOME
Service fees on deposit accounts	1,123	543	—	1,666	94	—	1,760
ATM and debit card fees	777	134	—	911	4	—	915
Bank-owned life insurance	522	192	—	714	—	—	714
Insurance commissions and fees	5,326	—	—	5,326	—	—	5,326
Investment brokerage fees	24	—	—	24	—	—	24
Net gain on sale of loans held for sale	—	—	—	—	—	—	—
Net gain on sales of securities	(9)	—	—	(9)	—	—	(9)
Net loss on disposal of premises and equipment	7	—	—	7	—	—	7
Net gain on sale of foreclosed real estate	—	(35)	—	(35)	—	—	(35)
Impairment write-downs on equity securities	—	—	—	—	—	—	—
Other	515	99	—	614	128	—	742
Total Other Income	8,285	933	—	9,218	226	—	9,444
OTHER EXPENSES
Salaries and employee benefits	14,773	4,489	—	19,262	2,764	—	22,026
Occupancy, net	1,880	571	62(q)	2,513	367	—	2,880
Data processing	2,173	873	—	3,046	510	—	3,556
Furniture and equipment	938	336	—	1,274	207	—	1,481
Advertising and promotion	308	204	—	512	20	—	532
Professional fees	1,173	841	—	2,014	270	—	2,284
Director fees	399	100	—	499	188	—	687
FDIC assessment	263	226	—	489	67	—	556
Insurance	279	153	—	432	84	—	516
Stationary and supplies	148	141	—	289	—	—	289
Loan collection costs	122	—	—	122	—	—	122
Net expenses and write-downs related to foreclosed real estate	283	38	—	321	—	—	321
Merger related expenses	1,187	810	(1,997)	—	—	—	—
Amortization of intangible assets	—	—	242(r)	242	—	222(f)	464
Other	1,691	681	—	2,372	531	—	2,903
Total Other Expenses	25,617	9,463	(1,693)	33,387	5,008	222	38,617
Income before Income Taxes	10,170	2,017	3,172	15,359	3,545	3,072	21,976
EXPENSE FOR INCOME TAXES	4,479	1,451	978(r)	6,908	1,953	1,252(r)	10,113
Net Income	$5,691	$566	$2,194	$8,451	$1,592	$1,820	$11,863
EARNINGS PER SHARE
Earnings per share, basic	$1.06	$0.29		$1.17	$0.49		$1.35(n)
Earnings per share, diluted	$1.05	$0.29		$1.16	$0.46		$1.35(n)
Average basic shares outstanding	5,359,430	1,918,851	(57,566)(s)	7,220,715	3,259,493	(1,724,101)(j)	8,756,107
Average diluted shares outstanding	5,404,381	1,924,184	(57,726)(s)	7,270,839	3,456,504	(1,921,112)(j)	8,806,231

Pro Forma Income Statement For 6 month period ending June 30, 2018 (dollars in thousands)	SB One	Community	Community Acquisition adjustments	Post Community merger Pro forma	Enterprise	Enterprise Acquisition adjustments	Post Acquisition Pro forma
INTEREST INCOME
Loans receivable, including fees	$24,462	$114	$12(o)	$24,588	$5,875	$1,228(c)(d)	$31,691
Securities:
Taxable	1,540	16	—	1,556	78	—(b)	1,634
Tax-exempt	830	1	—	831	—	—	831
Interest bearing deposits	46	1	—	47	31	—	78
Total Interest Income	26,878	132	12	27,022	5,984	1,228	34,234
INTEREST EXPENSE
Deposits	3,117	23	(4)(p)	3,136	963	—(g)	4,099
Borrowings	1,380	1	—	1,381	250	—(h)	1,631
Junior subordinated debentures	628	—	—	628	—	—	628
Total Interest Expense	5,125	24	(4)	5,145	1,213	—	6,358
Net Interest Income	21,753	108	16	21,877	4,771	—	27,876
PROVISION FOR LOAN LOSSES	906	—	—	906	299	—	1,205
Net Interest Income after Provision for Loan Losses	20,847	108	16	20,971	4,472	—	26,671
OTHER INCOME
Service fees on deposit accounts	639	7	—	646	31	—	677
ATM and debit card fees	463	—	—	463	—	—	463
Bank-owned life insurance	373	2	—	375	—	—	375
Insurance commissions and fees	3,734	—	—	3,734	—	—	3,734
Investment brokerage fees	63	—	—	63	—	—	63
Net gain on sale of loans held for sale	—	—	—	—	—	—	—
Net gain on sales of securities	36	—	—	36	—	—	36
Net loss on disposal of premises and equipment	9	—	—	9	—	—	9
Net gain on sale of foreclosed real estate	—	—	—	—	—	—	—
Impairment write-downs on equity securities	—	—	—	—	—	—	—
Other	421	3	—	424	61	—	485
Total Other Income	5,738	12	—	5,750	92	—	5,842
OTHER EXPENSES
Salaries and employee benefits	10,469	39	—	10,508	1,295	—	11,803
Occupancy, net	1,329	6	1(q)	1,336	212	—	1,548
Data processing	1,730	10	—	1,740	278	—	2,018
Furniture and equipment	607	—	—	607	106	—	713
Advertising and promotion	341	2	—	343	12	—	355
Professional fees	619	9	—	628	146	—	774
Director fees	289	—	—	289	91	—	380
FDIC assessment	210	2	—	212	122	—	334
Insurance	147	—	—	147	37	—	184
Stationary and supplies	146	—	—	146	—	—	146
Merger-related expenses	3,739	3	(1,674)(t)	2,068	185	(185)(k)	2,068
Loan collection costs	150	—	—	150	—	—	150
Net expenses and write-downs related to foreclosed real estate	208	—	—	208	—	—	208
Amortization of intangible assets	121	—	3(r)	124	—	100(f)	239
Other	1,069	33	—	1,102	127	—	1,229
Total Other Expenses	21,174	105	(1,670)	19,609	2,611	(85)	22,135
Income before Income Taxes	5,411	15	1,686	7,112	1,953	1,313	10,378
EXPENSE FOR INCOME TAXES	1,111	3	438(l)	1,552	538	369(l)	2,459
Net Income	$4,300	$12	$1,248	$5,560	$1,415	$944	$7,919
EARNINGS PER SHARE
Earnings per share, basic	$0.55	$0.58		$0.71	$0.43		$0.85(n)
Earnings per share, diluted	$0.55	$0.57		$0.71	$0.41		$0.84(n)
Average basic shares outstanding	7,800,886	21,029	(631)(s)	7,821,284	3,273,991	(1,738,599)	9,356,676
Average diluted shares outstanding	7,851,909	21,087	(633)(s)	7,872,363	3,419,668	(1,884,276)	9,407,755

(a)
The adjustment includes the assumption that the cost for Investment Banking and Legal Advisors will be $1.2 million and that $2.3 million will be paid to holders of in-the-money Enterprise stock options. Also, included in the adjustment is the assumption that compensation will made to Enterprise’s employees in the form of severance pay, cash payouts for those who are bound by change in control agreements and other expenses estimated at $2.0 million.

(b)
The pro forma adjustment to investment securities of negative $3 thousand is based on an estimated 0.14% of Securities.

(c)
The pro forma adjustment to loans includes a negative $5.7 million credit component which will be amortized over an estimated 2.6 years. The credit component fair value adjustment to loans, net is based on an estimated 2.3% of loans receivable, net of any unearned income.

(d)
The pro forma adjustment to loans includes a negative $699 thousand interest component, which will be amortized over an estimated 2.6 years. The estimated loan portfolio interest component adjustment is estimated to be 0.28% of loans receivable, net of any unearned income.

(e)
The pro forma adjustment to loans also includes the reversal of Enterprise’s allowance for loan losses of  $2.9 million.

(f)
Represents the recognition of the fair value of the core deposit intangible, which is estimated to be $1.2 million and will be amortized over 10 years using the sum of the years’ digits method. The amount of core deposit intangible is estimated at 1.25% of core deposits.

(g)
Represents the fair value adjustment of the deposit portfolio due to interest estimated to be $700 thousand and will be amortized over 8 months using the level yield method.

(h)
Represents the fair value adjustment of the borrowings portfolio due to interest estimated to be $137 thousand and will be amortized over 12 months using the level yield method.

(i)
Total goodwill due to the merger is calculated as follows (in thousands):

Total purchase price of Enterprise	$37,841
Less: Enterprise Equity	(31,519)
Estimated adjustments to reflect assets acquired at fair value
Securities Held to Maturity fair value	(3)
Loans:
Interest rate mark	(699)
Credit mark	(5,687)
Allowance for loan losses	2,870
Core deposit intangible	1,221
Deferred Tax Assets	881
Estimated adjustments to reflect liabilities acquired at fair value
Fair value of deposits	(700)
Fair value of borrowings	(137)
Total adjustments	2,254
Goodwill resulting from the merger	$8,576

Any change in the price of SB One common stock would change the purchase price allocated to goodwill. The following table presents the sensitivity of the purchase price and resulting goodwill to changes in the price of SB One common stock of  $23.14, the price of SB One common stock on October 23, 2018:
	Purchase Price	Estimated Goodwill
Up 20%	$42,635	$15,682
Up 10%	39,082	12,129
As presented in pro forma financial information	35,529	8,576
Down 10%	31,976	5,023
Down 20%	28,423	1,470
(j)
The merger agreement provides that each outstanding share of Enterprise stock will be exchanged for 0.4538 shares of SB One common stock.

The purchase price consideration in SB One common stock is as follows (in thousands):
Enterprise shares outstanding, June 30, 2018	3,383,411
Percent of Enterprise common shares to be converted to SB One	100%
Enterprise shares settled for stock	3,383,411
Exchange ratio	0.4538
SB One stock to be issued	1,535,392
Market price per share of SB One common stock on October 23, 2018	$23.14
Total market value of SB One common stock to be issued	$35,529
Payout of Enterprise options in the money	$2,312
Total purchase price of Enterprise	$37,841
Proforma adjustment to capital
Fair value of SB One shares to be issued, including stock options	$37,841
Elimination of Enterprise’s equity	(31,519)
After tax acquisition expenses SB One	(4,173)
Total stockholders’ equity adjustment for acquisition	$2,149

(k)
Merger related expense incurred by Enterprise of  $185,000.

(l)
Effective Tax Rate on pre-tax amounts are calculated at 40.75% for the 12 months ended December 31, 2017 and 28.11% for the 6 months ended June 30, 2018. Other assets includes deferred tax assets of $881 thousand related to the fair value adjustment and Tax receivable amount of  $1.4 million related to merger expenses of  $3.2 million.

(m)
Book value is calculated by dividing Total Equity by shares outstanding. Tangible book value is calculated by dividing Total equity less Goodwill and other intangibles by shares outstanding.

(n)
Earnings per share is calculated by dividing post merger pro forma net income by post merger weighted average basic shares.

(o)
The pro forma adjustment to Community loans includes a positive $324 thousand interest component and a negative $4.9 million credit component of the loan fair value, which will be amortized over an average life of approximately 2.8 years using the level yield method.

(p)
Represents the fair value adjustment of the Community deposit portfolio due to interest of $1.0 million which will be amortized over 2 years using the level yield method.

(q)
Represents the pro forma fair value adjustment to Community real estate of  $3.5 million which will be amortized over an estimated 39 years using the straight line method.

(r)
Represents the recognition of the fair value of the core deposit intangible on Community deposits, which is estimated to be $1.3 million and will be amortized over 10 years using the sum of the years’ digits method.

(s)
In the Community acquisition, that each outstanding share of Community stock was exchanged for 0.97 shares of SB One common stock.

Community shares outstanding, December 31, 2017	1,931,049
Percent of Enterprise common shares converted to SB One	100%
Community shares settled for stock	1,931,049
Exchange ratio	0.97
SB One stock issued	1,873,118

For average shares outstanding the 0.97 exchange ratio is applied.
(t)
The adjustment includes the cost for Investment Banking and Legal Advisors of  $1.1 million and other expenses of approximately $599 thousand.

LEGAL MATTERS
The validity of the shares of SB One common stock to be issued in the merger will be passed upon for SB One by Hogan Lovells US LLP. Hogan Lovells US LLP and Windels Marx Lane and Mittendorf, LLP will deliver opinions to SB One and Enterprise, respectively, as to certain federal income tax consequences of the merger. See “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 85.
EXPERTS
SB One
The consolidated financial statements of SB One Bancorp as of December 31, 2017 and 2016, and for each of the years then ended, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this proxy statement/prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
Enterprise
The consolidated financial statements of Enterprise as of December 31, 2017 and 2016, and for each of the years then ended, appearing in this proxy statement/prospectus have been so included in reliance on the reports of Baker Tilly Virchow Krause, LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.
FUTURE SHAREHOLDER PROPOSALS
SB One
If the merger is completed, Enterprise shareholders will become shareholders of SB One. SB One currently intends to hold a regularly scheduled annual meeting of shareholders in 2019. To be included in SB One’s 2019 annual meeting, shareholder proposals will only be considered for inclusion in SB One’s proxy statement for the 2019 annual meeting if they (a) are submitted to SB One’s Secretary at 100 Enterprise Drive, Suite 700, Rockaway, New Jersey 07866 on or before November 27, 2018, and (b) concern a matter that may properly be considered and acted upon at the annual meeting in accordance with law and the rules of the SEC, including Rule 14a-8 under the Exchange Act. In addition, under SB One’s bylaws, if a shareholder wishes to nominate a director for the 2019 annual meeting, the following criteria must be met: (i) the shareholder must be a shareholder of record; (ii) the shareholder must have given timely notice in writing to SB One’s Secretary; and (iii) the shareholder’s notice must contain specific information required in Section 3.23 of SB One’s bylaws. To be timely, a shareholder’s notice to the Secretary of SB One must be delivered to or mailed and received at SB One’s principal executive offices between December 26, 2018 and January 25, 2019. Nothing in this paragraph shall be deemed to require SB One to include in its proxy statement and proxy card for the 2019 annual meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to 17 C.F.R. §240.14a-8 of the rules and regulations promulgated by the SEC under the Exchange Act.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are shareholders of SB One will be “householding” the proxy materials. A single proxy statement/prospectus will be delivered to multiple shareholders sharing an address, unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker.
Shareholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their brokers.
WHERE YOU CAN FIND MORE INFORMATION
SB One files file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. SEC filings are also available to the public at the SEC’s website at www.sec.gov.
SB One has filed a registration statement on Form S-4 to register with the SEC the shares of SB One common stock that Enterprise shareholders will receive in the merger. This proxy statement/prospectus is part of SB One’s registration statement on Form S-4, and is a prospectus of SB One and a proxy statement of Enterprise for its shareholder meeting.
The SEC permits SB One to “incorporate by reference” information into this proxy statement/prospectus. This means that SB One can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is considered a part of this proxy statement/prospectus, except for any information superseded by information contained directly in this proxy statement/prospectus or by information contained in documents filed with or furnished to the SEC after the date of this proxy statement/prospectus that is incorporated by reference into this proxy statement/prospectus.
This proxy statement/prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about SB One and Enterprise and their financial conditions.
SB One SEC Filings (SEC File Number 001-12569)	Period or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2017, filed March 15, 2018
Proxy Statement on Schedule 14A	Filed April 25, 2018
Quarterly Report on Form 10-Q	Quarters ended March 31, 2018, filed May 10, 2018, and June 30, 2018, filed August 9, 2018
Current Reports on Form 8-K	Filed January 5, 2018, January 24, 2018, January 26, 2018, January 31, 2018, April 25, 2018, April 26, 2018, April 27, 2018, May 4, 2018, June 20, 2018 and October 1, 2018 (other than the portions of those documents not deemed to be filed)
Description of SB One common stock contained in SB One’s registration statement on Form 8-A and any amendment or report filed for the purpose of updating such description.	Filed October 2, 2006

In addition, SB One also incorporates by reference additional documents that it may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this proxy statement/prospectus and the date of the SB One special meeting. These documents include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements. To the extent that any information contained in any Current Report on Form 8-K, or any exhibit to such report, was furnished to, rather than filed with, the SEC, such information or exhibit is not specifically incorporated by reference into this proxy statement/prospectus.
Documents incorporated by reference are available from SB One, without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this proxy statement/ prospectus. You can obtain documents incorporated by reference into this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:
SB One Bancorp
Attention: Secretary
100 Enterprise Drive, Suite 700
Rockaway, New Jersey 07866
(844) 256-7328
www.sbone.bank
(“About – Investor Relations” tab)
Neither SB One nor Enterprise has authorized anyone to give any information or make any representation about the merger or the Enterprise shareholder meeting that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that are incorporated by reference into this proxy statement/prospectus. Therefore, if anyone gives you information of this sort, you should not rely on it. This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this proxy statement/prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this proxy statement/prospectus nor any distribution of securities pursuant to this proxy statement/prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this proxy statement/prospectus by reference or in our affairs since the date of this proxy statement/prospectus. The information contained in this proxy statement/prospectus with respect to SB One was provided by SB One, and the information contained in this proxy statement/prospectus with respect to Enterprise was provided by Enterprise. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

ANNEX A — AGREEMENT AND PLAN OF MERGER

Execution Version
AGREEMENT AND PLAN OF MERGER
DATED AS OF JUNE 19, 2018
BY AND BETWEEN
SB ONE BANCORP
SB ONE BANK
AND
ENTERPRISE BANK N.J.

A-i

A-ii

A-iii

TABLE OF DEFINITIONS
Page
Acquisition Proposal	A-39
Acquisition Transaction	A-39
Agreement	A-1
Average Closing Price	A-36
Bank Merger Act	A-39
Bank Regulator	A-39
BOLI	A-17
Business Day	A-39
EBNJ	A-1
EBNJ Benefit Plans	A-11
EBNJ Board	A-39
EBNJ Disclosure Schedule	A-39
EBNJ Employees	A-11
EBNJ ERISA Affiliate	A-11
EBNJ Financial Statements	A-7
EBNJ Intellectual Property	A-40
EBNJ Option	A-5
EBNJ Pension Plan	A-11
EBNJ Stock	A-6
Certificate	A-39
Change in Recommendation	A-27
Closing	A-2
Closing Date	A-2
Code	A-1
Community Reinvestment Act	A-9
Confidentiality Agreement	A-28
Derivative Transaction	A-39
Determination Date	A-36
Dissenters’ Rights Laws	A-3
Dissenting Shares	A-3
Effective Date	A-2
Effective Time	A-2
Employee Stock Incentive Plan	A-40
Environmental Law	A-40
ERISA	A-40
Exchange Act	A-40
Exchange Agent	A-40
Exchange Fund	A-4
Exchange Ratio	A-3
FDIC	A-40
FHLB	A-40
Page
Final Index Price	A-36
Finance Laws	A-10
FRB	A-40
GAAP	A-40
Governmental Authority	A-40
Hazardous Substance	A-40
Indemnified Parties	A-30
Indemnifying Party	A-30
Index Group	A-36
Index Price	A-36
Informational Systems Conversion	A-33
Insurance Amount	A-31
Insurance Policies	A-16
Intellectual Property	A-40
IRS	A-40
Knowledge	A-40
Leases	A-16
Loans	A-15
Material Adverse Effect	A-41
Merger	A-1
Merger Consideration	A-41
Merger Registration Statement	A-27
NASDAQ	A-41
New Certificates	A-4
New Members	A-2
NJDBI	A-2
OREO	A-15
Person	A-41
Proxy Statement/Prospectus	A-41
Regulatory Approvals	A-19
Regulatory Order	A-9
Rights	A-41
SB One Bank	A-1
SBBX	A-1
SBBX Board	A-41
SBBX Benefit Plans	A-22
SBBX Disclosure Schedule	A-41
SBBX ERISA Affiliate	A-22
SBBX Intellectual Property	A-42
SBBX Ratio	A-36
SBBX SEC Documents	A-19

A-iv

Page
SBBX Stock	A-42
SBBX 2017 Form 10-K	A-19
SEC	A-8
Securities Act	A-41
Securities Documents	A-20
Settlement Agreement	A-32
Software	A-42
Starting Date	A-36
Starting Price	A-36
Page
Subsidiary	A-42
Superior Proposal	A-42
Surviving Bank	A-1
Tax	A-42
Tax Returns	A-42
Taxes	A-42
Termination Date	A-35
Voting Agreement	A-1

A-v

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is dated as of June 19, 2018, by and between SB One Bancorp, a New Jersey corporation (“SBBX”), SB One Bank, a New Jersey-chartered bank (“SB One Bank”), and Enterprise Bank N.J., a New Jersey-chartered bank (“EBNJ”).
WITNESSETH
WHEREAS, the Board of Directors of SBBX and the Board of Directors of EBNJ have each (i) determined that this Agreement and the business combination and related transactions contemplated hereby are in the best interests of their respective entities and shareholders; (ii) determined that this Agreement and the transactions contemplated hereby are consistent with and in furtherance of their respective business strategies; and (iii) approved this Agreement;
WHEREAS, in accordance with the terms of this Agreement, EBNJ will merge with and into SB One Bank, a New Jersey-chartered bank and wholly owned subsidiary of SBBX (the “Merger”);
WHEREAS, as a material inducement to SBBX to enter into this Agreement, each of the directors of EBNJ has entered into a voting agreement with SBBX dated as of the date hereof  (a “Voting Agreement”), substantially in the form attached hereto as Exhibit A pursuant to which each such director or executive officer has agreed, among other things, to vote all shares of EBNJ Stock (as defined herein) owned by such person in favor of the approval of this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth in such agreement;
WHEREAS, the parties intend the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement be and hereby is adopted as a “plan of reorganization” within the meaning of Sections 354 and 361 of the Code; and
WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the transactions described in this Agreement and to prescribe certain conditions thereto.
NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
Article I
THE MERGER
Section 1.01 Terms of the Merger.   Subject to the terms and conditions of this Agreement, at the Effective Time, EBNJ shall merge with and into SB One Bank, and SB One Bank shall be the surviving entity (hereinafter sometimes referred to as the “Surviving Bank”) and shall continue to be governed by the laws of the State of New Jersey. SBBX will cause SB One Bank to, and EBNJ shall, execute and deliver a Plan of Bank Merger substantially in the form attached to this Agreement as Exhibit B. As part of the Merger, shares of EBNJ Stock shall, at the Effective Time, be converted into the right to receive the Merger Consideration pursuant to the terms of Article II.
Section 1.02 Tax Consequences.   It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a “plan of reorganization” as that term is used in Sections 354 and 361 of the Code. From and after the date of this Agreement and until the Closing, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act would reasonably be expected to prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code. EBNJ and SBBX each hereby agree to deliver a certificate substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable its counsel to deliver the legal opinion contemplated by Section 6.01(e).
Section 1.03 Name of the Surviving Bank.   The name of the Surviving Bank shall be “SB One Bank.”
Section 1.04 Charter and Bylaws of the Surviving Bank.   The charter and bylaws of the Surviving Bank upon consummation of the Merger shall be the charter and bylaws of SB One Bank as in effect immediately prior to consummation of the Merger.

Section 1.05 Directors and Officers of SBBX and Surviving Bank.
(a) At Effective Time, the directors of each of SBBX and Surviving Bank immediately prior the Effective Time shall continue to be the directors of SBBX and Surviving Bank, provided that at the Effective Time, the number of persons constituting the board of directors of SBBX and Surviving Bank shall each be increased by two (2) directors to be selected by SBBX upon consultation with EBNJ (the “New Members”), and the New Members shall be appointed to the board of directors of both SBBX and Surviving Bank for terms to expire at SBBX’s and Surviving Bank’s next annual meeting. At the next annual meeting of shareholders of SBBX after the Effective Date, the New Members shall be nominated to the boards of directors of SBBX and Surviving Bank each for a term of three (3) years and SBBX shall recommend that its stockholders vote in favor of the election of each such nominee and shall, as the sole shareholder of the Surviving Bank, vote itself in favor of each such nominee. Notwithstanding the foregoing, neither SBBX nor Surviving Bank shall have any obligation to appoint any New Member to serve on SBBX’s or Surviving Bank’s Board if such Person is not a member of the EBNJ’s board of directors immediately prior to the Effective Time. Each of the directors of SBBX and Surviving Bank immediately after the Effective Time shall hold office until his or her successor is elected and qualified or otherwise in accordance with the charter and bylaws of SBBX and Surviving Bank.
(b) At the Effective Time, the officers of SBBX and Surviving Bank shall consist of the officers of SBBX and Surviving Bank in office immediately prior to the Effective Time with the addition of Donald J. Haake as Senior Executive Vice President, Regional Banking of Surviving Bank.
Section 1.06 Effect of the Merger.   At the Effective Time, the effect of the Merger shall be as provided under federal law, applicable provisions of the New Jersey Business Corporation Act, New Jersey Banking Act of 1948, as amended, and the regulations promulgated thereunder. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, the separate corporate existence of EBNJ shall cease and all of the rights, privileges, powers, franchises, properties, assets, debts, liabilities, obligations, restrictions, disabilities and duties of EBNJ shall be vested in and assumed by SB One Bank.
Section 1.07 Effective Date and Effective Time; Closing.
(a) Subject to the terms and conditions of this Agreement, SBBX will make all such filings as may be required to consummate the Merger by applicable laws and regulations. On the Closing Date, which shall take place not more than five (5) Business Days following the receipt of all necessary regulatory, governmental and shareholder approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver of all of the conditions to the consummation of the Merger specified in Article VI of this Agreement (other than the delivery of certificates and other instruments and documents to be delivered at the Closing), or on such other date as the parties shall mutually agree to, SBBX and EBNJ shall file a Certificate of Merger with the New Jersey Department of Banking and Insurance (the “NJDBI”) in accordance with the New Jersey Banking Act of 1948, as amended, and any regulations promulgated thereunder. The date of such filings is herein called the “Effective Date.” The “Effective Time” of the Merger shall be as specified by the NJDBI on the articles of combination.
(b) The closing (the “Closing”) shall take place remotely via the electronic exchange of documents and signatures immediately prior to the Effective Time at 10:00 a.m., Eastern time, or in person at the principal offices of Hogan Lovells US LLP in Washington, D.C., or such other place, at such other time, or on such other date as the parties may mutually agree upon (such date, the “Closing Date”). At the Closing, there shall be delivered to SBBX and EBNJ the certificates and other documents required to be delivered under Article VI hereof.
Section 1.08 Alternative Structure.   SBBX may, at any time prior to the Effective Time, change the method of effecting the combination of SB One Bank and EBNJ (including the provisions of this Article I) if and to the extent it deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall (a) alter or change the Merger Consideration; (b) adversely affect the tax treatment of or EBNJ’s shareholders pursuant to this Agreement; (c) adversely affect the tax treatment of SBBX or

EBNJ pursuant to this Agreement; or (d) materially impede or delay consummation of the transactions contemplated by this Agreement. In the event SBBX makes such a change, EBNJ agrees to execute an appropriate amendment to this Agreement in order to reflect such change.
Section 1.09 Additional Actions.   If, at any time after the Effective Time, SBBX shall consider or be advised that any further deeds, documents, assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, or record or otherwise, in SBBX its right, title or interest in, to or under any of the rights, properties or assets of EBNJ, or (ii) otherwise carry out the purposes of this Agreement, EBNJ and its officers and directors shall be deemed to have granted to SBBX an irrevocable power of attorney to execute and deliver, in such official corporate capacities, all such deeds, assignments or assurances in law or any other acts as are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in SBBX or SB One Bank its right, title or interest in, to or under any of the rights, properties or assets of EBNJ or (b) otherwise carry out the purposes of this Agreement, and the officers and directors of SBBX or SB One Bank are authorized in the name of EBNJ or otherwise to take any and all such action.
Section 1.10 Absence of Control.   It is the intent of the parties to this Agreement that SBBX by reason of this Agreement shall not be deemed (until consummation of the transactions contemplated herein) to control, directly or indirectly, EBNJ and shall not exercise or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of EBNJ.
Article II
CONSIDERATION; EXCHANGE PROCEDURES
Section 2.01 Merger Consideration.   Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any Person:
(a) Each share of SBBX Stock that is issued and outstanding immediately prior to the Effective Time shall remain outstanding following the Effective Time and shall be unchanged by the Merger.
(b) Each share of EBNJ Stock held as treasury stock, if any, immediately prior to Effective Time shall be cancelled and retired at the Effective Time without any conversion thereof, and no payment shall be made with respect thereto.
(c) Each share of EBNJ Stock issued and outstanding immediately prior to the Effective Time (other than treasury stock) shall become and be converted into, as provided in and subject to the limitations set forth in this Agreement, the right to receive 0.4538 shares (the “Exchange Ratio”) of SBBX Stock (the “Merger Consideration”).
Section 2.02 Rights as Shareholders; Stock Transfers.   All shares of EBNJ Stock, when converted as provided in Section 2.01(c), shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate (a “Certificate”) previously evidencing such shares shall thereafter represent only the right to receive for each such share of EBNJ Stock, the Merger Consideration and, if applicable, any cash in lieu of fractional shares of SBBX Stock in accordance with Section 2.03. At the Effective Time, holders of the EBNJ Stock shall cease to be, and shall have no rights as, shareholders of EBNJ other than the right to receive the Merger Consideration and cash in lieu of fractional shares of SBBX Stock as provided under this Article II. After the Effective Time, there shall be no transfers on the stock transfer books of EBNJ of shares of the EBNJ Stock.
Section 2.03 No Fractional Shares.   Notwithstanding any other provision hereof, no fractional shares of SBBX Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger. In lieu thereof, SBBX shall pay to each holder of a fractional share of SBBX Stock an amount of cash (without interest) determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the average of the daily closing prices during the regular session of SBBX Stock as reported on NASDAQ for the five (5) consecutive trading days ending on the third Business Day immediately prior to the Closing Date, rounded to the nearest whole cent. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.
Section 2.04 Dissenting Shares.   Each outstanding share of EBNJ Stock the holder of which has perfected his or her right to dissent from the Merger under N.J.S.A. 17:9A-140 et seq. (the “Dissenters’ Rights Laws”) and has not effectively withdrawn or lost such rights as of the Effective Time (the

“Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration, and the holder thereof shall be entitled only to such rights as are granted by such provisions of the Dissenters’ Rights Laws. If any holder of Dissenting Shares shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the Dissenting Shares held by such holder shall thereupon be treated as though such Dissenting Shares had been converted into the right to receive the Merger Consideration to which such holder would be entitled pursuant to Section 2.01(c) hereof. EBNJ shall give SBBX prompt notice upon receipt by EBNJ of any such written demands for payment of the fair value of shares of the EBNJ Stock and of withdrawals of such demands and any other instruments provided pursuant to the Dissenters’ Rights Laws. Any payments made in respect of Dissenting Shares shall be made by SBBX.
Section 2.05 Exchange Procedures.
(a) At or before the Effective Time, for the benefit of the holders of Certificates, (i) SBBX shall cause to be delivered to a bank or trust company designated by SBBX and reasonably satisfactory to EBNJ (the “Exchange Agent”), for exchange in accordance with this Article II, certificates representing the shares of SBBX Stock issuable pursuant to this Article II (“New Certificates”) and (ii) SBBX shall deliver, or shall cause to be delivered, to the Exchange Agent an aggregate amount of cash sufficient to pay the estimated amount of cash to be paid in lieu of fractional shares of SBBX Stock (such New Certificates and cash hereinafter referred to as the “Exchange Fund”).
(b) As promptly as practicable following the Effective Time, and provided that EBNJ has delivered, or caused to be delivered, to the Exchange Agent all information which is necessary for the Exchange Agent to perform its obligations as specified herein, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration into which the shares of EBNJ Stock represented by such Certificate or Certificates shall have been converted pursuant to Section 2.01 of this Agreement. Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with a properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor, as applicable, (i) a New Certificate representing that number of shares of SBBX Stock to which such former holder of EBNJ Stock shall have become entitled pursuant to this Agreement and (ii) a check representing the amount of cash (if any) payable in lieu of a fractional share of SBBX Stock which such former holder has the right to receive in respect of the Certificate surrendered pursuant to this Agreement, and the Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 2.05(b), each Certificate (other than Certificates representing treasury stock) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration provided in Section 2.01 and Section 2.03 and any unpaid dividends and distributions thereon as provided in Section 2.05(c). No interest shall be paid or accrued on (x) any cash in lieu of fractional shares or (y) any such unpaid dividends and distributions payable to holders of Certificates.
(c) No dividends or other distributions with a record date after the Effective Time with respect to SBBX Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Section 2.05. After the surrender of a Certificate in accordance with this Section 2.05, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of SBBX Stock represented by such Certificate.
(d) The Exchange Agent and SBBX, as the case may be, shall not be obligated to deliver a New Certificate or New Certificates representing shares of SBBX Stock (or any cash in lieu of fractional shares) to which a holder of EBNJ Stock would otherwise be entitled as a result of the Merger until such holder surrenders the Certificate or Certificates representing the shares of EBNJ Stock for exchange as provided in this Section 2.05, or an appropriate affidavit of loss and indemnity agreement and/or a bond in an amount as may be required in each case by SBBX. If any New Certificates evidencing shares of EBNJ Stock are to be issued in a name other than that in which the Certificate evidencing EBNJ Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the Certificate and otherwise in proper form for transfer, and that the Person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a New Certificate for shares of SBBX Stock in any name other than that of the registered holder of the Certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.
(e) Any portion of the Exchange Fund that remains unclaimed by the shareholders of EBNJ for six (6) months after the Effective Time (as well as any interest or proceeds from any investment thereof) shall be delivered by the Exchange Agent to SBBX. Any shareholders of EBNJ who have not theretofore complied with Section 2.05(b) shall thereafter look only to SBBX for the Merger Consideration deliverable in respect of each share of EBNJ Stock such shareholder holds as determined pursuant to this Agreement, in each case without any interest thereon. If outstanding Certificates for shares of EBNJ Stock are not surrendered or the payment for them is not claimed prior to the date on which such shares of SBBX Stock or cash would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of SBBX (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any Person previously entitled to such property. Neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of shares of EBNJ Stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. SBBX and the Exchange Agent shall be entitled to rely upon the stock transfer books of EBNJ to establish the identity of those Persons entitled to receive the Merger Consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of any shares of EBNJ Stock represented by any Certificate, SBBX and the Exchange Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.
(f) SBBX (through the Exchange Agent, if applicable) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any holder of shares of EBNJ Stock such amounts as SBBX is required to deduct and withhold under applicable law. Any amounts so deducted and withheld shall be treated for all purposes of this Agreement as having been paid to the holder of EBNJ Stock in respect of which such deduction and withholding was made by SBBX.
Section 2.06 Anti-Dilution Provisions.   In the event SBBX or EBNJ changes (or establishes a record date for changing) the number of, or provides for the exchange of, shares of SBBX Stock or EBNJ Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification, or similar transaction with respect to the outstanding SBBX Stock or EBNJ Stock and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately and appropriately adjusted; provided, however, that, for the avoidance of doubt, no such adjustment shall be made with regard to SBBX Stock if  (a) SBBX issues additional shares of SBBX Stock and receives consideration for such shares in a bona fide third party transaction, (b) SBBX issues additional shares of SBBX Stock under its Employee Stock Incentive Plan, or (c) SBBX issues employee or director stock grants or similar equity awards or shares of SBBX Stock upon the exercise or settlement thereof.
Section 2.07 Reservation of Shares.   Effective upon the date of this Agreement, SBBX shall reserve for issuance a sufficient number of shares of the SBBX Stock for the purpose of issuing shares of SBBX Stock to EBNJ shareholders in accordance with this Article II.
Section 2.08 Listing of Additional Shares.   Prior to the Effective Time, SBBX shall notify NASDAQ of the additional shares of SBBX Stock to be issued by SBBX in exchange for the shares of EBNJ Stock.
Section 2.09 Stock Options.   Each option to purchase shares of EBNJ Stock issued by EBNJ set forth on EBNJ Disclosure Schedule 3.03(b) and outstanding at the Effective Time pursuant to the EBNJ Stock Option Plans (each, an “EBNJ Option”) shall become fully vested to the extent not vested as of such date and be canceled, and in lieu thereof, the holders of such EBNJ Options shall be paid in cash an amount equal to the product of  (x) the number of shares of EBNJ Stock subject to such EBNJ Option at the Effective Time multiplied by (y) $13.75 less the exercise price per share of such EBNJ Option and (z) net of any cash which must be withheld under federal and state income and employment tax requirements. As a condition to the receipt of a cash payment in cancellation of EBNJ Options, each option holder shall execute and deliver to SBBX a cancellation agreement in form and substance reasonably satisfactory to SBBX. In the event that the exercise price of an EBNJ Option is greater than the cash payment to be made under this Section 2.09, then EBNJ shall take such actions as may be reasonably necessary or appropriate to cause, at the Effective Time, such EBNJ Option to be canceled without any payment made in exchange therefor. Prior to the Effective Time, the Board of Directors of EBNJ and the compensation committee thereof, as applicable, will take all reasonable corporate actions, and adopt such resolutions as may be necessary or appropriate to effectuate this Section 2.09. If any holder of an EBNJ Option exercises such EBNJ Option before the Effective Time, EBNJ shall issue shares of EBNJ Stock upon such exercise in accordance with the terms of the EBNJ Options and such shares of EBNJ Stock shall be converted into the Merger Consideration at the Effective Time pursuant to the terms of this Agreement.
Article III
REPRESENTATIONS AND WARRANTIES OF EBNJ
Section 3.01 Making of Representations and Warranties.   Except as set forth in the EBNJ Disclosure Schedule, EBNJ hereby represents and warrants to SBBX that the statements contained in this Article III are correct as of the date of this Agreement and will be correct as of the Closing Date, except as to any representation or warranty that specifically relates to an earlier date, which only need be correct as of such earlier date.
Section 3.02 Organization, Standing and Authority of EBNJ.   EBNJ is a New Jersey-chartered bank duly organized, validly existing and in good standing under the laws of the State of New Jersey. EBNJ’s deposits are insured by the FDIC in the manner and to the fullest extent provided by applicable law, and all premiums and assessments required to be paid in connection therewith have been paid by EBNJ when due. EBNJ is a member in good standing of the FHLB and owns the requisite amount of stock of the FHLB as set forth on EBNJ Disclosure Schedule 3.02. The Certificate of Incorporation and Bylaws of EBNJ, copies of which have been made available to SBBX, are true, complete and correct copies of such documents as in full force and effect as of the date of this Agreement.
Section 3.03 EBNJ Capital Stock.
(a) The authorized capital stock of EBNJ consists solely of 10,000,000 shares of common stock, par value $5.00 per share, of which 3,268,411 shares are outstanding as of the date hereof  (“EBNJ Stock”) and 1,000,000 shares of preferred stock, no par value, of which no shares are outstanding as of the date hereof. As of the date hereof, there are no shares of EBNJ Stock held in treasury by EBNJ. The outstanding shares of EBNJ Stock have been duly authorized and validly issued and are fully paid and non-assessable. Except for the EBNJ Options listed on EBNJ Disclosure Schedule 3.03(b), EBNJ does not have any Rights issued or outstanding with respect to EBNJ Stock and EBNJ does not have any commitment to authorize, issue or sell any EBNJ Stock or Rights.
(b) EBNJ Disclosure Schedule 3.03(b), contains a list setting forth, as of the date of this Agreement, all outstanding EBNJ Options, the exercise price per share with respect to each such EBNJ Option, a list of all option holders with respect to each EBNJ Stock Option including identification of any such optionees that are not current or former employees, directors or officers of EBNJ, the date of grant and date of expiration of each EBNJ Option, and any vesting schedule applicable to each unvested EBNJ Option. Upon issuance in accordance with the terms of the outstanding option agreements, the shares of EBNJ Stock issued pursuant to the EBNJ Options shall be issued in compliance with all applicable laws.
Section 3.04 Subsidiaries.   Except as set forth on EBNJ Disclosure Schedule 3.04, EBNJ does not, directly or indirectly, own or control any Affiliate. Except as disclosed on EBNJ Disclosure Schedule 3.04, EBNJ does not have any equity interest, direct or indirect, in any other bank or corporation or in any partnership, joint venture or other business enterprise or entity, except as acquired through settlement of indebtedness, foreclosure, the exercise of creditors’ remedies or in a fiduciary capacity, and the business carried on by EBNJ has not been conducted through any other direct or indirect Subsidiary or Affiliate of EBNJ. No such equity investment identified in EBNJ Disclosure Schedule 3.04 is prohibited by the State of New Jersey, the NJDBI, the FRB, or the FDIC.

Section 3.05 Corporate Power; Minute Books.   EBNJ has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and EBNJ has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject to receipt of all necessary approvals of Governmental Authorities and the approval of EBNJ’s shareholders of this Agreement. EBNJ does not conduct any trust business. The minute books of EBNJ contain true, complete and accurate records of all meetings and other corporate actions held or taken by shareholders of EBNJ and the EBNJ Board (including committees of the EBNJ Board).
Section 3.06 Execution and Delivery.   Subject to the approval of this Agreement by the shareholders of EBNJ, this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of EBNJ and the EBNJ Board on or prior to the date hereof. The EBNJ Board has directed that this Agreement be submitted to EBNJ’s shareholders for approval at a meeting of such shareholders and, except for the approval and adoption of this Agreement by the requisite affirmative vote of the holders of the outstanding shares of EBNJ Stock entitled to vote thereon, no other vote of the shareholders of EBNJ is required by law, the Certificate of Incorporation of EBNJ, the Bylaws of EBNJ or otherwise to approve this Agreement and the transactions contemplated hereby. EBNJ has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by SBBX, this Agreement is a valid and legally binding obligation of EBNJ, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).
Section 3.07 Regulatory Approvals; No Defaults.
(a) No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by EBNJ or any of its Subsidiaries in connection with the execution, delivery or performance by EBNJ of this Agreement or to consummate the transactions contemplated hereby, except for (i) filings of applications, notices or waiver requests with, and consents, approvals or waivers by SBBX, and (ii) the approval of this Agreement by the requisite affirmative vote of the holders of the outstanding shares of EBNJ Stock. As of the date hereof, EBNJ is not aware of any reason why the approvals set forth above and referred to in Section 6.01(a) will not be received in a timely manner.
(b) Subject to receipt, or the making, of the consents, approvals, waivers and filings referred to in the preceding paragraph, and the expiration of related waiting periods, the execution, delivery and performance of this Agreement by EBNJ, as applicable, and the consummation of the transactions contemplated hereby do not and will not (i) constitute a breach or violation of, or a default under, the Certificate of Incorporation or Bylaws (or similar governing documents) of EBNJ or similar governing documents of any of its Subsidiaries, (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to EBNJ or any of its Subsidiaries, or any of its properties or assets or (iii) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of EBNJ or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, contract, agreement or other instrument or obligation to which EBNJ or any of its Subsidiaries is a party, or by which it or any of its properties or assets may be bound or affected.
Section 3.08 Financial Statements.
(a) EBNJ has previously made available to SBBX copies of the balance sheet of EBNJ as of December 31 for the fiscal years 2017 and 2016, and the related statements of income, shareholders’ equity and cash flows for the fiscal years 2017, 2016 and 2015, in each case accompanied by the audit report of Baker Tilly Virchow Krause, LLP, the independent registered public accounting firm of EBNJ (the “EBNJ Financial Statements”). The EBNJ Financial Statements (including the related notes, where applicable) fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the operations and financial position of EBNJ and its consolidated Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) complies with applicable accounting requirements; and each of such statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto. The books and records of EBNJ have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. Baker Tilly Virchow Krause, LLP has not resigned or been dismissed as independent public accountants of EBNJ as a result of or in connection with any disagreements with EBNJ on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.
(b) EBNJ is not now, nor has it ever been, required to file with the Securities and Exchange Commission (the “SEC”) any periodic or other reports pursuant to Section 13 or Section 15(d) of the Exchange Act.
Section 3.09 Absence of Certain Changes or Events.
(a) Since December 31, 2017, there has been no change or development or combination of changes or developments which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on EBNJ.
(b) Since December 31, 2017, each of EBNJ and its Subsidiaries has carried on its business only in the ordinary and usual course of business consistent with its past practices (except for the incurrence of expenses in connection with this Agreement).
(c) Except as set forth in EBNJ Disclosure Schedule 3.09, since December 31, 2017, none of EBNJ or any of its Subsidiaries has (i) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any officer, employee or director from the amount thereof in effect as of December 31, 2017, granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonus, (ii) declared, set aside or paid any dividend or other distribution (whether in cash, stock or property) with respect to any of EBNJ’s capital stock, (iii) effected or authorized any split, combination or reclassification of any of EBNJ’s capital stock or any issuance or issued any other securities in respect of, in lieu of or in substitution for shares of EBNJ’s capital stock, (iv) changed any accounting methods (or underlying assumptions), principles or practices of EBNJ affecting its assets, liabilities or business, including without limitation, any reserving, renewal or residual method, practice or policy, (v) made any tax election by EBNJ or any settlement or compromise of any income tax liability by EBNJ, (vi) made any material change in EBNJ’s policies and procedures in connection with underwriting standards, origination, purchase and sale procedures or hedging activities with respect to any Loans, (vii) suffered any strike, work stoppage, slow-down, or other labor disturbance, (viii) been a party to a collective bargaining agreement, contract or other agreement or understanding with a labor union or organization, (ix) had any union organizing activities or (x) made any agreement or commitment (contingent or otherwise) to do any of the foregoing.
Section 3.10 Financial Controls and Procedures.   During the periods covered by the EBNJ Financial Statements, each of EBNJ and its Subsidiaries has had in place internal controls over financial reporting which are designed and maintained to ensure that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management’s general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. None of EBNJ’s or any of its Subsidiaries’ records, systems, controls, data or information are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of EBNJ or its accountants, except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a materially adverse effect on the system of internal accounting controls described in the first sentence of this Section 3.10.

Section 3.11 Regulatory Matters.
(a) Each of EBNJ and its Subsidiaries has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since December 31, 2015 with any Governmental Authority, and has paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by any Governmental Authority in the regular course of the business of EBNJ, and except as set forth in EBNJ Disclosure Schedule 3.11, no Governmental Authority has initiated any proceeding, or to the Knowledge of EBNJ, investigation into the business or operations of EBNJ or any of its Subsidiaries, since December 31, 2015. Other than as set forth in EBNJ Disclosure Schedule 3.11, there is no unresolved violation, criticism, or exception by any Governmental Authority with respect to any report or statement relating to any examinations of EBNJ. EBNJ is “well-capitalized” as defined in applicable laws and regulations, and EBNJ has a Community Reinvestment Act of 1977, as amended (the “Community Reinvestment Act”), rating of  “satisfactory” or better.
(b) Other than as set forth in EBNJ Disclosure Schedule 3.11, neither EBNJ, nor any of its properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter (each a “Regulatory Order”) from, any Governmental Authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits or the supervision or regulation of it. EBNJ has not been advised by, or has any Knowledge of facts which could give rise to an advisory notice by, any Governmental Authority that such Governmental Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any Regulatory Order.
Section 3.12 Legal Proceedings; Regulatory Action.
(a) Other than as set forth in EBNJ Disclosure Schedule 3.12, (i) there are no pending or, to EBNJ’s Knowledge, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against EBNJ or any of its Subsidiaries and (ii) there are no facts which would reasonably be expected to give rise to such litigation, claim, suit, investigation or other proceeding.
(b) EBNJ is not a party to any, nor are there any pending or, to EBNJ’s Knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against EBNJ in which, to the Knowledge of EBNJ, there is a reasonable probability of any material recovery against or other Material Adverse Effect on EBNJ or which challenges the validity or propriety of the transactions contemplated by this Agreement.
(c) There is no injunction, order, judgment or decree imposed upon EBNJ or any of its Subsidiaries, or their respective assets, and none of EBNJ or any of its Subsidiaries has been advised of, or is aware of, the threat of any such action.
(d) None of EBNJ or any of its Subsidiaries is a party to or subject to any assistance agreement, board resolution, order, decree, supervisory agreement, memorandum of understanding, condition or similar arrangement with, or a commitment letter or similar submission to, any Governmental Authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits (including, without limitation, the FRB, the NJDBI and the FDIC) or the supervision or regulation of EBNJ. None of EBNJ or any of its Subsidiaries has been subject to any order or directive by, or been ordered to pay any civil money penalty by, or has been since January 1, 2015, a recipient of any supervisory letter from, or since January 1, 2015, has adopted any policies, procedures or board resolutions at the request or suggestion of, any Governmental Authority that currently regulates in any material respect the conduct of its business or that in any manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business, other than those of general application that apply to similarly-situated bank or financial holding companies or their subsidiaries.
(e) EBNJ has not been advised by a Governmental Authority that it will issue, or has Knowledge of any facts which would reasonably be expected to give rise to the issuance by any Governmental Authority or has Knowledge that such Governmental Authority is contemplating issuing or requesting

(or is considering the appropriateness of issuing or requesting), any such order, decree, agreement, board resolution, memorandum of understanding, supervisory letter, commitment letter, condition or similar submission.
Section 3.13 Compliance with Laws.
(a) Each of EBNJ and its Subsidiaries is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, as amended, the Fair Housing Act, as amended, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act of 1970, as amended, the USA PATRIOT Act, and all other applicable fair lending and fair housing laws or other laws relating to discrimination, other than where such non-compliance will not, alone or in the aggregate, have a Material Adverse Effect on EBNJ;
(b) Each of EBNJ and its Subsidiaries has all material permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted, except where the failure to make any such filing, application or registration will not, alone or in the aggregate, have a Material Adverse Effect on EBNJ; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to EBNJ’s Knowledge, no suspension or cancellation of any of them is threatened;
(c) Other than as set forth in EBNJ Disclosure Schedule 3.13, none of EBNJ or any Subsidiary has received, since December 31, 2014, any notification or communication from any Governmental Authority (i) asserting that it is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces or (ii) threatening to revoke any license, franchise, permit or governmental authorization (nor, to EBNJ’s Knowledge, do any grounds for any of the foregoing exist); and
(d) EBNJ has conducted any finance activities (including, without limitation, mortgage banking and mortgage lending activities and consumer finance activities) in compliance with all applicable statutes and regulations regulating the business of consumer lending, including, without limitation, state usury laws, the Truth in Lending Act, the Real Estate Settlement Procedures Act, the Consumer Credit Protection Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Homeowners Ownership and Equity Protection Act, the Fair Debt Collection Practices Act and other federal, state, local and foreign laws regulating lending (“Finance Laws”), and with all applicable origination, servicing and collection practices with respect to any loan or credit extension by such entity, other than where such non-compliance will not, alone or in the aggregate, have a Material Adverse Effect on EBNJ. In addition, there is no pending or, to the Knowledge of EBNJ, threatened charge by any Governmental Authority that EBNJ has violated, nor any pending or, to EBNJ’s Knowledge, threatened investigation by any Governmental Authority with respect to possible violations of, any applicable Finance Laws.
Section 3.14 Material Contracts; Defaults.
(a) Other than as set forth in EBNJ Disclosure Schedule 3.14, none of EBNJ or any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral): (i) with respect to the employment of any directors, officers, employees or consultants; (ii) which would entitle any present or former director, officer, employee or agent of EBNJ or any Subsidiaries to indemnification from EBNJ or such Subsidiaries; (iii) any agreement, arrangement, or commitment (whether written or oral) which, upon the consummation of the transactions contemplated by this Agreement would result in any payment (whether of severance pay or otherwise) becoming due from EBNJ or any of its Subsidiaries to any director, officer or employee thereof; (iv) which is a consulting agreement (including data processing, software programming and licensing contracts) not terminable on sixty (60) days or less notice and involving the payment of more than $25,000 per annum; (v) any agreement, arrangement, or commitment that is material to the financial condition, results of operations or business of EBNJ or any of its Subsidiaries; or (vi) which materially restricts the conduct of any business by EBNJ. EBNJ has previously delivered to SBBX true, complete and correct copies of each such document. Each contract, arrangement, commitment or understanding of the type of described in this Section 3.14(a), whether or not set forth on EBNJ Disclosure Schedule 3.14 is referred to herein as a “Material Contract.”
(b) To its Knowledge, none of EBNJ or any of its Subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. No power of attorney or similar authorization given directly or indirectly by EBNJ or any of its Subsidiaries is currently outstanding.
Section 3.15 Brokers.   Neither EBNJ nor any of its Subsidiaries nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement, except that EBNJ has engaged, and will pay a fee or commission to, FinPro Capital Advisors, Inc. A true, complete and correct copy of the engagement letter with FinPro Capital Advisors, Inc. has been provided to SBBX.
Section 3.16 Employee Benefit Plans.
(a) All benefit and compensation plans, contracts, policies or arrangements covering current or former employees of EBNJ (the “EBNJ Employees”) and current or former directors of EBNJ including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of ERISA, and deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans (the “EBNJ Benefit Plans”), are identified in EBNJ Disclosure Schedule 3.16(a). True and complete copies of all EBNJ Benefit Plans including, but not limited to, any trust instruments and insurance contracts forming a part of any EBNJ Benefit Plans and all amendments thereto, have been provided to SBBX.
(b) All EBNJ Benefit Plans covering EBNJ Employees, to the extent subject to ERISA, are in substantial compliance with ERISA. Each EBNJ Benefit Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (a “EBNJ Pension Plan”) and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the IRS, and to the Knowledge of EBNJ, there are no circumstances likely to result in revocation of any such favorable determination letter or the loss of the qualification of such EBNJ Pension Plan under Section 401(a) of the Code. There is no pending or, to EBNJ’s Knowledge, threatened litigation relating to the EBNJ Benefit Plans. EBNJ has not engaged in a transaction with respect to any EBNJ Benefit Plan or EBNJ Pension Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject EBNJ to a material tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.
(c) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by EBNJ with respect to any ongoing, frozen or terminated “single employer plan,” within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by EBNJ, or the single-employer plan of any entity which is considered one employer with EBNJ under Section 4001 of ERISA or Section 414 of the Code (a “EBNJ ERISA Affiliate”). EBNJ has not incurred, and does not expect to incur, any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an EBNJ ERISA Affiliate). No notice of a “reportable event,” within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any EBNJ Pension Plan or by any EBNJ ERISA Affiliate within the 12 month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement. Neither EBNJ nor any EBNJ ERISA Affiliate has maintained an “employee stock ownership plan,” as defined in Section 4975(e)(7) of the Code or an EBNJ Benefit Plan that otherwise invests in “employer securities” as defined in Section 409(l) of the Code.

(d) All contributions required to be made under the terms of any EBNJ Benefit Plan have been timely made or have been reflected on the financial statements of EBNJ. No EBNJ Pension Plan or single-employer plan of an EBNJ ERISA Affiliate has an “accumulated funding deficiency” (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no EBNJ ERISA Affiliate has an outstanding funding waiver. EBNJ has not provided, and is not required to provide, security to any EBNJ Pension Plan or to any single-employer plan of an EBNJ ERISA Affiliate pursuant to Section 401(a)(29) of the Code.
(e) Other than as identified in EBNJ Disclosure Schedule 3.16(e), EBNJ has no obligations for retiree health and life benefits under any EBNJ Benefit Plan, other than coverage as may be required under Section 4980B of the Code or Part 6 of Title I of ERISA, or under the continuation of coverage provisions of the laws of any state or locality. EBNJ may amend or terminate any such EBNJ Benefit Plan at any time without incurring any liability thereunder.
(f) Other than as set forth in EBNJ Disclosure Schedule 3.16(f), the execution of this Agreement, shareholder approval of this Agreement or consummation of any of the transactions contemplated by this Agreement will not (i) entitle any EBNJ Employees to severance pay or any increase in severance pay upon any termination of employment after the date hereof, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the EBNJ Benefit Plans, (iii) result in any breach or violation of, or a default under, any of the EBNJ Benefit Plans, (iv) result in any payment that would be a “parachute payment” to a “disqualified individual” as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future, (v) limit or restrict the right of EBNJ, or after the consummation of the transactions contemplated herby, SBBX or Surviving Bank, to merge amend, or terminate any of the EBNJ Benefit Plans, or (vi) result in payments that would not be deductible under Section 162(m) of the Code. EBNJ Disclosure Schedule 3.16(f) contains a schedule showing the present value of the monetary amounts payable as of the date specified in such schedule, whether individually or in the aggregate (including good faith estimates of all amounts not subject to precise quantification as of the date of this Agreement), under any employment, change-in-control, severance or similar contract, plan or arrangement with or which covers any present or former director, officer or employee of EBNJ who may be entitled to any such amount and identifying the types and estimated amounts of the in-kind benefits due under any EBNJ Benefit Plans (other than a plan qualified under Section 401(a) of the Code) for each such person, specifying the assumptions in such schedule and providing estimates of other related fees or expenses together with such detail as is needed to ensure that no such payment or benefit would result in a parachute payment to a disqualified individual within the meaning of Section 280G of the Code.
(g) Each EBNJ Benefit Plan that is a deferred compensation plan and any deferral elections thereunder are in compliance with Section 409A of the Code and the regulations thereunder, to the extent applicable.
(h) Each EBNJ Option (i) was granted in compliance with all applicable laws and all of the terms and conditions of the applicable plan pursuant to which it was issued, (ii) has an exercise price per share equal to or greater than the fair market value of a share of EBNJ Stock on the date of such grant, (iii) has a grant date identical to the date on which the EBNJ Board or the EBNJ’s compensation committee actually awarded it, (iv) is exempt from the Section 409A of the Code, and (v) qualifies for the tax and accounting treatment afforded to such award in the EBNJ Tax Returns and the EBNJ Financial Statements, respectively.
Section 3.17 Labor Matters.   None of EBNJ or any of its Subsidiaries is a party to or bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is EBNJ or any of its Subsidiaries the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act, as amended) or seeking to compel EBNJ or any of its Subsidiaries to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it pending or, to EBNJ’s Knowledge, threatened, nor is EBNJ or any of its Subsidiaries aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in other organizational activity.
Section 3.18 Environmental Matters.
(a) Except as set forth in EBNJ Disclosure Schedule 3.18, each property owned, leased or operated by EBNJ and its Subsidiaries are, and have been, in compliance with all Environmental Laws. None of EBNJ or any of its Subsidiaries is aware of, nor has EBNJ or any of its Subsidiaries received notice of, any past, present, or future conditions, events, activities, practices or incidents that may interfere with or prevent the compliance of EBNJ with all Environmental Laws.
(b) EBNJ and its Subsidiaries have obtained all material permits, licenses and authorizations that are required under all Environmental Laws.
(c) No Hazardous Substance exist on, about or within any of the owned real properties, nor to EBNJ’s Knowledge have any Hazardous Substance previously existed on, about or within or been used, generated, stored, transported, disposed of, on or released from any of its properties. The use that EBNJ or any of its Subsidiaries makes and intends to make of any of the properties shall not result in the use, generation, storage, transportation, accumulation, disposal or release of any Hazardous Material on, in or from any of those properties.
(d) There is no action, suit, proceeding, investigation, or inquiry before any court, administrative agency or other governmental authority pending or to EBNJ’s Knowledge threatened against EBNJ relating in any way to any Environmental Law. None of EBNJ or any of its Subsidiaries has a liability for remedial action under any Environmental Law. None of EBNJ or any of its Subsidiaries has received any request for information by any governmental authority with respect to the condition, use or operation of any of the owned real properties or EBNJ Loan Property nor has EBNJ or any of its Subsidiaries received any notice of any kind from any governmental authority or other person with respect to any violation of or claimed or potential liability of any kind under any Environmental Law with respect to any of the owned real properties or EBNJ Loan Property.
Section 3.19 Tax Matters.
(a) EBNJ and its Subsidiaries have filed all Tax Returns that they were required to file under applicable laws and regulations, other than Tax Returns that are not yet due or for which a request for extension was filed. All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable laws and regulations. All Taxes due and owing by EBNJ and its Subsidiaries (whether or not shown on any Tax Return) have been paid other than Taxes that have been reserved or accrued on the balance sheet of EBNJ or such Subsidiary is contesting in good faith. None of EBNJ or any of its Subsidiaries is the beneficiary of any extension of time within which to file any Tax Return, and other than as set forth on EBNJ Disclosure Schedule 3.19, neither EBNJ nor any its Subsidiaries currently has any open tax years. No claim has ever been made by an authority in a jurisdiction where EBNJ or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of EBNJ or any Subsidiary.
(b) Each of EBNJ and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party.
(c) No foreign, federal, state, or local tax audits or administrative or judicial Tax proceedings are being conducted or to the Knowledge of EBNJ are pending with respect to EBNJ or any of its Subsidiaries. None of EBNJ or any of its Subsidiaries has received from any foreign, federal, state, or local taxing authority (including jurisdictions where EBNJ or any Subsidiary has not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against EBNJ or any of its Subsidiaries.

(d) EBNJ has provided SBBX with true and complete copies of the United States federal, state, local, and foreign income Tax Returns filed with respect to EBNJ and its Subsidiaries for taxable periods ended December 31, 2016, 2015 and 2014. EBNJ has delivered to SBBX correct and complete copies of all examination reports, and statements of deficiencies assessed against or agreed to by EBNJ or any of its Subsidiaries filed for the years ended December 31, 2016, 2015 and 2014. Each of EBNJ and its Subsidiaries has timely and properly taken such actions in response to and in compliance with notices EBNJ or any Subsidiary has received from the IRS in respect of information reporting and backup and nonresident withholding as are required by law.
(e) None of EBNJ or any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.
(f) None of EBNJ or any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Each of EBNJ and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. None of EBNJ or any of its Subsidiaries is a party to or bound by any Tax allocation or sharing agreement. None of EBNJ or any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return, and (ii) has any liability for the Taxes of any individual, bank, corporation, partnership, association, joint stock company, business trust, limited liability company, or unincorporated organization (other than EBNJ or such Subsidiary) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.
(g) The unpaid Taxes of EBNJ and its Subsidiaries (i) did not, as of the end of the most recent period covered by EBNJ’s or such Subsidiary’s call reports filed on or prior to the date hereof, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the financial statements included in EBNJ’s or such Subsidiary’s call reports filed on or prior to the date hereof  (rather than in any notes thereto), and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of EBNJ and its Subsidiaries in filing its Tax Returns. Since the end of the most recent period covered by EBNJ’s or such Subsidiary’s call reports filed prior to the date hereof, none of EBNJ or any of its Subsidiaries has incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business consistent with past custom and practice.
(h) None of EBNJ or any of its Subsidiaries shall be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (iii) intercompany transactions or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign income Tax law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date.
(i) None of EBNJ or any of its Subsidiaries has distributed stock of another Person or had its stock distributed by another Person in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.
(j) None of EBNJ or any of its Subsidiaries has participated in a listed transaction within the meaning of Reg. Section 1.6011-4 (or any predecessor provision) and EBNJ has not been notified of, or to EBNJ’s Knowledge has participated in, a transaction that is described as a “reportable transaction” within the meaning of Reg. Section 1.6011-4(b)(1).
Section 3.20 Investment Securities.   EBNJ Disclosure Schedule 3.20 sets forth the book and market value as of December 31, 2017 of the investment securities, mortgage backed securities and securities held for sale of EBNJ and its Subsidiaries, as well as, with respect to such securities, descriptions thereof, CUSIP numbers, book values, fair values and coupon rates. Each of EBNJ and its Subsidiaries has good title to all securities owned by it (except those sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Liens, except to the extent such securities are pledged in the ordinary course of business to secure obligations of EBNJ or any Subsidiary.
Section 3.21 Derivative Transactions.
(a) All Derivative Transactions entered into by EBNJ or any of its Subsidiaries or for the account of any of its customers were entered into in accordance with applicable laws, rules, regulations and regulatory policies of any Governmental Authority, and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by EBNJ and its Subsidiaries, and were entered into with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with its advisers) and to bear the risks of such Derivative Transactions. Each of EBNJ and its Subsidiaries has duly performed all of its obligations under the Derivative Transactions to the extent that such obligations to perform have accrued, and, to the Knowledge of EBNJ, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.
(b) Except as set forth in EBNJ Disclosure Schedule 3.21, no Derivative Transactions, were it to be a Loan held by EBNJ or any of its Subsidiaries, would be classified as “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import. The financial position of EBNJ and its Subsidiaries under or with respect to each such Derivative Transactions has been reflected in the books and records of EBNJ in accordance with GAAP consistently applied, and no open exposure of EBNJ or any of its Subsidiaries with respect to any such instrument (or with respect to multiple instruments with respect to any single counterparty) exists.
Section 3.22 Loans; Nonperforming and Classified Assets.
(a) Except as set forth in EBNJ Disclosure Schedule 3.22(a), as of the date hereof, none of EBNJ or any of its Subsidiaries is a party to any written or oral (i) loan, loan agreement, note or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”), under the terms of which the obligor was, as of December 31, 2017, over sixty (60) days delinquent in payment of principal or interest or in default of any other material provision, or (ii) Loan with any director, executive officer or five percent or greater shareholder of EBNJ or any of its Subsidiaries, or to the Knowledge of EBNJ, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. EBNJ Disclosure Schedule 3.22(a) identifies (x) each Loan that as of December 31, 2017 was classified as “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import by EBNJ or any of its Subsidiaries or any bank examiner, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, and (y) each asset of EBNJ that as of December 31, 2017 was classified as other real estate owned (“OREO”) and the book value thereof.
(b) Each Loan (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid Liens which have been perfected and (iii) to the Knowledge of EBNJ, is a legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
(c) Except as set forth in EBNJ Disclosure Schedule 3.22(c), the loan documents with respect to each Loan were in compliance with applicable laws and regulations and EBNJ’s or the applicable Subsidiary’s lending policies at the time of origination of such Loans and are complete and correct.
(d) Except as set forth in EBNJ Disclosure Schedule 3.22(d), none of EBNJ or any of its Subsidiaries is a party to any agreement or arrangement with (or otherwise obligated to) any Person which obligates EBNJ or any of its Subsidiaries to repurchase from any such Person any Loan or other asset of EBNJ or any of its Subsidiaries.

Section 3.23 Tangible Properties and Assets.
(a) EBNJ Disclosure Schedule 3.23(a) sets forth a true, correct and complete list of all real property owned by EBNJ or any of its Subsidiaries. Except as set forth in EBNJ Disclosure Schedule 3.23(a), and except for properties and assets disposed of in the ordinary course of business or as permitted by this Agreement, EBNJ or any of its Subsidiaries has good title to, valid leasehold interests in or otherwise legally enforceable rights to use all of the real property, personal property and other assets (tangible or intangible), used, occupied and operated or held for use by it in connection with its business as presently conducted in each case, free and clear of any Lien, except for (i) statutory Liens for amounts not yet delinquent and (ii) Liens incurred in the ordinary course of business or imperfections of title, easements and encumbrances, if any, that, individually and in the aggregate, are not material in character, amount or extent, and do not materially detract from the value and do not materially interfere with the present use, occupancy or operation of any material asset.
(b) EBNJ Disclosure Schedule 3.23(b) sets forth a true, correct and complete schedule of all leases, subleases, licenses and other agreements under which EBNJ or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, real property (the “Leases”). Each of the Leases is valid, binding and in full force and effect and, as of the date hereof, none of EBNJ or any of its Subsidiaries has received a written notice of, and otherwise has no Knowledge of any, default or termination with respect to any Lease. There has not occurred any event and no condition exists that would constitute a termination event or a material breach by EBNJ or any of its Subsidiaries of, or material default by EBNJ in, the performance of any covenant, agreement or condition contained in any Lease, and to EBNJ’s Knowledge, no lessor under a Lease is in material breach or default in the performance of any material covenant, agreement or condition contained in such Lease. Except as set forth on EBNJ Disclosure Schedule 3.23(b), there is no pending or, to EBNJ’s Knowledge, threatened proceeding, action or governmental or regulatory investigation of any nature by any Governmental Authority with respect to the real property that EBNJ or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, including without limitation a pending or threatened taking of any of such real property by eminent domain. Each of EBNJ and its Subsidiaries has paid all rents and other charges to the extent due under the Leases.
Section 3.24 Intellectual Property.   EBNJ Disclosure Schedule 3.24 sets forth a true, complete and correct list of all EBNJ Intellectual Property. EBNJ owns or has a valid license to use all EBNJ Intellectual Property, free and clear of all Liens, royalty or other payment obligations (except for royalties or payments with respect to off-the-shelf Software at standard commercial rates). EBNJ Intellectual Property constitutes all of the Intellectual Property necessary to carry on the business of EBNJ and its Subsidiaries as currently conducted. EBNJ Intellectual Property owned by EBNJ or any of its Subsidiaries, and to the Knowledge of EBNJ, all other EBNJ Intellectual Property, is valid and enforceable and has not been cancelled, forfeited, expired or abandoned, and none of EBNJ or any of its Subsidiaries has received notice challenging the validity or enforceability of EBNJ Intellectual Property. To the Knowledge of EBNJ, the conduct of the business of EBNJ and its Subsidiaries does not violate, misappropriate or infringe upon the Intellectual Property rights of any third party. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of the right of EBNJ or any of its Subsidiaries to own or use any of the EBNJ Intellectual Property.
Section 3.25 Fiduciary Accounts.   Since December 31, 2014, each of EBNJ and its Subsidiaries has properly administered all accounts for which it is or was a fiduciary, including but not limited to accounts for which it serves or served as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations. Neither EBNJ nor any of its Subsidiaries nor any of their respective directors, officers or employees, has committed any breach of trust with respect to any fiduciary account and the records for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.
Section 3.26 Insurance.
(a) EBNJ Disclosure Schedule 3.26(a) identifies all of the material insurance policies, binders, or bonds currently maintained by EBNJ or any of its Subsidiaries, other than credit-life policies (the “Insurance Policies”), including the insurer, policy numbers, amount of coverage, effective and termination dates and any pending claims thereunder involving more than $50,000. Each of EBNJ and its Subsidiaries is insured, and during each of the past three (3) calendar years has been insured, with reputable insurers against such risks and in such amounts as the management of EBNJ reasonably has determined to be prudent in accordance with industry practices and has maintained all insurance required by applicable laws and regulations. All the Insurance Policies are in full force and effect, none of EBNJ or any of its Subsidiaries is in material default thereunder and all claims thereunder have been filed in due and timely fashion.
(b) EBNJ Disclosure Schedule 3.26(b) sets forth a true, correct and complete description of all bank owned life insurance (“BOLI”) owned by EBNJ or any of its Subsidiaries, including the value of BOLI as of the end of the month prior to the date hereof. The value of such BOLI as of the date hereof is fairly and accurately reflected in the EBNJ Financial Statements in accordance with GAAP.
Section 3.27 Antitakeover Provisions.   No “control share acquisition,” “business combination moratorium,” “fair price” or other form of antitakeover statute or regulation is applicable to this Agreement and the transactions contemplated hereby.
Section 3.28 Fairness Opinion.   The EBNJ Board has received the written opinion of FinPro Capital Advisors, Inc. to the effect that as of the date hereof the Merger Consideration is fair to the holders of EBNJ Stock from a financial point of view.
Section 3.29 Proxy Statement/Prospectus.   As of the date of the Proxy Statement/Prospectus and the dates of the meeting of the shareholders of EBNJ to which such Proxy Statement/Prospectus relates, the Proxy Statement/Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date, and further provided that no representation and warranty is made with respect to information relating to SBBX and its Subsidiaries included in or incorporated by reference into the Proxy Statement/Prospectus.
Section 3.30 CRA, Anti-money Laundering and Customer Information Security.   EBNJ is not a party to any agreement with any individual or group regarding CRA matters and EBNJ has no Knowledge of, nor has EBNJ been advised of, or has any reason to believe (based on EBNJ’s Home Mortgage Disclosure Act data for the year ended December 31, 2017, filed with the FDIC, or otherwise) that any facts or circumstances exist, which would cause EBNJ: (a) to be deemed not to be in satisfactory compliance with the CRA, and the regulations promulgated thereunder, or to be assigned a rating for CRA purposes by Bank Regulators of lower than “satisfactory”; (b) to be deemed to be operating in violation of the federal Bank Secrecy Act, as amended, and its implementing regulations (31 C.F.R. Chapter X), the USA PATRIOT Act, and the regulations promulgated thereunder, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (c) to be deemed not to be in satisfactory compliance with the applicable requirements contained in any federal and state privacy or data security laws and regulations, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder, as well as the provisions of the information security program adopted by EBNJ pursuant to 12 C.F.R. Part 208, Subpart J, Appendix D. Furthermore, the Board of Directors of EBNJ has adopted and EBNJ has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that has not been deemed ineffective by any Governmental Authority and that meets the requirements of Sections 352 and 326 and all other applicable provisions of the USA PATRIOT Act and the regulations thereunder.
Section 3.31 Transactions with Affiliates.   Except as set forth in EBNJ Disclosure Schedule 3.31, there are no outstanding amounts payable to or receivable from, or advances by EBNJ or any of its Subsidiaries to, and neither EBNJ nor any of its Subsidiaries is otherwise a creditor or debtor to, any shareholder owning five percent (5%) or more of the outstanding EBNJ Stock, director, employee or Affiliate of EBNJ or any of its Subsidiaries, other than as part of the normal and customary terms of such persons’ employment or service as a director with EBNJ or any of its Subsidiaries. Neither EBNJ nor any of its Subsidiaries is a party to any transaction or agreement with any of its respective Affiliates, shareholders owning five percent (5%) or more of the outstanding EBNJ Stock, directors or executive officers or any material transaction or agreement with any employee other than executive officers. All agreements between EBNJ and any of its Affiliates comply, to the extent applicable, with Regulation W of the FRB.
Section 3.32 Disclosure.   The representations and warranties contained in this Article III, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article III not misleading.
Article IV
REPRESENTATIONS AND WARRANTIES OF SBBX
Section 4.01 Making of Representations and Warranties.   Except as set forth in the SBBX Disclosure Schedule, SBBX hereby represents and warrants to EBNJ that the statements contained in this Article IV are correct as of the date of this Agreement and will be correct as of the Closing Date, except as to any representation or warranty which specifically relates to an earlier date, which only need be correct as of such earlier date.
Section 4.02 Organization, Standing and Authority of SBBX.   SBBX is a New Jersey corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. SBBX has full corporate power and authority to carry on its business as now conducted. SBBX is duly licensed or qualified to do business in the States of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification. The Restated Certificate of Incorporation, as amended or restated, and Second Amended and Restated Bylaws of SBBX, copies of which have been made available to EBNJ, are true, complete and correct copies of such documents as in full force and effect as of the date of this Agreement.
Section 4.03 Organization, Standing and Authority of Bank.   SB One Bank is a New Jersey-chartered bank duly organized, validly existing and in good standing under the laws of the New Jersey. SB One Bank’s deposits are insured by the FDIC in the manner and to the fullest extent provided by applicable law, and all premiums and assessments required to be paid in connection therewith have been paid by SB One Bank when due. SB One Bank is a member in good standing of FHLB and owns the requisite amount of stock of FHLB as set forth on SBBX Disclosure Schedule 4.03. The Restated Certificate of Incorporation and Second Amended and Restated Bylaws of SB One Bank, copies of which have been made available to EBNJ, are true, complete and correct copies of such documents as in full force and effect as of the date of this Agreement.
Section 4.04 SBBX Capital Stock.   The authorized capital stock of SBBX consists of 10,000,000 shares of SBBX Stock, of which 7,929,706 shares (including unvested shares of restricted stock) are outstanding as of the date hereof, and 1,000,000 shares of preferred stock, none of which are outstanding. As of the date hereof, no shares of SBBX Stock are held in treasury by SBBX. The outstanding shares of SBBX Stock have been duly authorized and validly issued and are fully paid and non-assessable. Except for (a) the Employee Stock Incentive Plan pursuant to which there are outstanding options to acquire 69,123 shares of SBBX Stock, and (b) the SBBX Stock to be issued pursuant to this Agreement, SBBX does not have any Rights issued or outstanding with respect to SBBX Stock and SBBX does not have any commitments to authorize, issue or sell any SBBX Stock or Rights.
Section 4.05 Subsidiaries.   Except as set forth on SBBX Disclosure Schedule 4.05, SBBX does not, directly or indirectly, own or control any Affiliate. Except as disclosed on SBBX Disclosure Schedule 4.05, SBBX does not have any equity interest, direct or indirect, in any other bank or corporation or in any partnership, joint venture or other business enterprise or entity, except as acquired through settlement of indebtedness, foreclosure, the exercise of creditors’ remedies or in a fiduciary capacity, and the business carried on by SBBX has not been conducted through any other direct or indirect Subsidiary or Affiliate of SBBX. No such equity investment identified in SBBX Disclosure Schedule 4.05 is prohibited by the State of New Jersey, the NJDBI or the FDIC.

Section 4.06 Corporate Power; Minute Books.   Each of SBBX and SB One Bank has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and each of SBBX and SB One Bank has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject to receipt of all necessary approvals of Governmental Authorities. The minute books of SBBX contain true, complete and accurate records of all meetings and other corporate actions held or taken by shareholders of SBBX and the SBBX Board (including committees of the SBBX Board).
Section 4.07 Execution and Delivery.   This Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of SBBX and SB One Bank and each of their respective Boards of Directors on or prior to the date hereof. No vote of the shareholders of SBBX is required by law, the Restated Certificate of Incorporation of SBBX, and Second Amended and Restated Bylaws of SBBX or otherwise to approve this Agreement and the transactions contemplated hereby. Each of SBBX and SB One Bank has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by EBNJ, this Agreement is a valid and legally binding obligation of each of SBBX and SB One Bank, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).
Section 4.08 Regulatory Approvals; No Defaults.
(a) Subject to the receipt of all consents and approvals of a Governmental Authority required to consummate the transactions contemplated by this Agreement (“Regulatory Approvals”), and the required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the Merger) by SBBX and SB One Bank do not and will not (i) constitute a breach or violation of, or a default under, result in a right of termination, or the acceleration of any right or obligation under, any law, rule or regulation or any judgment, decree, order, permit, license, credit agreement, indenture, loan, note, bond, mortgage, reciprocal easement agreement, lease, instrument, concession, franchise or other agreement of SBBX or of any of its Subsidiaries or to which SBBX or any of its Subsidiaries, properties or assets is subject or bound, (ii) constitute a breach or violation of, or a default under, SBBX’s Restated Certificate of Incorporation or Second Amended and Restated Bylaws, or the Restated Certificate of Incorporation and Second Amended and Restated Bylaws of SB One Bank, or (iii) require the consent or approval of any third party or Governmental Authority under any such law, rule, regulation, judgment, decree, order, permit, license, credit agreement, indenture, loan, note, bond, mortgage, reciprocal easement agreement, lease, instrument, concession, franchise or other agreement.
(b) As of the date of this Agreement, SBBX has no Knowledge of any reasons relating to SBBX or SB One Bank (including, without limitation, compliance with the CRA or the USA PATRIOT Act) why (i) any of the Regulatory Approvals shall not be received from the applicable Governmental Authorities having jurisdiction over the transactions contemplated by this Agreement or (ii) why any Burdensome Condition would be imposed.
Section 4.09 Absence of Certain Changes or Events.   Since December 31, 2017, there has been no change or development or combination of changes or developments which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on SBBX and its Subsidiaries taken as a whole.
Section 4.10 SEC Documents; Financial Reports; and Financial Controls and Procedures.
(a) SBBX’s Annual Report on Form 10-K, as amended through the date of this Agreement, for the fiscal year ended December 31, 2017 (the “SBBX 2017 Form 10-K”), and all other reports, registration statements, definitive proxy statements or information statements required to be filed or furnished by SBBX or any of its Subsidiaries subsequent to January 1, 2017, under the Securities Act, or under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (collectively, the “SBBX SEC Documents”), with the SEC, and all of SBBX SEC Documents filed with the SEC after the date of this Agreement, in the form filed or to be filed, (i) complied or will comply as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such SBBX SEC Document (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which such balance sheet relates as of its date, and each of the statements of income and changes in stockholders’ equity and cash flows or equivalent statements in such SBBX SEC Documents (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholders’ equity and changes in cash flows, as the case may be, of the entity or entities to which such statement relates for the periods to which it relates, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year end audit adjustments in the case of unaudited financial statements. Except for those liabilities that are fully reflected or reserved against in the most recent audited consolidated balance sheet of SBBX and its Subsidiaries contained in SBBX 2017 Form 10-K and, except for liabilities reflected in SBBX SEC Documents filed prior to the date of this Agreement or incurred in the ordinary course of business consistent with past practices or in connection with this Agreement, since December 31, 2017, neither SBBX nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on its consolidated balance sheet or in the notes thereto.
(b) SBBX and each of its Subsidiaries, officers and directors are in compliance with, and have complied, with (1) the applicable provisions of Sarbanes-Oxley and the related rules and regulations promulgated under such act and the Exchange Act and (2) the applicable listing and corporate governance rules and regulations of NASDAQ. SBBX (i) has established and maintained disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act, and (ii) has disclosed based on its most recent evaluations, to its outside auditors and the audit committee of SBBX Board (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect SBBX’s ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in SBBX’s internal control over financial reporting
Section 4.11 Regulatory Matters.
(a) Each of SBBX and SB One Bank has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since December 31, 2015 with any Governmental Authority, and has paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by any Governmental Authority in the regular course of the business of SBBX and/or SB One Bank, no Governmental Authority has initiated any proceeding, or to the Knowledge of SBBX, investigation into the business or operations of SBBX and/or SB One Bank, since December 31, 2015. There is no unresolved violation, criticism, or exception by any Governmental Authority with respect to any report or statement relating to any examinations of SB One Bank. SB One Bank is “well-capitalized” as defined in applicable laws and regulations, and SB One Bank has a Community Reinvestment Act rating of “satisfactory” or better.
(b) Other than as set forth in SBBX Disclosure Schedule 4.11, SBBX has timely filed with the SEC and NASDAQ all reports, offering circulars, proxy statements, registration statements and all similar documents filed pursuant to applicable securities laws (“Securities Documents”) required by applicable securities laws, and such Securities Documents, as the same may have been amended, complied, at the time filed with the SEC, in all material respects with the securities laws.

(c) Neither SBBX, SB One Bank nor any of their respective properties is a party to or is subject to any Regulatory Order from any Governmental Authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits or the supervision or regulation of it. Neither SBBX nor SB One Bank has been advised by, or has any Knowledge of facts which could give rise to an advisory notice by, any Governmental Authority that such Governmental Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any Regulatory Order.
Section 4.12 Legal Proceedings.
(a) Other than as set forth in SBBX Disclosure Schedule 4.12, there are no pending or, to SBBX’s Knowledge, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against SBBX or any of its Subsidiaries.
(b) Neither SBBX nor any of its Subsidiaries is a party to any, nor are there any pending or, to SBBX’s Knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against SBBX or any of its Subsidiaries in which, to the Knowledge of SBBX, there is a reasonable probability of any material recovery against or other Material Adverse Effect on SBBX or any of its Subsidiaries or which challenges the validity or propriety of the transactions contemplated by this Agreement.
(c) There is no injunction, order, judgment or decree imposed upon SBBX or any of its Subsidiaries, nor on any of their respective assets, and SBBX has not been advised of, or is aware of, the threat of any such action.
Section 4.13 Compliance With Laws.
(a) SBBX and each of its Subsidiaries is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, as amended, the Fair Housing Act, as amended, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act of 1970, as amended, the USA PATRIOT Act, and all other applicable fair lending and fair housing laws or other laws relating to discrimination, other than where such non-compliance will not, alone or in the aggregate, have a Material Adverse Effect on SBBX;
(b) SBBX and each of its Subsidiaries has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted, except where the failure to make any such filing, application or registration will not, alone or in the aggregate, have a Material Adverse Effect on SBBX and its Subsidiaries taken as a whole; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to SBBX’s Knowledge, no suspension or cancellation of any of them is threatened; and
(c) Neither SBBX nor any of its Subsidiaries has received, since December 31, 2015, notification or communication from any Governmental Authority (i) asserting that it is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces, or (ii) threatening to revoke any license, franchise, permit or governmental authorization (nor, to SBBX’s Knowledge, do any grounds for any of the foregoing exist).
Section 4.14 Brokers.   Neither SBBX nor any of its officers or directors has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement, except that SBBX has engaged, and will pay a fee or commission to, Keefe, Bruyette & Woods, Inc. A true, complete and correct copy of the engagement letter with Keefe, Bruyette & Woods, Inc. has been previously delivered to EBNJ.
Section 4.15 Employee Benefit Plans.
(a) All benefit and compensation plans, contracts, policies or arrangements covering current or former employees of SBBX and its Subsidiaries and current or former directors of SBBX and its Subsidiaries including, but not limited to, “employee benefit plans” within the meaning of Section 3(3)

of ERISA, and deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans (the “SBBX Benefit Plans”), are identified in SBBX Disclosure Schedule 4.15.
(b) To the Knowledge of SBBX, each SBBX Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, COBRA, HIPAA, and any regulations or rules promulgated thereunder, and all material filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, COBRA, and HIPAA and any other applicable law have been timely made or any interest, fines, penalties or other impositions for late filings have been paid in full. Each SBBX Benefit Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter or opinion letter from the IRS, and SBBX is not aware of any circumstances which are reasonably likely to result in revocation of any such favorable determination letter. There is no material pending or, to the Knowledge of SBBX, threatened action, suit or claim relating to any of the SBBX Benefit Plans (other than routine claims for benefits). Neither SBBX nor any of its Subsidiaries have engaged in a transaction, or omitted to take any action, with respect to any SBBX Benefit Plan that would reasonably be expected to subject SBBX or any Subsidiary to a material unpaid tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.
(c) Neither SBBX nor any entity which is considered one employer with SBBX under Section 4001 of ERISA or Section 414 of the Code (a “SBBX ERISA Affiliate”) has ever sponsored a SBBX Benefit Plan that is subject to Title IV of ERISA. Neither SBBX nor any SBBX ERISA Affiliate has ever sponsored or contributed to any “multiemployer plan,” as defined in Section 3(37) of ERISA or “multiple employer plan,” as defined in Section 4063 of ERISA.
(d) All material contributions required to be made under the terms of any SBBX Benefit Plan have been timely made, and all anticipated contributions and funding obligations are accrued on SBBX’s consolidated financial statements to the extent required by GAAP. SBBX and its Subsidiaries have expensed and accrued as a liability the present value of future benefits under each applicable SBBX Benefit Plan for financial reporting purposes as required by GAAP.
Section 4.16 Tax Matters.
(a) SBBX has filed all Tax Returns that it was required to file under applicable laws and regulations, other than Tax Returns that are not yet due or for which a request for extension was filed. All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable laws and regulations. All Taxes due and owing by SBBX (whether or not shown on any Tax Return) have been paid other than Taxes that have been reserved or accrued on the balance sheet of SBBX and which SBBX is contesting in good faith. SBBX is not the beneficiary of any extension of time within which to file any Tax Return, and neither SBBX nor any of its Subsidiaries currently has any open tax years. No claim has ever been made by an authority in a jurisdiction where SBBX does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of SBBX.
(b) SBBX has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party.
(c) No foreign, federal, state, or local tax audits or administrative or judicial Tax proceedings are being conducted or to the Knowledge of SBBX are pending with respect to SBBX or any of its Subsidiaries. SBBX has not received from any foreign, federal, state, or local taxing authority (including jurisdictions where SBBX has not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against SBBX or any of its Subsidiaries.

Section 4.17 Deposit Insurance.   The deposits of SB One Bank are insured by the FDIC in accordance with the Federal Deposit Insurance Act to the fullest extent permitted by law, and SB One Bank has paid all premiums and assessments and filed all reports required by the Federal Deposit Insurance Act. No proceedings for the revocation or termination of such deposit insurance are pending or, to the Knowledge of SBBX, threatened.
Section 4.18 SBBX Stock.   The shares of SBBX Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and subject to no preemptive rights.
Section 4.19 CRA, Anti-money Laundering and Customer Information Security.   Neither SBBX nor any of its Subsidiaries is a party to any agreement with any individual or group regarding CRA matters and SBBX has no Knowledge of, and none of SBBX and its Subsidiaries has been advised of, or has any reason to believe (based on SB One Bank’s Home Mortgage Disclosure Act data for the year ended December 31, 2017, filed with the FDIC, or otherwise) that any facts or circumstances exist, which would cause SB One Bank: (i) to be deemed not to be in satisfactory compliance with the CRA, and the regulations promulgated thereunder, or to be assigned a rating for CRA purposes by Bank Regulators of lower than “satisfactory”; (ii) to be deemed to be operating in violation of the USA PATRIOT Act and the regulations promulgated thereunder, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance with the applicable requirements contained in any federal and state privacy and data security laws and regulations, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder, as well as the provisions of the information security program adopted by SB One Bank pursuant to 12 C.F.R. Part 364, Appendix B. Furthermore, the Board of Directors of SB One Bank has adopted and SB One Bank has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that has not been deemed ineffective by any Governmental Authority and that meets the requirements of Sections 352 and 326 and all other applicable provisions of the USA PATRIOT Act and the regulations thereunder.
Section 4.20 Intellectual Property.   SBBX Disclosure Schedule 4.20 sets forth a true, complete and correct list of all SBBX Intellectual Property. SBBX owns or has a valid license to use all SBBX Intellectual Property, free and clear of all Liens, royalty or other payment obligations (except for royalties or payments with respect to off-the-shelf Software at standard commercial rates). SBBX Intellectual Property constitutes all of the Intellectual Property necessary to carry on the business of SBBX and its Subsidiaries as currently conducted. SBBX Intellectual Property owned by SBBX or any of its Subsidiaries, and to the Knowledge of SBBX, all other SBBX Intellectual Property, is valid and enforceable and has not been cancelled, forfeited, expired or abandoned, and none of SBBX or any of its Subsidiaries has received notice challenging the validity or enforceability of SBBX Intellectual Property. To the Knowledge of SBBX, the conduct of the business of SBBX and its Subsidiaries does not violate, misappropriate or infringe upon the Intellectual Property rights of any third party. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of the right of SBBX or any of its Subsidiaries to own or use any of the SBBX Intellectual Property.
Section 4.21 Proxy Statement/Prospectus.   As of the date of the Proxy Statement/Prospectus, the Proxy Statement/Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date, and further provided that no representation and warranty is made with respect to information relating to EBNJ and its Subsidiaries included in the Proxy Statement/Prospectus.
Section 4.22 Disclosure.   The representations and warranties contained in this Article IV, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article IV not misleading.

Article V
COVENANTS
Section 5.01 Covenants of EBNJ.   During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of SBBX, EBNJ shall carry on its business in the ordinary course consistent with past practice and consistent with prudent banking practice and in compliance in all material respects with all applicable laws and regulations. EBNJ will use its reasonable best efforts to (i) preserve its business organization intact, (ii) keep available to itself and SBBX the present services of the current officers and employees of EBNJ and (iii) preserve for itself and SBBX the goodwill of the customers of EBNJ and others with whom business relationships exist. Without limiting the generality of the foregoing, and except as set forth in the EBNJ Disclosure Schedule or as otherwise expressly contemplated or permitted by this Agreement or consented to in writing by SBBX (which consent shall not be unreasonably withheld), EBNJ shall not:
(a) Capital Stock.   Other than pursuant to stock options, warrants or stock-based awards outstanding as of the date hereof and listed in the EBNJ Disclosure Schedules, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation or reservation of, any additional shares of capital stock or any Rights, (ii) permit any additional shares of capital stock to become subject to grants of employee or director stock options, warrants or other Rights, or (iii) redeem, retire, purchase or otherwise acquire, directly or indirectly, any EBNJ Stock, or obligate itself to purchase, retire or redeem, any of its shares of EBNJ Stock (except to the extent necessary to effect a cashless exercise of EBNJ Options outstanding on the date hereof).
(b) Dividends; Etc.    (i) Make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of EBNJ Stock or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire any shares of its capital stock.
(c) Compensation; Employment Agreements, Etc.   Enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of EBNJ or grant any salary or wage increase or increase any employee benefit or pay any incentive or bonus payments, except (i) for normal increases in compensation to employees in the ordinary course of business consistent with past practice, provided that no such increase shall be more than ten percent (10%) with respect to any individual officer, director or employee and all such increases in the aggregate shall not exceed three percent (3%) of total compensation, and provided further that any increases, either singularly or in the aggregate, shall be consistent with EBNJ’s 2018 budget, a copy of which has been made available to SBBX, (ii) EBNJ shall be permitted to make cash contributions to the EBNJ 401(k) Plan in the ordinary course of business consistent with past practice, and (iii) EBNJ shall be permitted to pay accrued bonuses at the Closing consistent with past practice, and to the extent the Closing Date occurs on or prior to October 31, 2018, prorated through the Closing Date; in the event the Closing Date occurs on or after November 1, 2018, such bonuses will be paid in full.
(d) Hiring.   Hire any person as an employee of EBNJ or promote any employee, except (i) to satisfy contractual obligations existing as of the date hereof and set forth on EBNJ Disclosure Schedule 5.01(d) and (ii) persons hired to fill any vacancies arising after the date hereof at an annual salary of less than $100,000 and whose employment is terminable at the will of EBNJ, as applicable.
(e) Benefit Plans.   Enter into, establish, adopt, amend, modify or terminate (except (i) as may be required by or to make consistent with applicable law or the terms of this Agreement, subject to the provision of prior written notice and consultation with respect thereto to SBBX, or (ii) to satisfy contractual obligations existing as of the date hereof and set forth on EBNJ Disclosure Schedule 5.01(e)), any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any current or former director, officer or employee of EBNJ.

(f) Transactions with Affiliates.   Except pursuant to agreements or arrangements in effect on the date hereof, pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any of their immediate family members or any affiliates or associates (as such terms are defined under the Exchange Act) of any of its officers or directors other than compensation in the ordinary course of business consistent with past practice;
(g) Dispositions.   Sell, transfer, mortgage, pledge, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business consistent with past practice and in a transaction that, together with all other such transactions, is not material to EBNJ taken as a whole.
(h) Acquisitions.   Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of the assets, business, deposits or properties of any other entity.
(i) Capital Expenditures.   Make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice in amounts not exceeding $25,000 individually or $100,000 in the aggregate.
(j) Governing Documents.   Amend EBNJ’s Certificate of Incorporation or Bylaws.
(k) Accounting Methods.   Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by applicable laws or regulations or GAAP.
(l) Contracts.   Except in the ordinary course of business consistent with past practice or as otherwise expressly permitted by this Agreement, enter into, amend, modify or terminate any contract that involves the payment of, or incurs fees, in excess of  $25,000 per annum, any Lease or any Insurance Policy.
(m) Claims.   Enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which EBNJ is or becomes a party after the date of this Agreement, which settlement, agreement or action involves payment by EBNJ of an amount which exceeds $25,000 and/or would impose any material restriction on the business of EBNJ.
(n) Banking Operations.   Enter into any new material line of business; change its material lending, investment, underwriting, risk and asset liability management and other material banking and operating policies, except as required by applicable law, regulation or policies imposed by any Governmental Authority; or file any application or make any contract with respect to branching or site location or branching or site relocation.
(o) Derivatives Transactions.   Enter into any Derivatives Transactions, except in the ordinary course of business consistent with past practice.
(p) Indebtedness.   Incur any indebtedness for borrowed money (other than deposits (including brokered deposits), federal funds purchased, borrowings from the FHLB and securities sold under agreements to repurchase, in each case in the ordinary course of business consistent with past practice) or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, other than in the ordinary course of business consistent with past practice.
(q) Investment Securities.   Acquire (other than by way of foreclosures or acquisitions in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business consistent with past practice) (i) any debt security or equity investment of a type or in an amount that is not permissible for a national bank or (ii) any debt security, including mortgage-backed and mortgage related securities, other than U.S. government and U.S. government agency securities with final maturities not greater than five years or mortgage-backed or mortgage related securities which would not be considered “high risk” securities under applicable regulatory pronouncements, in each case purchased in the ordinary course of business consistent with past practice; or restructure or materially change its investment securities portfolio, through purchases, sales or otherwise, or the manner in which such portfolio or any securities therein are classified under GAAP or reported for regulatory purposes.
(r) Loans.   Except to satisfy contractual obligations existing as of the date hereof and set forth on EBNJ Disclosure Schedule 5.01(r), make, renegotiate, renew, increase, extend, modify or purchase any Loan, other than in accordance with EBNJ’s loan policies and procedures in effect as of the date hereof; provided, however, that the prior notification and approval of SBBX is required for any new origination (i) in excess of  $1,500,000 or (ii) not made in accordance with EBNJ’s loan policies as in effect on the date hereof. For purposes of this Section 5.01(r), consent shall be deemed given unless SBBX objects within 48 hours of notification.
(s) Investments in Real Estate.   Make any investment or commitment to invest in real estate or in any real estate development project (other than by way of foreclosure or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case in the ordinary course of business consistent with past practice).
(t) Taxes.   Make or change any Tax election, file any amended Tax Return, enter into any closing agreement, settle or compromise any liability with respect to Taxes, agree to any adjustment of any Tax attribute, file any claim for a refund of Taxes, or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment.
(u) Compliance with Agreements.   Commit any act or omission which constitutes a material breach or default by EBNJ under any agreement with any Governmental Authority or under any Material Contract, Lease or other material agreement or material license to which it is a party or by which it or its properties is bound.
(v) Environmental Assessments.   Foreclose on or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property or foreclose on any commercial real estate if such environmental assessment indicates the presence of a Hazardous Substance in amounts which, if such foreclosure were to occur, would be material.
(w) Insurance.   Cause or allow the loss of insurance coverage, unless replaced with coverage which is substantially similar (in amount and insurer) to that now in effect.
(x) Liens.   Discharge or satisfy any Lien or pay any obligation or liability, whether absolute or contingent, due or to become due, except in the ordinary course of business consistent with normal banking practices.
(y) Adverse Actions.   Take any action or fail to take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VI not being satisfied or (iii) a material violation of any provision of this Agreement, except, in each case, as may be required by applicable law or regulation.
(z) Commitments.   Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.
Section 5.02 Covenants of SBBX.   From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement, without the prior written consent of EBNJ, SBBX will not, and will cause each of its Subsidiaries not to:
(a) Adverse Actions.   Take any action or fail to take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VI not being satisfied or (iii) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.
(b) Dividend Record Date.   Change its record date for payment of its quarterly dividend from the record date established in the prior year’s quarter in a manner that is inconsistent with past practice.

(c) Commitments.   Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.
Section 5.03 Reasonable Best Efforts.   Subject to the terms and conditions of this Agreement, each of the parties to the Agreement agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws, so as to permit consummation of the transactions contemplated hereby as promptly as practicable, and otherwise to enable consummation of the transactions contemplated by this Agreement, including the satisfaction of the conditions set forth in Article VI hereof, and shall cooperate fully with the other parties hereto to that end.
Section 5.04 Shareholder Approval.   EBNJ agrees to take, in accordance with applicable law, the Certificate of Incorporation of EBNJ and the Bylaws of EBNJ, all action necessary to convene a special meeting of its shareholders to consider and vote upon the approval of this Agreement and any other matters required to be approved by EBNJ’s shareholders in order to permit consummation of the transactions contemplated by this Agreement (including any adjournment or postponement, the “EBNJ Meeting”) and, subject to Section 5.08, shall take all lawful action to solicit such approval by such shareholders. EBNJ agrees to use its best efforts to convene the EBNJ Meeting within thirty-five (35) days after the initial mailing of the Proxy Statement/Prospectus to shareholders of EBNJ pursuant to Section 5.08, and in any event shall convene the EBNJ Meeting within forty-five (45) days after such mailing. Except with the prior approval of SBBX, no other matters shall be submitted for the approval of EBNJ shareholders at the EBNJ Meeting. The EBNJ Board shall at all times prior to and during the EBNJ Meeting recommend adoption of this Agreement by the shareholders of EBNJ and shall not withhold, withdraw, amend or modify such recommendation in any manner adverse to SBBX or take any other action or make any other public statement inconsistent with such recommendation, except as and to the extent expressly permitted by Section 5.11 (a “Change in Recommendation”). Notwithstanding any Change in Recommendation, this Agreement shall be submitted to the shareholders of EBNJ for their approval at the EBNJ Meeting and nothing contained herein shall be deemed to relieve EBNJ of such obligation.
Section 5.05 Merger Registration Statement; Proxy Statement/Prospectus.   For the purposes of (x) registering SBBX Stock to be offered to holders of EBNJ Stock in connection with the Merger with the SEC under the Securities Act and applicable state securities laws and (y) holding the EBNJ Meeting, SBBX shall draft and prepare, and EBNJ shall cooperate in the preparation of, a registration statement on Form S-4 for the registration of the shares to be issued by SBBX in the Merger (the “Merger Registration Statement”), including the Proxy Statement/Prospectus. SBBX shall provide EBNJ and its counsel with appropriate opportunity to review and comment on the Merger Registration Statement and Proxy Statement/Prospectus prior to the time they are initially filed with the SEC or any amendments are filed with the SEC. SBBX shall file the Merger Registration Statement with the SEC. Each of SBBX and EBNJ shall use its reasonable best efforts to have the Merger Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and EBNJ shall thereafter promptly mail the Proxy Statement/Prospectus to its shareholders. SBBX shall also use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and EBNJ shall furnish to SBBX all information concerning EBNJ and the holders of EBNJ Stock as may be reasonably requested in connection with such action.
Section 5.06 Cooperation and Information Sharing.   EBNJ shall provide SBBX with any information concerning EBNJ that SBBX may reasonably request in connection with the drafting and preparation of the Merger Registration Statement and Proxy Statement/Prospectus, and SBBX shall notify EBNJ promptly of the receipt of any comments of the SEC with respect to the Merger Registration Statement or Proxy Statement/Prospectus and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to EBNJ promptly copies of all correspondence between it or any of its representatives and the SEC. SBBX shall provide EBNJ and its counsel with appropriate opportunity to review and comment on all amendments and supplements to the Merger Registration Statement and Proxy Statement/Prospectus and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of SBBX and EBNJ agrees to use all reasonable efforts, after consultation with the other party hereto, to respond promptly to all such comments of and requests by the SEC. EBNJ agrees to cause the Proxy Statement/Prospectus and all required amendments and supplements thereto to be mailed to the holders of EBNJ Stock entitled to vote at the EBNJ Meeting at the earliest practicable time after the Merger Registration Statement is declared effective by the SEC.
Section 5.07 Supplements or Amendment.   EBNJ and SBBX shall promptly notify the other party if at any time it becomes aware that the Proxy Statement/Prospectus or the Merger Registration Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, EBNJ shall cooperate with SBBX in the preparation of a supplement or amendment to such Proxy Statement/Prospectus which corrects such misstatement or omission, and SBBX shall file an amended Merger Registration Statement with the SEC, and EBNJ shall mail an amended Proxy Statement/Prospectus to its shareholders.
Section 5.08 Regulatory Approvals.   Each of EBNJ and SBBX will cooperate with the other and use all reasonable efforts to promptly prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals, waivers and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement. EBNJ and SBBX will furnish each other and each other’s counsel with all information concerning themselves, their subsidiaries, directors, officers and shareholders and such other matters as may be necessary or advisable in connection with the Proxy Statement/Prospectus and any application, petition or any other statement or application made by or on behalf of SBBX or EBNJ to any Governmental Authority in connection with the Merger and the other transactions contemplated by this Agreement. Each party hereto shall have the right to review and approve in advance all characterizations of the information relating to such party and any of its Subsidiaries that appear in any filing made in connection with the transactions contemplated by this Agreement with any Governmental Authority. In addition, SBBX and EBNJ shall each furnish to the other for review a copy of each such filing made in connection with the transactions contemplated by this Agreement with any Governmental Authority prior to its filing.
Section 5.09 Press Releases.   EBNJ and SBBX shall consult with each other before issuing any press release with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statements without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party (but after such consultation, to the extent practicable in the circumstances), issue such press release or make such public statements as may upon the advice of outside counsel be required by law. EBNJ and SBBX shall cooperate to develop all public announcement materials and make appropriate management available at presentations related to this Agreement as reasonably requested by the other party.
Section 5.10 Access; Information.
(a) EBNJ agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford SBBX and its officers, employees, counsel, accountants and other authorized representatives such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, Tax Returns and work papers of independent auditors), properties and personnel of EBNJ and to such other information relating to EBNJ as SBBX may reasonably request and, during such period, it shall furnish promptly to SBBX all information concerning the business, properties and personnel of EBNJ as SBBX may reasonably request.
(b) All information furnished to SBBX by EBNJ pursuant to Section 5.10(a) shall be subject to, and SBBX shall hold all such information in confidence in accordance with, the provisions of the Mutual Agreement of Confidentiality, dated as of October 30, 2017, by and between EBNJ and SBBX (the “Confidentiality Agreement”).
(c) No investigation by SBBX of the business and affairs of EBNJ shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to the obligations of SBBX to consummate the transactions contemplated by this Agreement.

Section 5.11 No Solicitation by EBNJ.
(a) From the date of this Agreement through the Effective Time, EBNJ shall not, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it to, directly or indirectly through another Person, (i) solicit, initiate or encourage (including by way of furnishing information or assistance), or take any other action designed to facilitate or that is likely to result in, any inquiries or the making of any proposal that constitutes, or is reasonably likely to lead to, any Acquisition Proposal, (ii) enter into any agreement with respect to an Acquisition Proposal, (iii) participate in any discussions or negotiations regarding any Acquisition Proposal or (iv) make or authorize any statement or recommendation in support of any Acquisition Proposal. If, and only to the extent that, (x) the EBNJ Board reasonably determines in good faith, after consultation with its outside legal counsel, that such action would be required in order for directors of EBNJ to comply with their respective fiduciary duties under applicable law in response to a bona fide, written Acquisition Proposal not solicited in violation of this Section 5.11(a) that the EBNJ Board believes in good faith is a Superior Proposal; provided, however, that no Acquisition Proposal shall be considered a Superior Proposal unless, during the three (3) day period following the notification to SBBX of the Superior Proposal, EBNJ and its advisors shall have negotiated in good faith with SBBX to make adjustments in the terms and conditions of this Agreement such that such Acquisition Proposal would no longer constitute a Superior Proposal, and such negotiations fail to result in the necessary adjustments to this Agreement; and (y) EBNJ provides notice to SBBX of its decision to take such action in accordance with the requirements of Section 5.11(b), EBNJ may (1) furnish information with respect to EBNJ to any Person making such an Acquisition Proposal pursuant to a customary confidentiality agreement (as determined by EBNJ after consultation with its outside legal counsel) on terms substantially similar to, and no less favorable to SBBX than, the terms contained in any such agreement between EBNJ and SBBX (2) participate in discussions or negotiations regarding such an Acquisition Proposal and (3) authorize any statement or recommendation in support of such an Acquisition Proposal and withhold, withdraw, amend or modify the recommendation referred to in Section 5.04.
(b) EBNJ shall notify SBBX promptly (but in no event later than 24 hours) after receipt of any Acquisition Proposal, or any material modification of or material amendment to any Acquisition Proposal, or any request for nonpublic information relating to EBNJ or for access to the properties, books or records of EBNJ by any Person that informs the EBNJ Board or a member of the senior management of EBNJ that it is considering making, or has made, an Acquisition Proposal. Such notice to SBBX shall be made orally and in writing, and shall indicate the identity of the Person making the Acquisition Proposal or intending to make or considering making an Acquisition Proposal or requesting non-public information or access to the books and records of EBNJ, and the material terms of any such Acquisition Proposal and any modification or amendment to such Acquisition Proposal. EBNJ shall keep SBBX fully informed, on a current basis, of any material changes in the status and any material changes or modifications in the terms of any such Acquisition Proposal, indication or request. EBNJ also shall promptly, and in any event within twenty-four (24) hours, notify SBBX, orally and in writing, if it enters into discussions or negotiations concerning any Acquisition Proposal in accordance with Section 5.11(a).
(c) EBNJ shall immediately cease and cause to be terminated any existing discussions or negotiations with any Persons (other than SBBX) conducted heretofore with respect to any of the foregoing, and shall use reasonable best efforts to cause all Persons other than SBBX who have been furnished confidential information regarding EBNJ in connection with the solicitation of or discussions regarding an Acquisition Proposal within the twelve (12) months prior to the date hereof promptly to return or destroy such information. EBNJ agrees not to release any third party from the confidentiality and standstill provisions of any agreement to which EBNJ is or may become a party, and shall immediately take all steps necessary to terminate any approval that may have been heretofore given under any such provisions authorizing any Person to make an Acquisition Proposal.
(d) EBNJ shall ensure that the directors, officers, employees, agents and representatives (including any investment bankers, financial advisors, attorneys, accountants or other retained representatives) of EBNJ are aware of the restrictions described in this Section 5.11 as reasonably necessary to avoid violations thereof. It is understood that any violation of the restrictions set forth in this Section 5.11 by any director, officer, employee, agent or representative (including any investment banker, financial advisor, attorney, accountant or other retained representative) of EBNJ, at the direction or with the consent of EBNJ, shall be deemed to be a breach of this Section 5.11 by EBNJ.
Section 5.12 Certain Policies.   Prior to the Effective Date, EBNJ shall, consistent with GAAP and applicable banking laws and regulations, modify or change its loan, OREO, accrual, reserve, tax, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of SBBX; provided, however, that EBNJ shall not be obligated to take any action pursuant to this Section 5.12 unless and until SBBX acknowledges, and EBNJ is satisfied, that all conditions to EBNJ’s obligation to consummate the Merger have been satisfied and that SBBX shall consummate the Merger in accordance with the terms of this Agreement, and further provided that in any event, no accrual or reserve made by EBNJ pursuant to this Section 5.12 or the consequences resulting therefrom shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, agreement, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred. The recording of any such adjustments shall not be deemed to imply any misstatement of previously furnished financial statements or information and shall not be construed as concurrence of EBNJ or its management with any such adjustments, nor any admission that the previously furnished financial statements or information did not fully comply in all respects with GAAP or regulatory requirements.
Section 5.13 Indemnification.
(a) From and after the Effective Time, SBBX (the “Indemnifying Party”) shall indemnify and hold harmless each present and former director and officer of EBNJ, as applicable, determined as of the Effective Time (the “Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, arising in whole or in part out of or pertaining to the fact that he or she was a director or officer of EBNJ or is or was serving at the request of EBNJ as a director, officer, employee or other agent of any other organization or in any capacity with respect to any employee benefit plan of EBNJ, including without limitation matters related to the negotiation, execution and performance of this Agreement or any of the transactions contemplated hereby, to the fullest extent which such Indemnified Parties would be entitled under the bylaws and certificate of incorporation of EBNJ as in effect on the date hereof  (subject to change as required by law). SBBX’s obligations under this Section 5.13(a) shall continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.
(b) Any Indemnified Party wishing to claim indemnification under this Section 5.13, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Party, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party except to the extent that such failure does actually prejudice the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnifying Party shall have the right to assume the defense thereof and the Indemnifying Party shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Indemnifying Party and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction unless counsel for the Indemnified Parties advises that there are issues that raise conflicts of interest between the Indemnified Parties), (ii) the Indemnified Parties will cooperate in the defense of any such matter, (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent and (iv) the Indemnifying Party shall have no obligation hereunder in the event that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable laws and regulations or by an applicable federal or state banking agency or a court of competent jurisdiction.
(c) Prior to the Effective Time, SBBX shall use its reasonable best efforts to cause the persons serving as directors and officers of EBNJ immediately prior to the Effective Time to be covered by the directors’ and officers’ liability insurance policy maintained by EBNJ (provided that SBBX may substitute therefor policies which are not materially less advantageous than such policy or single premium tail coverage with policy limits equal to EBNJ’s existing coverage limits) for a six-year period following the Effective Time with respect to acts or omissions occurring prior to the Effective Time which were committed by such directors and officers in their capacities as such, provided that in no event shall SBBX be required to expend in any one year more than an amount equal to 200% of the current annual amount expended by EBNJ to maintain such insurance (the “Insurance Amount”), and further provided that if SBBX is unable to maintain or obtain the insurance called for by this Section 5.13(c) as a result of the preceding provision, SBBX shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount.
(d) If SBBX or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any other entity, then and in each case, proper provision shall be made so that the successors and assigns of SBBX shall assume the obligations set forth in this Section 5.13.
Section 5.14 Employees; Benefit Plans.
(a) Following the Closing Date, SBBX may choose to maintain any or all of the EBNJ Benefit Plans in its sole discretion and EBNJ shall cooperate with SBBX in order to effect any plan terminations to be made as of the Effective Time. However, for any EBNJ Benefit Plan terminated for which there is a comparable SBBX Benefit Plan of general applicability, SBBX shall take all commercially reasonable action so that employees of EBNJ shall be entitled to participate in such SBBX Benefit Plan to the same extent as similarly-situated employees of SBBX (it being understood that inclusion of the employees of EBNJ in the SBBX Benefit Plans may occur at different times with respect to different plans). SBBX shall cause each SBBX Benefit Plan in which employees of EBNJ are eligible to participate to take into account for purposes of eligibility and vesting under the SBBX Benefit Plans (but not for purposes of benefit accrual) the service of such employees with EBNJ to the same extent as such service was credited for such purpose by EBNJ; provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. Nothing herein shall limit the ability of SBBX to amend or terminate any of the EBNJ Benefit Plans or SBBX Benefit Plans in accordance with their terms at any time; provided, however, that SBBX shall continue to maintain the EBNJ Benefit Plans (other than stock-based or incentive plans) for which there is a comparable SBBX Benefit Plan until the EBNJ Employees are permitted to participate in the SBBX Benefit Plans, unless such SBBX Benefit Plan has been frozen or terminated with respect to similarly situated employees of SBBX or any Subsidiary of SBBX. Following the Closing Date, SBBX shall honor, in accordance with EBNJ’s policies and procedures in effect as of the date hereof, any employee expense reimbursement obligations of EBNJ for out-of-pocket expenses incurred during the calendar year in which the Closing occurs by any EBNJ Employee whose employment continues after the Effective Time.
(b) SBBX shall honor, under the vacation policies of EBNJ, as disclosed on EBNJ Disclosure Schedule 3.16, the accrued but unused vacation time of employees of the Surviving Bank who were employees of EBNJ prior to the Effective Time.
(c) If employees of EBNJ become eligible to participate in a medical, dental or health plan of SBBX upon termination of such plan of EBNJ, SBBX shall make all commercially reasonable efforts to cause each such plan to (i) waive any preexisting condition limitations to the extent such conditions are covered under the applicable medical, health or dental plans of SBBX, (ii) honor under such plans any deductible, co-payment and out-of-pocket expenses incurred by the employees and their beneficiaries during the portion of the calendar year prior to such participation and (iii) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee on or after the Effective Time, in each case to the extent such employee had satisfied any similar limitation or requirement under an analogous EBNJ Benefit Plan prior to the Effective Time.
(d) Any employee of EBNJ (excluding any employee who is party to an employment agreement, change-in-control agreement or any other agreement which provides for severance payments) whose employment is terminated (other than for cause) at the request of SBBX (but by and in the sole discretion of EBNJ) prior to the Effective Time, or is terminated by SBBX or a Subsidiary of SBBX within twelve (12) months following the Effective Date, shall be entitled to receive severance payments in an amount equal to two (2) weeks base pay for each full year of service (including all service with EBNJ, SBBX and any Subsidiary of SBBX), with a minimum of two (2) and a maximum of twenty-six (26) weeks of base pay.
(e) INTENTIONALLY OMITTED
(f) Concurrently with the execution of this Agreement, SBBX and/or Surviving Bank is entering into an employment agreement with Donald J. Haake in the form attached hereto as Exhibit C (the “Employment Agreement”) to be effective as of the Effective Time.
(g) SBBX shall honor and perform under each agreement or contract set forth in EBNJ Disclosure Schedule 3.16(f).
(h) EBNJ may pay retention bonuses to the employees listed in, and in the amounts set forth on, EBNJ Disclosure Schedule 5.14(h).
Section 5.15 Notification of Certain Changes.   SBBX and EBNJ shall promptly advise the other party of any change or event having, or which could be reasonably expected to have, a Material Adverse Effect on it or which it believes would, or which could reasonably be expected to, cause or constitute a material breach of any of its representations, warranties or covenants contained herein. From time to time prior to the Effective Time (and on the date prior to the Closing Date), each party will supplement or amend its Disclosure Schedules delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedules or which is necessary to correct any information in such Disclosure Schedules which has been rendered inaccurate thereby. No supplement or amendment to such Disclosure Schedules shall have any effect for the purpose of determining the accuracy of the representations and warranties of the parties contained in Article III and Article IV in order to determine the fulfillment of the conditions set forth in Sections 6.02(a) or 6.03(a) hereof, as the case may be, or the compliance by EBNJ or SBBX, as the case may be, with the respective covenants and agreements of such parties contained herein.
Section 5.16 Current Information.   During the period from the date of this Agreement to the Effective Time, EBNJ will cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of SBBX and to report the general status of the ongoing operations of EBNJ. Without limiting the foregoing, EBNJ agrees to provide SBBX (i) a copy of each report filed by EBNJ with a Governmental Authority within one (1) Business Day following the filing thereof and (ii) monthly updates of the information required to be set forth in EBNJ Disclosure Schedule 3.14.
Section 5.17 Board Packages.   EBNJ shall distribute a copy of each EBNJ Board package, including the agenda and any draft minutes, to SBBX at the same time and in the same manner in which it distributes a copy of such packages to the EBNJ Board; provided, however, that EBNJ shall not be required to copy SBBX on any documents that disclose confidential discussions of this Agreement or the transactions contemplated hereby or any third party proposal to acquire control of EBNJ or any other matter that the EBNJ Board has been advised of by counsel that such distribution to SBBX may violate a confidentiality obligation or fiduciary duty or any law or regulation.
Section 5.18 Transition; Informational Systems Conversion.   From and after the date hereof, SBBX and EBNJ shall use their reasonable best efforts to facilitate the integration of EBNJ with the business of SBBX following consummation of the transactions contemplated by this Agreement, and shall meet on a regular basis to discuss and plan for the conversion of EBNJ’s data processing and related electronic informational systems (the “Informational Systems Conversion”) to those used by SBBX and its Subsidiaries, which planning shall include, but not be limited to: (a) discussion of EBNJ’s third-party service provider arrangements; (b) non-renewal of personal property leases and software licenses used by EBNJ in connection with its systems operations; (c) retention of outside consultants and additional employees to assist with the conversion; (d) outsourcing, as appropriate, of proprietary or self-provided system services; and (e) any other actions necessary and appropriate to facilitate the conversion, as soon as practicable following the Effective Time. EBNJ shall take all action which is necessary and appropriate to facilitate the Informational Systems Conversion; provided, however, that SBBX shall pay all out-of-pocket fees, expenses or charges that EBNJ may incur as a result of taking, at the request of SBBX, any action to facilitate the Informational Systems Conversion. If this Agreement is terminated by SBBX and/or EBNJ in accordance with Section 7.01(a), 7.01(b), 7.01(c) or 7.01(f), or by EBNJ only in accordance with Section 7.01(d), 7.01(e) or 7.01(g)(v), SBBX shall pay to EBNJ all reasonable fees, expenses or charges related to reversing the Informational Systems Conversion within ten (10) business days of EBNJ providing SBBX written evidence of such fees, expenses or charges.
Article VI
CONDITIONS TO CONSUMMATION OF THE MERGER
Section 6.01 Conditions to Obligations of the Parties to Effect the Merger.   The respective obligations of EBNJ and SBBX to consummate the Merger are subject to the fulfillment or, to the extent permitted by applicable law, written waiver by the parties hereto prior to the Closing Date of each of the following conditions:
(a) Regulatory Approvals.   All Regulatory Approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated.
(b) Merger Registration Statement Effective.   The Merger Registration Statement shall have been declared effective by the SEC and no stop order with respect thereto shall be in effect.
(c) NASDAQ Listing.   The shares of SBBX Stock issuable pursuant to this Agreement shall have been approved for listing on NASDAQ, subject to official notice of issuance.
(d) No Injunctions or Restraints; Illegality.   No judgment, order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of any of the transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal the consummation of any of such transactions.
(e) Tax Opinions.   SBBX shall have received a letter setting forth the written opinion of Hogan Lovells US LLP, in and form and substance reasonably satisfactory to SBBX, dated as of the Closing Date, and EBNJ shall have received a letter setting forth the written opinion of Windels, Marx, Lane and Mittendorf, LLP, in form and substance reasonably satisfactory to EBNJ, dated as of the Closing Date, in each case substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such letter, the Merger will constitute a tax free reorganization described in Section 368(a) of the Code.
Section 6.02 Conditions to Obligations of SBBX.   The obligations of SBBX to consummate the Merger also are subject to the fulfillment or written waiver by SBBX prior to the Closing Date of each of the following conditions:
(a) Representations and Warranties.   The representations and warranties of EBNJ set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct in all material respects unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, will have or are reasonably likely to have a Material Adverse Effect on EBNJ or the Surviving Bank. SBBX shall have received a certificate, dated the Closing Date, signed on behalf of EBNJ by the Chief Executive Officer of EBNJ to such effect.
(b) Performance of Obligations of EBNJ.   EBNJ shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and SBBX shall have received a certificate, dated the Closing Date, signed on behalf of EBNJ by the Chief Executive Officer of EBNJ to such effect.
(c) Adverse Regulatory Conditions.   No Regulatory Approvals referred to in Section 6.01(a) hereof shall contain any condition, restriction or requirement which the Board of Directors of SBBX reasonably determines in good faith would, individually or in the aggregate, materially reduce the benefits of the Merger to such a degree that SBBX would not have entered into this Agreement had such condition, restriction or requirement been known at the date hereof.
(d) Voting Agreements.   The Voting Agreements shall have been executed and delivered by each director of EBNJ concurrently with EBNJ’s execution and delivery of this Agreement.
(e) Shareholder Approval.   This Agreement shall have been duly approved by the requisite vote of the holders of outstanding shares of EBNJ Stock.
(f) Employment Agreement.   The Employment Agreement shall have been executed and delivered by Donald J. Haake concurrently with EBNJ’s execution and delivery of this Agreement and shall be effective as of the Effective Time.
(g) Other Actions.   EBNJ shall have furnished SBBX with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.01 and 6.02 as SBBX may reasonably request.
Section 6.03 Conditions to Obligations of EBNJ.   The obligations of EBNJ to consummate the Merger also are subject to the fulfillment or written waiver by EBNJ prior to the Closing Date of each of the following conditions:
(a) Representations and Warranties.   The representations and warranties of SBBX set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct in all material respects unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, will have or are reasonably likely to have a Material Adverse Effect on SBBX. EBNJ shall have received a certificate, dated the Closing Date, signed on behalf of SBBX by the Chief Executive Officer and the Chief Financial Officer of SBBX to such effect.
(b) Performance of Obligations of SBBX.   SBBX shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and EBNJ shall have received a certificate, dated the Closing Date, signed on behalf of SBBX by the Chief Executive Officer and the Chief Financial Officer of SBBX to such effect.
(c) Other Actions.   SBBX shall have furnished EBNJ with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.01 and 6.03 as EBNJ may reasonably request.
(d) Employment Agreement.   The Employment Agreement shall have been executed and delivered by SBBX concurrently with SBBX’s execution and delivery of this Agreement and shall be effective as of the Effective Time.
Section 6.04 Frustration of Closing Conditions.   Neither SBBX nor EBNJ may rely on the failure of any condition set forth in Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party’s failure to use reasonable best efforts to consummate any of the transactions contemplated by this Agreement, as required by and subject to Article VI.

Article VII
TERMINATION
Section 7.01 Termination.   This Agreement may be terminated, and the transactions contemplated by this Agreement may be abandoned:
(a) Mutual Consent.   At any time prior to the Effective Time, by the mutual consent of SBBX and EBNJ if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.
(b) No Regulatory Approval.   By SBBX or EBNJ, if its Board of Directors so determines by a vote of a majority of the members of its entire board, in the event the approval of any Governmental Authority required for consummation of the transactions contemplated by this Agreement shall have been denied by final, nonappealable action by such Governmental Authority or an application therefor shall have been permanently withdrawn at the request of a Governmental Authority.
(c) No Shareholder Approval.   By either SBBX or EBNJ (provided that if EBNJ is the terminating party it shall not be in material breach of any of its obligations under Section 5.04), if the approval of the shareholders required for the consummation of the transactions contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such shareholders or at any adjournment or postponement thereof.
(d) Breach of Representations and Warranties.   By either SBBX or EBNJ (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement by the other party, which breach is not cured within thirty (30) days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 7.01(d) unless the breach of representation or warranty, together with all other such breaches, would entitle the party receiving such representation or warranty not to consummate the Merger under Section 6.02(a) (in the case of a breach of a representation or warranty by SBBX) or Section 6.03(a) (in the case of a breach of a representation or warranty by EBNJ).
(e) Breach of Covenants.   By either SBBX or EBNJ (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach shall not have been cured within thirty (30) days following receipt by the breaching party of written notice of such breach from the other party hereto, or which breach, by its nature, cannot be cured prior to the Closing, provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 7.01(e) unless the breach of covenant or agreement, together with all other such breaches, would entitle the party receiving the benefit of such covenant or agreement not to consummate the Merger under Section 6.02(b) (in the case of a breach of a covenant or agreement by EBNJ) or Section 6.03(b) in the case of a breach of a representation or warranty by SBBX).
(f) Delay.   By either SBBX or EBNJ if the Merger shall not have been consummated on or before December 31, 2018 (the “Termination Date”), unless the failure of the Closing to occur by such date shall be due to a material breach of this Agreement by the party seeking to terminate this Agreement.
(g) Failure to Recommend; Third-Party Acquisition Transaction; Etc.   By SBBX or EBNJ, if (i) EBNJ shall have breached its obligations under Section 5.11, (ii) the EBNJ Board shall have failed to make its recommendation referred to in Section 5.04, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of SBBX, (iii) the EBNJ Board shall have recommended, proposed, or publicly announced its intention to recommend or propose, to engage in an Acquisition Transaction with any Person other than SBBX or a Subsidiary of SBBX or (iv) EBNJ shall have materially breached its obligations under Section 5.04 by failing to call, give notice of, convene and hold the EBNJ Meeting in accordance with Section 5.04.

(h) Decrease in SBBX Stock Price.   By EBNJ, if the EBNJ Board so determines by a vote of the majority of the members of the entire EBNJ Board, at any time during the five-day period commencing with the Determination Date (as defined below), if both of the following conditions are satisfied:
(A) The quotient obtained by dividing the Average Closing Price by the Starting Price (as defined below) (the “SBBX Ratio”) shall be less than 0.80; and
(B) (x) the SBBX Ratio shall be less than (y) the quotient obtained by dividing the Final Index Price by the Index Price on the Starting Date (each as defined below) and subtracting 0.20 from the quotient in this clause (B)(y) (such number in this clause (B)(y) that results from dividing the Final Index Price by the Index Price on the Starting Date being referred to herein as the “Index Ratio”);
subject, however, to the following three sentences. If EBNJ elects to exercise its termination right pursuant to this Section 7.01(h), it shall give written notice to SBBX promptly, and in any event within the five-day period commencing with the Determination Date. During the five-day period commencing with its receipt of such notice, SBBX shall have the option to increase the consideration to be received by the holders of EBNJ Stock hereunder, by adjusting the Exchange Ratio (calculated to the nearest one one-thousandth) to equal the lesser of  (x) a number (rounded to the nearest one one-thousandth) obtained by dividing (A) the product of the Starting Price, 0.80 and the Exchange Ratio (as then in effect) by (B) the Average Closing Price and (y) a number (rounded to the nearest one one-thousandth) obtained by dividing (A) the product of the Index Ratio and the Exchange Ratio (as then in effect) by (B) the SBBX Ratio. If SBBX so elects within such five-day period, it shall give prompt written notice to EBNJ of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 7.01(h) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified.)
For purposes of this Section 7.01(h) the following terms shall have the meanings indicated:
“Average Closing Price” shall mean the average of the daily closing prices for the shares of SBBX Stock for the 20 consecutive full trading days on which such shares are actually traded on NASDAQ (as reported by Bloomberg or, if not reported thereby, any other authoritative source) ending at the close of trading on the Determination Date.
“Determination Date” shall mean the 10th day prior to the Closing Date, provided that if shares of the SBBX Stock are not actually traded on NASDAQ on such day, the Determination Date shall be the immediately preceding day to the 10th day prior to the Closing Date on which shares of SBBX Stock actually trade on NASDAQ.
“Final Index Price” shall mean the average of the Index Prices for the 20 consecutive full trading days ending on the trading day prior to the Determination Date.
“Index Group” shall mean the Nasdaq Bank Index.
“Index Price” shall mean the closing price on such date of the Nasdaq Bank Index.
“Starting Date” shall mean the last trading day immediately preceding the date of the first public announcement of entry into this Agreement.
“Starting Price” shall mean the closing price of a share of SBBX Stock on NASDAQ (as reported by Bloomberg, or if not reported therein, in another authoritative source) on the Starting Date.
Section 7.02 Termination Fee.   In recognition of the efforts, expenses and other opportunities foregone by SBBX while structuring and pursuing the Merger, the parties hereto agree that EBNJ shall pay to SBBX a termination fee of  $1,916,000 within three (3) Business Days after written demand for payment is made by SBBX, following the occurrence of any of the events set forth below:
(a) SBBX or EBNJ terminates this Agreement pursuant to Section 7.01(g); or

(b) EBNJ enters into a definitive agreement relating to an Acquisition Proposal or the consummation of an Acquisition Proposal involving EBNJ within eighteen (18) months following the termination of this Agreement by SBBX pursuant to Section 7.01(d) or Section 7.01(e) because of a willful breach by EBNJ after an Acquisition Proposal has been publicly announced or otherwise made known EBNJ.
Section 7.03 Effect of Termination and Abandonment.   In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in Section 7.01 and Section 8.01 and (ii) that termination will not relieve a breaching party from liability for money damages for any breach of any covenant, agreement, representation or warranty of this Agreement giving rise to such termination. Nothing in Section 7.02 or this Section 7.03 shall be deemed to preclude either party from seeking specific performance in equity to enforce the terms of this Agreement.
Article VIII
MISCELLANEOUS
Section 8.01 Survival.   No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than agreements or covenants contained herein that by their express terms are to be performed after the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 5.10(b), 7.02 and this Article VIII, which shall survive any such termination). Notwithstanding anything in the foregoing to the contrary, no representations, warranties, agreements and covenants contained in this Agreement shall be deemed to be terminated or extinguished so as to deprive a party hereto or any of its affiliates of any defense at law or in equity which otherwise would be available against the claims of any Person, including without limitation any shareholder or former shareholder.
Section 8.02 Waiver; Amendment.   Prior to the Effective Time, any provision of this Agreement may be (a) waived by the party benefited by the provision or (b) amended or modified at any time, by an agreement in writing among the parties hereto executed in the same manner as this Agreement, except that after the EBNJ Meeting no amendment shall be made which by law requires further approval by the shareholders of EBNJ without obtaining such approval.
Section 8.03 Counterparts.   This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.
Section 8.04 Governing Law.   This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New Jersey, without regard for conflict of law provisions.
Section 8.05 Expenses.   Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated by this Agreement, including fees and expenses of its own financial consultants, accountants and counsel, except that printing expenses and SEC filing and registration fees shall be shared equally between SBBX and EBNJ; provided, however, that nothing contained herein shall limit either party’s rights to recover any liabilities or damages arising out of the other party’s willful breach of any provision of this Agreement.
Section 8.06 Notices.   All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, mailed by registered or certified mail (return receipt requested) or sent by reputable courier service to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.
If to SBBX:
SB One Bancorp 100 Enterprise Drive, Suite 700 Rockaway, NJ 07866
Attention:	Anthony Labozzetta President and Chief Executive Officer
Email:	alabozzetta@sbone.bank

With a copy to:
Hogan Lovells US LLP 555 Thirteenth Street, N.W. Washington, DC 20004
Attention:	Richard A. Schaberg
Email:	richard.schaberg@hoganlovells.com
If to EBNJ:
Enterprise Bank N.J. 490 Kenilworth Boulevard Kenilworth, NJ 07033
Attention:	Donald J. Haake President and Chief Executive Officer
Email:	don.haake@enterprisebank.net
With a copy to:
Windels Marx Lane & Mittendorf, LLP 120 Albany Street Plaza New Brunswick, NJ 08901
Attention:	Robert A. Schwartz
Email:	rschwartz@windelsmarx.com
Section 8.07 Entire Understanding; No Third Party Beneficiaries.   This Agreement, the Plan of Bank Merger, the Voting Agreements, and the Confidentiality Agreement represent the entire understanding of the parties hereto and thereto with reference to the transactions, and this Agreement, the Plan of Bank Merger, the Voting Agreements, and the Confidentiality Agreement supersede any and all other oral or written agreements heretofore made. Except for the Indemnified Parties’ right to enforce SBBX’s obligation under Section 5.13, which are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives, nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
Section 8.08 Severability.   In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.
Section 8.09 Enforcement of the Agreement.   The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.
Section 8.10 Interpretation.   When a reference is made in this Agreement to sections, exhibits or schedules, such reference shall be to a section of, or exhibit or schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”
Section 8.11 Assignment.   No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Article IX
ADDITIONAL DEFINITIONS
Section 9.01 Additional Definitions.   In addition to any other definitions contained in this Agreement, the following words, terms and phrases shall have the following meanings when used in this Agreement:
“Acquisition Proposal” means any proposal or offer with respect to any of the following (other than the transactions contemplated hereunder) involving EBNJ: (a) any merger, consolidation, share exchange, business combination or other similar transactions; (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets and/or liabilities that constitute a substantial portion of the net revenues, net income or assets of EBNJ in a single transaction or series of transactions; (c) any tender offer or exchange offer for 15% or more of the outstanding shares of its capital stock or the filing of a registration statement under the Securities Act in connection therewith; or (d) any public announcement by any Person (which shall include any regulatory application or notice, whether in draft or final form) of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.
“Acquisition Transaction” means any of the following (other than the transactions contemplated hereunder): (a) a merger, consolidation, share exchange, business combination or any similar transaction, involving the relevant companies; (b) a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets and/or liabilities that constitute a substantial portion of the net revenues, net income or assets of the relevant companies in a single transaction or series of transactions; (c) a tender offer or exchange offer for 15% or more of the outstanding shares of the capital stock of the relevant companies or the filing of a registration statement under the Securities Act in connection therewith; or (d) an agreement or commitment by the relevant companies to take any action referenced above.
“Affiliate” means, with respect to any Person, any person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer, director, manager or Person who beneficially owns more than ten percent of the equity or voting securities of such Person.
“Bank Merger Act” means the Bank Merger Act, within the Federal Deposit Insurance Act and applicable regulations thereunder.
“Bank Regulator” shall mean any Federal or state banking regulator, including but not limited to the FDIC, the NJDBI and the FRB, which regulates SBBX, SB One Bank or EBNJ, or any of their respective holding companies or subsidiaries, as the case may be.
“Business Day” means Monday through Friday of each week, except a legal holiday recognized as such by the U.S. government or any day on which banking institutions in the State of New Jersey are authorized or obligated to close.
“Certificate” means any certificate that immediately prior to the Effective Time represents shares of EBNJ Stock.
“Derivative Transaction” means any swap transactions, option, warrant, forward purchase or sale transactions, futures transactions, cap transactions, floor transactions or collar transactions relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, catastrophe events, weather-related events, credit-related events or conditions or any indexes, or any other similar transactions (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.
“EBNJ Board” means the Board of Directors of EBNJ.
“EBNJ Disclosure Schedule” means the disclosure schedule delivered by EBNJ to SBBX on or prior to the date hereof setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express provision of this Agreement or as an exception to one or more of its representations and warranties in Article III or its covenants in Article V.

“EBNJ Intellectual Property” means the Intellectual Property used in or held for use in the conduct of the business of EBNJ or any of its Subsidiaries.
“EBNJ Stock Option Plans” means, with respect to EBNJ, the Enterprise National Bank N.J. 2006 Employee Stock Option Plan, the Enterprise National Bank N.J. 2006 Director Stock Option Plan, the Enterprise Bank NJ 2016 Stock Option Plan A and the Enterprise Bank NJ 2016 Stock Option Plan B.
“Environmental Law” means any federal, state or local law, regulation, order, decree, permit, authorization, opinion or agency requirement relating to: (a) the protection or restoration of the environment, health, safety, or natural resources, (b) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (c) wetlands, indoor air, pollution, contamination or any injury or threat of injury to persons or property in connection with any Hazardous Substance.
“Employee Stock Incentive Plan” means, with respect to SBBX, the 1995 Incentive Stock Option Plan, the 2001 Stock Option Plan, the 2004 Equity Incentive Plan and 2013 Equity Incentive Plan.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
“Exchange Agent” means such exchange agent as may be designated by SBBX and reasonably acceptable to EBNJ to act as agent for purposes of conducting the exchange procedures described in Article II.
“FDIC” means the Federal Deposit Insurance Corporation.
“FHLB” means the Federal Home Loan Bank of New York, or any successor thereto.
“FRB” means the Board of Governors of the Federal Reserve System.
“GAAP” means accounting principles generally accepted in the United States of America.
“Governmental Authority” means any federal, state or local court, administrative agency or commission or other governmental authority or instrumentality.
“Hazardous Substance” includes but is not limited to any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, mold, mycotoxins, microbial matter and airborne pathogens (naturally occurring or otherwise), but excluding substances of kinds and in amounts ordinarily and customarily used or stored in similar properties for the purposes of cleaning or other maintenance or operations.
“Intellectual Property” means (a) trademarks, service marks, trade names, Internet domain names, designs, logos, slogans, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing; (b) patents and industrial designs (including any continuations, divisionals, continuations-in-part, renewals, reissues, and applications for any of the foregoing); (c) copyrights (including any registrations and applications for any of the foregoing); (d) Software; and (e) technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies.
“IRS” means the Internal Revenue Service.
“Knowledge” as used with respect to a Person (including references to such Person being aware of a particular matter) means those facts that are known or should have been known by the executive officers (as defined in the Exchange Act and the rules and regulation of the SEC thereunder) of such Person, and includes any facts, matters or circumstances set forth in any written notice from any Bank Regulator or any other material written notice received by an executive officer of that Person.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or preemptive right, right of first refusal or similar right of a third party with respect to such securities.
“Material Adverse Effect” means, with respect to SBBX or EBNJ, respectively, any effect that (i) is material and adverse to the financial condition, results of operations or business of SBBX and its Subsidiaries taken as a whole, or EBNJ and its Subsidiaries taken as a whole, respectively, or (ii) materially impairs the ability of either SBBX or SB One Bank, on the one hand, or EBNJ, on the other hand, to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the transactions contemplated by this Agreement; provided that “Material Adverse Effect” shall not be deemed to include the impact of  (A) changes, after the date hereof, in GAAP or applicable regulatory accounting requirements, (B) changes, after the date hereof, in laws, rules or regulations of general applicability to financial institutions and/or their holding companies, or interpretations thereof by courts or any Bank Regulator or Governmental Authorities, (C) changes, after the date hereof, in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions affecting the financial services industry generally and not specifically relating to such party or its Subsidiaries, (D) public disclosure of the execution of this Agreement, public disclosure or consummation of the transactions contemplated hereby (including any effect on a party’s relationships with its customers or employees) or actions expressly required by this Agreement or actions or omissions that are taken with the prior written consent of the other party in contemplation of the transactions contemplated hereby, (E) a decline in the trading price of a party’s common stock or the failure, in and of itself, to meet earnings projections or internal financial forecasts (it being understood that the underlying cause of such decline or failure may be taken into account in determining whether a Material Adverse Effect has occurred), or (F) the expenses incurred by either party in negotiating, documenting, effecting and consummating the transactions contemplated by this Agreement; except, with respect to subclauses (A), (B), or (C), to the extent that the effects of such change are materially disproportionately adverse to the business, properties, assets, liabilities, results of operations or financial condition of such party and its Subsidiaries, taken as a whole, as compared to other companies in the financial services industry.
“Merger Consideration” means the SBBX Stock in an aggregate per share amount to be paid by SBBX for each share of EBNJ Stock, pursuant to the terms of Article II.
“NASDAQ” means The NASDAQ Stock Market LLC.
“Person” means any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company, unincorporated organization or other organization or firm of any kind or nature.
“Proxy Statement/Prospectus” means the proxy statement and prospectus, satisfying all applicable requirements of applicable state securities and banking laws, and of the Securities Act, and the rules and regulations thereunder, together with any amendments and supplements thereto, as prepared by SBBX and EBNJ and as delivered to holders of EBNJ Stock in connection with the solicitation of their approval of this Agreement.
“Rights” means, with respect to any Person, warrants, options, rights, convertible securities and other arrangements or commitments which obligate the Person to issue or dispose of any of its capital stock or other ownership interests.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“SBBX Board” means the Board of Directors of SBBX.
“SBBX Disclosure Schedule” means the disclosure schedule delivered by SBBX to EBNJ on or prior to the date hereof setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express provision of this Agreement or as an exception to one or more of its representations and warranties in Article IV or its covenants in Article V.

“SBBX Intellectual Property” means the Intellectual Property used in or held for use in the conduct of the business of SBBX or any of its Subsidiaries.
“SBBX Stock” means the common stock, no par value per share, of SBBX.
“Software” means computer programs, whether in source code or object code form (including any and all software implementation of algorithms, models and methodologies), databases and compilations (including any and all data and collections of data), and all documentation (including user manuals and training materials) related to the foregoing.
“Subsidiary” means, with respect to any party, any corporation or other entity of which a majority of the capital stock or other ownership interest having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such party.
“Superior Proposal” means any bona fide written proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 25% of the combined voting power of the shares of EBNJ Stock then outstanding or all or substantially all of the assets of EBNJ and otherwise (a) on terms which the EBNJ Board determines in good faith, after consultation with its financial advisor, to be more favorable from a financial point of view to EBNJ’s shareholders than the transactions contemplated by this Agreement, and (b) that constitutes a transaction that, in the EBNJ Board’s good faith judgment, is reasonably likely to be consummated on the terms set forth, taking into account all legal, financial, regulatory and other aspects of such proposal.
“Tax” and “Taxes” mean all federal, state, local or foreign income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, custom duties, unemployment or other taxes of any kind whatsoever, together with any interest, additions or penalties thereto and any interest in respect of such interest and penalties.
“Tax Returns” means any return, declaration or other report (including elections, declarations, schedules, estimates and information returns) with respect to any Taxes.
(Remainder of page intentionally left blank.)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.
SB ONE BANCORP
By:
/s/ Anthony Labozzetta

Name: Anthony Labozzetta
Title:  President and Chief Executive Officer
SB ONE BANK
By:
/s/ Anthony Labozzetta

Name: Anthony Labozzetta
Title:  President and Chief Executive Officer
ENTERPRISE BANK N.J.
By:
/s/ Donald J. Haake

Name: Donald J. Haake
Title:   President and Chief Executive Officer
[Signature Page to Agreement and Plan of Merger]

Exhibit A
Form of Voting Agreement
Ex-A-1

VOTING AGREEMENT
This VOTING AGREEMENT (this “Agreement”) is dated as of June 19, 2018, by and between the undersigned holder (“Shareholder”) of common stock, par value $5.00 per share (“EBNJ Common Stock”) of Enterprise Bank N.J., a New Jersey-chartered bank (“EBNJ”), and SB One Bancorp, a New Jersey corporation (“SBBX”). All terms used herein and not defined herein shall have the meanings assigned thereto in the Merger Agreement (as defined below).
WHEREAS, concurrently with the execution of this Agreement, SBBX, SB One Bank, a New Jersey-chartered bank and wholly owned subsidiary of SBBX (“SB One Bank”), and EBNJ are entering into an Agreement and Plan of Merger (as such agreement may be subsequently amended or modified, the “Merger Agreement”), pursuant to which EBNJ shall merge with and into SB One Bank, and in connection therewith, each outstanding share of EBNJ Common Stock will be converted into the right to receive the Merger Consideration;
WHEREAS, Shareholder owns the shares of EBNJ Common Stock identified on Exhibit A hereto (such shares, together with all shares of EBNJ Common Stock subsequently acquired by Shareholder during the term of this Agreement, including through the exercise of any stock options, warrants or similar instruments, being referred to as the “Shares”); and
WHEREAS, it is a condition to the willingness of SBBX to enter into the Merger Agreement that Shareholder execute and deliver this Agreement.
NOW, THEREFORE, in consideration of the promises, representations, warranties and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
Section 1. Agreement to Vote Shares.   Shareholder agrees that, while this Agreement is in effect, at any meeting of shareholders of EBNJ, however called, or at any adjournment thereof, or in any other circumstances in which Shareholder is entitled to vote, consent or give any other approval, except as otherwise agreed to in writing in advance by SBBX, Shareholder shall:
(a)
appear at each such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

(b)
vote (or cause to be voted), in person or by proxy, all the Shares (whether acquired heretofore or hereafter) that are beneficially owned by Shareholder or as to which Shareholder has, directly or indirectly, the right to vote or direct the voting, (i) in favor of adoption and approval of the Merger Agreement and the transactions contemplated thereby; (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of EBNJ contained in the Merger Agreement or of Shareholder contained in this Agreement; and (iii) against any Acquisition Proposal or any other action, agreement or transaction that is intended, or could reasonably be expected, to materially impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the transactions contemplated by the Merger Agreement or of this Agreement.

Section 2. No Transfers.   While this Agreement is in effect, Shareholder agrees not to, directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any of the Shares, except the following transfers shall be permitted: (a) transfers by will or operation of law, in which case this Agreement shall bind the transferee, (b) transfers pursuant to any pledge agreement, subject to the pledgee agreeing in writing to be bound by the terms of this Agreement, (c) transfers in connection with estate and tax planning purposes, including transfers to relatives, trusts and charitable organizations, subject to the transferee agreeing in writing to be bound by the terms of this Agreement, and (d) such transfers as SBBX may otherwise permit in its sole discretion. Any transfer or other disposition in violation of the terms of this Section 2 shall be null and void.
Ex-A-2

Section 3. Representations and Warranties of Shareholder.   Shareholder represents and warrants to and agrees with SBBX as follows:
(a)
Shareholder has all requisite capacity and authority to enter into and perform his, her or its obligations under this Agreement.

(b)
This Agreement has been duly executed and delivered by Shareholder, and assuming the due authorization, execution and delivery by SBBX, constitutes the valid and legally binding obligation of Shareholder enforceable against Shareholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c)
The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of his, her or its obligations hereunder and the consummation by Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Shareholder is a party or by which Shareholder is bound, or any statute, rule or regulation to which Shareholder is subject or, in the event that Shareholder is a corporation, partnership, trust or other entity, any charter, bylaw or other organizational document of Shareholder.

(d)
Shareholder is the record and beneficial owner of, or is the trustee that is the record holder of, and whose beneficiaries are the beneficial owners of, and has good title to all of the Shares set forth on Exhibit A hereto, and the Shares are so owned free and clear of any liens, security interests, charges or other encumbrances. Shareholder does not own, of record or beneficially, any shares of capital stock of EBNJ other than the Shares (other than shares of capital stock subject to stock options or warrants over which Shareholder will have no voting rights until the exercise of such stock options or warrants). The Shares do not include shares over which Shareholder exercises control in a fiduciary capacity and no representation by Shareholder is made thereby pursuant to the terms hereof. Shareholder has the right to vote the Shares and none of the Shares are subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Shares, except as contemplated by this Agreement.

Section 4. Irrevocable Proxy.   Subject to the last sentence of this Section 4, by execution of this Agreement, Shareholder does hereby appoint SBBX with full power of substitution and resubstitution, as Shareholder’s true and lawful attorney and irrevocable proxy, to the full extent of Shareholder’s rights with respect to the Shares, to vote, if Shareholder is unable to perform his, her or its obligations under this Agreement, each of such Shares that Shareholder shall be entitled to so vote with respect to the matters set forth in Section 1 hereof at any meeting of the shareholders of EBNJ, and at any adjournment or postponement thereof, and in connection with any action of the shareholders of EBNJ taken by written consent. The Shareholder intends this proxy to be irrevocable and coupled with an interest hereafter until the termination of this Agreement pursuant to the terms of Section 7 hereof and hereby revokes any proxy previously granted by Shareholder with respect to the Shares. Notwithstanding anything contained herein to the contrary, this irrevocable proxy shall automatically terminate upon the termination of this Agreement.
Section 5. No Solicitation.   From and after the date hereof until the termination of this Agreement pursuant to Section 7 hereof, Shareholder, in his, her or its capacity as a shareholder of EBNJ, shall not, nor shall such Shareholder authorize any partner, officer, director, advisor or representative of, such Shareholder or any of his, her or its affiliates to (and, to the extent applicable to Shareholder, such Shareholder shall use reasonable best efforts to prohibit any of his, her or its representatives or affiliates to), (a) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (b) participate in any discussions or negotiations regarding any Acquisition Proposal, or furnish, or otherwise afford access, to any person (other than SBBX) any information or data with respect to EBNJ or otherwise relating to an Acquisition Proposal, (c) enter into any agreement, agreement in principle or letter of intent with respect to an Acquisition Proposal, (d) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) with respect to an
Ex-A-3

Acquisition Proposal (other than the Merger Agreement) or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, (e) initiate a shareholders’ vote or action by consent of EBNJ’s shareholders with respect to an Acquisition Proposal, or (f) except by reason of this Agreement, become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of EBNJ that takes any action in support of an Acquisition Proposal.
Section 6. Specific Performance and Remedies.   Shareholder acknowledges that it will be impossible to measure in money the damage to SBBX if Shareholder fails to comply with the obligations imposed by this Agreement and that, in the event of any such failure, SBBX will not have an adequate remedy at law or in equity. Accordingly, Shareholder agrees that injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that SBBX has an adequate remedy at law. Shareholder agrees that Shareholder will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with SBBX’s seeking or obtaining such equitable relief. In addition, after discussing the matter with Shareholder, SBBX shall have the right to inform any third party that SBBX reasonably believes to be, or to be contemplating, participating with Shareholder or receiving from Shareholder assistance in violation of this Agreement, of the terms of this Agreement and of the rights of SBBX hereunder, and that participation by any such persons with Shareholder in activities in violation of Shareholder’s agreement with SBBX set forth in this Agreement may give rise to claims by SBBX against such third party.
Section 7. Term of Agreement; Termination.   The term of this Agreement shall commence on the date hereof. This Agreement may be terminated at any time prior to consummation of the transactions contemplated by the Merger Agreement by the written consent of the parties hereto, and shall be automatically terminated in the event that the Merger Agreement is terminated in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, such termination shall not relieve any party from liability for any willful breach of this Agreement prior to such termination.
Section 8. Entire Agreement; Amendments.   This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.
Section 9. Severability.   In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.
Section 10. Capacity as Shareholder.   The covenants contained herein shall apply to Shareholder solely in his or her capacity as a shareholder of EBNJ, and no covenant contained herein shall apply to Shareholder in his or her capacity as a director, officer or employee of EBNJ or in any other capacity. Nothing contained in this Agreement shall be deemed to apply to, or limit in any manner, the obligations of Shareholder to comply with his or her fiduciary duties as a director of EBNJ.
Section 11. Governing Law.   This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New Jersey, without regard for conflict of law provisions.
(Remainder of page intentionally left blank.)
Ex-A-4

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.
SB ONE BANCORP
By:

Name: Anthony Labozzetta
Title:  President and Chief Executive Officer
SHAREHOLDER

Name:
Ex-A-5

EXHIBIT A
NAME AND ADDRESS OF SHAREHOLDER	SHARES OF EBNJ COMMON STOCK BENEFICIALLY OWNED

Ex-A-6

Exhibit B
Plan of Bank Merger
Ex-B-1

PLAN OF BANK MERGER
This PLAN OF BANK MERGER (this “Agreement”) is dated as of  [           ], 2018, by and between SB One Bank, a New Jersey-chartered bank whose main office is located in Rockaway, New Jersey (“SB One Bank”), and Enterprise Bank N.J., a New Jersey-chartered bank whose main office is located in Kenilworth, New Jersey (“EBNJ”).
WHEREAS, SB One Bank is the wholly owned subsidiary of SB One Bancorp, a New Jersey corporation (“SBBX”);
WHEREAS, SBBX desires that EBNJ merge with and into SB One Bank pursuant to the Agreement and Plan of Merger, dated as of June 19, 2018, by and among SBBX, SB One Bank and EBNJ (the “Merger Agreement”); and
WHEREAS, all capitalized terms used in this Agreement without definition herein shall have the meanings ascribed to them in the Merger Agreement.
NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, EBNJ and SB One Bank agree as follows:
Section 1. The Merger.   Subject to the terms and conditions set forth in this Agreement and in the Merger Agreement, pursuant to applicable New Jersey and federal laws and regulations, at the Effective Time (as defined herein), EBNJ shall merge with and into SB One Bank (the “Merger”). SB One Bank shall be the surviving entity (sometimes referred to herein as the “Surviving Bank”) of the Merger and shall continue its corporate existence as a New Jersey-chartered bank regulated by the New Jersey Department of Banking and Insurance (the “NJDBI”) and the Federal Deposit Insurance Corporation (the “FDIC”) following consummation of the Merger. Upon consummation of the Merger, the separate corporate existence of EBNJ shall cease.
(a) Effective Time: Closing Date.   A closing in respect of the transactions contemplated by this Agreement (the “Closing”) shall be held at the offices of Hogan Lovells US LLP in Washington, D.C., or such other place as the parties may mutually agree upon, at such time and on such date as SB One Bank shall designate, which date shall be the Effective Date.
(b) Name and Purpose.   At the Effective Time, the name of the Surviving Bank shall be “SB One Bank.” The purpose of the Surviving Bank shall be to exist as a New Jersey-chartered bank and to engage in activities incidental thereto in a manner consistent with New Jersey and federal law.
(c) Charter.   From and after the Effective Time, the charter of SB One Bank, a New Jersey-chartered bank, and as in effect immediately prior to the Effective Time, shall be the charter of the Surviving Bank until amended in accordance with applicable law.
(d) Bylaws.   From and after the Effective Time, the bylaws of SB One Bank, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Bank until amended in accordance with applicable law.
(e) Capital Stock.   From and after the Effective Time, (i) each share of EBNJ Stock issued and outstanding immediately prior to the Effective Time shall be converted in to the right to receive Merger Consideration pursuant to the terms of Article II of the Merger Agreement, and (ii) each share of common stock, par value $0.01 per share, of SB One Bank issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall constitute the only shares of capital stock of the Surviving Bank issued and outstanding following consummation of the Merger, until thereafter amended in accordance with applicable law and the charter of the Surviving Bank.
(f) Directors.   The directors of the Surviving Bank immediately after the Effective Time shall consist of  (i) the directors of SB One Bank in office immediately prior to the Effective Time and (ii) two directors of EBNJ (each a “Former EBNJ Director”) to be selected by SBBX upon consultation with EBNJ. Each Former EBNJ Director shall be appointed to the Board of Directors of the Surviving Bank effective at the Effective Time and shall hold office until the next annual election of the Board of Directors of the Surviving Bank, provided that, at each of the first three annual meetings
Ex-B-2

of the Surviving Bank that occur after the date hereof, the Board of Directors of SBBX shall cause SBBX as sole shareholder of the Surviving Bank to elect each Former EBNJ Director to serve as a member of the Board of Directors of the Surviving Bank. Each of the directors of the Surviving Bank immediately after the Effective Time shall hold office until his or her successor is elected and qualified or otherwise in accordance with the charter and bylaws of the Surviving Bank.
(g) Officers.   The officers of the Surviving Bank shall consist of the officers set forth in Section 1.05(b) of the Merger Agreement. Each of the officers of the Surviving Bank immediately after the Effective Time shall hold office until his or her successor is elected and qualified or otherwise in accordance with the charter and bylaws of the Surviving Bank.
Section 2. Effects of the Merger.   At and after the Effective Time, the Merger shall have the effects provided herein and set forth in the applicable provisions of the regulations of the NJDBI.
(a) Surviving Bank.   Without limiting the generality of the foregoing and subject thereto, at the Effective Time, the Surviving Bank shall be considered the same business and corporate entity as each of EBNJ and SB One Bank and thereupon and thereafter all the property, rights, privileges, powers and franchises of EBNJ and of SB One Bank shall vest in the Surviving Bank, and all debts, liabilities, obligations, restrictions, disabilities and duties of EBNJ and of SB One Bank shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Bank. Any reference to either of EBNJ or SB One Bank in any contract, will or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Bank if not inconsistent with the other provisions of the contract, will or document; and any pending action or other judicial proceeding to which either of EBNJ or SB One Bank is a party shall not be deemed to have abated or to have been discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had not been made or the Surviving Bank may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of EBNJ or SB One Bank if the Merger had not occurred.
(b) Deposits.   All deposit accounts of EBNJ shall be and become deposit accounts in the Surviving Bank without change in their respective terms, maturity, minimum required balances or withdrawal value. Appropriate evidence of the deposit account in the Surviving Bank shall be provided by the Surviving Bank to each deposit account holder of EBNJ, as necessary, after consummation of the Merger. All deposit accounts of SB One Bank prior to consummation of the Merger shall continue to be deposit accounts in the Surviving Bank after consummation of the Merger without any change whatsoever in any of the provisions of such deposit accounts, including, without limitation, their respective terms, maturity, minimum required balances or withdrawal value.
(c) Offices.   At the Effective Time, the main office of the Surviving Bank shall be located in Rockaway, New Jersey. The former branch offices of EBNJ shall be operated as branches of the Surviving Bank immediately following the Effective Time.
Section 3. Approvals Required.   The consummation of the Merger contemplated by this Agreement is specifically conditioned upon receipt of all necessary regulatory approvals, including, but not limited to, the approvals of the NJDBI and the FDIC, as may be required, and the expiration of all applicable waiting periods with respect to the Merger. The shareholders of EBNJ shall have taken appropriate action to vote to approve this Agreement and the Merger.
Section 4. Conditions Precedent.   The respective obligations of each party under this Agreement shall be subject to: (i) the receipt of all required regulatory approvals and the expiration of any required waiting periods specified by applicable federal law; (ii) the approval of this Agreement by the shareholders of EBNJ and the approval of this Agreement by SBBX in its capacity as sole shareholder of SB One Bank; and (iii) the fulfillment or, to the extent permitted by applicable law, written waiver by the parties hereto prior to the Effective Time of each of the conditions set forth in Article VI of the Merger Agreement.
Section 5. Representations.   Each of EBNJ and SB One Bank represents that this Agreement has been duly authorized, executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable against it in accordance with the terms hereof.
Ex-B-3

Section 6. Effective Date and Effective Time.   The Merger provided for herein shall become effective upon the filing of a certified copy of this Agreement with the NJDBI, provided, however, that such filing shall not occur until all of the events set forth in Section 4 have taken place. The date of such filings is herein called the “Effective Date.” The “Effective Time” of the Merger shall be as specified by the NJDBI on the certificate accompanying this Agreement.
Section 7. Amendments.   To the extent permitted by applicable New Jersey and federal banking law, this Agreement may be amended by a subsequent writing signed by the parties hereto upon the approval of the Board of Directors of each of the parties hereto.
Section 8. Termination.   This Agreement shall terminate and forthwith become void automatically and without any action on the part of EBNJ or SB One Bank immediately upon the termination of the Merger Agreement in accordance with Article VII thereof and, except as set forth in Article VII of the Merger Agreement, there shall be no further liability on the part of EBNJ or SB One Bank upon such termination.
Section 9. Entire Agreement.   This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.
Section 10. Successors.   This Agreement shall be binding on the successors of EBNJ and SB One Bank.
Section 11. Governing Law.   This Agreement shall be governed by, and interpreted in accordance with, the laws of New Jersey, except to the extent the laws of the United States of American govern, without regard for conflict of law provisions.
(Remainder of page intentionally left blank)
Ex-B-4

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.
SB ONE BANK
By:

Name: Anthony Labozzetta
Title:  President and Chief Executive Officer
ENTERPRISE BANK N.J.
By:

Name: Donald J. Haake
Title:  President and Chief Executive Officer
[Signature Page to Plan of Bank Merger]
Ex-B-5

Exhibit C
Form of Employment Agreement with Donald J. Haake
Ex-C-1

EMPLOYMENT AGREEMENT
This Employment Agreement (“Agreement”) is made and entered into as of this    day of            , 2018 by and between DONALD J. HAAKE, an individual residing at [street address, city, state, zip code] (the “Employee”), SB ONE BANK, a New Jersey state chartered commercial bank with its principal place of business located at 100 Enterprise Drive, Suite 700, Rockaway, New Jersey, 07866 (the “Bank”), and SB ONE BANCORP, a New Jersey corporation with its principal place of business located at 100 Enterprise Drive, Suite 700, Rockaway, New Jersey, 07866 (the “Company”). The Bank and the Company are sometimes collectively referred to herein as “Employer”.
WITNESSETH
WHEREAS, Employer desires to secure the services of Employee as the Senior Executive Vice President, Regional Banking of the Bank, which services Employee is willing to furnish on the terms and conditions hereinafter set forth;
WHEREAS, the Board of Directors of the Bank and the Board of Directors of the Company have each determined that it is in the best interests of each of the Bank and the Company to enter into this Agreement with Employee, and each respective Board has authorized the Bank and the Company to enter into this Agreement;
WHEREAS, Employee understands and agrees that Employee’s execution of this Agreement is a prerequisite and condition for employment (or continued employment as the case may be) with Employer;
WHEREAS, Enterprise Bank N.J. (“EBNJ”) has entered into a Plan and Agreement of Merger (the “Merger Agreement”) with the Company pursuant to which EBNJ will merge with and into the Bank (the “Merger”);
WHEREAS, this Agreement supersedes any and all previous agreements, promises or other representations, between Employee and Employer, including but not limited to the employment agreement with EBNJ dated November 30, 2015; and
WHEREAS, to induce Employer to employ Employee, Employee has agreed to execute and deliver this Agreement;
NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and undertakings of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party hereto, intending to be legally bound, does hereby agree as follows:
1. Employment.
The Company and the Bank hereby jointly agree to employ the Employee, and the Employee hereby accepts such employment, upon the terms and conditions set forth herein.
2. Term.
The term of this Agreement shall commence on the closing date of the Merger and will terminate at the will of either Employer or Employee, with or without Cause, for any reason or no reason, subject to the terms set forth herein.
3. Title and Duties.
Employee shall report to the Chief Executive Officer of the Bank. Employee also agrees to perform such other duties which are usual and customary for persons in similar positions at comparable institutions as shall from time-to-time be requested or assigned to Employee by the Chief Executive Officer and/or the Boards of Directors of the Company or the Bank in order to promote the business interests of the Company or the Bank and/or to carry out the purposes of this Agreement. Employee further agrees to adhere to all Company and/or Bank policies and procedures, including but not limited to those related to business operations, employment practices, and customer relations. Employee shall devote substantially all
Ex-C-2

of Employee’s business time and attention to the performance of Employee’s duties hereunder and will not engage in any other business, profession or occupation for compensation or otherwise which would conflict or interfere with the performance of such services, either directly or indirectly, without the prior written consent of the Company and the Bank.
4. Compensation.
(a) Base Salary.   Employee shall receive an annual base salary of three hundred five thousand dollars ($305,000), subject to all withholdings and deductions as required by law, to be paid on a bi-weekly basis consistent with Employer’s normal payroll procedures. Employee’s salary may be reviewed annually at the discretion of Employer.
(b) Incentive Plans.   Employee shall be eligible to participate in the Bank’s annual executive incentive plan and the Bank’s long-term incentive plan.
(c) Health and Other Insurance Benefits.   Employee shall have the option to participate in the Bank’s health insurance and other insurance benefit programs during his employment on the same terms and conditions as other Bank employees. Employee acknowledges that the Bank’s health insurance and other insurance benefit plans are subject to change at any time at the discretion of the Bank.
(d) Retirement Plan.   Employee shall be eligible to participate in the Bank’s 401(k) retirement plan on the same terms and conditions as such plan is offered to the Bank’s other employees or senior management.
(e) Vacation and Holidays.   Employee shall be eligible for annual paid vacation and holidays consistent with Bank policies.
(f) Perquisites.   Employee shall be entitled to such perquisites and other benefits as shall be agreed to by Employer and Employee in one or more separate writings.
5. Termination of Employment.
(a) Termination Without Cause.   Employee’s employment may be terminated by Employer at any time, with or without Cause, in its sole and absolute discretion, upon thirty (30) days prior written notice to Employer. In the event Employee’s employment hereunder is terminated by the Employer without Cause and provided that Employee is not in violation of any term of this Agreement, from and following the date of such termination, the Employer shall continue to pay Employee his base salary and continue his health and other insurance benefits (the “Termination Payments”) for a period of one (1) year from the date of termination provided that Employee must execute a General Release in a form acceptable to Employer prior to being eligible to receive the Termination Payments. Employee shall not be entitled to receive any compensation or benefits other than the Termination Payments beyond thirty (30) days after receiving notice of his termination.
(b) Termination For Cause.   Employee’s employment may be terminated by Employer for “Cause” upon the occurrence of one or more of the following events: (i) Employee’s personal dishonesty or willful misconduct which causes material injury to Employer; (ii) breach of fiduciary duty involving personal profit; (iii) intentional failure to perform his duties; (iv) willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order; (v) a material breach of any provision of this Agreement; or (vi) failure to adequately perform Employee’s job duties and responsibilities, including failure to comport oneself with Employer’s Guiding Principles (attached hereto as Addendum A). Prior to a termination for Cause pursuant to paragraphs 5(b)(iii), (v) or (vi), Employer shall provide Employee with a written notice of Employee’s performance failures and a thirty (30) day opportunity to cure.
Ex-C-3

(c) Resignation Without Good Reason.   Employee may resign his employment at any time by providing thirty (30) days prior written notice to the Bank. The Employer is under no obligation to compensate Employee beyond the effective date of his voluntary termination. At its option Employer may accelerate Employee’s last day of employment following his resignation.
(d) Resignation For Good Reason.   Employee may resign his employment with “Good Reason” in the event Employee is not in violation of this Agreement and Employer: (i) materially diminishes Employee’s duties; (ii) relocates the Employee’s principal office location more than twenty-five (25) miles from its present location which also increases Employee’s commuting distance by over twenty-five (25) miles; or (iii) reduces the Employee’s compensation or other benefits below the level specified herein. Upon occurrence of any of these events, Employee shall have thirty (30) days to provide Employer with written notice of his intention to resign with “Good Reason”. In the event the Employee elects to resign with “Good Reason” and provided that Employee is not in violation of any term of this Agreement, Employee shall be entitled to receive the Termination Payments for a period of one (1) year from the termination date, subject to Employee entering into a release of claims agreement in a form acceptable to Employer.
(e) Death or Disability.   This Agreement shall automatically terminate upon the death or disability of Employee. Employee shall be considered “disabled” if Employee is unable to physically or mentally perform his essential job duties for a total of ninety (90) days within any one hundred eighty (180) day period with or without a reasonable accommodation. Upon such termination, Employee shall not be entitled to any additional compensation hereunder, provided, however that the foregoing shall not prejudice Employee’s right to be paid all compensation earned through the date of termination of this Agreement and/or to collect the benefits provided by any applicable insurance policies maintained for the benefit of Employee or Employee’s beneficiaries related to Employee’s death or disability.
6. Change in Control.
(a) Definition.   A “Change of Control” shall occur upon any of the following events:
(i) A reorganization, merger, consolidation or sale of all or substantially all of the assets of the Employer, or a similar transaction, in any case in which the holders of the voting stock of the Employer prior to such transaction do not hold a majority of the voting power of the resulting entity; or
(ii) the individuals who constitute the “Incumbent Board” of the Employer cease for any reason to constitute a majority thereof. (“Incumbent Board” means the Board of Directors of the Employer on the date hereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a voting of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by members or stockholders was approved by the same nominating committee serving under an Incumbent Board, shall be considered as though he or she were a member of the Incumbent Board); or
(iii) at such time as (1) any “person” (as the term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Employer or the trustees or any administration of any employee stock ownership plan and trust, or any other employee benefit plans, established by Employer from time to time is or becomes a “beneficial owner” (as defined in Rule 13-d under the Exchange Act) directly or indirectly, of securities of the Employer representing 35% or more of the Employer’s outstanding securities ordinarily having the right to vote at the election of directors; or
(iv) a tender offer is made for 35% or more of the voting securities of the Employer and the shareholders owning beneficially or of record 35% or more of the outstanding securities of the Employer have tendered or offered to sell their shares pursuant to such tender and such tendered shares have been accepted by the tender offeror.
(b) Termination Upon a Change in Control.   Upon the termination of Employee’s employment without Cause following the occurrence of a Change of Control, Employee shall be entitled to receive a lump sum payment in an amount equivalent to two (2) times Employee’s then current base salary;
Ex-C-4

provided, however, that in no event shall any payments or benefits provided for hereunder constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended or any successor thereto, and in order to avoid such a result the benefits provided for hereunder will be reduced, if necessary, to an amount which is one dollar ($1.00) less than an amount equal to three (3) times Employee’s “base amount” as determined in accordance with such Section 280G. In addition to the foregoing, Employee shall be entitled to receive from Employer, or its successor, the right to continue participation in any health insurance or other insurance plans that Employee was participating in prior as of the date of termination for a period of two (2) years thereafter at no cost to the Employee.
(c) Changes Following Change in Control.   If within eighteen (18) months of the occurrence of a Change in Control, Employer or its successor should: (i) materially diminish Employee’s duties; (ii) relocate the Employee’s principal office location more than twenty-five (25) miles from its location immediately prior to the Change in Control and also increases Employee’s commuting distance by more than twenty-five (25) miles; or (iii) reduce the Employee’s compensation or benefits below the level in effect immediately prior to the Change in Control, Employee shall have the right to resign his employment for Good Reason and receive the benefits set forth in paragraph 6(b) herein, subject to the conditions set forth therein.
7. Expenses.
Employee may occasionally incur expenses related to the performance of Employee’s duties. The Bank will reimburse Employee for business-related expenses in accordance with the Bank’s expense reimbursement policy applicable to executives.
8. Employee Representations.
Employee represents and warrants that Employee is under no obligation, restriction or limitation, contractual or otherwise, to any other person or entity that would prohibit or impede Employee from undertaking and performing the duties, responsibilities and obligations hereunder or otherwise being employed by the Bank and/or the Company, and Employee is free to enter into and perform the terms and provisions hereof. To the extent Employee is a party to any agreement with a current or former employer, Employee represents and warrants that Employee has provided a copy of that agreement to the Bank prior to executing this Agreement.
9. Non-Disclosure of Confidential and Proprietary Information.
Employee agrees that in order for Employee to perform his duties properly, Employer must necessarily entrust Employee with certain confidential, secret and proprietary documents, materials, data and other information, in tangible and intangible form, of and relating to the Bank and the Company, their business, existing and prospective customers, suppliers, vendors and associated third parties (the “Confidential Information”). This Confidential Information includes, without limitation, information related to: business processes, practices, methods, policies, plans, publications, documents, research, operations, services, strategies, techniques, agreements, contracts, terms of agreements, transactions, potential transactions, negotiations, pending negotiations, know-how, trade secrets, computer programs, computer software, applications, operating systems, software design, web design, work-in-progress, databases, manuals, records, articles, systems, material, sources of material, supplier information, vendor information, financial information, results, accounting information, accounting records, legal information, marketing information, advertising information, pricing information, credit information, payroll information, staffing information, personnel information, employee lists, supplier lists, vendor lists, developments, reports, internal controls, security procedures, graphics, drawings, sketches, market studies, sales information, revenues, costs, formulae, notes, communications, customer lists and customer information of the Bank and the Company, their existing and prospective customers and business associates, or of any other person or entity that has entrusted information to the Bank and/or the Company in confidence. Employee understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used.
Ex-C-5

Employee understands and acknowledges that the development or acquisition of such Confidential Information is the result of great effort and expense by the Employer. Employee further understands and acknowledges that the Employer’s ability to reserve this Confidential Information for its exclusive knowledge and use is of great competitive importance and commercial value to the Employer and that improper use or disclosure of the Confidential Information by Employee will cause the Employer irreparable harm.
Employee understands and agrees that Confidential Information developed by Employee in the course of his employment by the Employer shall be subject to the terms and conditions of this Agreement as if the Employer furnished the same Confidential Information to Employee in the first instance. Confidential Information shall not include information that is generally available to and known by the public, provided that such disclosure to the public is through no direct or indirect fault of Employee or persons acting on Employee’s behalf.
Employee agrees that during the term of his employment with the Employer and at all times thereafter, he shall not disclose, either directly or indirectly through any other person or entity, or permit unauthorized access to, the Confidential Information or use it in a way, except on behalf of the Employer, whether or not such Confidential Information is produced by Employee’s own efforts, except as permitted by the Chief Executive Officer in advance in writing.
Employee agrees that the Employer has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Employer’s part to maintain the confidentiality of and to use such information only for certain limited purposes agreed to by such third parties. During its engagement by the Employer, and at all times thereafter, Employee shall hold all such confidential or proprietary information in the strictest confidence and shall not disclose such information to any person or entity or otherwise utilize it except as is reasonable and necessary in the course of his work for Employer and in strict accordance with any agreement between the Bank and/or Company and such third party.
During employment with the Employer, Employee will not improperly use or disclose any confidential or proprietary information or trade secrets of any former or concurrent employer or other person, and Employee will not bring onto the premises of the Employer any confidential or proprietary information or trade secrets belonging to any such employer or person unless Employee has obtained their prior written consent.
10. Non-Solicitation of Customers and Vendors.
Employee understands and acknowledges that Employer has expended and continues to expend significant time and expense in developing customer and vendor relationships, customer and vendor information and goodwill, and that because of Employee’s experience with and relationship to Employer, Employee will have access to and learn about much or all of the Bank and/or Company’s customer and vendor and prospective customer and vendor information, including, but not limited to, names, phone numbers, addresses, email addresses, and other information identifying facts and circumstances specific to the customer or vendor or prospective customer or vendor and relevant to the services provided by the Bank and/or Company. Employee understands and acknowledges that loss of customer and vendor relationships and/or goodwill and/or interference with this prospective customer or vendor relationship will cause significant and irreparable harm to Employer.
Employee agrees and covenants that during the term of Employee’s employment and for a period of twelve (12) months after the employment relationship ends, for any reason or no reason and whether employment is terminated at the option of Employee or the Employer, Employee shall not directly or indirectly through another person or entity: (a) solicit, contact, attempt to contact or meet with any person or entity who was a customer of the Bank and/or Company at any time during the term of Employee’s employment or from whom the Bank and/or Company discussed or solicited business within one hundred eighty (180) days of the date Employee’s employment with the Employer is terminated; or (b) induce or attempt to induce any customer or vendor of the Bank and/or Company during or after the term of Employee’s employment to reduce, limit or not commence doing business with the Bank and/or Company.
Ex-C-6

11. Non-Solicitation of Employees.
Employee understands and acknowledges that Employer has expended and continues to expend significant time and expense in recruiting and training its employees and that the loss of employees would cause significant and irreparable harm to the Employer. Employee agrees and covenants that during the term of Employee’s employment and for a period of twelve (12) months thereafter, Employee shall not directly or indirectly through another person or entity induce or attempt to induce any existing or future employee of the Bank and/or Company to leave the employ of the Bank and/or Company, or in any way interfere with the relationship between the Bank and/or Company and such employee, including, without limitation, inducing or attempting to induce any employee or group of employees to interfere with the business or operations of the Bank and/or Company or to solicit for hire or hire any person that is employed by the Bank and/or Company.
12. Non-Competition
Because of the Employer’s legitimate business interest as described herein and the good and valuable consideration offered to the Employee, during the term of Employee’s employment and for a period of twelve (12) months, to run consecutively, beginning on the last day of the Employee’s employment with the Employer, for any reason or no reason and whether employment is terminated at the option of the Employee or the Employer, Employee agrees and covenants not to as an officer, director, shareholder, member, owner, employee, agent, independent contractor or in any other capacity directly or indirectly consult with, be employed by, provide services to, promote, freelance for or have any interest in any bank or financial services business, firm, partnership or corporation, which competes with the Bank and/or Company in the business of providing banking and financial services anywhere within fifty (50) miles of a branch or office of the Bank. Employee agrees that the restrictions in this paragraph 12 protect legitimate business interests of the Employer and are reasonable in terms of duration, geographic scope and in all other respects. Nothing herein shall prohibit Employee from purchasing or owning less than five percent (5%) of the publicly traded securities of any corporation, provided that such ownership represents a passive investment and that the Employee is not a controlling person of, or a member of a group that controls, such corporation.
13. Return of Company Property.
Employee agrees, upon termination of his employment, promptly to deliver to the Bank all records, reports, manuals, programs, files, keys, building passes, credit cards, books, documents, computer disks or tapes, disk drives, memory sticks and/or any other property of the Bank and/or Company, including anything that was prepared by or on behalf of the Bank and/or Company or purchased with Bank and/or Company funds, and to refrain from making, retaining or distributing copies thereof. To the extent that Employee has any data belonging to the Bank and/or Company or any non-removable magnetic media owned by Employee (for example, a computer’s hard disk drive), Employee agrees that immediately upon termination he will provide the Bank with a copy of the data and then purge his computer of the data. Employee shall further furnish to the Bank an affidavit attesting to the foregoing return and destruction of the information within three days of receiving notice under this paragraph.
14. Compelled Disclosure.
Notwithstanding any other provisions herein, if Employee is requested to disclose any Confidential Information to any governmental, regulatory or other such authority with proper jurisdiction, Employee will promptly notify the Bank and permit the Bank and/or Company to seek a protective order or to take other appropriate action. Employee will also exercise his reasonable best efforts (subject to the advice of Employee’s legal counsel) to cooperate in the Bank and/or Company’s efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded the Confidential Information. If, in the absence of a protective order, Employee is, in the opinion of Employee’s legal counsel, compelled as a matter of law to disclose the Confidential Information, Employee may disclose to the party compelling disclosure only the part of the Confidential Information as is required by law to be disclosed.
Ex-C-7

15. Remedies.
Employee acknowledges that monetary damages will not be a sufficient remedy for Employee’s breach or threatened breach of paragraphs 9 through 14 of this Agreement and that a breach of these provisions by the Employee will cause irreparable harm to the Employer. As a result, Employee agrees that the Employer shall be entitled to obtain equitable relief, including injunctive relief and/or specific performance, for any such breach, without having to show proof of actual harm or posting any bond. Employee further agrees that should he violate these provisions Employer shall be entitled to cease and/or recover any payments and benefits otherwise owed or paid to Employee pursuant to paragraphs 5 and 6 of this Agreement and that Employer shall further be entitled to recover all attorneys’ fees and court costs associated with its filing and maintaining any such action against Employee.
16. At-Will Employment.
Employee acknowledges and agrees that he is an at-will employee of the Employer and that nothing in this Agreement alters his status as an at-will employee. Employee further acknowledges and understands that either party may terminate Employee’s employment at any time with or without cause and with or without prior notice, except as otherwise provided herein. Employee further acknowledges, understands and agrees that this Agreement does not constitute a promise or guaranty of employment in any position or for any period of time.
17. Assignability.
This Agreement is binding upon and shall become the legal obligation of the successors and assigns of Employer. This Agreement is not assignable by Employee.
18. Amendments and Waiver.
No provision hereof may be amended or waived except by a writing executed by both Employee and the Chief Executive Officer on behalf of the Employer. Any such waiver shall not constitute a waiver of any subsequent breach, failure or violation of the same or other provisions hereof.
19. Construction.
The Parties agree that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.
20. Entire Agreement.
This Agreement supersedes any and all prior agreements, either oral or in writing, between the parties hereto with respect to the subject matter thereof. This Agreement is void ab initio if the Merger Agreement is terminated for any reason.
21. Headings.
The headings and titles to sections in this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the heading or title of any section.
22. Governing Law and Jurisdiction.
This Agreement and the rights and obligations of the parties shall be interpreted, construed and enforced in accordance with the laws of the State of New Jersey, without reference to conflict of laws principles. All claims and actions relating to this Agreement shall be brought only in the state or federal courts of New Jersey, and the parties acknowledge and agree to the exclusive venue and personal and subject matter jurisdiction of such courts, and waive all objections thereto, including, without limitation, that of inconvenient forum. The parties further waive their right to a trial by jury to the fullest extent allowed under applicable law.
Ex-C-8

23. Severability.
Each provision of this Agreement constitutes a separate and distinct undertaking, covenant and/or provision hereof. In the event that any provision of this Agreement shall finally be determined to be unlawful and not subject to reformation, such provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.
AGREED AND ACCEPTED:

Donald J. Haake
On Behalf of SB OneBancorp
By:

Anthony Labozzetta
President and Chief Executive Officer
On Behalf of SB One Bank
By:

Anthony Labozzetta
President and Chief Executive Officer
Ex-C-9

ANNEX B — OPINION OF FINPRO CAPITAL ADVISORS, INC.
June 19, 2018

Board of Directors
Enterprise Bank, N.J.
490 Kenilworth Boulevard
Kenilworth, NJ 07033
Dear Board Members:
You have requested our written opinion, as to the fairness, from a financial point of view to Enterprise Bank, N.J. (“ENBN”) stockholders, of the consideration as proposed in the Agreement and Plan of Merger (the “Agreement”) by and among SB One Bancorp (“SBBX”) and ENBN, pursuant to which ENBN will merge into SB One Bank, the wholly owned subsidiary of SBBX.
Under the terms of the agreement, each share of ENBN will be entitled to receive 0.4538 shares of SBBX common stock. 100% of the consideration is payable in SBBX stock. ENBN’s in-the-money option holders will receive cash for the positive difference between $13.75 per share and the option exercise price.
FinPro Capital Advisors, Inc. (“FCA”), member FINRA/SIPC, is a broker/dealer and an investment banking firm that provides valuation and merger advisory services to the bank and thrift industry, including appraisals and valuations of bank and thrift institutions and their securities in connection with mergers, acquisitions and other securities transactions. FCA has knowledge of and experience with the Mid-Atlantic bank and thrift market and financial institutions operating in the Mid-Atlantic region. ENBN’s Board chose FCA because of its expertise, experience and familiarity with the bank and thrift industry.
ENBN engaged FCA to advise the Board of Directors of ENBN in connection with its merger and acquisition activities and to provide its opinion as to the fairness, from a financial point of view, of the consideration as defined in the Agreement. FCA acted as sole financial advisor to ENBN in connection with the merger and will receive total advisory fees equal to 1.00% of aggregate deal value, or approximately $483 thousand, a portion of which is contingent upon the consummation of the merger. Additionally, ENBN has agreed to reimburse FCA for its out-of-pocket expenses and has agreed to indemnify FCA and certain related persons against certain liabilities possibly incurred in connection with the services performed.
Prior to this engagement, FCA has not provided investment banking services to ENBN for which it received a fee within the past two years. FinPro, Inc. (“FinPro”), FCA’s parent organization, has provided consulting partnership services to ENBN within the past two years. The amount of compensation received from ENBN for these services is not, and has not been, material to FinPro’s annual gross revenue. FinPro has provided commercial real estate stress testing services to SBBX within the past two years. The amount of compensation received from SBBX for these services is not, and has not been, material to FinPro’s annual gross revenue. FCA has not provided investment banking services to SBBX within the past two years. No material relationship exists between FCA or FinPro, and all parties to the transaction.
In connection with its opinion, FCA reviewed and considered, among other things:
•
The Merger Agreement;

•
The most recent year-end audited and quarter-end financial statements for each of ENBN and SBBX;

158 Route 206 • Gladstone, NJ 07934 • Tel: 908.234.9398 • www.finprocapitaladvisors.com
FinPro Capital Advisors, Inc. (Member FINRA/SIPC) is a wholly owned subsidiary of FinPro, Inc.
B-1

Fairness Opinion as of June 19, 2018	Page: 2
•
Certain other public and non-public information regarding each of ENBN and SBXX including internal financial forecasts, regarding the financial results and the condition of ENBN and SBBX;

•
The trading and merger market for bank stocks;

•
Acquisition multiples of comparable institutions;

•
The potential investment value of ENBN’s shares;

•
Relative contribution of each entity to the pro forma combined institution; and

•
The pro forma financial impact of the transaction.

FCA considered financial studies, analyses and investigations, and economic and market information that FCA deemed relevant. FCA had discussions with the management of ENBN regarding its financial results. FCA considered certain financial data of ENBN and compared that data to other banks, thrifts and their holding companies that were recently merged or acquired. Additionally, FCA considered a range of potential investment values for ENBN’s shares on a present value basis assuming the successful execution of their strategic plan.
FCA also considered the potential pro forma financial impact of the acquisition and considered the financial terms of the business combination involving these banks and the potential future benefit to ENBN stockholders. FCA analyzed the value of SBBX utilizing a trading valuation comparable approach to assess SBBX’s value in the exchange. FCA conducted reverse due diligence on SBBX and conducted interviews of the management of SBBX regarding its financial results. Based upon reverse due diligence and the analysis conducted, FCA determined that the value of SBBX stock falls within an acceptable range.
FCA did not independently verify the financial data provided by or on behalf of ENBN or SBBX, and relied upon and assumed the accuracy and completeness of the data provided.
FCA expresses no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the transaction relative to the consideration to be paid to ENBN stockholders in the transaction or with respect to the fairness of any such compensation.
The issuance of this opinion has been approved by FCA’s Fairness Opinion Committee.
In reaching this opinion, FCA took into consideration the financial benefits of the proposed transaction to ENBN stockholders. Based on all factors deemed relevant and assuming the accuracy and completeness of the information and data provided by ENBN and SBBX, it is FCA’s opinion as of this date, the merger consideration being offered by SBBX is fair, from a financial point of view, to ENBN’s stockholders.
Respectfully Submitted,
FinPro Capital Advisors, Inc.
Gladstone, New Jersey

B-2

ANNEX C — NEW JERSEY BANKING ACT CONCERNING DISSENTERS’ RIGHTS
17:9A-140.   Rights of dissenting stockholders; settlement by agreement
A.
A stockholder who

(1)
is entitled to vote at the meeting of stockholders prescribed by section 137; and who

(2)
serves a written notice of dissent from the merger agreement, in the manner, at the place, and within the time prescribed in subsections B and C of this section; and who

(3)
does not vote to approve the merger agreement at the meeting prescribed by section 137, or at any adjournment thereof,

may, within thirty days after the filing of the agreement in the department as provided by section 137, serve a demand upon the receiving bank at its principal office, for the payment to him of the value of his shares of stock. The receiving bank may, within ten days after the receipt of such demand, offer to pay the stockholder a sum for his shares, which, in the opinion of the board of directors of the receiving bank, does not exceed the amount which would be paid upon such shares if the business and assets of the bank whose stock such stockholder holds were liquidated on the day of the filing of the agreement pursuant to section 137.
B.
Service of the notice of dissent prescribed by paragraph (2) of subsection A of this section shall be made at the principal office of the bank whose stock is held by the dissenting stockholder, and shall be made not later than the third day prior to the day fixed for the meeting of the stockholders of such bank pursuant to section 137.

C.
Service of the notice of dissent and of the demand for payment prescribed by this section may be made by registered mail or personally by the dissenting stockholder or his agent.

17:9A-141.   Appointment of appraisers
If a stockholder fails to accept the sum offered for his shares pursuant to section one hundred forty, he may, within three weeks after the receipt by him of the bank’s offer of payment, or, if no offer is made by the bank, within three weeks after the date upon which his demand was served upon the bank as specified in section one hundred forty, institute an action in the Superior Court for the appointment of a board of three appraisers to determine the value of his shares of stock as of the day of the filing of the merger agreement pursuant to section one hundred thirty-seven. The court may proceed in the action in a summary manner or otherwise. Any other stockholder who has the right to institute a similar action may intervene. The court shall, in respect to any one bank, appoint a single board of three appraisers to determine the value of the shares of all stockholders of such bank who are parties to such action.
17:9A-142.   Duties of appraisers; report; objections; compensation; vacancies
A.
The appraisers shall be sworn to the faithful discharge of their duties. They shall meet at such place or places, and shall give such notice of their meetings as the court may prescribe. The bank and each stockholder who is a party to the action instituted pursuant to section one hundred forty-one, may be represented by attorneys in the proceedings before such appraisers, and may present such evidence to them as shall be material to the issue. The determination of any two of the appraisers shall control. Upon the conclusion of their deliberations, the appraisers shall file in the Superior Court a report and appraisal of the value of the shares of stock, and shall mail a copy thereof to the bank and to each stockholder who is a party to said action.

B.
The bank and each stockholder who is a party to said action shall have ten days after the filing of the report and appraisal within which to object thereto in the Superior Court. In the absence of any objections, the report and appraisal shall be binding upon the bank and upon such stockholders, and the bank shall pay each such stockholder the value of his shares, as reported by the appraisers, with interest from the date of the filing of the merger agreement pursuant to section one hundred thirty-seven, at such rate, not in excess of the legal rate, as shall be fixed by the appraisers. If objections are made, the court shall make such order or judgment thereon as shall be just.

C-1

C.
The Superior Court shall fix the compensation of the appraisers, which shall be paid by the bank, and shall be vested with full jurisdiction over all matters arising out of an action instituted pursuant to section one hundred forty-one. In the case of a vacancy in the board of appraisers, the Superior Court shall, on its own motion, or upon motion of a stockholder, or of the receiving bank, fill such vacancy.

17:9A-143.   Assignment of stock to bank
Upon payment by the bank of the value of shares of stock pursuant to this article, the holder thereof shall assign such shares to the bank.
17:9A-144.   Effect of stockholder’s failure to act
A stockholder who fails to act pursuant to sections 140 or 141 shall be forever barred from bringing any action to enforce his right to be paid the value of his shares in lieu of continuing his status as a stockholder in the receiving bank.
17:9A-145.   Obligation of bank to pay stockholder
An offer by the bank and an acceptance thereof by the stockholder pursuant to section 140 and the determination of value upon proceedings brought pursuant to sections 141 and 142 shall constitute a debt of the receiving bank for the recovery of which an action will lie.
C-2

ENTERPRISE BANK N.J.
AND SUBSIDIARY
Consolidated Financial Statements
December 31, 2017 and 2016

ENTERPRISE BANK N.J.
AND SUBSIDIARY
F-ii

Independent Auditors’ Report
Stockholders and Board of Directors
Enterprise Bank NJ and Subsidiary
We have audited the accompanying consolidated financial statements of Enterprise Bank NJ and Subsidiary, which comprise the consolidated balance sheet as of December 31, 2017 and 2016 and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.
Management’s Responsibility for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Enterprise Bank NJ and Subsidiary as of December 31, 2017 and 2016, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.
Iselin, New Jersey
March 1, 2018

ENTERPRISE BANK N.J. AND SUBSIDIARY
Consolidated Balance Sheet
As of December 31, 2017 and 2016
(In thousands except share and per share data)
	2017	2016
Assets
Cash and amounts due from depository institutions	$4,842	$9,069
Interest bearing deposits	5,304	5,770
Cash and cash equivalents	10,146	14,839
Securities available for sale, amortized cost of $2,452 (2017) and $3,224 (2016)	2,531	3,335
Securities held to maturity, fair value of $499 (2017) and $625 (2016)	489	609
Loans receivable, net of allowance for loan losses of $2,571 (2017) and $2,322 (2016)	214,918	186,067
Premises and equipment, net	551	654
Restricted equity securities	1,135	1,014
Interest receivable	765	633
Foreclosed assets	1,250	1,250
Deferred income tax asset, net	986	1,152
Other assets	145	355
Total assets	$232,916	$209,908
Liabilities and Stockholders’ Equity
Liabilities
Deposits:
Non-interest bearing	$29,931	$21,981
Interest-bearing	152,480	142,004
Total deposits	182,411	163,985
Short-term borrowings	—	1,000
Long-term borrowings	20,140	16,875
Other liabilities	752	500
Total liabilities	203,303	182,360
Stockholders’ Equity
Preferred stock, no par value; 1,000,000 shares authorized, none issued and outstanding	—
Common stock, $5 par value; 10,000,000 shares authorized; 3,268,411 (2017) and 3,197,811 (2016) shares issued and outstanding	16,342	15,989
Paid-in capital	8,078	7,948
Retained earnings	5,137	3,545
Accumulated other comprehensive income	56	66
Total stockholders’ equity	29,613	27,548
Total liabilities and stockholders’ equity	$232,916	$209,908

See accompanying notes to consolidated financial statements.

ENTERPRISE BANK N.J. AND SUBSIDIARY
Consolidated Statement of Income
For the Years ended As of December 31, 2017 and 2016
(In thousands except share and per share data)
	2017	2016
Interest Income
Loans	$9,988	$9,085
Securities	152	162
Other interest-earning assets	74	24
Total interest income	10,214	9,271
Interest Expense
Deposits:
Demand	198	250
Savings	110	69
Certificates of deposit	1,319	1,115
Borrowings	195	159
Total interest expense	1,822	1,593
Net interest income	8,392	7,678
Provision for Loan Losses	249	240
Net interest income after provision for loan losses	8,143	7,438
Non-Interest Income
Fees and service charges	408	434
Other	2	2
Total non-interest income	410	436
Non-Interest Expenses
Salaries and employee benefits	2,764	2,696
Occupancy, expense of premises	367	309
Equipment	716	631
FDIC insurance	67	97
Professional fees	270	259
Other	824	647
Total non-interest expenses	5,008	4,639
Income before income tax expense	3,545	3,235
Income Tax Expense	1,953	1,306
Net income	$1,592	$1,929
Net Income Per Common Share
Basic	$0.49	$0.61
Diluted	$0.46	$0.58
Weighted Average Number of Shares Outstanding
Basic	3,259,493	3,162,838
Diluted	3,456,504	3,345,940

See accompanying notes to consolidated financial statements.

ENTERPRISE BANK N.J. AND SUBSIDIARY
Consolidated Statement of Comprehensive Income
For the Years Ended December 31, 2017 and 2016
(In thousands)
	2017	2016
Net Income	$1,592	$1,929
Other Comprehensive Loss
Change in net unrealized gain on securities available for sale, net of tax $22 (2017) and $21 (2016)(a)	(10)	(31)
Other comprehensive loss, net of tax	(10)	(31)
Comprehensive income	$1,582	$1,898

(a)
Tax effect of unrealized holding gains (losses) are included as a part of deferred tax assets.

See accompanying notes to consolidated financial statements.

ENTERPRISE BANK N.J. AND SUBSIDIARY
Consolidated Statement of Stockholders’ Equity
For the Years Ended December 31, 2017 and 2016
(In thousands except share data)
	Preferred Stock	Common Stock	Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total
Balance at December 31, 2015	$—	$15,739	$7,670	$1,616	$97	$25,122
Net income	—	—	—	1,929	—	1,929
Other comprehensive loss	—	—	—	—	(31)	(31)
Exercise of stock options (50,000 shares)	—	250	125	—	—	375
Stock-based compensation	—	—	153	—	—	153
Balance at December 31, 2016	—	15,989	7,948	3,545	66	27,548
Net income	—	—	—	1,592	—	1,592
Other comprehensive loss	—	—	—	—	(10)	(10)
Exercise of stock options (70,800 shares)	—	354	66	—	—	420
Stock-based compensation	—	(1)	64	—	—	63
Balance at December 31, 2017	$—	$16,342	$8,078	$5,137	$56	$29,613

See accompanying notes to consolidated financial statements.

ENTERPRISE BANK N.J. AND SUBSIDIARY
Consolidated Statement of Cash Flows
For the Years Ended December 31, 2017 and 2016
(In thousands)
	2017	2016
Cash Flows from Operating Activities
Net income	$1,592	$1,929
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of premises and equipment	154	112
Accretion of deferred loan fees, premiums and discounts, net	(205)	(146)
Provision for loan losses	249	240
Stock-based compensation expense	63	153
Deferred income taxes	188	29
Increase in interest receivable	(132)	(9)
Decrease (increase) in other assets	210	(150)
Increase in interest payable	24	6
Increase (decrease) in other liabilities	228	(60)
Net cash provided by operating activities	2,371	2,104
Cash Flows from Investing Activities
Proceeds from calls and repayments of securities available for sale	756	874
Proceeds from repayments of securities held to maturity	118	663
Net change in loans receivable	(28,877)	(9,520)
Purchases of restricted equity securities	(590)	(482)
Redemption of restricted equity securities	469	1,034
Purchases of premises and equipment	(51)	(420)
Proceeds from disposal of premises and equipment	—	—
Net cash used in investing activities	(28,175)	(7,851)
Cash Flows from Financing Activities
Net increase in deposits	18,426	12,252
Proceeds from issuance of common stock	420	375
(Repayments) proceeds from short-term borrowings	(1,000)	1,000
Proceeds from long-term borrowings	12,840	10,400
Repayments of long-term borrowings	(9,575)	(8,925)
Net cash provided by financing activities	21,111	15,102
Net (decrease) increase in cash and cash equivalents	(4,693)	9,355
Cash and Cash Equivalents, Beginning	14,839	5,484
Cash and Cash Equivalents, Ending	$10,146	$14,839
Supplementary Cash Flows Information
Interest paid	$1,798	$1,587
Income taxes paid	$1,535	$1,371

See accompanying notes to consolidated financial statements.

ENTERPRISE BANK N.J. AND SUBSIDIARY

Notes to Consolidated Financial Statements
December 31, 2017 and 2016
1.   Organization
Enterprise Bank (“Enterprise”) was chartered in the State of New Jersey and commenced operations on August 19, 2002. During 2005, Enterprise filed an application with the Office of the Comptroller of the Currency (“OCC”) for a conversion to a national charter. On January 2, 2006, Enterprise Bank was approved for a national charter and was renamed Enterprise National Bank N.J. During 2015, Enterprise filed an application with the State of New Jersey to return to a State Chartered Commercial bank. On December 18, 2015, Enterprise Bank was approved by the State of New Jersey to operate as a State Chartered Commercial Bank and was renamed Enterprise Bank NJ (the “Bank”). The primary business of the Bank is to provide deposit and lending services for individuals, small to medium-sized businesses and professional practices in our market area.
490 Boulevard Realty (“490 Blvd”) was organized in 2010. The primary business of 490 Blvd, a 100% owned subsidiary of the Bank, is to hold and manage foreclosed real estate.
As a community bank, the Bank’s (which includes 490 Blvd described above) emphasis includes providing a broad range of financial products and services. The Bank offers the traditional range of retail and commercial banking services to its customers, including checking accounts, savings accounts, certificates of deposit, installment loans, commercial loans and automated teller services. Through our affiliation with various mortgage companies, a broad array of residential mortgage alternatives are available to our customers. The retail banking services offered by the Bank are designed to provide deposit and loan products that meet our customers’ needs.
2.   Summary of Significant Accounting Policies
Basis of Financial Statement Presentation
The consolidated financial statements include the accounts of the Bank and its wholly-owned subsidiary and have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). All intercompany accounts and transactions have been eliminated in consolidation.
Use of Estimates
In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period then ended. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change relate to the evaluation of other-than-temporary impairment of securities, the determination of the allowance for loan losses and the amount of deferred tax assets which are more-likely-than-not to be realized. Management believes that the other-than-temporary impairment of securities and the allowance for loan losses are adequate and that deferred taxes are properly recognized. While management uses available information to recognize losses on loans, future additions to the allowance for loan losses may be necessary based on changes in economic conditions in the market area. The assessment of the amount of deferred taxes more-likely-than-not to be realized is based upon projected future taxable income, which is subject to continual revisions for updated information.
In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on their judgments about information available to them at the time of their examination.

ENTERPRISE BANK N.J. AND SUBSIDIARY

Notes to Consolidated Financial Statements
December 31, 2017 and 2016

Subsequent Events
The Bank has evaluated subsequent events for recognition or disclosure through March 1, 2018, the date these consolidated financial statements were available to be issued, and there were no such items requiring either recognition or disclosure.
Cash and Cash Equivalents and Presentation of Cash Flows
For purposes of reporting cash flows, cash and cash equivalents include cash and amounts due from depository institutions, interest-bearing deposits in other banks having original maturities of three months or less and federal funds sold. Generally, federal funds sold are sold for one-day periods.
Securities Available for Sale and Held to Maturity
Investments in debt securities that the Bank has the positive intent and ability to hold to maturity are classified as held to maturity securities and reported at amortized cost. Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized holding gains and losses included in earnings. The Bank did not own any trading securities at December 31, 2017 or 2016. Debt and equity securities not classified as trading securities nor as held to maturity securities are classified as available for sale securities and reported at fair value, with unrealized holding gains or losses, net of applicable deferred income taxes, reported in the accumulated other comprehensive income component of stockholders’ equity.
If the fair value of a security is less than its amortized cost, the security is deemed to be impaired. Management evaluates all securities with unrealized losses quarterly to determine if such impairments are “temporary” or “other-than-temporary” in accordance with ASC Topic 320, Investments — Debt and Equity Securities. Accordingly, temporary impairments are accounted for based upon the classification of the related securities as either available for sale or held to maturity. Temporary impairments on available for sale securities are recognized, on a tax-effected basis, through Other Comprehensive Income (“OCI”) with offsetting entries adjusting the carrying value of the securities and the balance of deferred taxes. Conversely, the carrying values of held to maturity securities are not adjusted for temporary impairments, although information concerning the amount and duration of temporary impairments on held to maturity securities is disclosed in the notes to the consolidated financial statements.
Other-than-temporary impairments are accounted for based upon several considerations. First, other-than-temporary impairments on debt securities that the Bank has decided to sell as of the close of a fiscal period, or will, more-likely-than-not, be required to sell prior to the full recovery of fair value to a level equal to or exceeding amortized cost, are recognized in earnings. If neither of these conditions regarding the likelihood of the sale of debt securities is applicable, then the other-than-temporary impairment is bifurcated into credit-related and noncredit-related components. A credit-related impairment generally represents the amount by which the present value of the cash flows that are expected to be collected on a debt security fall below its amortized cost. The noncredit-related component represents the remaining portion of the impairment not otherwise designated as credit-related. Credit-related, other-than-temporary impairments are recognized in earnings and noncredit-related, other-than-temporary impairments are recognized in OCI.
Premiums and discounts on all securities are amortized/accreted to maturity using the interest method. Interest and dividend income on securities, which includes amortization of premiums and accretion of discounts, is recognized in the consolidated financial statements when earned. Gains or losses on sales are recognized based on the specific identification method.
Loans Receivable
Loans are stated at unpaid principal balances outstanding adjusted for deferred loan fees and costs and reduced by the allowance for loan losses. Interest on loans is credited to operations based upon the principal

ENTERPRISE BANK N.J. AND SUBSIDIARY

Notes to Consolidated Financial Statements
December 31, 2017 and 2016

amount outstanding. Loan fees and certain direct loan origination costs are deferred and the net fees and costs are recognized in interest income over the lives of the respective loans as an adjustment to yield.
The accrual of interest on loans is generally discontinued when a loan becomes 90 days past due as to principal or interest or when other circumstances indicate that collection is questionable, unless the loan is well secured and in the process of collection. Income on non-accrual loans, including impaired loans, is recognized only in the period in which it is collected, and only if management determines that the loan principal is fully collectible. Loans are returned to an accrual status when a loan is brought current as to principal and interest and reasons indicating doubtful collection no longer exist.
Allowance for Loan Losses
The allowance for loan losses is established through provisions charged against income and by recoveries, if any, on previously charged-off loans and reduced by charge-offs on loans which are determined to be a loss in accordance with Bank policy.
The allowance for loan losses is maintained at a level considered adequate to absorb loan losses. Management of the Bank, in determining the allowance for loan losses, considers the risks inherent in its loan portfolio and changes in the nature and volume of its loan activities, along with the general economic and real estate market conditions. The Bank utilizes a two tier approach: (1) identification of impaired loans and establishment of specific loss allowances on such loans; and (2) establishment of general valuation allowances on the remainder of its loan portfolio. The Bank maintains a loan review system which allows for a periodic review of its loan portfolio and the early identification of potentially impaired loans.
Such a system takes into consideration, among other things, delinquency status, size of loans, types and value of collateral and financial condition of the borrowers. Specific loan loss allowances are established for identified loans based on a review of such information and/or appraisals of the underlying collateral. General loan loss allowances are based upon a combination of factors including, but not limited to, actual loan loss experience, composition of the loan portfolio, current economic conditions and management’s judgment. Although management believes that adequate specific and general allowances for loan losses are established, actual losses are dependent upon future events and, as such, further additions to the level of specific and general loan loss allowances may be necessary.
Impaired loans are measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate, or as a practical expedient, at the loan’s observable market price or the fair value of the collateral if the loan is collateral dependent. A loan evaluated for impairment is deemed to be impaired when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. Conforming residential mortgage loans, home equity and second mortgages, and loans to individuals are excluded from the definition of impaired loans as they are characterized as smaller balance, homogeneous loans and are collectively evaluated. All loans identified as impaired are evaluated individually. The Bank does not aggregate such loans for evaluation purposes. Payments received on impaired loans are typically applied first to accrued interest receivable and then to principal on those loans where the Bank expects to collect all principal and interest due on the loan. If payment in full is in doubt, all payments are applied to reduce the principal balance.
A loan is categorized as a troubled debt restructure (“TDR”) if a concession to contractual terms is granted to the borrower due to deterioration in the financial condition of the borrower. In situations where, for economic or legal reasons related to the borrower’s financial difficulties, management may grant a concession for other than an insignificant period of time to the borrower that would not otherwise be considered, the related loan is classified as a TDR. Management strives to identify borrowers in financial difficulty early and work with them to modify to more affordable terms before their loan reaches

ENTERPRISE BANK N.J. AND SUBSIDIARY

Notes to Consolidated Financial Statements
December 31, 2017 and 2016

nonaccrual status. These modified terms may be rate reductions, principal forgiveness, payment forbearance and other actions intended to minimize the economic loss and to avoid foreclosure or repossession of the collateral. In cases where borrowers are granted new terms that provide for a reduction of either interest or principal, management measures any impairment on the restructuring as noted above for impaired loans. Generally, a nonaccrual loan that is restructured remains on nonaccrual until the obligation is brought current and has performed for a period of time to demonstrate that the borrower can meet the restructured terms. If the borrower’s ability to meet the revised payment schedule is uncertain, the loan remains classified as a nonaccrual loan. TDR’s are considered impaired loans for purposes of calculating the Bank’s allowance for loan loss until they are ultimately repaid in full or foreclosed and sold.
In addition, Federal regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowance for loan losses and may require the Bank to recognize additions to the allowance based on their judgments about information available to them at the time of their examination, which may not be currently available to management. Based on management’s comprehensive analysis of the loan portfolio, management believes the current level of the allowance for loan losses is adequate.
Concentration of Credit Risk
Financial instruments which potentially subject the Bank to concentrations of credit risk consist of cash and cash equivalents, securities and loans. Cash and cash equivalents include amounts placed with highly rated financial institutions. Securities include securities backed by the U.S. Government and other highly rated instruments. The Bank’s lending activity is primarily concentrated in loans collateralized by real estate in the State of New Jersey. As a result, credit risk is broadly dependent on the real estate market and general economic conditions in the state.
Premises and Equipment
Leasehold improvements and furniture, fixtures and equipment are carried at cost, less accumulated depreciation and amortization. Significant renovations and additions are charged to the premises and equipment account. Maintenance and repairs are charged to expense in the period incurred. Gains or losses on disposal of premises and equipment are included in other non-interest expenses. Depreciation and amortization charges are computed on the straight-line method over the following estimated useful lives:
Years
Leasehold improvements	Shorter of useful life or term of lease
Furniture, fixtures and equipment	3 – 10
Restricted Equity Securities
Federal law requires a member institution of the Federal Reserve Bank (“FRB”) and the Federal Home Loan Bank (“FHLB”) systems to hold restricted stock of these institutions according to a predetermined formula. Atlantic Community Banker’s Bank (“ACBB”) also requires members of their system to hold restricted stock of ACBB. The restricted stock is carried at cost. In 2016, the Bank was considered a nonmember institution of the FRB, as a result of conversion to a state charter, and therefore redeemed the stock previously required to be held.
Management evaluates the restricted equity securities for impairment. Management’s determination of whether these investments are impaired is based on their assessment of the ultimate recoverability of their cost rather than by recognizing temporary declines in value. The determination of whether a decline affects the ultimate recoverability of their cost is influenced by criteria such as (1) the significance of the decline in net assets of the FHLB or ACBB as compared to the capital stock amounts and the length of time this decline has persisted, (2) commitments by the FHLB or ACBB to make payments required by law or

ENTERPRISE BANK N.J. AND SUBSIDIARY

Notes to Consolidated Financial Statements
December 31, 2017 and 2016

regulation and the level of such payments in relation to the operating performance of the FHLB or ACBB, and (3) the impact of legislative and regulatory changes on institutions and, accordingly, on the customer base of the FHLB or ACBB. Management has concluded that these investments are not other-than-temporarily impaired at December 31, 2017 and 2016, respectively.
Foreclosed Assets
Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value less cost to sell at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in non-interest expense. Costs to maintain the foreclosed assets are included in non-interest expenses. Any gain or loss realized upon the sale of foreclosed assets is included in non-interest income. During the years ended December 31, 2017 and 2016, there were no write-downs of foreclosed assets.
Interest-Rate Risk
The Bank is principally engaged in the business of attracting deposits from the general public and using these deposits, together with other funds, to make loans secured by real estate and to purchase securities. The potential for interest-rate risk exists as a result of the difference in duration of the Bank’s interest-sensitive liabilities compared to its interest-sensitive assets. For this reason, management regularly monitors the maturity structure of the Bank’s interest-earning assets and interest-bearing liabilities in order to measure its level of interest-rate risk and to plan for future volatility.
Stock-based Compensation
Stock compensation accounting guidance (FASB ASC Topic 718, Compensation — Stock Compensation) requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the grant date fair value of the equity or liability instruments issued. The stock compensation accounting guidance covers a wide range of share-based compensation arrangements, including stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans.
The stock compensation accounting guidance requires that compensation cost for all stock awards be calculated and recognized over the requisite service period, generally defined as the vesting period. For awards with graded-vesting, compensation cost is recognized on a straight-line basis over the requisite service period for the entire award. A Black-Scholes model is used to estimate the fair value of stock options.
Advertising Costs
The Bank follows the policy of charging the costs of advertising to expense as incurred. During the years ended December 31, 2017 and 2016, the Bank recorded $20,000 and $21,000, respectively, of advertising expense.
Off-Balance Sheet Financial Instruments
In the ordinary course of business, the Bank has entered into off-balance sheet financial instruments consisting of commitments to extend credit. Such financial instruments are recorded in the consolidated balance sheet when they are funded.

ENTERPRISE BANK N.J. AND SUBSIDIARY

Notes to Consolidated Financial Statements
December 31, 2017 and 2016

Transfers of Financial Assets
Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturities.
Income Taxes
The Bank and 490 Blvd file consolidated Federal income tax returns. Federal income taxes are allocated to each entity based on their respective contributions to the taxable income of the consolidated income tax returns. Separate state income tax returns are filed by the Bank and 490 Blvd on an unconsolidated basis.
Federal and state income taxes have been provided on the basis of reported income or loss. The amounts reflected on the tax returns differ from these provisions due principally to temporary differences in the reporting of certain items for financial reporting and income tax reporting purposes. The tax effect of these temporary differences is accounted for as deferred taxes applicable to future periods. Deferred income tax expense or benefit is determined by recognizing deferred tax assets and liabilities for the estimated future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in earnings in the period that includes the enactment date. The realization of deferred tax assets is assessed and a valuation allowance provided for the full amount which is not more-likely-than-not to be realized.
We account for uncertainty in income taxes recognized in the financial statements in accordance with ASC Topic 740, Income Taxes, which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. As a result of our evaluation, no significant income tax uncertainties have been identified. Our policy is to recognize interest and penalties on unrecognized tax benefits in income taxes expense in the consolidated statement of income. We did not recognize any interest and penalties for the years ended December 31, 2017 and 2016.
On December 22, 2017, H.R.1, “An Act to Provide for Reconciliation Pursuant to Titles II and V of the Concurrent Resolution on the Budget for Fiscal Year 2018” (the “Act”), was enacted by the U.S. federal government. The Act provides for significant changes to corporate taxation including the decrease of the corporate tax rate to 21%. The Company has accounted for the material impacts of the Act by remeasuring its deferred tax assets/(liabilities) at the 21% enacted tax rate.
Deferred tax liabilities related to available for sale securities gains that were remeasured due to the Act resulted in a stranded tax effect within Accumulated Other Comprehensive Income (“AOCI”). This is due to the effect of the tax rate change being recorded through continuing operations as required under Accounting Standards Codification 740. On February 14, 2018, Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update 2018-02, Income Statement — Reporting Comprehensive Income (Topic 220) — Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income (“ASU 2018-02”), which allows for the reclassification of the stranded tax effects as a result of the Act from AOCI to retained earnings and requires certain other disclosures. The Company chose to early adopt the provisions of ASU 2018-02. There were no material stranded tax affects reclassified from retained earnings to AOCI as a result of the Act.

ENTERPRISE BANK N.J. AND SUBSIDIARY

Notes to Consolidated Financial Statements
December 31, 2017 and 2016

Employee Benefit Plan
The Bank has a 401(k) Plan (the “Plan”) for employees. All employees are eligible to participate on the first day of the month following the date of employment. The employees may contribute up to the maximum percentage allowable by law of their compensation to the Plan. Bank contributions to the Plan are discretionary. The Bank’s contributions to the Plan for each of the years ended December 31, 2017 and 2016 were $41,000 and $40,000, respectively.
Net Income per Common Share
Basic net income per common share was computed by dividing net income for the year by the weighted average number of shares of common stock outstanding adjusted for unvested restricted stock awards. Diluted net income per common share reflects the potential dilution that could occur if securities or other contracts to issue common stock, such as unvested restricted stock awards and outstanding stock options, were exercised or converted into common stock of the Bank. Diluted net income per common share is calculated by adjusting the weighted average number of shares of common stock outstanding to include the effect of contracts or securities exercisable or which could be converted into common stock, if dilutive, using the treasury stock method. For the years ended December 31, 2017 and 2016, the average number of options that were anti-dilutive totaled $0.
	2017	2016
	(In Thousands, except per share data)
Net income	$1,592	$1,929
Basic weighted average of common shares outstanding	3,259,493	3,162,838
Effect of dilutive securities, Stock options	197,011	183,102
Diluted weighted average of common shares outstanding	$3,456,504	$3,345,940
Net income per common share:
Basic	$0.49	$0.61
Diluted	$0.46	$0.58

Other Comprehensive Income (Loss)
Accounting principles generally require that recognized revenues, expenses, gains and losses be included in net income. Although certain changes of assets and liabilities, such as unrealized gains and losses on securities available-for-sale, are reported as a separate component of the equity section of the Consolidated Balance Sheet, such items, along with net income, are components of comprehensive income (loss).
3.   Related Party Transactions
The Bank entered into a lease agreement on January 13, 2005 with a company owned by a Director of the Bank. The rental property is being used for the retail branch in Edison. The lease was for a ten-year term and was renewed for an additional five-year term. Rental expense for the years ended December 31, 2017 and 2016 was $100,000 and $99,000, respectively. The Bank also entered into lease agreement on September 1, 2010 with a company partly owned by a Director of the Bank. The rental property is being used for the retail branch in Bloomfield. The lease is for a ten-year term. Rental expense for the years ended December 31, 2017 and 2016 was $64,000 and $64,000, respectively.

ENTERPRISE BANK N.J. AND SUBSIDIARY

Notes to Consolidated Financial Statements
December 31, 2017 and 2016

The Bank grants loans to its officers and directors and to their associates. Such loans totaled approximately $4,133,000 and $3,913,000 for December 31, 2017 and 2016, respectively, and were subject to the same terms offered to unrelated borrowers. During the year ended December 31, 2017, there was one new loan originated, with a total exposure of  $1,485,000 of which $585,000 was advanced in 2017, advances on existing credits totaled approximately $1,575,000 and repayments totaled approximately $1,940,000. The officers and directors also had deposits with the Bank totaling $14,209,355 and $14,773,814 at December 31, 2017 and 2016, respectively.
4.   Securities Available for Sale
The amortized cost and fair value of securities available-for-sale with gross unrealized gains and losses are as follows at December 31, 2017 and 2016:
	2017
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(In Thousands)
Collateralized mortgage obligations	$68	$2	$—	$70
Mortgage backed securities	2,384	78	(1)	2,461
	$2,452	$80	$(1)	$2,531

	2016
Collateralized mortgage obligations	$89	$3	$—	$92
Mortgage backed securities	3,135	110	(2)	3,243
	$3,224	$113	$(2)	$3,335

The amortized cost and carrying value of debt securities available for sale at December 31, 2017, by contractual maturity, are shown below. Expected maturities on debt securities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.
	Amortized Cost	Fair Value
	(In Thousands)
Due within one year	$—	$—
Due after one year through five years	—	—
Due after five years through ten years	70	74
Due after ten years	2,382	2,457
Total	$2,452	$2,531

There were no sales of securities available for sale during the years ended December 31, 2017 and 2016.
At December 31, 2017 and 2016, securities available for sale with aggregate carrying values of approximately $53,000 and $65,000, respectively, were pledged to the State of New Jersey to secure possible public funds on deposit. $0 pledged to secure borrowings per Note 10.

ENTERPRISE BANK N.J. AND SUBSIDIARY

Notes to Consolidated Financial Statements
December 31, 2017 and 2016

The age of gross unrealized losses at December 31, 2017 and 2016 and the fair value of related securities available for sale are as follows:
	2017
	Less than 12 Months		12 Months or More		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
	(In Thousands)
Available for sale:
Mortgage-backed securities	$48	$—	$42	$(1)	$90	$(1)
	$48	$—	$42	$(1)	$90	$(1)

	2016
Available for sale:
Mortgage-backed securities	$108	$(1)	$44	$(1)	$152	$(2)
	$108	$(1)	$44	$(1)	$152	$(2)

Management does not believe that any individual unrealized loss at December 31, 2017 represents other-than-temporary impairment. Management believes that all unrealized losses are due to changes in interest rates rather than any credit related issues on the securities. Management has not decided to sell these securities and has concluded that it is unlikely they would be required to sell these securities prior to the anticipated recovery of the unrealized losses.
5.   Securities Held to Maturity
The carrying value of securities held to maturity with gross unrealized gains and losses are as follows at December 31, 2017 and 2016:
	2017
	Carrying Value	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(In Thousands)
Held to maturity:
Collateralized mortgage obligations	$9	$—	$—	$9
Mortgage-backed securities	480	12	(2)	490
	$489	$12	$(2)	$499

	2016
Held to maturity:
Collateralized mortgage obligations	$11	$—	$—	$11
Mortgage-backed securities	598	18	(2)	614
	$609	$18	$(2)	$625

ENTERPRISE BANK N.J. AND SUBSIDIARY

Notes to Consolidated Financial Statements
December 31, 2017 and 2016

The carrying value and estimated fair value of debt securities held to maturity at December 31, 2017, by contractual maturity, are shown below. Expected maturities on debt securities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.
	Amortized Cost	Fair Value
	(In Thousands)
Due within one year	$2	$2
Due after one year through five years	13	13
Due after five years through ten years	50	51
Due after ten years	424	433
Total	$489	$499

There were no sales of securities held to maturity during the years ended December 31, 2017 and 2016. At December 31, 2017 and 2016, securities held to maturity with aggregate carrying values of approximately $3,000 and $3,000, respectively, were pledged to the State of New Jersey to secure possible public funds on deposit. No securities are pledged to secure borrowings per Note 10.
The age of unrealized losses at December 31, 2017 and 2016, and the fair value of related securities held to maturity are as follows:
	2017
	Less than 12 Months		12 Months or More		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
	(In Thousands)
Held to maturity:
Collateralized mortgage obligations	$—	$—	$2	$—	$2	$—
Mortgage-backed securities	2	—	102	(2)	104	(2)
	$2	$—	$104	$(2)	$106	$(2)

	2016
Held to maturity:
Collateralized mortgage obligations	$—	$—	$2	$—	$2	$—
Mortgage-backed securities	58	—	122	(2)	180	(2)
	$58	$—	$124	$(2)	$182	$(2)

Management does not believe that any individual unrealized loss at December 31, 2017 (which related to one collateralized mortgage obligations and seven mortgage-backed securities) represents other-than-temporary impairment. Management believes that all unrealized losses are due to changes in interest rates rather than any credit-related issues on the securities. Management has not decided to sell these securities and has concluded that it is unlikely they would be required to sell these securities prior to the anticipated recovery of the unrealized losses.

ENTERPRISE BANK N.J. AND SUBSIDIARY

Notes to Consolidated Financial Statements
December 31, 2017 and 2016

6.   Loans Receivable and Allowance for Loan Losses
Loans receivable consist of the following at December 31, 2017 and 2016:
	2017	2016
	(In Thousands)
Commercial real estate mortgage:
Commercial – owner occupied and investment	$136,004	$117,827
Multi-family	22,831	21,327
Construction	39,806	31,270
	$198,641	$170,424
Commercial and industrial:
Secured by real estate	$9,252	$8,041
Secured by non-real estate	8,278	8,407
	$17,530	$16,448
Consumer:
One-to-four family mortgage	$10	$27
Lines of credit	1,605	1,692
Personal unsecured	41	59
Deposit overdrafts	—	7
	$1,656	$1,785
Total loans	$217,827	$188,657
Allowance for loan losses	(2,571)	(2,322)
Deferred fees, net	(338)	(268)
Loans, net	$214,918	$186,067

At December 31, 2017 and 2016, loans serviced by the Bank for the benefit of others, which consist of participation interests in loans originated by the Bank, totaled approximately $15,364,000 and $10,065,000, respectively.
Management segregates the loan portfolio into loan types and analyzes the risk level for each loan type when determining its allowance for loan losses. The loan types are as follows:
Commercial Real Estate Mortgage
Construction — are loans to finance the construction of either owner occupied homes or commercial real estate. Risk of loss on a construction loan depends largely upon the accuracy of the initial estimate of the value of the property at completion, the ability to find a buyer for the property, and the ability to complete construction on time and within budget.
Owner Occupied — are loans secured by first lien collateral on commercial real estate where the borrower owns and occupies the collateral. These loans can be affected by economic conditions and the value of underlying properties. Central New Jersey has not been impacted as severely as other parts of the country by fluctuating real estate prices. Furthermore, the Bank has conservative underwriting standards and does not have any sub-prime loans in its loan portfolio.

ENTERPRISE BANK N.J. AND SUBSIDIARY

Notes to Consolidated Financial Statements
December 31, 2017 and 2016

Investment — are loans secured by first lien collateral on real estate where the collateral is an investment property not occupied by the owner. These loans can be affected by economic conditions and the value of underlying properties. Central New Jersey has not been impacted as severely as other parts of the country by fluctuating real estate prices. Furthermore, the Bank has conservative underwriting standards and does not have any sub-prime loans in its loan portfolio.
Multi-Family — are loans used to finance the purchase of multi-family properties that can range from a small 5 unit building to buildings with hundreds of units. These loans can be affected by economic conditions and the value of underlying properties. Central New Jersey has not been impacted as severely as other parts of the country by fluctuating real estate prices. Furthermore, the Bank has conservative underwriting standards and does not have any sub-prime loans in its loan portfolio
Commercial and Industrial
Secured by Real Estate — includes business installment loans, lines of credit, and other commercial loans secured by real estate. Most of our commercial loans have variable interest rates tied to the prime rate, and are for terms generally not in excess of 5 years. Commercial loans can involve relatively large loan balances to single borrowers or groups of related borrowers, with the repayment of such loans typically dependent on the successful operation and income stream of the borrower. Such risks can be significantly affected by economic conditions.
Secured by Non-Real Estate — includes business installment loans, lines of credit, and other commercial loans secured by non-real estate collateral or unsecured. Most of our commercial loans have variable interest rates tied to the prime rate, and are for terms generally not in excess of 5 years. Whenever possible, we collateralize these loans with a lien on business assets and equipment and require the personal guarantees from principals of the borrower. Commercial loans generally involve a higher degree of credit risk because the collateral underlying the loans may be in the form of intangible assets and/or inventory subject to market obsolescence. Commercial loans can also involve relatively large loan balances to single borrowers or groups of related borrowers, with the repayment of such loans typically dependent on the successful operation and income stream of the borrower. Such risks can be significantly affected by economic conditions.
Consumer Loans
Consist of one-to four family loans secured by first lien collateral on real estate, lines of credit secured by first or second lien collateral on owner-occupied real estate, loans secured by collateral such as a deposit account, and unsecured loans and lines of credit. One-to-four family loans are affected by economic conditions and the values of the underlying properties. Other consumer loans primarily consist of lines of credit to individuals and tend to have a higher credit risk due to the loans being either unsecured or secured by rapidly depreciable assets. Furthermore, consumer loan payments are dependent on the borrower’s continuing financial stability, and therefore are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy.

ENTERPRISE BANK N.J. AND SUBSIDIARY

Notes to Consolidated Financial Statements
December 31, 2017 and 2016

The following table summarizes allowance for loan losses by portfolio segments as of December 31, 2017 and 2016:
	2017
	Commercial Real Estate Loans				Commercial and Industrial
	Construction	Owner Occupied	Investment	Multi- Family	Secured by Real Estate	Secured by Non-Real Estate	Consumer	Total
	(In Thousands)
Allowance for loan losses:
Ending balance	$668	$233	$1,350	$157	$64	$86	$13	$2,571
Ending balance:
Individually evaluated for impairment	$—	$—	$—	$—	$—	$—	$—	$—
Collectively evaluated for impairment	$668	$233	$1,350	$157	$64	$86	$13	$2,571
Loans receivable:
Ending balance	$39,806	$24,882	$111,122	$22,831	$9,252	$8,278	$1,656	$217,827
Ending balance:
Individually evaluated for impairment	$—	$444	$630	$—	$—	$94	$10	$1,178
Collectively evaluated for impairment	$39,806	$24,438	$110,492	$22,831	$9,252	$8,184	$1,646	$216,649
	2016
Allowance for loan losses:
Ending balance	$583	$226	$1,163	$171	$60	$104	$15	$2,322
Ending balance:
Individually evaluated for impairment	$—	$—	$—	$—	$—	$—	$—	$—
Collectively evaluated for impairment	$583	$226	$1,163	$171	$60	$104	$15	$2,322
Loans receivable:
Ending balance	$31,270	$22,841	$94,986	$21,327	$8,041	$8,407	$1,785	$188,657
Ending balance:
Individually evaluated for impairment	$—	$567	$186	$—	$—	$107	$26	$886
Collectively evaluated for impairment	$31,270	$22,274	$94,800	$21,327	$8,041	$8,300	$1,759	$187,771

ENTERPRISE BANK N.J. AND SUBSIDIARY

Notes to Consolidated Financial Statements
December 31, 2017 and 2016

The following table summarizes the activity in the allowance for loan losses for the years ended December 31, 2017 and 2016:
	Commercial Real Estate Loans				Commercial and Industrial
	Construction	Owner Occupied	Investment	Multi- Family	Secured by Real Estate	Secured by Non-Real Estate	Consumer	Total
	(In Thousands)
December 31, 2015	$454	$293	$955	$167	$95	$103	$15	$2,082
Charge-offs	—	—	—	—	—	—	—	—
Recoveries	—	—	—	—	—	—	—	—
Provision	129	(67)	208	4	(35)	1	—	240
December 31, 2016	583	226	1,163	171	60	104	15	2,322
Charge-offs	—	—	—	—	—	—	—	—
Recoveries	—	—	—	—	—	—	—	—
Provision	85	7	187	(14)	4	(18)	(2)	249
December 31, 2017	$668	$233	$1,350	$157	$64	$86	$13	$2,571

The allowance for loan losses is a valuation account that reflects the Bank’s evaluation of the losses inherent in its loan portfolio. In order to determine the adequacy of the allowance for loan losses, the Bank estimates losses by loan type using historical loss factors, as well as other environmental factors, such as trends in loan volume and loan type, loan concentrations, changes in the experience, ability and depth of the lending management, and national and local economic conditions. The Bank also reviews all loans on which the collectability of principal may not be reasonably assured, by reviewing payment status, financial conditions and estimated value of loan collateral.
A loan is considered impaired when, based on current information and events, it is probable that the Bank will not be able to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement. Factors considered in determining impairment include payment status, collateral value and the probability of collecting scheduled payments when due. Impairment is measured on a loan-by-loan basis for commercial real estate loans and commercial loans.
The following is a summary of information pertaining to impaired loans by loan type as of December 31, 2017 and 2016:
	2017
	Recorded Investment	Unpaid Principal Balance	Related Allowance
	(In Thousands)
With no related allowance recorded:
Commercial and industrial – secured by non-real estate	$94	$94	$—
Total	$94	$94	$—

	2016
With no related allowance recorded:
Commercial real estate – owner occupied	$110	$110	$—
Commercial and industrial – secured by non-real estate	107	107	—
Total	$217	$217	$—

ENTERPRISE BANK N.J. AND SUBSIDIARY

Notes to Consolidated Financial Statements
December 31, 2017 and 2016

The following table presents the average recorded investment in impaired loans and income recorded thereon for the years ended December 31, 2017 and 2016:
	2017
	Average Recorded Investment	Income Recorded
	(In Thousands)
Commercial real estate – owner occupied	$55	$2
Commercial and industrial – secured by non-real estate	104	—
Total	$159	$2

	2016
Commercial real estate – owner occupied	$113	$8
Commercial and industrial – secured by non-real estate	111	—
Total	$224	$8

ENTERPRISE BANK N.J. AND SUBSIDIARY

Notes to Consolidated Financial Statements
December 31, 2017 and 2016

The following tables provide an analysis of past due loans as of December 31, 2017 and 2016:
	2017
	30 – 59 Days Past Due	60 – 89 Days Past Due	Greater Than 90 Days and Nonaccrual	Total Past Due	Current	Total Loans Receivable	Loans Receivable > 90 Days and Accruing
	(In Thousands)
Commercial real estate:
Construction	$—	$—	$—	$—	$39,806	$39,806	$—
Owner occupied	804	—	—	804	24,078	24,882	—
Investment	—	—	453	453	110,669	111,122	—
Multi-family	—	—	—	—	22,831	22,831	—
Commercial and Industrial:
Secured by real estate	—	—	97	97	9,155	9,252	—
Secured by non-real estate	—	—	94	94	8,184	8,278	—
Consumer	—	—	10	10	1,646	1,656	10
Total	$804	$—	$654	$1,458	$216,369	$217,827	$10

	2016
Commercial real estate:
Construction	$—	$—	$—	$—	$31,270	$31,270	$—
Owner occupied	—	—	110	110	22,731	22,841	—
Investment	97		—	97	94,889	94,986	—
Multi-family	825	—	—	825	20,502	21,327	—
Commercial and Industrial:
Secured by real estate	—	—	—	—	8,041	8,041	—
Secured by non-real estate	—	—	107	107	8,300	8,407	—
Consumer	—	—	27	27	1,758	1,785	27
Total	$922	$—	$244	$1,166	$187,491	$188,657	$27

ENTERPRISE BANK N.J. AND SUBSIDIARY

Notes to Consolidated Financial Statements
December 31, 2017 and 2016

The following table is a summary of nonaccrual loans by type:
	2017	2016
	(In Thousands)
Commercial real estate – owner occupied	$—	$110
Commercial real estate – investment	453	—
Commercial and industrial – real estate	97	—
Commercial and industrial – non-real estate	94	107
Total	$644	$217

Had these loans been performing in accordance with their original terms, the interest income recognized for the years ended December 31, 2017 and 2016 would have been approximately $38,000 and $14,000, respectively.
The Bank’s policies provide for the classification of loans as follows:
•
Pass/Performing;

•
Special Mention — does not currently expose the Bank to a sufficient degree of risk but does possess credit deficiencies or potential weaknesses deserving the Bank’s close attention;

•
Substandard — has one or more defined weaknesses and is characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected;

•
Doubtful — has all the weaknesses inherent in substandard loans with the additional characteristic that the weaknesses present make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss; and

•
Loss — loan is considered uncollectible and continuance as a loan of the institution is not warranted.

Bank management and the Director’s Loan Committee are responsible for establishing and monitoring risk ratings and making changes as deemed appropriate. In addition, the Bank has retained the services of a loan review firm to perform an independent 3rd party review of the asset quality of the loan portfolio twice a year.

ENTERPRISE BANK N.J. AND SUBSIDIARY

Notes to Consolidated Financial Statements
December 31, 2017 and 2016

The following table summarizes the internal loan grades applied to the loan portfolio as of December 31, 2017 and 2016:
	2017
	Pass	Special Mention	Substandard	Doubtful	Total
	(In Thousands)
Commercial real estate:
Construction	$39,806	$—	$—	$—	$39,806
Owner occupied	24,035	403	444	—	24,882
Investment	110,492	—	630	—	111,122
Multi-family	22,831	—	—	—	22,831
Commercial and Industrial:
Secured by real estate	8,694	558	—	—	9,252
Secured by non-real estate	8,112	72	94	—	8,278
Consumer	1,646	—	10	—	1,656
Total	$215,616	$1,033	$1,178	$—	$217,827

	2016
Commercial real estate:
Construction	$31,270	$—	$—	$—	$31,270
Owner occupied	21,855	419	567	—	22,841
Investment	94,800	—	186	—	94,986
Multi-family	21,327	—	—	—	21,327
Commercial and Industrial:
Secured by real estate	7,451	590	—	—	8,041
Secured by non-real estate	8,300	—	107	—	8,407
Consumer	1,758	—	27	—	1,785
Total	$186,761	$1,009	$887	$—	$188,657

Troubled debt restructuring loans outstanding at December 31, 2017 were $94,000 and at December 31, 2016 were $217,000, respectively, and these loan totals for both years are on nonaccrual. There were no troubled debt restructuring made during the year ended December 31, 2017 and one troubled debt restructuring made during the year ended December 31, 2016 in the amount of  $110,000. The restructuring done in 2016 involved a change in rate and terms. In addition, there were no defaults on pre-existing troubled debt restructurings during the years ended December 31, 2017 and 2016, respectively.

ENTERPRISE BANK N.J. AND SUBSIDIARY

Notes to Consolidated Financial Statements
December 31, 2017 and 2016

7.   Premises and Equipment, Net
Premises and equipment, net, consists of the following at December 31, 2017 and 2016:
	2017	2016
	(In Thousands)
Leasehold improvements	$1,127	$1,123
Accumulated depreciation	(926)	(892)
	201	231
Furniture, fixtures and equipment	1,301	1,254
Accumulated depreciation	(951)	(831)
	350	423
Total	$551	$654

Rental expenses related to the occupancy of premises, including the Bank’s portion of common area expenses, totaled approximately $283,000 and $230,000 for the years ended December 31, 2017 and 2016, respectively. The minimum obligation under non-cancelable lease agreements are as follows (in thousands):
Years ending December 31:
2018	$289
2019	292
2020	276
2021	64
2022	—
Total	$921

8.   Interest Receivable
Interest receivable consists of the following at December 31, 2017 and 2016:
	2017	2016
	(In Thousands)
Loans	$753	$616
Securities	12	17
Total	$765	$633

ENTERPRISE BANK N.J. AND SUBSIDIARY

Notes to Consolidated Financial Statements
December 31, 2017 and 2016

9.   Deposits
Deposits consist of the following at December 31, 2017 and 2016:
	2017	2016
	(In Thousands)
Demand:
Non-interest bearing	$29,931	$21,981
Interest checking	2,274	3,509
Money market	27,800	32,381
	60,005	57,871
Savings	20,311	19,006
Certificates of deposit	102,095	87,108
	122,406	106,114
Total	$182,411	$163,985

At December 31, 2017 and 2016, certificates of deposit of  $100,000 or more totaled approximately $71,830,000 and $46,532,000, respectively. At December 31, 2017 and 2016, certificates of deposit in excess of  $250,000 or more totaled approximately $21,819,000 and $14,841,000, respectively. Deposits in excess of $250,000 are generally not insured by the FDIC.
The scheduled maturities of certificates of deposit were as follows at December 31, 2017:
One year or less	$83,045
After one year to two years	15,159
After two years to three years	2,207
After three years to four years	1,410
After four years to five years	274
Total	$102,095

ENTERPRISE BANK N.J. AND SUBSIDIARY

Notes to Consolidated Financial Statements
December 31, 2017 and 2016

10.   Borrowings
Long-term borrowings consist of the following at December 31, 2017 and 2016:
	2017	2016
	(In Thousands)
Federal Home Loan Bank of New York 0.77% advance matured February 17, 2017	$—	$1,500
Federal Home Loan Bank of New York 1.05% advance matured June 19, 2017	—	3,000
Federal Home Loan Bank of New York 0.76% advance matured June 22, 2017	—	1,100
Federal Home Loan Bank of New York 1.25% advance matured June 30, 2017	—	1,000
Federal Home Loan Bank of New York 1.03% advance matured August 17, 2017		1,000
Federal Home Loan Bank of New York 0.78% advance matured August 21, 2017	—	700
Federal Home Loan Bank of New York 0.93% advance matured August 31, 2017	—	1,275
Federal Home Loan Bank of New York 1.30% advance maturing March 9, 2018	1,200	1,200
Federal Home Loan Bank of New York 1.30% advance maturing May 31, 2018	1,475	—
Federal Home Loan Bank of New York 0.96% advance maturing June 22, 2018	1,100	1,100
Federal Home Loan Bank of New York 1.38% advance maturing July 12, 2018	1,000	—
Federal Home Loan Bank of New York 0.94% advance maturing August 2, 2018	2,500	2,500
Federal Home Loan Bank of New York 1.36% advance maturing September 17, 2018	1,000	—
Federal Home Loan Bank of New York 1.39% advance maturing November 30, 2018	1,500	—
Federal Home Loan Bank of New York 1.45% advance maturing December 12, 2018	1,000	—
Federal Home Loan Bank of New York 1.68% advance maturing January 8, 2019	1,000	—
Federal Home Loan Bank of New York 1.70% advance maturing February 8, 2019	1,000	—
Federal Home Loan Bank of New York 1.45% advance maturing March 18, 2019	949	—
Federal Home Loan Bank of New York 1.73% advance maturing April 8, 2019	1,170	—
Federal Home Loan Bank of New York 1.91% advance maturing May 3, 2019	1,005	—
Federal Home Loan Bank of New York 1.52% advance maturing June 12, 2019	1,000	—
Federal Home Loan Bank of New York 1.05% advance maturing August 2, 2019	2,500	2,500
Federal Home Loan Bank of New York 1.69% advance maturing June 12, 2020	741	—
Total	$20,140	$16,875

At December 31, 2017 and 2016, there were no overnight borrowings outstanding and $1,000,000 outstanding at a rate of 1.00%, respectively. At December 31, 2017 and 2016, securities (available for sale and held to maturity) with aggregate carrying value of approximately $0 were pledged to secure the above Federal Home Loan Bank Advances (the “Advances”). The advances at December 31, 2017 and 2016 were secured by a blanket assignment of qualifying mortgage loans.
11.   Stock Compensation Plans
Stock Options
At the annual meeting held on June 22, 2006, stockholders of the Bank approved the Enterprise National Bank N.J. 2006 Employee Stock Option and 2006 Director Stock Option Plans. The plans authorize the award of up to 450,000 and 225,000 shares, respectively, as stock options to employees and non-employee directors. At the annual meeting held May 7, 2009 stockholders approved an amendment to increase authorized awards to non-employee directors to 450,000 shares.

ENTERPRISE BANK N.J. AND SUBSIDIARY

Notes to Consolidated Financial Statements
December 31, 2017 and 2016

As of June 22, 2016, the plans have expired and no new options will be issued from these plans. At the 2017 Annual Meeting, new options plans were approved by shareholders and the Bank will be filing for new option plans with the State of New Jersey for regulatory approval. As of December 31, 2017, the Enterprise National Bank N.J. 2006 Employee Stock Option and 2006 Director Stock Option Plans had 162,650 and 195,000 options, respectively, granted and outstanding.
During the years ended December 31, 2017 and 2016, there were no employee stock options granted and 47,450 and 10,925 employee stock options forfeited, respectively. In addition, 48,800 options for two employees were exercised on January 13, 2017 (42,850) and December 15, 2017 (5,950).
During the years ended December 31, 2017 and 2016, there were no director stock options granted and 3,000 and 10,000 director stock options forfeited, respectively. In addition, 22,000 options were exercised on February 1, 2017 and 50,000 options were exercised on September 12, 2016.
At December 31, 2017 and 2016, there were no shares available under the plans for future option grants to employees or non-employee directors.
The options granted generally vested over a five-year service period, with 20% of the award vesting on each anniversary of the date of the grant, with the exception of options granted in 2007 which vest over a seven-year period.
Management estimated the fair values of option grants using the Black-Scholes option-pricing model. Management based expectations about future volatility on the average volatility of the Bank’s stock price over multiple years. Management estimated the expected life of the options as the mid-point between the vesting date and the end of the contractual term. The risk-free interest rate for periods within the contractual life of the options was based on the U.S. Treasury yield curve in effect at the time of grant. The expected dividend yield was based on the Bank’s history and expectations of dividend payouts.
Management recognizes compensation expense for the fair values of the options, which have graded vesting, on a straight-line basis over the requisite service period of the options. During the years ended December 31, 2017 and 2016, the Bank recorded $51,000 and $87,000, respectively, of compensation expense for stock options.
The following is a summary of the status of the Bank’s stock option plans as of December 31, 2017 and 2016 and stock option activity and related information during the years ended December 31, 2017 and 2016:
	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at December 31, 2015	557,075	$5.14
Granted	—	—
Exercised	(50,000)	7.50
Forfeited	(20,925)	7.50
Outstanding at December 31, 2016	486,150	$4.79	4.11 years	$2,046,605
Granted	—	—
Exercised	(70,800)	5.94
Forfeited	(50,450)	6.84
Outstanding at December 31, 2017	364,900	$4.28	3.23 years	$1,563,535
Exercisable at December 31, 2017	357,650	$4.28	3.13 years	$1,529,170

ENTERPRISE BANK N.J. AND SUBSIDIARY

Notes to Consolidated Financial Statements
December 31, 2017 and 2016

As of December 31, 2017, expected future compensation expense attributed to non-vested options outstanding is $2,000 over a weighted average period of 0.2 years.
Restricted Stock Awards
The Bank grants shares of restricted stock under individual agreements with employees and are not part of a formal restricted stock plan. The restricted stock awards vest over a 5 year service period, with 20% of the awards vesting on each anniversary of the date of grant. Management recognizes compensation expense for the fair value of the restricted stock awards on a straight-line basis over the requisite service period. There were no awards granted during the year ended December 31, 2017. During the years ended December 31, 2017 and 2016, the Bank recognized $12,000 and $66,000, respectively, in compensation expense for the restricted stock awards.
The following is a summary of the status of the Bank’s non-vested stock awards as of December 31, 2017 and 2016, and changes during the years ended December 31, 2017 and 2016:
	Restricted Stock Awards	Weighted Average Grant Date Fair Value
Non-vested at December 31, 2015	24,400	$4.44
Vested	(11,800)	4.38
Non-vested at December 31, 2016	12,600	4.50
Forfeited	(200)	4.50
Vested	(6,300)	4.50
Non-vested at December 31, 2017	6,100	$4.50

As of December 31, 2017, expected future compensation expense attributed to the above non-vested restricted stock awards outstanding is approximately $5,000 over a weighted average period of 0.3 years.
12.   Regulatory Capital
The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk-weightings, and other factors.
The final rules implementing BASEL Committee on Banking Supervisor’s Capital Guidance for U.S. banks (BASEL III rules) became effective for the Bank on January 1, 2015, with full compliance with all of the requirements being phased in over a multi-year schedule and fully phased in by January 1, 2019. Under the BASEL lll rules, the Bank must hold a capital conservation buffer above the adequately capitalized risk-based capital ratios. The capital conservation buffer is being phased in from 0.0% for 2015 to 2.50% by 2019. The capital conservation buffer for 2017 is 1.25%.
Quantitative measures, established by regulation to ensure capital adequacy, require the Bank to maintain minimum amounts and ratios of Total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), Common Equity Tier 1 capital (as defined in regulations) to risk-weighted assets (as defined), and of Tier 1 capital to average total assets (as defined).

ENTERPRISE BANK N.J. AND SUBSIDIARY

Notes to Consolidated Financial Statements
December 31, 2017 and 2016

As of December 31, 2017, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the Bank’s category.
The following table presents information as to the Bank’s capital levels as of December 31, 2017 and 2016:
	2017
	Actual		For Capital Adequacy Purposes		To be Well Capitalized under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(In Thousands)
CET1 (to risk-weighted assets)	$29,557	14.67%	$9,065	≥4.50%	$13,094	≥6.50%
Total capital (to risk-weighted assets)	32,107	15.92	16,115	≥8.00	13,514	≥10.00
Tier 1 capital (to risk-weighted assets)	29,557	14.67	8,058	≥4.00	8,108	≥6.00
Tier 1 capital (to average assets)	29,557	12.92	9,148	≥4.00	8,205	≥5.00
	2016
CET1 (to risk-weighted assets)	$27,482	15.10%	$8,190	≥4.5%	$11,831	≥6.5%
Total capital (to risk-weighted assets)	29,759	16.35	14,561	≥8.0	18,201	≥10.0
Tier 1 capital (to risk-weighted assets)	27,482	15.10	7,280	≥6.0	10,921	≥8.0
Tier 1 capital (to average assets)	27,482	13.21	8,320	≥4.0	10,400	≥5.0
13.   Dividend Restrictions
The decision to pay, as well as the timing and amount of any dividends to be paid by the Bank will be determined by the board of directors, giving consideration to the Bank’s earnings, capital needs, financial condition and other relevant factors. Under the New Jersey Banking Act of 1948, as amended, the Bank may declare and pay dividends only if, after payment of the dividend, the capital stock of the Bank will be unimpaired and either the Bank will have a surplus of not less than 50% of its capital stock or the payment of the dividend will not reduce the Bank’s surplus. The FDIC prohibits the payment of cash dividends if, as a result, the Bank will be undercapitalized. The Bank is in compliance with all regulatory capital requirements related to cash dividends.
14.   Income Taxes
The components of income tax expense are summarized as follows:
	2017	2016
	(In Thousands)
Current income tax expense:
Federal	$1,396	$949
State	369	328
	1,765	1,277
Deferred income tax (benefit):
Federal	212	59
State	(24)	(30)
	188	29
Total	$1,953	$1,306

ENTERPRISE BANK N.J. AND SUBSIDIARY

Notes to Consolidated Financial Statements
December 31, 2017 and 2016

The following table presents reconciliation between the reported income tax and the income tax which would be computed by applying the normal federal income tax rate of 34% to income before income tax:
	2017	2016
	(In Thousands)
Federal income tax at statutory rate	$1,205	$1,100
Increase in income taxes resulting from:
State income tax, net of federal income tax effect	227	198
Stock-based compensation	25	3
Deferred tax write-down as a result of income tax rate change	426	—
Other items, net	70	5
Effective income tax	$1,953	$1,306

The tax effects of existing temporary difference that give rise to significant portions of the deferred income tax assets (liabilities) are as follows:
	2017	2016
	(In Thousands)
Deferred income tax assets:
Allowance for loan losses	$722	$927
Premises and equipment	66	—
Stock-based compensation	115	230
Uncollected interest	8	—
Other	97	66
	1,008	1,223
Deferred income tax liabilities:
Premises and equipment	—	(27)
Unrealized gain on available for sale securities	(22)	(44)
	(22)	(71)
Net deferred income tax assets	$986	$1,152

In assessing the ability to realize deferred tax assets, management considers whether it is more-likely-than-not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences are deductible and carry forwards are available. In addition, at December 31, 2017, the Bank has no net operating loss carryforward for federal or state income tax purposes.
At December 31, 2017, we have completed our accounting for the tax effects of enactment of the Act. As a result of the Act the Company wrote down the value of its deferred tax assets by $426,000 at year-end.

ENTERPRISE BANK N.J. AND SUBSIDIARY

Notes to Consolidated Financial Statements
December 31, 2017 and 2016

15.   Commitments and Contingencies
The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments primarily include commitments to extend credit. The Bank’s exposure to credit loss, in the event of nonperformance by the other party to the financial instrument for commitments to extend credit, is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.
At December 31, 2017, outstanding loan related commitments were as follows (in thousands):
To originate loans	$7,751
Unused lines of credit	10,113
Standby letter of credit	102
Undisbursed funds on construction loans	36,926
$54,892

Commitments to extend credit are agreements to lend to a customer as long as there are no violations of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation of the counterparty. Collateral held varies but primarily includes residential real estate properties.
The Bank also has, in the normal course of business, commitments for services and supplies. Management does not anticipate losses on any of these transactions.
The Bank, from time-to-time, may be a party to litigation which arises primarily in the ordinary course of business. In the opinion of management, the ultimate disposition of such litigation should not have a material effect on the consolidated financial statements. As of December 31, 2017, the Bank was not a party to any litigation.
16.   Fair Value Measurement and Fair Values of Financial Instruments
Management uses its best judgment in estimating the fair value of the Bank’s financial instruments; however, there are inherent weaknesses in any estimation technique. Therefore, for substantially all financial instruments, the fair value estimates herein are not necessarily indicative of the amounts the Bank could have realized in a sales transaction on the dates indicated. The estimated fair value amounts have been measured as of their respective year-ends and have not been re-evaluated or updated for purposes of these consolidated financial statements subsequent to those respective dates. As such, the estimated fair values of these financial instruments subsequent to the respective reporting dates may be different than the amounts reported at each year-end.
Current fair value guidance establishes a fair value hierarchy that prioritizes the inputs to valuation methods used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).The three levels of the fair value hierarchy are as follows:
Level 1 — Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

ENTERPRISE BANK N.J. AND SUBSIDIARY

Notes to Consolidated Financial Statements
December 31, 2017 and 2016

Level 2 — Quoted prices in markets that are not active, or inputs that are observable either directly or indirectly, for substantially the full term of the asset or liability.
Level 3 — Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported with little or no market activity).
An asset’s or liability’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.
For assets and liabilities measured at fair value on a recurring basis, the fair value measurements by level within the fair value hierarchy are as follows at December 31, 2017 and 2016:
	2017
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(In Thousands)
Securities available for sale:
Collateral mortgage obligations	$70	$—	$70	$—
Mortgage-backed securities	2,461	—	2,461	—
	$2,531	$—	$2,531	$—

	2016
Securities available for sale:
Collateral mortgage obligations	$92	$—	$92	$—
Mortgage-backed securities	3,243	—	3,243	—
	$3,335	$—	$3,335	$—

Foreclosed assets acquired through, or in lieu of, foreclosure are to be sold and are carried at fair value loss estimated cost to sell on a non-recurring basis. Fair value is based upon independent market prices or appraised value of the property. These assets are included in Level 3 fair value based upon the lowest level of input that is significant to the fair value measurement and are valued at $1,250,000 at December 31, 2017 and 2016. The fair value measurement includes discounts and liquidation expense adjustments to the appraised value of 13%.
The following information should not be interpreted as an estimate of the fair value of the entire Bank since a fair calculation is only provided for a limited portion of the Bank’s assets and liabilities. Due to a wide range of valuation techniques and the degree of subjectivity used in making the estimates, comparisons between the Bank’s disclosures and those of other companies may not be meaningful. The following methods and assumptions were used to estimate the fair values at December 31, 2017 and 2016:
Cash and Cash Equivalents (Carried at Cost)
The carrying amounts reported in the consolidated balance sheet for cash and cash equivalents approximate those assets’ fair values. Fair values for fixed-rate time certificates of deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered in the market on certificate to a schedule of aggregated expected monthly maturities on time deposits. The Bank generally purchases amounts below the insured limit, limiting the amount of credit risk on these time deposits. The carrying amounts reported in the consolidated balance sheet for interest-bearing demand accounts approximate those assets’ fair values.

ENTERPRISE BANK N.J. AND SUBSIDIARY

Notes to Consolidated Financial Statements
December 31, 2017 and 2016

Securities Available for Sale (Carried at Fair Value) and Held to Maturity (Carried at Amortized Cost)
The fair value of securities available for sale and held to maturity are determined by obtaining quoted market prices on nationally recognized securities exchanges (Level 1), or matrix pricing (Level 2), which is a mathematical technique used widely in the industry to value debt securities without relying exclusively on quoted market prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted prices. For certain securities, which are not traded in active markets or are subject to transfer restrictions, valuations are adjusted to reflect illiquidity and/or non-transferability, and such adjustments are generally based on available market evidence (Level 3).
Loans Receivable (Carried at Cost)
The fair values of loans, except for certain impaired loans, are estimated using discounted cash flow analyses, using market rates at the consolidated balance sheet date that reflect the credit and interest rate- risk inherent in the loans. Projected future cash flows are calculated based upon contractual maturity or call dates, projected repayments and prepayments of principal. Generally, for variable rate loans that re-price frequently and with no significant change in credit risk, fair values are based on carrying values.
Impaired Loans (Generally Carried at Fair Value)
Impaired loans are those for which the Bank has measured and recorded impairment generally based on the fair value of the loan’s collateral. Fair value is generally determined based upon independent third-party appraisals of the properties, or discounted cash flows based upon the expected proceeds. These assets are included as Level 3 fair values, based upon the lowest level of input that is significant to the fair value measurements. At December 31, 2017 and 2016, the Bank had no impaired loans which required a specific allowance.
Restricted Equity Securities (Carried at Cost)
The carrying value of restricted equity securities approximates fair value given the limited marketability of such securities.
Interest Receivable and Payable (Carried at Cost)
The carrying amount of interest receivable and interest payable approximate its fair value.
Deposits (Carried at Cost)
The fair values disclosed for demand deposits (e.g., interest and non-interest checking, savings and money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered in the market on certificates to a schedule of aggregated expected monthly maturities on time deposits.
Borrowings (Carried at Cost)
Fair values of FHLB advances are estimated using discounted cash flow analysis, based on quoted prices for new FHLB advances with similar credit risk characteristics, terms and remaining maturity. These prices obtained from this active market represent a market value that is deemed to represent the transfer price if the liability were assumed by third party.
Off-Balance-Sheet Financial Instruments (Disclosed at Cost)
Fair values for the Bank’s off-balance-sheet financial instruments (lending commitments and letters of credit) are based on fees currently charged in the market to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing. The fair value of these commitments was deemed immaterial and is not presented in the accompanying table.

ENTERPRISE BANK N.J. AND SUBSIDIARY

Notes to Consolidated Financial Statements
December 31, 2017 and 2016

The estimated fair values of the Bank’s financial instruments were as follows at December 31, 2017 and 2016:
	2017
	Carrying Amount	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(In Thousands)
Financial assets:
Cash and cash equivalents	$10,146	$10,146	$10,146	$—	$—
Securities available for sale	2,531	2,531	—	2,531	—
Securities held to maturity	489	499	—	499	—
Loans receivable, gross	217,827	217,088	—	—	217,088
Restricted equity securities	1,135	1,135	—	1,135	—
Interest receivable	765	765	—	765	—
Financial liabilities:
Deposits	182,411	183,032	—	80,317	102,715
Borrowings	20,140	20,008	—	20,008	—
Interest payable	84	84	—	84	—
	2016
Financial assets:
Cash and cash equivalents	$14,839	$14,839	$14,839	$—	$—
Securities available for sale	3,335	3,335	—	3,335	—
Securities held to maturity	609	625	—	625	—
Loans receivable, gross	188,657	190,227	—	—	190,227
Restricted equity securities	1,014	1,014	—	1,014	—
Interest receivable	633	633	—	633	—
Financial liabilities:
Deposits	163,985	164,592	—	76,877	87,715
Borrowings	17,875	17,802	—	17,802	—
Interest payable	60	60	—	60	—

ENTERPRISE BANK N.J.
AND SUBSIDIARY

ENTERPRISE BANK N.J. AND SUBSIDIARY
Consolidated Balance Sheet
(In thousands, except share and per share data)	June 30, 2018	December 31, 2017
	(Unaudited)
ASSETS
Cash and amounts due from depository institutions	$5,288	$4,842
Interest bearing deposits	1,690	5,304
Cash and cash equivalents	6,978	10,146
Securities available for sale, at fair value (amortized cost $2,079 at June 30, 2018 and $2,452 at December 31, 2017, respectively)	2,132	2,531
Securities held to maturity, at amortized cost (fair value of $458 at June 30, 2018 and $499 at December 31, 2017)	451	489
Loans receivable, net of unearned income	249,437	217,489
Less: allowance for loan loss	2,870	2,571
Net loans receivable	246,567	214,918
Premises and equipment, net	486	551
Restricted equity securities	2,065	1,135
Interest receivable	864	765
Foreclosed assets	1,250	1,250
Deferred income tax asset, net	996	986
Other assets	437	145
Total Assets	$262,226	$232,916
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Deposits:
Non-interest bearing	$31,616	$29,931
Interest-bearing	157,638	152,480
Total deposits	189,254	182,411
Short-term borrowings	8,275	—
Long-term borrowings	31,980	20,140
Other liabilities	1,198	752
Total Liabilities	230,707	203,303
Stockholders’ Equity:
Preferred stock, no par value; 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $5 par value; 10,000,000 shares authorized; 3,383,411 and 3,268,411, shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	16,917	16,342
Paid-in capital	8,010	8,078
Retained earnings	6,552	5,137
Accumulated other comprehensive income	40	56
Total Stockholders’ Equity	31,519	29,613
Total Liabilities and Stockholders’ Equity	$262,226	$232,916

See Notes to Unaudited Consolidated Financial Statements

ENTERPRISE BANK N.J. AND SUBSIDIARY
Consolidated Statement of Income and Statement of Comprehensive Income
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except share and per share data)	2018	2017	2018	2017
INTEREST INCOME
Loans receivable	$3,105	$2,598	$5,875	$4,927
Securities	21	25	42	51
Other interest-earning assets	31	30	67	63
Total interest income	3,157	2,653	5,984	5,041
INTEREST EXPENSE
Deposits:
Demand	77	48	144	100
Savings	28	33	55	52
Certificates of deposit	392	328	764	631
Borrowings	168	44	250	84
Total interest expense	665	453	1,213	867
Net interest income	2,492	2,200	4,771	4,174
PROVISION FOR LOAN LOSSES	157	57	299	98
Net interest income after provision for loan losses	2,335	2,143	4,472	4,076
NON-INTEREST INCOME
Fees and service charges	42	56	91	109
Other	1	1	1	1
Total non-interest income	43	57	92	110
NON-INTEREST EXPENSE
Salaries and employee benefits	676	699	1,295	1,371
Occupancy, expense of premises	101	92	212	185
Equipment	193	187	384	352
FDIC insurance	33	20	59	33
Professional fees	77	63	146	127
Merger related expenses	185	—	185	—
Other	178	177	330	339
Total non-interest expenses	1,443	1,238	2,611	2,407
Income before income tax expense	935	962	1,953	1,779
Income Tax Expense	258	387	538	716
Net income	677	575	1,415	1,063
OTHER COMPREHENSIVE LOSS
Change in the net unrealized gain on securities available for sale	(13)	(5)	(26)	(13)
Income tax related to items of other comprehensive loss	5	2	10	5
Other comprehensive loss, net of tax	(8)	(3)	(16)	(8)
Comprehensive income	$669	$572	$1,399	$1,055
EARNINGS PER SHARE
Net Income Per Common Share
Basic	$0.21	$0.18	$0.43	$0.33
Diluted	$0.20	$0.17	$0.41	$0.31
Weighted Average Number of Shares Outstanding
Basic	3,279,510	3,262,661	3,273,991	3,255,815
Diluted	3,427,094	3,461,479	3,419,668	3,453,909

See Notes to Unaudited Consolidated Financial Statements

ENTERPRISE BANK N.J. AND SUBSIDIARY
Consolidated Statement of Stockholders’ Equity
Six Months Ended June 30, 2018 and 2017
(Unaudited)
(In thousands, except share data)	Preferred Stock	Common Stock	Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total
Balance at December 31, 2016	$—	$15,989	$7,948	$3,545	$66	$27,548
Net income	—	—	—	1,063	—	1,063
Other comprehensive loss	—	—	—	—	(8)	(8)
Exercise of stock options (64,850 shares)	—	324	71	—	—	395
Stock-based compensation	—	—	35	—	—	35
Balance at June 30, 2017	$—	$16,313	$8,054	$4,608	$58	$29,033
Balance at December 31, 2017	$—	$16,342	$8,078	$5,137	$56	$29,613
Net income	—	—	—	1,415	—	1,415
Other comprehensive loss	—	—	—	—	(16)	(16)
Exercise of stock options (115,000 shares)	—	575	(74)	—	—	501
Stock-based compensation	—	—	6	—	—	6
Balance at June 30, 2018	$—	$16,917	$8,010	$6,552	$40	$31,519

See Notes to Unaudited Consolidated Financial Statements

ENTERPRISE BANK N.J. AND SUBSIDIARY
Consolidated Statement of Cash Flows
(Unaudited)
	Six Months Ended June 30,
(In thousands)	2018	2017
Cash Flows from Operating Activities
Net income	$1,415	$1,063
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of premises and equipment	78	77
Accretion of deferred loan fees, premiums and discounts, net	(108)	(108)
Provision for loan losses	299	98
Stock-based compensation expense	6	35
Increase in interest receivable	(99)	(15)
Decrease (increase) in other assets	(292)	12
Increase in interest payable	46	3
Increase in other liabilities	400	334
Net cash provided by operating activities	1,745	1,499
Cash Flows from Investing Activities
Proceeds from calls and repayments of securities available for sale	365	367
Proceeds from repayments of securities held to maturity	37	66
Net change in loans receivable	(31,831)	(16,165)
Purchases of restricted equity securities	(1,100)	(315)
Redemption of restricted equity securities	170	297
Purchases of premises and equipment	(13)	(41)
Net cash used in investing activities	(32,372)	(15,791)
Cash Flows from Financing Activities
Net increase in deposits	6,843	15,689
Proceeds from issuance of common stock	501	395
Proceeds from short-term borrowings	17,250	—
Repayments from short-term borrowings	(8,975)	(1,000)
Proceeds from long-term borrowings	14,140	6,716
Repayments of long-term borrowings	(2,300)	(6,600)
Net cash provided by financing activities	27,459	15,200
Net (decrease) increase in cash and cash equivalents	(3,168)	908
Cash and Cash Equivalents, Beginning	10,146	14,839
Cash and Cash Equivalents, Ending	$6,978	$15,747
Supplementary Cash Flows Information
Interest paid	$1,166	$863
Income taxes paid	$755	$651

See Notes to Unaudited Consolidated Financial Statements

ENTERPRISE BANK N.J. AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2018 and December 31, 2017
1.   Summary of Significant Accounting Policies
Basis of Financial Statement Presentation
The accompanying unaudited consolidated financial statements include the accounts of Enterprise Bank and its wholly-owned subsidiary (“Bank”) and have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for complete consolidated financial statements. All intercompany accounts and transactions have been eliminated in consolidation.
In the opinion of management, all adjustments considered necessary for fair presentation have been included. Operating results for the three and six month periods ended June 30, 2018 are not necessarily indicative of the results for the year ending December 31, 2018. For further information, refer to the consolidated financial statements and notes thereto included in the accompanying Bank’s financial statements for the year ended December 31, 2017.
The Bank was chartered in the State of New Jersey and commenced operations on August 19, 2002. During 2005, the Bank filed an application with the Office of the Comptroller of the Currency (“OCC”) for a conversion to a national charter. On January 2, 2006, the Bank was approved for a national charter and was renamed Enterprise National Bank N.J. During 2015, the Bank filed an application with the State of New Jersey to return to a State Chartered Commercial bank. On December 18, 2015, the Bank was approved by the State of New Jersey to operate as a State Chartered Commercial Bank and was renamed Enterprise Bank NJ. The primary business of the Bank is to provide deposit and lending services for individuals, small to medium-sized businesses and professional practices in our market area.
490 Boulevard Realty (“490 Blvd”) was organized in 2010. The primary business of 490 Blvd, a 100% owned subsidiary of the Bank, is to hold and manage foreclosed real estate.
As a community bank, the Bank’s (which includes 490 Blvd described above) emphasis includes providing a broad range of financial products and services. The Bank offers the traditional range of retail and commercial banking services to its customers, including checking accounts, savings accounts, certificates of deposit, installment loans, commercial loans and automated teller services. The retail banking services offered by the Bank are designed to provide deposit and loan products that meet our customers’ needs.
Certain reclassifications were made when compared to the December 31, 2017 financial statements to conform to quarterly reporting format and had no impact on the financial position, results of operations or cash flows.
Subsequent Events
The Bank has evaluated subsequent events for recognition or disclosure through October 1, 2018, the date these consolidated financial statements were available to be issued, and the Bank determined that the following item should be disclosed.
On June 19, 2018, the Bank announced the signing of a definitive merger agreement to be acquired by SB One Bank in an all-stock transaction (the “Merger”). Pursuant to the terms of the plan of Bank merger to be entered into by the SB One Bank and the Bank, the Bank will be merged with and into SB One Bank, with SB One Bank surviving. Under the terms of the merger agreement, each outstanding share of the Bank’s common stock will be converted into the right to receive 0.4538 shares of SB One Bancorp stock. The transaction is expected to close in the fourth quarter of 2018, subject to customary closing conditions, including receipt of regulatory approvals and the approval of the shareholders of the Bank.

ENTERPRISE BANK N.J. AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2018 and December 31, 2017

New Accounting Pronouncements
Effective January 1, 2018 the Bank adopted ASU 2016-01 “Financial Instruments (Subtopic 825-10): Recognition and Measurement of Financial Assets and Liabilities”. This makes significant changes in U.S. GAAP related to certain aspects of recognition, measurement, presentation and disclosure of financial instruments. The changes provided for in this Update that are applicable to the Bank are as follows: (1) require equity investments (except those accounted for under the equity method of accounting or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income; however, an entity may choose to measure equity investments that do not have readily determinable fair values at cost minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer; (2) for equity investments without readily determinable fair values, require a qualitative assessment to identify impairment and if a qualitative assessment indicates that impairment exists, requiring an entity to measure the investment at fair value; (3) eliminate the requirement for public business entities to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet; (4) require public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes; (5) require an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments; (6) require separate presentation of financial assets and financial liabilities by measurement category and form of financial asset (that is, securities or loans and receivables) on the balance sheet or the accompanying notes to the financial statements; and (7) clarify that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale securities in combination with the entity’s other deferred tax assets. For the Bank the adoption of ASU 2016-01 resulted in the use of an exit price to determine the fair value of financial instruments not measured at fair value in the consolidated statement of financial condition. Accordingly, we refined the calculation used to determine the disclosed fair value of the Bank’s loans held for investment as part of adopting this standard. The refined calculation did not have a significant impact on the Bank’s fair value disclosures.
In February 2018, the FASB issued ASU 2018-02, “Income Statement-Reporting Comprehensive Income (Topic 220).” ASU 2018-02 permits a reclassification from accumulated other comprehensive loss to retained earnings for stranded tax effects resulting from the reduction in the corporate income tax rate to 21% with the newly enacted Tax Cuts and Jobs Act. As required by GAAP, the Bank had re-measured all deferred tax amounts at 21% at December 31, 2017 with the change included in provision for income taxes in 2017, the period of enactment. This left deferred tax items in accumulated other comprehensive loss at the old rate of 34% used by the Bank. The reclassification allows the Bank to transfer an amount equal to the change in the rate related to those deferred tax items included in accumulated other comprehensive loss to retained earnings. ASU 2018-02 is effective for the Bank in 2019 but early adoption is permitted. The Bank elected to adopt this guidance at December 31, 2017.
In May 2018, the FASB issued ASU No. 2018-06, “Codification Improvements to Topic 942, Financial Services — Depository and Lending”. This update superseded outdated guidance related to the Office of the Comptroller of the Currency’s Banking Circular 202, Accounting for Net Deferred Tax Charges. The Bank does not expect the new guidance to have a material impact on the consolidated financial statements.
In June 2018, the FASB issued ASU No. 2018-07, “Compensation — Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting”. This update expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. As a result, nonemployee share based payment awards will be measured at the grant-date fair value of the equity instruments that an entity is obligated to issue when the service has been rendered,

ENTERPRISE BANK N.J. AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2018 and December 31, 2017

subject to the probability of satisfying performance conditions when applicable. This update is effective for the Bank in 2019. The Bank does not expect the new guidance to have a material impact on the consolidated financial statements.
In July 2018, the FASB issued ASU No. 2018-09, “Codification Improvements” to address stakeholder suggestions for minor corrections and clarifications within the codification. The transition and effective date guidance is based on the facts and circumstances of each amendment. Some of the amendments in this update do not require transition guidance and will be effective upon issuance of this update. However, many of the amendments in this update do have transition guidance with effective dates for annual periods beginning after December 15, 2018, for public business entities. The Bank does not expect the new guidance to have a material impact on the consolidated financial statements.
In July 2018, the FASB issued ASU No. 2018-10, “Codification Improvements to Topic 842, Leases” to address certain narrow aspects of the guidance issued in ASU No. 2016-02. This guidance did not change the Bank’s assessment of the impact of ASU No. 2016-02 on the consolidated financial statements as described above.
In July 2018, the FASB issued ASU No. 2018-11, “Leases (Topic 842): Targeted Improvements”, which amends Topic 842, Leases, to (1) add an optional transition method that would permit entities to apply the new requirements by recognizing a cumulative-effect adjustment to the opening balance of retained earnings in the year of adoption, and (2) provide a practical expedient for lessors regarding the separation of the lease and non-lease components of a contract. This guidance did not change the Bank’s assessment of the impact of ASU No. 2016-02 on the consolidated financial statements as described above.
2.   Merger and Acquisition
On June 19, 2018, the Bank announced the signing of a definitive merger agreement to be acquired by SB One Bancorp, a New Jersey corporation (“SBBX”), SB One Bank, a New Jersey-chartered bank (“SB One Bank”) in an all-stock transaction (the “Merger”). Under the terms and conditions of this agreement, the Bank will be merged with and into SB One Bank, with SB One Bank being the surviving entity and each outstanding share of the Bank common stock will be exchanged for 0.4538 shares of SBBX common stock. The transaction is expected to close in the fourth quarter of 2018, subject to customary closing conditions, including receipt of regulatory approvals and the approvals of the shareholders of the Bank.
Included in Bank’s second quarter and year-to-date non-interest expense was $185 thousand in non-recurring expenses related to the Merger, largely legal and other professional fees. The Bank expects to incur related non-recurring costs through the closing of the Merger.
3.   Securities Available for Sale
The amortized cost and fair value of securities available-for-sale with gross unrealized gains and losses are as follows at June 30, 2018 and December 31, 2017:
	June 30, 2018
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(In Thousands)
Collateralized mortgage obligations	$60	$1	$—	$61
Mortgage backed securities	2,019	54	(3)	2,071
	$2,079	$55	$(3)	$2,132

ENTERPRISE BANK N.J. AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2018 and December 31, 2017

	December 31, 2017
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(In Thousands)
Collateralized mortgage obligations	$68	$2	$—	$70
Mortgage backed securities	2,384	78	(1)	2,461
	$2,452	$80	$(1)	$2,531

The amortized cost and carrying value of debt securities available for sale at June 30, 2018, by contractual maturity, are shown below. Expected maturities on debt securities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.
	Amortized Cost	Fair Value
	(In Thousands)
Due within one year	$—	$—
Due after one year through five years	—	—
Due after five years through ten years	84	90
Due after ten years	1,995	2,042
Total	$2,079	$2,132

There were no gross gains or losses on the sales of securities available for sale for the three or six months ended June 30, 2018 and 2017.
At June 30, 2018 and December 31, 2017, securities available for sale with aggregate carrying values of approximately $48,000 and $53,000, respectively, were pledged to the State of New Jersey to secure possible public funds on deposit.
The following table shows gross unrealized losses and fair value of securities with unrealized loss that are not deemed to be other than temporarily impaired, aggregated by category and length of time that individual available for sale securities have been in a continuous unrealized loss position at June 30, 2018 and December 31, 2017:
	June 30, 2018
	Less than 12 Months		12 Months or More		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
	(In Thousands)
Available for sale:
Mortgage-backed securities	$268	$(3)	$—	$—	$268	$(3)
	$268	$(3)	$—	$—	$268	$(3)

	December 31, 2017
Available for sale:
Mortgage-backed securities	$48	$—	$42	$(1)	$90	$(1)
	$48	$—	$42	$(1)	$90	$(1)

ENTERPRISE BANK N.J. AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2018 and December 31, 2017

Management does not believe that any individual unrealized loss at June 30, 2018 represents other-than-temporary impairment. Management believes that all unrealized losses are due to changes in interest rates rather than any credit related issues on the securities. Management has not decided to sell these securities and has concluded that it is unlikely they would be required to sell these securities prior to the anticipated recovery of the unrealized losses.
Securities Held to Maturity
The carrying value of securities held to maturity with gross unrealized gains and losses are as follows at June 30, 2018 and December 31, 2017:
	June 30, 2018
	Carrying Value	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(In Thousands)
Held to maturity:
Collateralized mortgage obligations	$8	$—	$—	$8
Mortgage-backed securities	443	11	(4)	450
	$451	$11	$(4)	$458

	December 31, 2017
Held to maturity:
Collateralized mortgage obligations	$9	$—	$—	$9
Mortgage-backed securities	480	12	(2)	490
	$489	$12	$(2)	$499

The carrying value and estimated fair value of debt securities held to maturity at June 30, 2018, by contractual maturity, are shown below. Expected maturities on debt securities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.
	Amortized Cost	Fair Value
	(In Thousands)
Due within one year	$4	$4
Due after one year through five years	9	10
Due after five years through ten years	40	39
Due after ten years	398	405
Total	$451	$458

There were no sales of securities held to maturity during the six months ended June 30, 2018 or December 31, 2017. At June 30, 2018 and December 31, 2017, securities held to maturity with aggregate carrying values of approximately $3,000, were pledged to the State of New Jersey to secure possible public funds on deposit.

ENTERPRISE BANK N.J. AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2018 and December 31, 2017

The age of unrealized losses at June 30, 2018 and December 31, 2017, and the fair value of related securities held to maturity are as follows:
	June 30, 2018
	Less than 12 Months		12 Months or More		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
	(In Thousands)
Held to maturity:
Collateralized mortgage obligations	$—	$—	$2	$—	$2	$—
Mortgage-backed securities	83	(1)	95	(3)	178	(4)
	$83	$(1)	$97	$(3)	$180	$(4)

	December 31, 2017
Held to maturity:
Collateralized mortgage obligations	$—	$—	$2	$—	$2	$—
Mortgage-backed securities	2	—	102	(2)	104	(2)
	$2	$—	$104	$(2)	$106	$(2)

Management does not believe that any individual unrealized loss at June 30, 2018 (which related to one collateralized mortgage obligations and three mortgage-backed securities) represents other-than-temporary impairment. Management believes that all unrealized losses are due to changes in interest rates rather than any credit-related issues on the securities. Management has not decided to sell these securities and has concluded that it is unlikely they would be required to sell these securities prior to the anticipated recovery of the unrealized losses.

ENTERPRISE BANK N.J. AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2018 and December 31, 2017

4.   Loans Receivable and Allowance for Loan Losses
Loans receivable consist of the following at June 30, 2018 and December 31, 2017:
	June 30, 2018	December 31, 2017
	(In Thousands)
Commercial real estate mortgage:
Commercial – owner occupied and investment	$146,679	$136,004
Multi-family	22,103	22,831
Construction	53,552	39,806
	$222,334	$198,641
Commercial and industrial:
Secured by real estate	$15,236	$9,252
Secured by non-real estate	10,299	8,278
	$25,535	$17,530
Consumer:
One-to-four family mortgage	$5	$10
Lines of credit	1,816	1,605
Personal unsecured	65	41
Deposit overdrafts	4	—
	$1,890	$1,656
Total loans	$249,759	$217,827
Allowance for loan losses	(2,870)	(2,571)
Deferred fees, net	(322)	(338)
Loans, net	$246,567	$214,918

At June 30, 2018 and December 31, 2017, loans serviced by the Bank for the benefit of others, which consist of participation interests in loans originated by the Bank, totaled approximately $25,085,000 and $15,364,000, respectively.

ENTERPRISE BANK N.J. AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2018 and December 31, 2017

5.   Allowance For Loan Losses and Credit Quality of Financing Receivables
The following table summarizes the activity in the allowance for loan losses for the three and six months ended June 30, 2018 and 2017:
	Commercial Real Estate Loans				Commercial and Industrial
	Construction	Owner Occupied	Investment	Multi- Family	Secured by Real Estate	Secured by Non-Real Estate	Consumer	Total
	(In Thousands)
Three months Ended:
June 30, 2018
Beginning balance	$810	$215	$1,356	$163	$80	$82	$7	$2,713
Charge-offs	—	—	—	—	—	—	—	—
Recoveries	—	—	—	—	—	—	—	—
Provision	127	(26)	22	(26)	47	8	5	157
Ending balance	$937	$189	$1,378	$137	$127	$90	$12	$2,870
June 30, 2017
Beginning balance	$525	$220	$1,295	$164	$56	$91	$12	$2,363
Charge-offs	—	—	—	—	—	—	—	—
Recoveries	—	—	—	—	—	—	—	—
Provision	35	1	(6)	7	10	8	2	57
Ending balance	$560	$221	$1,289	$171	$66	$99	$14	$2,420

	Commercial Real Estate Loans				Commercial and Industrial
	Construction	Owner Occupied	Investment	Multi- Family	Secured by Real Estate	Secured by Non-Real Estate	Consumer	Total
	(In Thousands)
Six months Ended:
June 30, 2018
Beginning balance	$668	$233	$1,350	$157	$64	$86	$13	$2,571
Charge-offs	—	—	—	—	—	—	—	—
Recoveries	—	—	—	—	—	—	—	—
Provision	269	(44)	28	(20)	63	4	(1)	299
Ending balance	$937	$189	$1,378	$137	$127	$90	$12	$2,870
June 30, 2017
Beginning balance	$583	$226	$1,163	$171	$60	$104	$15	$2,322
Charge-offs	—	—	—	—	—	—	—	—
Recoveries	—	—	—	—	—	—	—	—
Provision	(23)	(5)	126	—	6	(5)	(1)	98
Ending balance	$560	$221	$1,289	$171	$66	$99	$14	$2,420

The allowance for loan losses is a valuation account that reflects the Bank’s evaluation of the losses inherent in its loan portfolio. In order to determine the adequacy of the allowance for loan losses, the Bank estimates losses by loan type using historical loss factors, as well as other environmental factors, such as trends in loan volume and loan type, loan concentrations, changes in the experience, ability and depth of the lending management, and national and local economic conditions. The Bank also reviews all loans on which the collectability of principal may not be reasonably assured, by reviewing payment status, financial conditions and estimated value of loan collateral.

ENTERPRISE BANK N.J. AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2018 and December 31, 2017

A loan is considered impaired when, based on current information and events, it is probable that the Bank will not be able to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement. Factors considered in determining impairment include payment status, collateral value and the probability of collecting scheduled payments when due. Impairment is measured on a loan-by-loan basis for commercial real estate loans and commercial loans.
The following table summarizes allowance for loan losses by portfolio segments as of June 30, 2018 and December 31, 2017:
	June 30, 2018
	Commercial Real Estate Loans				Commercial and Industrial
	Construction	Owner Occupied	Investment	Multi- Family	Secured by Real Estate	Secured by Non-Real Estate	Consumer	Total
	(In Thousands)
Allowance for loan losses:
Ending balance	$937	$189	$1,378	$137	$127	$90	$12	$2,870
Ending balance:
Individually evaluated for impairment	$—	$—	$—	$—	$—	$—	$—	$—
Collectively evaluated for impairment	$937	$189	$1,378	$137	$127	$90	$12	$2,870
Loans receivable:
Ending balance	$53,552	$23,678	$123,001	$22,103	$15,236	$10,299	$1,890	$249,759
Ending balance:
Individually evaluated for impairment	$—	$437	$624	$796	$—	$87	$5	$1,949
Collectively evaluated for impairment	$53,552	$23,241	$122,377	$21,307	$15,236	$10,212	$1,885	$247,810
	December 31, 2017
Allowance for loan losses:
Ending balance	$668	$233	$1,350	$157	$64	$86	$13	$2,571
Ending balance:
Individually evaluated for impairment	$—	$—	$—	$—	$—	$—	$—	$—
Collectively evaluated for impairment	$668	$233	$1,350	$157	$64	$86	$13	$2,571
Loans receivable:
Ending balance	$39,806	$24,882	$111,122	$22,831	$9,252	$8,278	$1,656	$217,827
Ending balance:
Individually evaluated for impairment	$—	$444	$630	$—	$—	$94	$10	$1,178
Collectively evaluated for impairment	$39,806	$24,438	$110,492	$22,831	$9,252	$8,184	$1,646	$216,649

ENTERPRISE BANK N.J. AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2018 and December 31, 2017

The following is a summary of information pertaining to impaired loans by loan type as of June 30, 2018 and December 31, 2017:
	June 30, 2018
	Recorded Investment	Unpaid Principal Balance	Related Allowance
	(In Thousands)
With no related allowance recorded:
Commercial and industrial – secured by non-real estate	$87	$87	$—
Total	$87	$87	$—

	December 31, 2017
With no related allowance recorded:
Commercial and industrial – secured by non-real estate	$94	$94	$—
Total	$94	$94	$—

The following table presents the average recorded investment in impaired loans and income recorded thereon for the six months ended June 30, 2018 and the year ended December 31, 2017:
	June 30, 2018
	Average Recorded Investment	Income Recorded
	(In Thousands)
Commercial and industrial – secured by non-real estate	$90	$—
Total	$90	$—

	December 31, 2017
Commercial real estate – owner occupied	$55	$2
Commercial and industrial – secured by non-real estate	104	—
Total	$159	$2

ENTERPRISE BANK N.J. AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2018 and December 31, 2017

The following tables provide an analysis of past due loans as of June 30, 3018 and December 31, 2017:
	June 30, 3018
	30 – 59 Days Past Due	60 – 89 Days Past Due	Greater Than 90 Days and Nonaccrual	Total Past Due	Current	Total Loans Receivable	Loans Receivable >90 Days and Accruing
	(In Thousands)
Commercial real estate:
Construction	$—	$—	$—	$—	$53,552	$53,552	$—
Owner occupied	—	—	—	—	23,678	23,678	—
Investment	—	—	453	453	122,548	123,001	—
Multi-family	—	—	796	796	21,307	22,103	—
Commercial and Industrial:
Secured by real estate	60	—	—	60	15,176	15,236	—
Secured by non-real estate	—	—	87	87	10,212	10,299	—
Consumer	—	—	5	5	1,855	1,890	5
Total	$60	$—	$1,341	$1,401	$248,357	$249,759	$5

	December 31, 2017
Commercial real estate:
Construction	$—	$—	$—	$—	$39,806	$39,806	$—
Owner occupied	804	—	—	804	24,078	24,882	—
Investment	—	—	453	453	110,669	111,122	—
Multi-family	—	—	—	—	22,831	22,831	—
Commercial and Industrial:
Secured by real estate	—	—	97	97	9,155	9,252	—
Secured by non-real estate	—	—	94	94	8,184	8,278	—
Consumer	—	—	10	10	1,646	1,656	10
Total	$804	$—	$654	$1,458	$216,369	$217,827	$10

The following table is a summary of nonaccrual loans by type:
	June 30, 2018	December 31, 2017
	(In Thousands)
Commercial real estate – owner occupied	$—	$—
Commercial real estate – investment	453	453
Commercial real estate – multi-family	796	—
Commercial and industrial – real estate	—	97
Commercial and industrial – non-real estate	87	94
Total	$1,336	$644

ENTERPRISE BANK N.J. AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2018 and December 31, 2017

Had these loans been performing in accordance with their original terms, the interest income recognized for the six months ended June 30, 2018 and the year ended December 31, 2017 would have been approximately $81,000 and $38,000, respectively.
The Bank’s policies provide for the classification of loans as follows:
•
Pass/Performing;

•
Special Mention — does not currently expose the Bank to a sufficient degree of risk but does possess credit deficiencies or potential weaknesses deserving the Bank’s close attention;

•
Substandard — has one or more defined weaknesses and is characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected;

•
Doubtful — has all the weaknesses inherent in substandard loans with the additional characteristic that the weaknesses present make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss; and

•
Loss — loan is considered uncollectible and continuance as a loan of the institution is not warranted.

Bank management and the Director’s Loan Committee are responsible for establishing and monitoring risk ratings and making changes as deemed appropriate. In addition, the Bank has retained the services of a loan review firm to perform an independent 3rd party review of the asset quality of the loan portfolio twice a year.

ENTERPRISE BANK N.J. AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2018 and December 31, 2017

The following table summarizes the internal loan grades applied to the loan portfolio as of June 30, 2018 and December 31, 2017:
	June 30, 2018
	Pass	Special Mention	Substandard	Doubtful	Total
	(In Thousands)
Commercial real estate:
Construction	$53,552	$—	$—	$—	$53,552
Owner occupied	22,847	394	437	—	23,678
Investment	122,377	—	624	—	123,001
Multi-family	21,307	—	796	—	22,103
Commercial and Industrial:
Secured by real estate	14,690	546	—	—	15,236
Secured by non-real estate	10,160	52	87	—	10,299
Consumer	1,885	—	5	—	1,890
Total	$246,818	$992	$1,949	$—	$249,759
	December 31, 2017
Commercial real estate:
Construction	$39,806	$—	$—	$—	$39,806
Owner occupied	24,035	403	444	—	24,882
Investment	110,492	—	630	—	111,122
Multi-family	22,831	—	—	—	22,831
Commercial and Industrial:
Secured by real estate	8,694	558	—	—	9,252
Secured by non-real estate	8,112	72	94	—	8,278
Consumer	1,646	—	10	—	1,656
Total	$215,616	$1,486	$725	$—	$217,827

Troubled debt restructuring loans outstanding at June 30, 2018 were $87,000 and at December 31, 2017 were $94,000, respectively, and these loan totals for both years are on nonaccrual. There were no troubled debt restructuring made during the six months ended June 30, 2018 or the year ended December 31, 2017. In addition, there were no defaults on pre-existing troubled debt restructurings during the six months ended June 30, 2018 and the year December 31, 2017, respectively.
6.   Net Income per Common Share
Basic net income per common share was computed by dividing net income for the year by the weighted average number of shares of common stock outstanding during the period. Diluted net income per common share reflects the potential dilution that could occur if securities or other contracts to issue common stock, such as unvested restricted stock awards and outstanding stock options, were exercised or converted into common stock of the Bank. Diluted net income per common share is calculated by adjusting the weighted average number of shares of common stock outstanding to include the effect of contracts or securities exercisable or which could be converted into common stock, if dilutive, using the treasury stock method. For the three and six months ended June 30, 3018 and 2017, the average number of options that were anti-dilutive totaled $0.

ENTERPRISE BANK N.J. AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2018 and December 31, 2017

	For the three months ended
	June 30, 2018	June 30, 2017
	(In Thousands, except per share data)
Net income	$677	$575
Basic weighted average of common shares outstanding	3,279,510	3,262,661
Effect of dilutive securities, Stock options	145,584	198,818
Diluted weighted average of common shares outstanding	3,427,094	3,461,479
Net income per common share:
Basic	$0.21	$0.18
Diluted	$0.20	$0.17

	For the six months ended
	June 30, 2018	June 30, 2017
	(In Thousands, except per share data)
Net income	$1,415	$1,063
Basic weighted average of common shares outstanding	3,273,991	3,255,815
Effect of dilutive securities, Stock options	145,677	198,094
Diluted weighted average of common shares outstanding	3,419,668	3,453,909
Net income per common share:
Basic	$0.43	$0.33
Diluted	$0.41	$0.31

7.   Stock Compensation Plans
Stock Options
At the annual meeting held on June 22, 2006, stockholders of the Bank approved the Enterprise National Bank N.J. 2006 Employee Stock Option and 2006 Director Stock Option Plans. The plans authorize the award of up to 450,000 and 225,000 shares, respectively, as stock options to employees and non-employee directors. At the annual meeting held May 7, 2009 stockholders approved an amendment to increase authorized awards to non-employee directors to 450,000 shares.
As of June 22, 2016, the plans have expired and no new options will be issued from these plans. At the 2017 Annual Meeting, new options plans were approved by shareholders and the Bank will be filing for new option plans with the State of New Jersey for regulatory approval. As of June 30, 2018, the Enterprise National Bank N.J. 2006 Employee Stock Option and 2006 Director Stock Option Plans had 169,900 and 80,000 options, respectively, granted and outstanding.
During the six months ended June 30, 2018, there were no employee stock options granted or forfeited. During the twelve months ending December 31, 2017, there were no employee stock options granted and 47,450 employee stock options forfeited. In addition, there were no options exercised as of the six months ended June 30, 2018 and 48,800 options were exercised for the year ended December 31, 2017.
During the six months ended June 30, 2018, there were no director stock options granted or forfeited. During the year ended December 31, 2017, there were no director stock options granted and 3,000 director stock options forfeited, respectively. In addition, 115,000 options were exercise for the six months ended June 30, 2018 and 22,000 options were exercised for the year ended December 31, 2017.

ENTERPRISE BANK N.J. AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2018 and December 31, 2017

At June 30, 2018 and December 31, 2017, there were no shares available under the plans for future option grants to employees or non-employee directors.
The options granted generally vested over a five-year service period, with 20% of the award vesting on each anniversary of the date of the grant, with the exception of options granted in 2007 which vest over a seven-year period.
Management estimated the fair values of option grants using the Black-Scholes option-pricing model. Management based expectations about future volatility on the average volatility of the Bank’s stock price over multiple years. Management estimated the expected life of the options as the mid-point between the vesting date and the end of the contractual term. The risk-free interest rate for periods within the contractual life of the options was based on the U.S. Treasury yield curve in effect at the time of grant. The expected dividend yield was based on the Bank’s history and expectations of dividend payouts.
Management recognizes compensation expense for the fair values of the options, which have graded vesting, on a straight-line basis over the requisite service period of the options. During the six months ended June 30, 2018 and the years ended December 31, 2017, the Bank recorded $2,000 and $51,000, respectively, of compensation expense for stock options.
The following is a summary of the status of the Bank’s stock option plans as of June 30, 2018 and December 31, 2017 and stock option activity and related information during the six months ended June 30, 2018 and the year ended December 31, 2017:
	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at December 31, 2016	486,150	$4.79
Granted	—	—
Exercised	(70,800)	5.94
Forfeited	(50,450)	6.84
Outstanding at December 31, 2017	364,900	$4.28	3.23 years	$1,563,535
Granted	—	—
Exercised	(115,000)	4.69
Forfeited	—
Outstanding at June 30, 2018	249,900	$4.25	2.59 years	$1,062,035
Exercisable at June 30, 2018	249,900	$4.25	2.59 years	$1,062,035

As of June 30, 2018, there will be no expected future compensation expense on the outstanding options list above.
Restricted Stock Awards
The Bank grants shares of restricted stock under individual agreements with employees and are not part of a formal restricted stock plan. The restricted stock awards vest over a 5 year service period, with 20% of the awards vesting on each anniversary of the date of grant. Management recognizes compensation expense for the fair value of the restricted stock awards on a straight-line basis over the requisite service period. There were no awards granted during the six months ended June 30, 2018. During the six months ended June 30, 2018 and the year ended December 31, 2017, the Bank recognized $4,000 and $12,000, respectively, in compensation expense for the restricted stock awards.

ENTERPRISE BANK N.J. AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2018 and December 31, 2017

The following is a summary of the status of the Bank’s non-vested stock awards as of June 30, 2018 and December 31, 2017, and changes during the years ended June 30, 2018 and December 31, 2017:
	Restricted Stock Awards	Weighted Average Grant Date Fair Value
Non-vested at December 31, 2016	12,600	$4.50
Forfeited	(200)	4.50
Vested	(6,300)	4.50
Non-vested at December 31, 2017	6,100	4.50
Vested	(6,100)	4.50
Non-vested at June 30, 2018	—	$—

As of June 30, 2018, there will be no future compensation expense attributed to the above restricted stock awards.
8.   Fair Value Measurement and Fair Values of Financial Instruments
Management uses its best judgment in estimating the fair value of the Bank’s financial instruments; however, there are inherent weaknesses in any estimation technique. Therefore, for substantially all financial instruments, the fair value estimates herein are not necessarily indicative of the amounts the Bank could have realized in a sales transaction on the dates indicated. The estimated fair value amounts have been measured as of their respective year-ends and have not been re-evaluated or updated for purposes of these consolidated financial statements subsequent to those respective dates. As such, the estimated fair values of these financial instruments subsequent to the respective reporting dates may be different than the amounts reported at each year-end.
Current fair value guidance establishes a fair value hierarchy that prioritizes the inputs to valuation methods used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).The three levels of the fair value hierarchy are as follows:
Level 1 — Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
Level 2 — Quoted prices in markets that are not active, or inputs that are observable either directly or indirectly, for substantially the full term of the asset or liability.
Level 3 — Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported with little or no market activity).
An asset’s or liability’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.

ENTERPRISE BANK N.J. AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2018 and December 31, 2017

For assets and liabilities measured at fair value on a recurring basis, the fair value measurements by level within the fair value hierarchy are as follows at June 30, 2018 and December 31, 2017:
	June 30, 2018
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(In Thousands)
Securities available for sale:
Collateralized mortgage obligations	$61	$—	$61	$—
Mortgage-backed securities	2,071	—	2,071	—
	$2,132	$—	$2,132	$—

	December 31, 2017
Securities available for sale:
Collateralized mortgage obligations	$70	$—	$70	$—
Mortgage-backed securities	2,461	—	2,461	—
	$2,531	$—	$2,531	$—

Foreclosed assets acquired through, or in lieu of, foreclosure are to be sold and are carried at fair value less estimated cost to sell on a non-recurring basis. Fair value is based upon independent market prices or appraised value of the property. These assets are included in Level 3 fair value based upon the lowest level of input that is significant to the fair value measurement and are valued at $1,250,000 at June 30, 2018 and December 31, 2017. The fair value measurement includes discounts and liquidation expense adjustments to the appraised value of 13%.
The following information should not be interpreted as an estimate of the fair value of the entire Bank since a fair calculation is only provided for a limited portion of the Bank’s assets and liabilities. Due to a wide range of valuation techniques and the degree of subjectivity used in making the estimates, comparisons between the Bank’s disclosures and those of other companies may not be meaningful. The following methods and assumptions were used to estimate the fair values at June 30, 2018 and December 31, 2017:
Cash and Cash Equivalents (Carried at Cost)
The carrying amounts reported in the consolidated balance sheet for cash and cash equivalents approximate those assets’ fair values. Fair values for fixed-rate time certificates of deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered in the market on certificate to a schedule of aggregated expected monthly maturities on time deposits. The Bank generally purchases amounts below the insured limit, limiting the amount of credit risk on these time deposits. The carrying amounts reported in the consolidated balance sheet for interest-bearing demand accounts approximate those assets’ fair values.
Securities Available for Sale (Carried at Fair Value) and Held to Maturity (Carried at Amortized Cost)
The fair value of securities available for sale and held to maturity are determined by obtaining quoted market prices on nationally recognized securities exchanges (Level 1), or matrix pricing (Level 2), which is a mathematical technique used widely in the industry to value debt securities without relying exclusively on quoted market prices for the specific securities but rather by relying on the securities’ relationship to other

ENTERPRISE BANK N.J. AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2018 and December 31, 2017

benchmark quoted prices. For certain securities, which are not traded in active markets or are subject to transfer restrictions, valuations are adjusted to reflect illiquidity and/or non-transferability, and such adjustments are generally based on available market evidence (Level 3).
Loans Receivable (Carried at Cost)
The fair values of loans, except for certain impaired loans, are estimated using discounted cash flow analyses, using market rates at the consolidated balance sheet date that reflect the credit and interest rate-risk inherent in the loans. Projected future cash flows are calculated based upon contractual maturity or call dates, projected repayments and prepayments of principal. Generally, for variable rate loans that re-price frequently and with no significant change in credit risk, fair values are based on carrying values.
Impaired Loans (Generally Carried at Fair Value)
Impaired loans are those for which the Bank has measured and recorded impairment generally based on the fair value of the loan’s collateral. Fair value is generally determined based upon independent third-party appraisals of the properties, or discounted cash flows based upon the expected proceeds. These assets are included as Level 3 fair values, based upon the lowest level of input that is significant to the fair value measurements. At June 30, 2018 and December 31, 2017, the Bank had no impaired loans which required a specific allowance.
Restricted Equity Securities (Carried at Cost)
The carrying value of restricted equity securities approximates fair value given the limited marketability of such securities.
Interest Receivable and Payable (Carried at Cost)
The carrying amount of interest receivable and interest payable approximate its fair value.
Deposits (Carried at Cost)
The fair values disclosed for demand deposits (e.g., interest and non-interest checking, savings and money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered in the market on certificates to a schedule of aggregated expected monthly maturities on time deposits.
Borrowings (Carried at Cost)
Fair values of FHLB advances are estimated using discounted cash flow analysis, based on quoted prices for new FHLB advances with similar credit risk characteristics, terms and remaining maturity. These prices obtained from this active market represent a market value that is deemed to represent the transfer price if the liability were assumed by third party.
Off-Balance-Sheet Financial Instruments (Disclosed at Cost)
Fair values for the Bank’s off-balance-sheet financial instruments (lending commitments and letters of credit) are based on fees currently charged in the market to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing. The fair value of these commitments was deemed immaterial and is not presented in the accompanying table.

ENTERPRISE BANK N.J. AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2018 and December 31, 2017

The estimated fair values of the Bank’s financial instruments were as follows at June 30, 2018 and December 31, 2017:
	June 30, 2018
	Carrying Amount	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(In Thousands)
Financial assets:
Cash and cash equivalents	$6,978	$6,978	$6,978	$—	$—
Securities available for sale	2,132	2,132	—	2,132	—
Securities held to maturity	451	458	—	458	—
Loans receivable, gross	249,759	246,982	—	—	246,982
Restricted equity securities	2,065	2,065	—	2,065	—
Interest receivable	864	864	—	864	—
Financial liabilities:
Deposits	189,254	189,938	—	91,548	98,390
Borrowings	40,255	40,121	—	40,121	—
Interest payable	131	131	—	131	—
	December 31, 2017
Financial assets:
Cash and cash equivalents	$10,146	$10,146	$10,146	$—	$—
Securities available for sale	2,531	2,531	—	2,531	—
Securities held to maturity	489	499	—	499	—
Loans receivable, gross	217,827	217,088	—	—	217,088
Restricted equity securities	1,135	1,135	—	1,135	—
Interest receivable	765	765	—	765	—
Financial liabilities:
Deposits	182,411	183,032	—	80,317	102,715
Borrowings	20,140	20,008	—	20,008	—
Interest payable	84	84	—	84	—